PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED SEPTEMBER 26, 2001

                                  $425,893,906
                                  (APPROXIMATE)

                            [GreenPoint Credit logo]

                               SELLER AND SERVICER

                       MANUFACTURED HOUSING CONTRACT TRUST
                    PASS-THROUGH CERTIFICATES, SERIES 2001-2,
                                     ISSUER

 The securities issuer is offering the following four classes of certificates:

                                                                        Underwriting
                      Certificate    Pass-Through      Price to         Discounts and     Proceeds to
Class                 Balance        Rate              Public           Commissions       Seller
------------------- ---------------- ---------------- ---------------- ---------------- ----------------
I A-1               $137,939,500     LIBOR + 0.300%      100.000%          0.275%           99.725%
I A-2               $85,000,000      AUCTION             100.000%          0.275%           99.725%
II A-1              $102,954,406     LIBOR + 0.375%      100.000%          0.275%           99.725%
II A-2              $100,000,000     AUCTION             100.000%          0.275%           99.725%
    Total           $425,893,906                      $425,893,906       $1,171,208      $424,722,698

o The approximate certificate balance of the offered certificates may vary by plus or minus 5%.
o The securities issuer will also issue the Class R Certificates which are not being offered by this prospectus supplement.
o The initial pass-through rates for the Class I A-2 Certificates and Class II A-2 Certificates will be set by the broker-dealer no later than October 1, 2001, and will not exceed the related maximum auction rate set forth in this prospectus supplement in Annex II. The pass-through rates for the Class I A-2 Certificates and Class II A-2 Certificates will be recalculated monthly beginning in November 2001 pursuant to the auction procedures set forth in this prospectus supplement in Annex II and Annex III and will not exceed the related maximum auction rate.
o The securities issuer will enter into two interest rate swaps to provide sufficient funds to pay the pass-through rate on the Class I Certificates. SEE "RISK FACTORS-- THE PASS-THROUGH RATES ON THE CLASS I CERTIFICATES MAY BE LIMITED TO THE WEIGHTED AVERAGE OF THE NET CONTRACT RATES OF THE GROUP I CONTRACTS IF THE SWAP COUNTERPARTY IS IN DEFAULT UNDER EITHER INTEREST RATE SWAP," "THE SWAP COUNTERPARTY" AND "DESCRIPTION OF THE CERTIFICATES--THE INTEREST RATE SWAPS" IN THIS PROSPECTUS SUPPLEMENT.
o The pass-through rates on the Class II Certificates will be capped at the weighted average of the net contract rates of the group II contracts. SEE "DESCRIPTION OF THE CERTIFICATES--PASS-THROUGH RATES AND LAST SCHEDULED DISTRIBUTION DATES" IN THIS PROSPECTUS SUPPLEMENT.

The required monthly payments of interest and certain payments of principal to the offered certificates are unconditionally and irrevocably guaranteed under a certificate guaranty insurance policy issued by

                                  [AMBAC logo]

SEE "AMBAC ASSURANCE CORPORATION" AND "DESCRIPTION OF THE CERTIFICATES--THE CERTIFICATE GUARANTY INSURANCE POLICIES" IN THIS PROSPECTUS SUPPLEMENT.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 4 IN THE ACCOMPANYING PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   CLASS I A-1
SALOMON SMITH BARNEY                                FIRST UNION SECURITIES, INC.

                     CLASS I A-2, CLASS II A-1, CLASS II A-2

                              SALOMON SMITH BARNEY

September 26, 2001

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    You should rely only on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

    We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

    o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and

    o this prospectus supplement, which describes the specific terms of your series of certificates.

    WE HAVE DEFINED CERTAIN SIGNIFICANT TERMS IN THE "GLOSSARY" FOUND ON PAGE S-71 OF THIS PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT BUT NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE ACCOMPANYING PROSPECTUS.

    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                               PAGE                                       PAGE

Summary Information...............S-4        Priority of Distributions......S-51
Risk Factors.....................S-10        Cross-Collateralization
The Contract Pool................S-16          Provisions...................S-54
 Group I Contracts...............S-17        Losses on Liquidated Contracts.S-54
 Group II Contracts..............S-22        The Interest Rate Swaps........S-54
The Seller and Servicer..........S-29        The Certificate Guaranty
 Delinquency and Loan                          Insurance Policies...........S-55
   Loss/Repossession                         Advances.......................S-56
   Experience....................S-30        Reports to Certificateholders..S-56
 GreenPoint Credit Management's              Optional Termination...........S-57
   Discussion and Analysis of                Termination of the Agreement...S-57
   Delinquency, Repossession                 Collection and Other Servicing
   and Loan Loss Experience......S-31          Procedures...................S-58
The Swap Counterparty............S-31        Servicing Compensation; Certain
Ambac Assurance Corporation......S-33          Other Matters Regarding the
Radian Insurance Inc.............S-34          Servicer.....................S-58
 General.........................S-34        Rights Upon an Event of
 Ratings.........................S-34          Default......................S-58
 Net Worth and Liquidity                     The Trustee....................S-58
   Maintenance Agreement.. ......S-35        The Co-Trustee.................S-59
 Where You Can Obtain Additional             The Auction Agent..............S-59
   Information About Radian......S-35        Registration of the Offered
Prepayment and Yield                              Certificates..............S-59
   Considerations................S-35      Federal Income Tax Consequences..S-63
                                           ERISA Considerations.............S-65
 Weighted Average Life                      General.........................S-65
   of the Certificates...........S-38       Offered Certificates............S-65
 Group I Assumptions.............S-38      Ratings..........................S-68
 Group II Assumptions............S-42      Legal Investment.................S-69
Description of the Certificates..S-46      Method of Distribution...........S-69
 General.........................S-46      Use of Proceeds..................S-70
 Pass-Through Rates and Last               Legal Matters....................S-70
   Scheduled Distribution Dates..S-46      Experts..........................S-70
 Conveyance of Contracts.........S-47      Glossary.........................S-71
 Payments on the Contracts;                Annex I  Global Clearance,
   the Payment Accounts..........S-50        Settlement and Tax
 Distributions...................S-50        Documentation Procedures....... I-1
 Interest Distributions..........S-50      Annex II  Auction Procedures.....II-1
 Principal Distributions on the            Annex III Settlement Procedures.III-1
   Auction Rate Certificates.....S-51

                               SUMMARY INFORMATION

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

WHAT THE OFFERED CERTIFICATES             FOR A FURTHER DESCRIPTION OF THE
REPRESENT                                 CONTRACTS, SEE "THE CONTRACT POOL,"
                                          "--GROUP I CONTRACTS" AND "--GROUP
The offered certificates represent        II CONTRACTS" IN THIS PROSPECTUS
an ownership interest in a trust          SUPPLEMENT.
fund. The trust fund will contain a
contract pool and certain other           THE OFFERED CERTIFICATES
assets as described under
"DESCRIPTION OF THE                       GreenPoint Credit, LLC will deposit
CERTIFICATES--GENERAL" in this            the contracts into the trust fund.
prospectus supplement. The contract       The trust fund has been created for
pool will consist of two groups of        the purpose of issuing the
manufactured housing installment          Manufactured Housing Contract Trust
sales contracts and installment           Pass-Through Certificates, Series
loan agreements.                          2001-2. The approximate initial
                                          certificate balance, pass-through
THE OFFERED CERTIFICATES ONLY             rate and last scheduled
REPRESENT INTERESTS IN THE ASSETS         distribution date of each class of
OF THE TRUST FUND. ALL PAYMENTS TO        offered certificates will be as
CERTIFICATEHOLDERS WILL COME ONLY         follows:
FROM THE AMOUNTS RECEIVED IN
CONNECTION WITH THOSE ASSETS.


                             Initial
                             Certificate                       Last Scheduled
                   Class     Balance        Pass-through Rate  Distribution Date
                   -----     -------        -----------------  -----------------

                   I A-1...  $137,939,500   LIBOR + 0.300%        April 2016

                   I A-2...   $85,000,000   AUCTION               February 2032
                   II A-1..  $102,954,406   LIBOR + 0.375%        June 2020

                   II A-2..  $100,000,000   AUCTION               March 2032


INFORMATION ABOUT THE CONTRACT POOL       o The approximate initial certificate
                                            balance of the offered certificates
The contract pool will consist of           may vary by plus or minus 5%.
approximately 14,144 contracts with
an aggregate scheduled principal          o The initial pass-through rates for
balance as of August 31, 2001 of            the Class I A-2 Certificates and
approximately $425,893,905.96 which         Class II A-2 Certificates will be
will be conveyed to the trust fund          set by the broker-dealer no later
on the closing date. Each contract          than October 1, 2001, and will not
was either originated or purchased          exceed the related maximum auction
by GreenPoint Credit, LLC in the            rate set forth in this prospectus
ordinary course of its business or          supplement in Annex II. The
purchased by GreenPoint Credit, LLC         pass-through rates for the Class I
in connection with optional                 A-2 Certificates and Class II A-2
purchases of previously securitized         Certificates will be recalculated
contracts in its capacity as                monthly beginning in November 2001
servicer of those contracts.                pursuant to the auction procedures
                                            set forth in this prospectus
The contract pool consists of two           supplement in Annex II and Annex
contract groups. As of the cut-off          III and will not exceed the related
date, contract group I consists of          maximum auction rate.
approximately 9,769 fixed rate
contracts with an aggregate               o The securities issuer will enter
scheduled principal balance of              into two interest rate swaps to
approximately $222,939,500.00 and           provide sufficient funds to pay the
contract group II consists of               pass-through rate on the Class I
approximately 4,375 variable rate           Certificates. SEE "RISK FACTORS--
contracts with an aggregate                 THE PASS-THROUGH RATES ON THE CLASS
scheduled principal balance of              I CERTIFICATES MAY BE LIMITED TO
approximately $202,954,405.96.              THE WEIGHTED AVERAGE OF THE NET
                                            CONTRACT RATES OF THE GROUP I
The Class I Certificates represent          CONTRACTS IF THE SWAP COUNTERPARTY
an interest in the contracts in             IS IN DEFAULT UNDER EITHER INTEREST
contract group I and the Class II           RATE SWAP," "THE SWAP COUNTERPARTY"
Certificates represent an interest          AND "DESCRIPTION OF THE
in the contracts in contract group          CERTIFICATES--THE INTEREST RATE
II.                                         SWAPS" IN THIS PROSPECTUS
                                            SUPPLEMENT.

o The pass-through rates on the           Radian Insurance Inc. will also issue
  Class II Certificates will be           a certificate guaranty insurance
  capped at the weighted average of       policy, which will guaranty the
  the net contract rates of the           payment of a portion of interest and
  group II contracts. SEE                 principal due on the offered
  "DESCRIPTION OF THE                     certificates, TO THE EXTENT DESCRIBED
  CERTIFICATES--PASS-THROUGH RATES        IN "DESCRIPTION OF THE
  AND LAST SCHEDULED DISTRIBUTION         CERTIFICATES--THE CERTIFICATE
  DATES" IN THIS PROSPECTUS               GUARANTY INSURANCE POLICIES" IN THIS
  SUPPLEMENT.                             PROSPECTUS SUPPLEMENT. Radian
                                          Insurance Inc. is a Pennsylvania
o If, on any distribution date, the       stock insurance company. SEE "RADIAN
  pass-through rate for any class         INSURANCE INC." IN THIS PROSPECTUS
  of Class II Certificates is             SUPPLEMENT.
  capped at the weighted average of
  the net contract rates of the           The certificate guaranty insurance
  group II contracts, holders of          policy issued by Radian Insurance
  that class will be entitled to          Inc. will be issued in an amount as
  receive, on subsequent                  determined by Ambac Assurance
  distribution dates, the                 Corporation and Radian Insurance
  applicable carryover amount AS          Inc., and may be amended, replaced,
  DESCRIBED IN "DESCRIPTION OF THE        substituted, reduced or cancelled at
  CERTIFICATES--PRIORITY OF               any time by the mutual agreement of
  DISTRIBUTIONS" IN THIS PROSPECTUS       Ambac Assurance Corporation and
  SUPPLEMENT to the extent that           Radian Insurance Inc., without the
  funds are available therefor.           consent of certificateholders, the
  However, any funds resulting from       seller, the servicer, the trustee or
  a draw under the certificate            the co-trustee.
  insurance policies described in
  this prospectus supplement shall        THE INTEREST RATE SWAPS
  not be available to pay any
  carryover amount. SEE                   The trustee, on behalf of the trust
  "DESCRIPTION OF THE                     fund, will enter into two interest
  CERTIFICATES--PRIORITY OF               rate swap agreements with Citibank,
  DISTRIBUTIONS" IN THIS PROSPECTUS       N.A., New York, the swap
  SUPPLEMENT.                             counterparty, with respect to the
                                          Class I Certificates. Under each
The trust fund will also issue the        interest rate swap agreement, on each
Class R Certificates which will not       distribution date for the Class I
be sold to the public. The Class R        Certificates:
Certificates are not being offered
by this prospectus supplement, are        o the swap counterparty will be
subordinated to the offered                 obligated to make a payment to the
certificates and provide some               trust fund, based on the aggregate
limited credit support for the              certificate balance of the Class I
offered certificates.                       A-1 or Class I A-2 Certificates, as
                                            applicable, at an annual rate of
The certificates generally receive          LIBOR; and
distributions based only on
principal and interest collected          o the trust fund will be obligated to
from contracts in the corresponding         make a payment to the swap
contract group. The certificates            counterparty, based on the
whose class designation begins with         aggregate certificate balance of
a roman numeral "I" correspond to           the Class I A-1 or Class I A-2
contract group I and the                    Certificates, as applicable, at a
certificates whose class                    fixed rate.
designation begins with a roman
numeral "II" correspond to contract       Generally, payments owed between the
group II.                                 trust fund and the swap counterparty
                                          will be made on a net basis.
DENOMINATIONS
                                          FOR A DISCUSSION OF THE CONSEQUENCES
The Class I A-1 Certificates and          OF CERTAIN REDUCTIONS IN, OR A
Class II A-1 Certificates are             WITHDRAWAL OF, THE SWAP
offered in minimum denominations of       COUNTERPARTY'S RATINGS BY STANDARD &
$50,000 each and multiples of $1 in       POOR'S CREDIT MARKET SERVICES, FITCH,
excess thereof. The Class I A-2           INC. OR MOODY'S INVESTORS SERVICE,
Certificates and Class II A-2             INC., SEE "DESCRIPTION OF THE
Certificates are offered in minimum       CERTIFICATES--THE INTEREST RATE
denominations of $25,000 each and         SWAPS" AND "ERISA CONSIDERATIONS" IN
multiples of $25,000 in excess            THIS PROSPECTUS SUPPLEMENT.
thereof.

THE CERTIFICATE GUARANTY INSURANCE
POLICIES

Ambac Assurance Corporation will
issue a certificate guaranty
insurance policy, which will
guaranty the payment of timely
interest and certain payments of
principal due on the offered
certificates, to the extent
described in "DESCRIPTION OF THE
CERTIFICATES--THE CERTIFICATE
GUARANTY INSURANCE POLICIES" IN
THIS PROSPECTUS SUPPLEMENT. SEE
ALSO "AMBAC ASSURANCE CORPORATION"
IN THIS PROSPECTUS SUPPLEMENT.

If the swap counterparty defaults in      o payment of the premium on the
its payment obligations under either        certificate guaranty insurance
interest rate swap agreement, the           policies; and
pass-through rate of each class of
Class I Certificates will be capped       o payments to the swap counterparty,
at the weighted average of the net          if any;
contract rates on the group I
contracts. SEE "RISK FACTORS-- THE        plus:
PASS-THROUGH RATES ON THE CLASS I
CERTIFICATES MAY BE LIMITED TO THE        o any amounts received by the trust
WEIGHTED AVERAGE OF THE NET CONTRACT        fund pursuant to the swap; and
RATES OF THE GROUP I CONTRACTS IF THE
SWAP COUNTERPARTY IS IN DEFAULT UNDER     o any enhancement payment under the
EITHER INTEREST RATE SWAP" AND              certificate guaranty insurance
"DESCRIPTION OF THE CERTIFICATES--THE       policies;
INTEREST RATE SWAPS" IN THIS
PROSPECTUS SUPPLEMENT.                    to the holders of the certificates
                                          related to that contract group, in
DISTRIBUTIONS ON THE CERTIFICATES         the amount and priority set forth in
                                          this prospectus supplement.
GENERAL
                                          SEE "DESCRIPTION OF THE
Each month, the trustee, Bank One,        CERTIFICATES--PRIORITY OF
National Association, will make           DISTRIBUTIONS" IN THIS PROSPECTUS
distributions of interest and             SUPPLEMENT.
principal to the holders of the
certificates.                             DISTRIBUTIONS OF INTEREST

The first distribution date with          INTEREST ACCRUAL. With respect to
respect to the Class I A-1                each distribution date, each class of
Certificates and Class II A-1             offered certificates will accrue
Certificates will be October 22,          interest on its respective
2001. Thereafter, distributions on        certificate balance at a rate equal
the Class I A-1 Certificates and          to the product of:
Class II A-1 Certificates will be
made on the 20th day of each month,       o the actual number of days during
or if the 20th day is not a business        the interest period divided by 360;
day, on the next business day. The          and
first distribution date with respect
to the Class I A-2 Certificates will      o the applicable pass-through rate on
be November 9, 2001. Thereafter,            the certificate balance of the
distributions on the Class I A-2            certificate immediately prior to
Certificates will be made on the 9th        the related distribution date.
day of each month, or if the 9th day
is not a business day, on the next        INTEREST PERIOD. For any distribution
business day. The first distribution      date, interest will accrue during the
date with respect to the Class II A-2     period from the preceding
Certificates will be November 13,         distribution date (or for the first
2001. Thereafter, distributions on        distribution date, from the closing
the Class II A-2 Certificates will be     date) through the day prior to the
made on the 13th day of each month,       related distribution date.
or if the 13th day is not a business
day, on the next business day.            SEE "DESCRIPTION OF THE
                                          CERTIFICATES--INTEREST DISTRIBUTIONS"
The obligors under the contracts are      IN THIS PROSPECTUS SUPPLEMENT.
required to pay their interest and
principal during each month to the        On each distribution date, interest
servicer of the contracts. Within two     will be distributed to
business days of receipt of payments      certificateholders in the order
from obligors, the servicer will          DESCRIBED IN "DESCRIPTION OF THE
forward these amounts to the trustee.     CERTIFICATES--PRIORITY OF
On the distribution date occurring in     DISTRIBUTIONS" IN THIS PROSPECTUS
the following month, with respect to      SUPPLEMENT.
the Class I A-1 Certificates and
Class II A-1 Certificates, or the         It is possible that, on any given
second succeeding month, with respect     distribution date, there will be
to the Class I A-2 Certificates and       insufficient payments from the
Class II A-2 Certificates, the            contracts in a particular contract
trustee will distribute the amount        group to cover interest owed on the
remitted by the servicer to the           related certificates. If there is a
trustee for each contract group           shortfall in collections, there are
during the applicable prior month,        losses on the contracts, amounts
less:                                     available from
                                          cross-collateralization are
o fees and expenses owed to the           insufficient, there is a default by
  servicer;                               Radian Insurance Inc. under its
                                          certificate guaranty insurance policy
                                          or such policy is terminated or
                                          Radian Insurance Inc. has paid the
                                          maximum
amount it is required to pay with         cover principal payable to the
respect to interest on a class of         related certificateholders. If there
certificates on that distribution         is a shortfall in collections, there
date, there is a default by Ambac         are losses on the contracts, amounts
Assurance Corporation under its           available from
certificate guaranty insurance            cross-collateralization are
policy, and, with respect to the          insufficient, there is a default by
Class I Certificates, the swap            Radian Insurance Inc. under its
counterparty is in default under          certificate guaranty insurance policy
either interest rate swap, the            or such policy is terminated or
outstanding related classes of            Radian Insurance Inc. has paid the
certificates may not receive the full     maximum amount it is required to pay
amount of accrued interest.               with respect to principal on a class
                                          of certificates and there is a
The classes of certificates that do       default by Ambac Assurance
not receive the full interest payment     Corporation under its certificate
will be entitled to receive the           guaranty insurance policy, the
shortfall in interest distributions       outstanding related classes of
in the following month in the same        certificates may not receive the full
priority as their distribution of         amount of principal distributions to
current interest.                         which they are otherwise entitled.

SEE "THE SWAP COUNTERPARTY," "AMBAC       SEE "AMBAC ASSURANCE CORPORATION,"
ASSURANCE CORPORATION," "RADIAN           "RADIAN INSURANCE INC.," "DESCRIPTION
INSURANCE INC.," "DESCRIPTION OF THE      OF THE CERTIFICATES--THE CERTIFICATE
CERTIFICATES--THE INTEREST RATE           GUARANTY INSURANCE POLICIES" AND
SWAPS," "--THE CERTIFICATE GUARANTY       "--PRIORITY OF DISTRIBUTIONS" IN THIS
INSURANCE POLICIES" AND "--PRIORITY       PROSPECTUS SUPPLEMENT.
OF DISTRIBUTIONS" IN THIS PROSPECTUS
SUPPLEMENT.                               ALLOCATION OF LOSSES

LIBOR. The pass-through rates for the     GENERAL. A contract suffers a loss
Class I A-1 Certificates and Class II     when the servicer determines that:
A-1 Certificates will be adjusted
each month, based on changes in LIBOR     o it has received all amounts it
for one-month U.S. dollar deposits AS       expects to recover from that
DESCRIBED IN "DESCRIPTION OF THE            contract; and
CERTIFICATES--PASS-THROUGH RATES AND
LAST SCHEDULED DISTRIBUTION DATES" IN     o the amounts recovered are less than
THIS PROSPECTUS SUPPLEMENT.                 the sum of the outstanding
                                            principal balance of the contract
AUCTION RATE. The pass-through rates        and the accrued and unpaid interest
for the Class I A-2 Certificates and        thereon.
Class II A-2 Certificates will be
adjusted each month, based on the         In the event losses on the contracts
auction procedures, subject to a cap      in a particular contract group would
equal to the weighted average of the      reduce the amount available for
net contract rates of the contracts       distribution to the certificates
in the related contract group and         related to that contract group and
subject to a maximum auction rate, AS     there is no payment under the
DESCRIBED IN ANNEX II AND ANNEX III       certificate guaranty insurance
TO THIS PROSPECTUS SUPPLEMENT.            policies, losses will be allocated
                                          pro rata among the certificates
DISTRIBUTIONS OF PRINCIPAL                related to that contract group.

Certificateholders will receive           SEE "RISK FACTORS--LOSSES ON THE
payments of principal corresponding       CONTRACTS MAY REDUCE THE YIELD ON THE
to payments of principal on the           OFFERED CERTIFICATES" AND
contracts.                                "DESCRIPTION OF THE
                                          CERTIFICATES--LOSSES ON LIQUIDATED
On each distribution date, a certain      CONTRACTS" IN THIS PROSPECTUS
portion of collections received on        SUPPLEMENT.
the contracts in each contract group
will be distributed to the related        ADVANCES
certificates in the amount and
priority set forth in this prospectus     The servicer will advance its own
supplement. SEE "DESCRIPTION OF THE       funds to cover any shortfalls in
CERTIFICATES--PRIORITY OF                 payments of principal and interest
DISTRIBUTIONS" IN THIS PROSPECTUS         due to the offered certificates in
SUPPLEMENT.                               any month in which:

It is possible that there will be         o the servicer receives a payment on
insufficient payments from the              a contract that is less than the
contracts in a particular contract          full scheduled payment; or
group to

o the servicer receives no payment on     THE OFFERED CERTIFICATES" IN THIS
  a contract; and                         PROSPECTUS SUPPLEMENT AND ANNEX I TO
                                          THIS PROSPECTUS SUPPLEMENT.
o in each case, the servicer
  determines that the advance will be     OPTIONAL TERMINATION
  recoverable from future payments or
  collections on that contract.           The pooling and servicing agreement
                                          provides that on or after the
Any advances made by the servicer         distribution date on which the
with respect to a distribution date       aggregate scheduled principal
will not exceed the amount of             balances of the contracts is less
delinquent contract payments that         than 10% of the aggregate scheduled
were due in the applicable prior          principal balances of the contracts
month. SEE "DESCRIPTION OF THE            as of the cut-off date, the servicer
CERTIFICATES-- ADVANCES" IN THIS          will have the right to purchase all
PROSPECTUS SUPPLEMENT.                    outstanding contracts and terminate
                                          the trust fund AS MORE FULLY
PREPAYMENT AND YIELD CONSIDERATIONS       DESCRIBED IN "DESCRIPTION OF THE
                                          CERTIFICATES--OPTIONAL TERMINATION"
The yield to maturity of each class       IN THIS PROSPECTUS SUPPLEMENT.
of certificates will depend upon,
among other things:                       TAX STATUS

o the price at which the certificates     For federal income tax purposes,
  are purchased;                          GreenPoint Credit, LLC will cause an
                                          election to be made to treat certain
o the applicable pass-through rate;       assets of the trust fund as a "real
                                          estate mortgage investment conduit."
o the rate of principal prepayments       Orrick, Herrington & Sutcliffe LLP,
  on the contracts; and                   special counsel to GreenPoint Credit,
                                          LLC, based on certain assumptions set
o the occurrence of defaults on the       forth in this prospectus supplement
  contracts.                              and in the prospectus, is of the
                                          opinion that the electing portion of
A higher than anticipated rate of         the trust fund will qualify as a
principal prepayments on the              "real estate mortgage investment
contracts would reduce the aggregate      conduit" for federal income tax
principal balance of the contracts        purposes and that the offered
more quickly than expected, thereby       certificates will represent ownership
reducing the aggregate interest           of:
payments that would otherwise be
payable with respect to the               o "regular interests" in the "real
contracts. A higher rate of principal       estate mortgage investment conduit"
prepayments could result in a lower         for federal income tax purposes and
than expected yield to maturity on          will be treated as debt instruments
classes of certificates purchased at        of the trust fund for purposes of
a premium. A lower than anticipated         calculating a certificateholder's
rate of principal prepayments could         federal income tax liability, and
result in a lower than expected yield
to maturity on classes of                 o in the case of the Class I
certificates purchased at a discount        Certificates, an interest in the
since payments of principal with            interest rate swaps described
respect to the contracts would occur        herein, which generally will be
later than anticipated. FOR A               treated as an interest in a
DISCUSSION OF SPECIAL YIELD AND             "notional principal contract" for
PREPAYMENT CONSIDERATIONS APPLICABLE        such purposes.
TO THE OFFERED CERTIFICATES, SEE
"RISK FACTORS--THE YIELD ON THE           Holders of the offered certificates
OFFERED CERTIFICATES COULD BE LIMITED     that would otherwise report income
BY A HIGHER THAN EXPECTED RATE OF         under a cash method of accounting
PREPAYMENTS ON THE CONTRACTS              will be required to include in income
UNDERLYING THE CERTIFICATES" AND          interest on the certificates,
"PREPAYMENT AND YIELD CONSIDERATIONS"     including "original issue discount,"
IN THIS PROSPECTUS SUPPLEMENT.            if any, generally in accordance with
                                          the accrual method of accounting with
BOOK-ENTRY REGISTRATION                   the effect that an investor may be
                                          required to report income for federal
The offered certificates will be          income tax purposes despite not yet
available only in book-entry form         having received a cash distribution
through the facilities of DTC,            in respect of the income.
Clearstream, Luxembourg and the
Euroclear System. SEE "DESCRIPTION OF
THE CERTIFICATES--REGISTRATION OF

Assuming in each case that a              RATINGS
substantial amount of a class of
certificates is sold at the price for     The offered certificates are required
the class of certificates stated on       to receive the ratings of "AAA" by
the cover of this prospectus              Standard & Poor's Credit Market
supplement, and subject to the            Services and "Aaa" by Moody's
uncertainties concerning the              Investors Service, Inc. Additionally,
determination of "original issue          the Class I A-1 Certificates and
discount" for variable rate               Class II A-1 Certificates are
certificates AS DISCUSSED IN "FEDERAL     required to receive the rating of
INCOME TAX CONSEQUENCES--REMIC            "AAA" from Fitch, Inc. The ratings of
CERTIFICATES--TAXATION OF REGULAR         the offered certificates are based
CERTIFICATES--VARIABLE RATE               upon the certificate guaranty
CERTIFICATES" IN THE PROSPECTUS and       insurance policy issued by Ambac
the allocation of the purchase price      Assurance Corporation. The ratings do
between the portions of a certificate     not address whether or not the Class
representing regular interests and        II A-1 Certificates or Class II A-2
the interest rate swaps AS DISCUSSED      Certificates will receive any related
IN "FEDERAL INCOME TAX CONSEQUENCES"      carryover amount or the ability of
IN THIS PROSPECTUS SUPPLEMENT, the        the holder of the Class R
offered certificates will not be          Certificates to purchase any contract
issued with "original issue               that has been converted to a fixed
discount."                                rate of interest. A rating is not a
                                          recommendation to buy, sell or hold
FOR FURTHER INFORMATION REGARDING THE     securities and may be subject to
FEDERAL INCOME TAX CONSEQUENCES OF        revision or withdrawal at any time.
INVESTING IN THE OFFERED
CERTIFICATES, SEE "FEDERAL INCOME TAX     SEE "RATINGS" IN THIS PROSPECTUS
CONSEQUENCES" IN THIS PROSPECTUS          SUPPLEMENT.
SUPPLEMENT AND IN THE ACCOMPANYING
PROSPECTUS.                               LEGAL INVESTMENT

ERISA CONSIDERATIONS                      All of the offered certificates will
                                          be "mortgage related securities" for
Subject to important considerations       purposes of the Secondary Mortgage
described under "ERISA                    Market Enhancement Act of 1984.
Considerations" in this prospectus
supplement and in the accompanying        You should consult your own legal
prospectus, the offered certificates      advisors in determining whether and
will be eligible for purchase by          to what extent the offered
persons investing assets of employee      certificates constitute legal
benefit plans or individual               investments for you.
retirement accounts; provided that no
plan investors except qualified plan      SEE "LEGAL INVESTMENT" IN THIS
investors, as described under "ERISA      PROSPECTUS SUPPLEMENT.
Considerations" in this prospectus
supplement, will be permitted to
purchase the Class I Certificates.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider the following risk factors prior to any decision to invest in the offered certificates. The following discussion supplements, and does not replace or supersede, the discussion under "Risk Factors" in the prospectus.

THE YIELD ON THE         GENERAL RISKS ASSOCIATED WITH HIGHER THAN EXPECTED
OFFERED CERTIFICATES     PREPAYMENTS. The offered certificates represent an
COULD BE LIMITED BY      interest in a trust fund containing manufactured
A HIGHER THAN            housing contracts. As the obligors make payments of
EXPECTED RATE OF         interest and principal on the contracts, the related
PREPAYMENTS ON THE       certificateholders will receive payments on the related
CONTRACTS UNDERLYING     distribution date. Because the obligors are free to
THE CERTIFICATES.        make those payments faster than scheduled,
                         certificateholders may receive distributions of principal faster than expected. Therefore, the offered certificates may be paid in full earlier than the scheduled maturity of the offered certificates. Once a certificateholder receives a distribution of principal, interest will no longer accrue on that amount of principal. There is no guaranty that certificateholders will receive principal payments on the offered certificates at any specific rate or on specific dates.

                         Payment of principal on the contracts may be in the following forms:

                         o   Scheduled payments of principal; and

                         o   Principal prepayments which consist of:

                             --       Prepayments in full of a contract;

                             -- Repurchases by GreenPoint Credit, LLC, as the seller, of any contracts that violate any representations and warranties in the pooling and servicing agreement;

                             --       Partial prepayments on any contract;

                             --       Liquidation principal, which is the
                                      principal recovered after foreclosing on or otherwise liquidating a defaulted contract; and

                             -- With respect to the group II contracts, repurchases by the holder of the Class R Certificates of variable rate contracts that have been converted to a fixed interest rate.

                         FOR A COMPLETE DISCUSSION OF THE SITUATIONS THAT MIGHT CAUSE PREPAYMENTS, SEE "PREPAYMENT AND YIELD CONSIDERATIONS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

                         OFFERED CERTIFICATES BOUGHT AT PREMIUMS AND DISCOUNTS MAY RECEIVE A LOWER YIELD THAN EXPECTED. Offered certificates purchased at a discount may receive a lower yield than expected if the rate of principal payments is slower than expected. Offered certificates purchased at a premium may receive a lower yield than expected if the rate of principal payments is faster than expected. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

                         PREPAYMENTS MAY LIMIT PASS-THROUGH RATES ON THE CLASS II CERTIFICATES DUE TO THE WEIGHTED AVERAGE CAP ON PASS-THROUGH RATES. The pass-through rates for the Class II Certificates will not exceed the weighted average of the net contract rates of the group II contracts. The net contract rate of a group II contract equals the rate of interest borne by the contract minus 1.69%. Disproportionate prepayments of group II contracts with net contract rates that are higher than the pass-through rates for any class of Class II Certificates will increase the possibility that the pass-through rate for that class of certificates will be lowered to the weighted average of the net contract rates of the group II contracts. There is no mechanism to compensate the holders of the related classes of Class II Certificates for any cap on the pass-through rate other than the payment, if any, of a carryover amount. Carryover amounts are not covered by the certificate guaranty insurance policies. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" AND "DESCRIPTION OF THE CERTIFICATES--PRIORITY OF DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

                         VARIABLE RATE CONTRACTS WITH CONTRACT RATES BASED ON A TWELVE-MONTH LIBOR INDEX MAY PREPAY AT A HIGHER RATE THAN OTHER VARIABLE RATE CONTRACTS. All of the Group II Contracts are variable rate contracts based on a twelve-month LIBOR index. While GreenPoint Credit, LLC does not anticipate that variable rate contracts based on a twelve-month LIBOR index will have materially different delinquency or default rates from other types of variable rate contracts, GreenPoint Credit, LLC has a limited operating history with respect to variable rate contracts based on a twelve-month LIBOR index and therefore no assurance can be given that variable rate contracts based on a twelve-month LIBOR index will not have higher prepayments, delinquencies or losses than other types of variable rate contracts. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

THE CLASS II             The group II contracts are variable rate contracts
CERTIFICATES MAY         that:
HAVE A LOWER YIELD
IF LIBOR FOR             o  provide for periodic adjustments to their interest
ONE-MONTH DOLLAR            rates;
DEPOSITS IS GREATER
THAN THE INTEREST        o  may not have their first interest adjustment dates
RATE ACCRUING ON THE        for a period of time that is longer than would
CONTRACTS.                  otherwise be indicated by the index under which the
                            contracts are adjusted;

                         o bear interest at the rate set at the origination of the contract until their first adjustment dates; and

                         o after the first adjustment date, will only adjust every 12 months thereafter.

                         However, the Class II A-1 Certificates adjust monthly based on the one-month LIBOR index. The one-month LIBOR index:

                         o is a different index from the index with which the group II contracts adjust; and

                         o may be higher or adjust differently from the index with which the group II contracts are adjusted.

                         Because the pass-through rates on the Class II A-1 Certificates may be capped by the weighted average of the net contract rates on the group II contracts, the yield to the holders of the Class II A-1 Certificates may be lower than a yield based upon the one-month LIBOR index.

                         Similarly, the Class II A-2 Certificates are subject to adjustment monthly pursuant to the auction procedures set forth in Annex II and Annex III to this prospectus supplement. Since the pass-through rate on the Class II A-2 Certificates may be capped by the weighed average of the net contract rates on the group II contracts, the yield to the holders of the Class II A-2 Certificates may be lower than a yield based upon the auction procedures.

THERE MAY NOT BE         Although holders of the Class II Certificates will be
FUNDS TO PAY HOLDERS     entitled to any related interest shortfalls resulting
OF CLASS II              from a cap based on the weighted average of the net
CERTIFICATES AMOUNTS     contract rates of the group II contracts from and to
IN RESPECT OF            the limited extent of funds available therefor as
INTEREST SHORTFALLS      provided in this prospectus supplement, there can be no
RESULTING FROM A CAP     assurance that funds will be available or sufficient
BASED ON THE             for payment of any interest shortfalls resulting from
WEIGHTED AVERAGE OF      that cap. In addition, the certificate guaranty
THE NET CONTRACT         insurance policies do not cover, and the ratings of the
RATES OF THE GROUP II    Class II Certificates do not address, the likelihood of
CONTRACTS.               payment of any interest shortfalls resulting from a cap
                         based on the weighted average of the net contract rates on the group II contracts.

SOME VARIABLE RATE       Although all of the group II contracts are variable
CONTRACTS MAY            rate contracts, the obligor on each of the contracts
CONVERT TO FIXED         can convert from a variable rate to a fixed rate
RATES WHICH MAY          as long as the obligor is current in payment on the
REDUCE THE YIELD TO      obligor's contract. If an obligor converts a group II
HOLDERS OF CLASS II      contract from a variable rate to a fixed rate, the
CERTIFICATES.            holder of the Class R Certificates is obligated to
                         purchase the converted contract. The fixed rate may be lower than the pass-through rates on the Class II A-1
                         Certificates or Class II A-2 Certificates. Since the pass-through rates on the Class II A-1 Certificates and Class II A-2 Certificates are capped at the weighted average of the net contract rates on the group II contracts, any conversion to a fixed rate of a contract that has not been purchased by the holder of the Class
                         R Certificates may make it more likely that the pass-through rates on the Class II A-1 Certificates or Class II A-2 Certificates will be lower than the pass-through rate based upon one-month LIBOR plus the spread or produced by the auction procedures, as applicable.

THE PASS-THROUGH         The pass-through rates on the Class I Certificates are
RATES ON THE CLASS I     based on the receipt of payments from the swap
CERTIFICATES MAY BE      counterparty under the interest rate swaps. If the swap
LIMITED TO THE           counterparty is in default under either interest rate
WEIGHTED AVERAGE OF      swap, Ambac Assurance Corporation has defaulted under
THE NET CONTRACT         its certificate guaranty insurance policy and Radian
RATES OF THE GROUP I     Insurance Inc. has defaulted under its certificate
CONTRACTS IF THE         guaranty insurance policy or such policy is terminated
SWAP COUNTERPARTY IS     or Radian Insurance Inc. has paid the maximum amount it
IN DEFAULT UNDER         is required to pay with respect to interest on a class
EITHER INTEREST RATE     of certificates on the related distribution date, and
SWAP.                    the weighted average of the net contract rates on the
                         group I contracts is lower than LIBOR plus the spread or the pass-through that would otherwise be produced pursuant to the auction procedures, as applicable, the pass-through rate on that class of Class I Certificates for that distribution date will be limited to the weighted average of the net contract rates on the group
                         I contracts. The net contract rate of a group I contract equals the rate of interest borne by the contract minus 1.47%. There is no mechanism in place that would compensate holders of Class I Certificates for any such reduction in the pass-through rates on the Class I Certificates.

THE CERTIFICATE          The certificate guaranty insurance policy issued by
GUARANTY INSURANCE       Radian Insurance Inc. will be issued and maintained in
POLICY ISSUED BY         an amount as determined by Ambac Assurance Corporation
RADIAN INSURANCE         and Radian Insurance Inc. and may be amended, replaced,
INC. MAY BE AMENDED,     substituted, reduced or cancelled at any time by the
REPLACED,                mutual agreement of Ambac Assurance Corporation and
SUBSTITUTED, REDUCED     Radian Insurance Inc., without the consent of
OR CANCELLED AT ANY      certificateholders, the seller, the servicer, the
TIME BY THE MUTUAL       trustee or the co-trustee. There can be no assurance
AGREEMENT OF AMBAC       that the certificate guaranty insurance policy issued
ASSURANCE                by Radian Insurance Inc. will remain in effect or
CORPORATION AND          provide credit support to certificateholders for any
RADIAN INSURANCE         period of time.
INC., WITHOUT THE
CONSENT OF               SEE "DESCRIPTION OF THE CERTIFICATES--THE CERTIFICATE
CERTIFICATEHOLDERS,      GUARANTY INSURANCE POLICIES" IN THIS PROSPECTUS
THE SELLER, THE          SUPPLEMENT.
SERVICER, THE
TRUSTEE OR THE
CO-TRUSTEE.

UPON THE OCCURRENCE      Unless and until both certificate insurers are in
OF EVENTS OF DEFAULT     default in payment under the certificate guaranty
OF THE SERVICER          insurance policies, upon the occurrence of an event of
UNDER THE POOLING        default of the servicer under the pooling and servicing
AND SERVICING            agreement, the controlling certificate insurer, as
AGREEMENT, THE           designated pursuant to a control agreement among Ambac
CONTROLLING              Assurance Corporation, Radian Insurance Inc.,
CERTIFICATE INSURER      GreenPoint Credit, LLC, the trustee and the co-trustee,
AS DESIGNATED            will be deemed to be the holders of the offered
PURSUANT TO A            certificates for purposes of any voting or consent
CONTROL AGREEMENT        rights as provided in the pooling and VOTING OR
WILL EXERCISE ANY        servicing agreement.
CONSENT RIGHTS OF
CERTIFICATEHOLDERS.      SEE "AMBAC ASSURANCE CORPORATION," "RADIAN INSURANCE
                         INC." AND "DESCRIPTION OF THE CERTIFICATES--RIGHTS UPON
                         AN EVENT OF DEFAULT" IN THIS PROSPECTUS SUPPLEMENT.

THE CONTROLLING          The controlling certificate insurer will have the sole
CERTIFICATE INSURER      right to remove the servicer upon the occurrence of
WILL HAVE THE RIGHT      certain servicing trigger events upon 30 days written
TO REMOVE THE            notice to certificateholders and certificateholders
SERVICER IF CERTAIN      will be unable to prohibit such removal.
SERVICING TRIGGER
EVENTS OCCUR UPON        SEE "AMBAC ASSURANCE CORPORATION," "RADIAN INSURANCE
NOTICE TO                INC." AND "DESCRIPTION OF THE CERTIFICATES--RIGHTS UPON
CERTIFICATEHOLDERS.      AN EVENT OF DEFAULT" IN THIS PROSPECTUS SUPPLEMENT.

LOSSES ON THE            Payments of scheduled interest and certain payments of
CONTRACTS IN A           principal will be insured pursuant to the certificate
PARTICULAR CONTRACT      guaranty insurance policies. However, if there is a
GROUP MAY REDUCE THE     shortfall in collections on the contracts in a
YIELD ON THE RELATED     particular contract group and Ambac Assurance
OFFERED                  Corporation has defaulted under its certificate
CERTIFICATES.            guaranty insurance policy and Radian Insurance Inc. has
                         defaulted under its certificate guaranty insurance policy or such policy is terminated or Radian Insurance
                         Inc. has paid the maximum amount it is required to pay with respect to the related classes of certificates, the yield to maturity on those offered certificates may be reduced by losses on the contracts.

                         SEE "PREPAYMENT AND YIELD CONSIDERATIONS," "AMBAC ASSURANCE CORPORATION," "RADIAN INSURANCE INC." AND "DESCRIPTION OF THE CERTIFICATES--THE CERTIFICATE GUARANTY INSURANCE POLICIES" IN THIS PROSPECTUS SUPPLEMENT.

CERTIFICATEHOLDERS       The trust fund will not have, nor is it permitted or
MUST RELY ON THE         expected to have, any significant assets or sources of
LIMITED ASSETS OF        funds other than the contracts and related assets, the
THE TRUST FUND ONLY      payment accounts, the interest rate swaps and the
FOR PAYMENT ON THE       certificate guaranty insurance policies.
OFFERED CERTIFICATES     Certificateholders must rely upon payments on the
AND WILL HAVE NO         contracts, payments of claims made under the
RECOURSE AGAINST THE     certificate guaranty insurance policies, and with
SELLER OR THE            respect to the Class I Certificates, amounts received
SERVICER IF THE          by the trust fund pursuant to the interest rate swaps,
OFFERED CERTIFICATES     for payments on their certificates. Although the
INCUR SHORTFALLS         certificate guaranty insurance policies, and with
AND/OR LOSSES.           respect to the Class I Certificates, the interest rate
                         swaps, will be available for the offered certificates to cover shortfalls in distributions of interest, and with respect to the certificate guaranty insurance policies, certain payments of principal due thereon, if Ambac Assurance Corporation has defaulted under its certificate guaranty insurance policy and Radian
                         Insurance Inc. has defaulted under its certificate guaranty insurance policy or such policy is terminated or Radian Insurance Inc. has paid the maximum amount it is required to pay on the related distribution date with respect to interest, or in the aggregate with respect to principal, payments on a class of certificates, and with respect to interest on the Class
                         I Certificates, the swap counterparty defaults in its obligations under either interest rate swap, the trustee will depend solely on current collections on the related contracts to make payments on the offered certificates. SEE "THE SWAP COUNTERPARTY," "AMBAC
                         ASSURANCE CORPORATION," "RADIAN INSURANCE INC.,"
                         "DESCRIPTION OF THE CERTIFICATES--THE INTEREST RATE
                         SWAPS" AND "--THE CERTIFICATE GUARANTY INSURANCE
                         POLICIES" IN THIS PROSPECTUS SUPPLEMENT.

                         The offered certificates will not represent interests in or obligations of the seller or the servicer. None of the offered certificates nor the underlying contracts or any collections thereon will be insured or guaranteed against losses by any governmental agency or instrumentality, the underwriters, GreenPoint Credit, LLC or any of their affiliates.

THE MARKET VALUE OF      The ratings on the offered certificates are based, in
THE OFFERED              part, on the ratings of the claims paying ability of
CERTIFICATES COULD       Ambac Assurance Corporation. Therefore, a reduction in
BE NEGATIVELY            the ratings of Ambac Assurance Corporation may have a
AFFECTED BY A            corresponding reduction in the ratings on the offered
REDUCTION IN THE         certificates. A reduction in the ratings of the offered
RATING OF THE CLAIMS     certificates would reduce the market value of those
PAYING ABILITY OF        certificates and may affect the related
AMBAC ASSURANCE          certificateholders' ability to sell them. SEE "AMBAC
CORPORATION.             ASSURANCE CORPORATION" AND "DESCRIPTION OF THE
                         CERTIFICATES--THE CERTIFICATE GUARANTY INSURANCE
                         POLICIES" IN THIS PROSPECTUS SUPPLEMENT.

RANDOM LOT               Distributions of principal on the Class I A-2
PROCEDURES MAKE THE      Certificates and Class IIA-2 Certificates will be made
TIMING AND AMOUNT OF     in round lots of $25,000 and integral multiples
DISTRIBUTIONS ON THE     thereof. Further, distributions will be allocated to
CLASS I A-2              specific Class I A-2 Certificates and Class II A-2
CERTIFICATES AND         Certificates in accordance with the then-applicable
CLASS II A-2             established random lot procedures of DTC, and the
CERTIFICATES             then-applicable established procedures of its
UNCERTAIN.               participating organizations and indirect participating
                         organizations, which may or may not be by random lot.
                         On any distribution date, some Class I A-2 Certificates and Class II A-2 Certificates may receive distributions of principal while others may not.

A SECONDARY MARKET       The underwriters of the offered certificates intend to
MAY NOT DEVELOP OR       make a secondary market in the offered certificates,
MAY NOT CONTINUE TO      but will have no obligation to do so. There can be no
PROVIDE SUFFICIENT       assurance that a secondary market of any class of
LIQUIDITY FOR THE        offered certificates will develop, or if one does
OFFERED                  develop, that it will continue or provide sufficient
CERTIFICATES.            liquidity of investment or that it will remain for the
                         term of the related class of offered certificates.
THE RETURN ON YOUR       The Soldiers' and Sailors' Civil Relief Act of 1940, or
CERTIFICATES COULD       Relief Act, provides relief to obligors who enter
BE REDUCED BY            active military service and to obligors in reserve
SHORTFALLS DUE TO        status who are called to active duty after the
THE SOLDIERS' AND        origination of their manufactured housing contract. The
SAILORS' CIVIL           response of the United States to the terrorist attacks
RELIEF ACT.              on September 11, 2001 has included rescue efforts and
                         may involve military operations that will increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a obligor who is covered by the Relief Act may not be charged interest on a manufactured housing contract in excess of 6% per annum during the period of the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. As a result, if Ambac Assurance Corporation has defaulted under its certificate guaranty insurance policy and Radian Insurance Inc. has defaulted under its certificate guaranty insurance policy or such policy is terminated or Radian Insurance Inc. has paid the maximum amount it is required to pay with respect to interest shortfalls on a class of certificates on the related distribution date, interest shortfalls on the manufactured housing contracts in a contract group due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each related class of certificates on a pro rata basis.

                         The Relief Act also limits the ability of the servicer to foreclose on a manufactured housing contract during the obligor's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the manufactured housing contracts. If Ambac Assurance Corporation has defaulted under its certificate guaranty insurance policy and Radian Insurance Inc. has defaulted under its certificate guaranty insurance policy or such policy is terminated or Radian Insurance Inc. has paid the maximum amount it is required to pay with respect to interest shortfalls on a class of certificates on the related distribution date, those delays and increased losses will be borne primarily by the related outstanding class or classes of certificates pro rata.

                         It is unknown how many manufactured housing contracts have been or may be affected by the application of the Relief Act.

                         SEE "CERTAIN LEGAL ASPECTS OF THE CONTRACTS--CONSUMER PROTECTION LAWS" IN THE PROSPECTUS.

                                THE CONTRACT POOL

    Each contract was either originated or purchased by GreenPoint Credit on an individual basis in the ordinary course of its business or purchased by GreenPoint Credit in connection with optional purchases of previously securitized contracts in its capacity as servicer of those contracts. A description of the general practices of GreenPoint Credit with respect to the origination or purchase of manufactured housing contracts similar to the contracts being conveyed to the Trust Fund as described in this prospectus supplement is set forth in the prospectus under "The Seller and Servicer--Loan Originations" and "The Seller and Servicer--Underwriting Practices."

    On the Closing Date, GreenPoint Credit will convey the contracts to the Trust Fund. The trust fund will consist of two contract groups. The contracts in the first contract group, or Group I Contracts, will be fixed rate contracts and the contracts in the second contract group, or Group II Contracts, will be variable rate contracts. See "--Group I Contracts" and "--Group II Contracts" in this prospectus supplement. So long as GreenPoint Credit is acting as the servicer, it will obtain and maintain possession of all contract documents. See "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement and "The Contract Pools" in the prospectus.

    Contracts totaling approximately $3,255,573.09 by principal balance as of the Cut-off Date are simple interest contracts. The remaining contracts are all actuarial contracts. See "The Contract Pools" in the prospectus.

    The scheduled payments for each simple interest contract would, if made exactly on their respective due dates, result in a nearly full amortization of the contract. However, pursuant to a simple interest contract, interest is computed and charged to the obligor on the outstanding Scheduled Principal Balance of the related contract based on the number of days elapsed between the date through which interest was last paid on the contract through receipt of the obligor's most current payment, and the portions of each scheduled payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged. Thus, the portions of each scheduled payment allocable to principal and interest will depend on the amount of interest accrued to the date payment is received. For example, if less than a full month has elapsed between the interest paid-to date and the next date payment is made on the contract, the amount of interest actually paid by the obligor will be less than a full month's interest on the principal balance of the contract. Conversely, if more than a full month has elapsed between payments on a contract, the amount of interest actually paid by the obligor will be greater than a full month's interest on the principal balance of the contract. No scheduled payment on a contract will be considered to be delinquent once 90% of the amount thereof is received. Late payments or payments of less than 100% of any scheduled payment on a simple interest contract will result in the contract amortizing more slowly than originally scheduled, creating a balance due at maturity.

    Under certain circumstances, the amount of accrued interest on a simple interest contract could exceed the amount of the scheduled payment. This could happen, for example, in the case of delinquency, or in the case of the first scheduled payment due after one or more scheduled payments have been paid ahead as described in the previous paragraph, because interest continues to accrue on simple interest contracts during the months in which the paid-ahead scheduled payments would have become due. In that event, the entire amount of the payment will be allocated to interest, and although some accrued interest will remain unpaid, the unpaid interest will not be added to the principal balance of the contract and will not bear interest. Under other circumstances, no interest will have accrued between the dates of receipt of scheduled payments on simple interest contracts. This could be the case if, for example, one or more scheduled payments were paid ahead on a due date occurring in a month prior to the months in which the scheduled payments would have become due, as described above. In that event, the entire amount of the paid-ahead scheduled payments generally will be allocated to principal.

    The underwriting practices of GreenPoint Credit regarding loan-to-value ratios of contracts it originates or purchases are set forth in the prospectus under "The Seller and Servicer--Loan Originations" and "The Seller and Servicer--Underwriting Practices." No contract at its origination had an LTV in excess of approximately 100%.

    Manufactured homes, unlike site-built homes, generally depreciate in value, and GreenPoint Credit believes that, upon repossession, the market value of a manufactured home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The percentage recovery of principal on liquidation of manufactured housing contracts historically has been adversely affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile and no predictions can be made regarding future economic loss upon liquidation.

    Under certain limited circumstances, as set forth in the Agreement, the servicer may make a one-time modification to the contract rate on any contract by an amount equal to the lesser of (A) 5% of the contract rate for the related contract and (B) 0.50%.

    The charge-off policy with respect to any particular contract is determined by GreenPoint Credit on a case by case basis.

    Each  Group I  Contract  has a  contract  rate that is fixed  and  generally provides for level payments over the term of the contract. Each Group II Contract has a contract rate that is adjustable, as further described in "--Group II Contracts" below. Each contract fully amortizes the principal balance of the contract over the term of the contract. None of the contracts are insured in whole or in part by the Veterans Administration, the Federal Housing Administration or any other governmental entity or instrumentality. The management of GreenPoint Credit estimates that in excess of 90% of the manufactured homes are used as primary residences by the obligors under the contracts secured by their manufactured homes.

GROUP I CONTRACTS

    As of the Cut-off Date, the Group I Contracts will have an aggregate unpaid principal balance of approximately $222,939,500.00. The average outstanding principal balance of the Group I Contracts as of the Cut-off Date was approximately $22,821.12. Group I Contracts totaling approximately $47,800,550.47 by principal balance as of the Cut-off Date were purchased by GreenPoint Credit in connection with optional purchases of previously securitized contracts in its capacity as servicer of those contracts and the remainder were originated or purchased by GreenPoint Credit in the ordinary course of its business. With respect to the Group I Contracts that were originated or purchased by GreenPoint Credit on an individual basis in the ordinary course of its business, approximately 60.9% by outstanding principal balance as of the Cut-off Date are secured by manufactured homes which were new at the time of origination and approximately 39.1% by outstanding principal balance as of the Cut-off Date are secured by manufactured homes which were used at the time of origination. As of the Cut-off Date, each Group I Contract has a contract rate of at least 6.000% and not more than 21.250% per annum. As of the Cut-off Date, the weighted average contract rate of the Group I Contracts is approximately 11.692% per annum. The Group I Contracts have original maturities of at least 24.0 months but not more than 360.0 months and remaining maturities as of the Cut-off Date of at least 7.0 months but not more than 360.0 months. As of the Cut-off Date, the Group I Contracts had a weighted average original term to scheduled maturity of approximately 247.82 months, and a weighted average remaining term to scheduled maturity of approximately 211.26 months. With respect to the Group I Contracts that were originated or purchased by GreenPoint Credit on an individual basis in the ordinary course of its business, the weighted average loan-to-value ratio at the time of origination was approximately 88.375%. Approximately 16.2%, by principal balance as of the Cut-off Date, of the Group I Contracts are Land Home Contracts or Land-in-Lieu Contracts. The Land Home Contracts or Land-in-Lieu Contracts will be secured by either first mortgages or deeds of trust on the real estate on which the manufactured home is located, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Contracts--Land Home Contracts and Land-in-Lieu Contracts" in the prospectus. The Group I Contracts are secured by manufactured homes and real estate located in 47 states. Approximately 10.14%, 9.12%, 7.41%, 5.67% and 5.39% of the Group I Contracts by aggregate unpaid principal balance as of the Cut-off Date were secured by manufactured homes or real estate located in Texas, Georgia, North Carolina, Florida and Alabama, respectively. No other state represented more than approximately 5.00% of the Group I Contracts by aggregate unpaid principal balance as of the Cut-off Date.

    Set forth below are tables containing certain additional characteristics of the Group I Contracts as of the Cut-off Date. Entries in the tables may not add to 100% due to rounding.

                  GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES AS OF ORIGINATION - GROUP I CONTRACTS

                                                                                                   % of Group I Contracts
                                                                    Aggregate Scheduled                 by Scheduled
                                    Number of Contracts              Principal Balance                Principal Balance
            State                  as of the Cut-off Date         as of the Cut-off Date           as of the Cut-off Date
-----------------------------      ----------------------         ----------------------           ----------------------
Alabama ......................                604                    $    12,009,068.92                           5.39%
Alaska .......................                  2                             21,450.70                           0.01
Arizona ......................                295                          6,336,112.71                           2.84
Arkansas .....................                277                          5,181,322.94                           2.32
California ...................                346                          6,848,044.94                           3.07
Colorado .....................                 90                          2,919,888.28                           1.31
Delaware .....................                 45                          1,032,323.84                           0.46
Florida ......................                565                         12,641,710.06                           5.67
Georgia ......................              1,069                         20,324,387.06                           9.12
Idaho ........................                 34                            915,576.52                           0.41
Illinois .....................                106                          2,954,414.08                           1.33
Indiana ......................                194                          5,271,289.24                           2.36
Iowa .........................                 44                          1,367,730.50                           0.61
Kansas .......................                122                          2,513,509.50                           1.13
Kentucky .....................                208                          6,350,007.41                           2.85
Louisiana ....................                176                          5,099,801.10                           2.29
Maine ........................                 41                            934,307.85                           0.42
Maryland .....................                 64                          1,054,435.70                           0.47
Massachusetts ................                  1                             49,148.90                           0.02
Michigan .....................                268                          8,661,799.31                           3.89
Minnesota ....................                 66                          2,027,091.80                           0.91
Mississippi ..................                392                          7,408,022.12                           3.32
Missouri .....................                330                          7,147,617.05                           3.21
Montana ......................                 10                            385,407.03                           0.17
Nebraska .....................                 30                          1,075,824.03                           0.48
Nevada .......................                 91                          1,942,377.41                           0.87
New Hampshire ................                 20                          1,177,639.31                           0.53
New Jersey ...................                  4                             78,145.96                           0.04
New Mexico ...................                241                          4,458,211.98                           2.00
New York .....................                153                          6,744,860.18                           3.03
North Carolina ...............                775                         16,519,809.45                           7.41
North Dakota .................                 15                            444,760.08                           0.20
Ohio .........................                217                          5,237,151.12                           2.35
Oklahoma .....................                157                          4,726,995.48                           2.12
Oregon .......................                179                          3,898,848.91                           1.75
Pennsylvania .................                190                          4,148,508.14                           1.86
South Carolina ...............                452                          6,877,889.67                           3.09
South Dakota .................                 17                            652,270.36                           0.29
Tennessee ....................                545                          8,408,077.47                           3.77
Texas ........................                669                         22,611,624.34                          10.14
Utah .........................                 18                            549,435.50                           0.25
Vermont ......................                 13                            641,806.73                           0.29
Virginia .....................                278                          5,256,023.33                           2.36
Washington ...................                141                          3,051,059.50                           1.37
West Virginia ................                183                          4,012,281.15                           1.80
Wisconsin ....................                 12                            331,975.13                           0.15
Wyoming ......................                 20                            639,457.21                           0.29
                                            -----                    ------------------                         -------
        TOTAL ................              9,769                    $   222,939,500.00                         100.00%

                              DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES - GROUP I CONTRACTS

                                                                                                    % of Group I Contracts
                                                                      Aggregate Scheduled                 by Scheduled
                                      Number of Contracts              Principal Balance                Principal Balance
  Original Principal Balance         as of the Cut-off Date         as of the Cut-off Date           as of the Cut-off Date
-----------------------------        ----------------------         ----------------------           ----------------------
0-5,000 ......................                  4                    $        16,240.95                           0.01%
5,001-7,500 ..................                 44                            267,231.44                           0.12
7,501-10,000 .................                102                            855,967.08                           0.38
10,001-12,500 ................                305                          2,248,005.99                           1.01
12,501-15,000 ................                636                          4,254,708.08                           1.91
15,001-17,500 ................              1,004                          7,490,403.53                           3.36
17,501-20,000 ................              1,042                          9,867,818.36                           4.43
20,001-22,500 ................                906                         10,912,035.99                           4.89
22,501-25,000 ................                856                         13,916,684.22                           6.24
25,001-27,500 ................                764                         15,088,723.82                           6.77
27,501-30,000 ................                653                         14,773,310.54                           6.63
30,001-32,500 ................                563                         14,261,198.28                           6.40
32,501-35,000 ................                424                         12,124,820.83                           5.44
35,001-40,000 ................                685                         22,169,693.51                           9.94
40,001-45,000 ................                529                         20,443,507.32                           9.17
45,001-50,000 ................                376                         17,137,923.97                           7.69
50,001-55,000 ................                270                         14,026,970.03                           6.29
55,001-60,000 ................                169                          9,553,498.84                           4.29
60,001-65,000 ................                119                          7,398,405.04                           3.32
65,001-70,000 ................                 70                          4,691,095.31                           2.10
70,001-75,000 ................                 51                          3,673,287.87                           1.65
75,001-80,000 ................                 57                          4,443,343.14                           1.99
80,001-85,000 ................                 39                          3,211,064.61                           1.44
Over $85,000 .................                101                         10,113,561.25                           4.54
                                            -----                       ---------------                         -------
        TOTAL ................              9,769                    $   222,939,500.00                         100.00%

o The greatest original principal balance for a Group I Contract is approximately $154,069.34. The Scheduled Principal Balance of this contract represents approximately 0.07% of the aggregate Scheduled Principal Balances of the Group I Contracts as of the Cut-off Date.

                          DISTRIBUTION OF CONTRACT RATES AS OF THE CUT-OFF DATE - GROUP I CONTRACTS

                                                                                                     % of Group I Contracts
                                                                      Aggregate Scheduled                 by Scheduled
                                      Number of Contracts              Principal Balance                Principal Balance
       Contract Rate                 as of the Cut-off Date         as of the Cut-off Date           as of the Cut-off Date
-----------------------------        ----------------------         ----------------------           ----------------------
6.00-6.24% ...................                  1                    $        47,718.84                           0.02%
7.00-7.24 ....................                  1                             81,526.04                           0.04
7.25-7.49 ....................                  4                            360,030.73                           0.16
7.50-7.74 ....................                  7                            681,714.44                           0.31
7.75-7.99 ....................                 26                          1,937,915.20                           0.87
8.00-8.24 ....................                  8                            473,841.60                           0.21
8.25-8.49 ....................                566                         23,903,051.36                          10.72
8.50-8.74 ....................                 19                          1,594,017.76                           0.72
8.75-8.99 ....................                 63                          3,490,319.30                           1.57
9.00-9.24 ....................                689                         19,681,534.01                           8.83
9.25-9.49 ....................                 39                          2,286,224.92                           1.03
9.50-9.74 ....................                175                          9,712,785.48                           4.36
9.75-9.99 ....................                 90                          3,557,218.79                           1.60
10.00-10.24 ..................                213                         10,564,157.38                           4.74
10.25-10.49 ..................                 38                          1,632,906.05                           0.73
10.50-10.74 ..................                171                          7,966,536.16                           3.57
10.75-10.99 ..................                 99                          4,351,600.05                           1.95
11.00-11.24 ..................                 84                          4,109,422.19                           1.84
11.25-11.49 ..................                196                          8,123,397.69                           3.64
11.50-11.74 ..................                114                          3,568,102.88                           1.60
11.75-11.99 ..................                181                          7,004,136.96                           3.14
12.00-12.24 ..................                107                          2,836,587.58                           1.27
12.25-12.49 ..................                296                          7,892,947.65                           3.54
12.50-12.74 ..................                538                          6,620,754.85                           2.97
12.75-12.99 ..................                334                          6,006,334.13                           2.69
13.00-13.24 ..................                514                          9,390,797.70                           4.21
13.25-13.49 ..................              1,053                         13,422,155.55                           6.02
13.50-13.74 ..................              1,208                         13,290,399.80                           5.96
13.75-13.99 ..................                954                         12,861,266.63                           5.77
14.00-14.24 ..................                384                          5,796,157.28                           2.60
14.25-14.49 ..................                332                          5,395,779.90                           2.42
14.50-14.74 ..................                103                          2,217,573.12                           0.99
14.75-14.99 ..................                178                          3,952,248.83                           1.77
15.00-15.24 ..................                 86                          1,888,833.72                           0.85
15.25-15.49 ..................                134                          2,636,580.98                           1.18
15.50-15.74 ..................                112                          2,464,756.07                           1.11
15.75-15.99 ..................                116                          2,081,601.23                           0.93
16.00-16.24 ..................                 37                            767,035.28                           0.34
Over 16.24% ..................                499                          8,289,531.87                           3.72
                                            -----                    ------------------                         -------
        TOTAL ................              9,769                    $   222,939,500.00                         100.00%

                                DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS - GROUP I CONTRACTS

                                                                                                      % of Group I Contracts
                                                                      Aggregate Scheduled                   by Scheduled
                                      Number of Contracts              Principal Balance                  Principal Balance
    Loan-to-Value Ratio              as of the Cut-off Date         as of the Cut-off Date             as of the Cut-off Date
-----------------------------        ----------------------         ----------------------             ----------------------
Less than or equal to 50.499%                  91                    $     1,471,784.77                           0.66%
50.500-60.499 ................                 66                          1,611,211.24                           0.72
60.500-70.499 ................                126                          3,943,925.82                           1.77
70.500-80.499 ................                649                         22,359,999.17                          10.03
80.500-85.499 ................                333                         13,651,337.57                           6.12
85.500-90.499 ................              1,713                         60,708,640.64                          27.23
90.500-95.499 ................              1,947                         68,431,377.30                          30.70
95.500-99.997 ................                 79                          2,960,673.02                           1.33
Not Available ................              4,765                         47,800,550.47                          21.44
                                            -----                    ------------------                         -------
       TOTAL .................              9,769                    $   222,939,500.00                         100.00%

o "Not Available" in the table above refers to Group I Contracts totaling approximately $47,800,550.47 by principal balance as of the Cut-off Date which were purchased by GreenPoint Credit in connection with optional purchases of previously securitized contracts in its capacity as servicer of those contracts.


                       DISTRIBUTION OF REMAINING MONTHS TO MATURITY AS OF CUT-OFF DATE - GROUP I CONTRACTS

                                                                                                      % of Group I Contracts
                                                                      Aggregate Scheduled                   by Scheduled
                                      Number of Contracts              Principal Balance                  Principal Balance
      Months Remaining               as of the Cut-off Date         as of the Cut-off Date             as of the Cut-off Date
-----------------------------        ----------------------         ----------------------             ----------------------
1-30 .........................              1,503                    $     6,860,980.68                           3.08%
31-60 ........................              1,972                         15,103,074.63                           6.77
61-90 ........................                895                         15,814,070.56                           7.09
91-120 .......................              1,053                         21,331,067.18                           9.57
121-150 ......................                432                         11,346,162.59                           5.09
151-180 ......................              1,037                         26,018,338.84                          11.67
181-210 ......................                 18                            546,184.40                           0.24
211-240 ......................              1,780                         65,557,821.81                          29.41
271-300 ......................                 67                          2,943,108.07                           1.32
301-360 ......................              1,012                         57,418,691.24                          25.76
                                            -----                    ------------------                         -------
        TOTAL ................              9,769                    $   222,939,500.00                         100.00%

GROUP II CONTRACTS

    Each Group II Contract either provides for a contract rate fixed for one year or a contract rate fixed for two years from the date of origination, or with respect to any contracts that had an interest-only period, eleven months from the date of the first payment of interest on the contract, and then adjusts annually (each, an "Adjustment Date") thereafter to an amount equal to the sum, rounded, if applicable, of the Index on the date 45 days preceding the Adjustment Date, and the number of basis points, if any (the "Gross Margin"), set forth in the related contract, subject to the limitation set forth in the related contract with respect to increases and decreases on any Adjustment Date (the "Periodic Cap") and the maximum and minimum rates, if any, set forth in the related contract (the "Maximum Cap" and the "Minimum Cap," respectively). None of the Group II Contracts are currently in an interest-only period.

    The "Index" with respect to all of the Group II Contracts is Twelve-Month LIBOR.

    The contract rate on each Group II Contract can be converted to a fixed rate at the request of the related obligor for a fee of $200.00 so long as the requesting obligor is not delinquent in payment on the related contract. The converted fixed rate will be the current fixed rate offered by GreenPoint Credit for manufactured housing installment sales contracts or installment loan agreements with characteristics that are similar to the converted contract. GreenPoint Bank, as initial holder of the Class R Certificates, is obligated to purchase any contract so converted as of the date of the conversion in an amount equal to the Scheduled Principal Balance of the converted contract on the date of conversion plus accrued interest thereon. Any amounts received in respect of the purchase shall be deposited into the related Payment Account for distribution on the Distribution Date in the month following the purchase.

    As of the Cut-off Date, the Group II Contracts will have an aggregate unpaid principal balance of approximately $202,954,405.96. The average outstanding principal balance of the Group II Contracts as of the Cut-off Date was approximately $46,389.58. Approximately 88.0% of the Group II Contracts by outstanding principal balance as of the Cut-off Date are secured by manufactured homes which were new at the time of origination and approximately 12.0% of the Group II Contracts by outstanding principal balance as of the Cut-off Date are secured by manufactured homes which were used at the time of origination. As of the Cut-off Date, each Group II Contract has a contract rate of at least 5.100% and not more than 18.000% per annum. As of the Cut-off Date, the weighted average contract rate of the Group II Contracts is approximately 9.062% per annum. The Group II Contracts have original maturities of at least 24.0 months but not more than 360.0 months and have remaining maturities as of the Cut-off Date of at least 16.0 months but not more than 360.0 months. As of the Cut-off Date, the Group II Contracts had a weighted average original term to scheduled maturity of approximately 299.50 months, and a weighted average remaining term to scheduled maturity of approximately 295.38 months. The weighted average loan-to-value ratio at the time of origination of the Group II Contracts was approximately 88.510%. Approximately 28.2%, by principal balance as of the Cut-off Date, of the Group II Contracts are Land Home Contracts or Land-in-Lieu Contracts. The Land Home Contracts or Land-in-Lieu Contracts will be secured by either first mortgages or deeds of trust on the real estate on which the manufactured home is located, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Contracts--Land Home Contracts and Land-in-Lieu Contracts" in the prospectus. The Group II Contracts are secured by manufactured homes and real estate located in 45 states. Approximately 8.84%, 7.28%, 6.72%, 6.16%, 6.12%, 5.85% and 5.79% of the Group II Contracts by aggregate unpaid principal balance as of the Cut-off Date were secured by manufactured homes or real estate located in Florida, Texas, North Carolina, Mississippi, Georgia, Missouri and Alabama, respectively. No other state represented more than approximately 5.00% of the contracts by aggregate unpaid principal balance as of the Cut-off Date.

    All of the Periodic Caps for the Group II Contracts are 2.00%. The months to the next Adjustment Date for the Group II Contracts as of the Cut-off Date ranged from 1 to 24 months with a weighted average of approximately 9.12 months. The Maximum Cap for the Group II Contracts as of the Cut-off Date ranged from 10.100% to 23.000% with a weighted average of approximately 14.067%. The Gross Margins for the Group II Contracts as of the Cut-off Date ranged from 1.500% to 15.750% with a weighted average of approximately 6.104%. Approximately 5.44%, 93.52% and 1.04%, respectively, of the Group II Contracts, by principal balance as of the Cut-off Date have their first Adjustment Date in 2001, 2002 and 2003, respectively.

    Set forth below are tables containing certain additional characteristics of the Group II Contracts as of the Cut-off Date. Entries in the tables may not add to 100% due to rounding.

                    GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES AS OF ORIGINATION - GROUP II CONTRACTS

                                                                                                      % of Group II Contracts
                                                                      Aggregate Scheduled                   by Scheduled
                                      Number of Contracts              Principal Balance                  Principal Balance
           State                     as of the Cut-off Date         as of the Cut-off Date             as of the Cut-off Date
-----------------------------        ----------------------         ----------------------             ----------------------
Alabama ......................                283                    $    11,742,068.93                           5.79%
Arizona ......................                 83                          3,457,910.90                           1.70
Arkansas .....................                111                          4,096,159.41                           2.02
California ...................                 15                            926,307.83                           0.46
Colorado .....................                 11                            590,808.76                           0.29
Delaware .....................                  7                            426,532.84                           0.21
Florida ......................                331                         17,946,777.59                           8.84
Georgia ......................                252                         12,414,618.77                           6.12
Idaho ........................                 30                          1,277,310.79                           0.63
Illinois .....................                 86                          4,129,326.89                           2.03
Indiana ......................                 70                          3,614,271.49                           1.78
Iowa .........................                 82                          3,433,506.54                           1.69
Kansas .......................                 60                          2,643,956.32                           1.30
Kentucky .....................                158                          7,590,018.90                           3.74
Louisiana ....................                187                          7,613,664.24                           3.75
Maine ........................                  5                            298,998.67                           0.15
Maryland .....................                 22                            987,342.84                           0.49
Massachusetts ................                  1                             42,154.57                           0.02
Michigan .....................                149                          7,163,505.15                           3.53
Minnesota ....................                 81                          3,365,535.31                           1.66
Mississippi ..................                308                         12,494,966.71                           6.16
Missouri .....................                280                         11,875,980.75                           5.85
Montana ......................                 22                            838,392.70                           0.41
Nebraska .....................                 26                          1,349,772.56                           0.67
Nevada .......................                 13                            801,922.57                           0.40
New Hampshire ................                 10                            784,367.44                           0.39
New Mexico ...................                 26                          1,271,135.44                           0.63
New York .....................                 49                          2,677,973.16                           1.32
North Carolina ...............                274                         13,644,078.40                           6.72
North Dakota .................                 30                          1,337,160.68                           0.66
Ohio .........................                 78                          4,105,840.80                           2.02
Oklahoma .....................                 94                          3,636,074.54                           1.79
Oregon .......................                 86                          4,579,446.39                           2.26
Pennsylvania .................                 94                          4,196,824.76                           2.07
South Carolina ...............                 59                          2,575,568.57                           1.27
South Dakota .................                 86                          4,120,100.87                           2.03
Tennessee ....................                109                          4,970,149.66                           2.45
Texas ........................                339                         14,782,658.85                           7.28
Utah .........................                  8                            512,564.67                           0.25
Vermont ......................                  3                            255,094.77                           0.13
Virginia .....................                 63                          3,380,095.64                           1.67
Washington ...................                115                          7,352,930.21                           3.62
West Virginia ................                149                          6,375,455.97                           3.14
Wisconsin ....................                  8                            267,144.75                           0.13
Wyoming ......................                 22                          1,007,928.36                           0.50
                                            -----                    ------------------                         -------
        TOTAL ................              4,375                    $   202,954,405.96                         100.00%

                        DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES OF CONTRACTS - GROUP II CONTRACTS

                                                                                                      % of Group II Contracts
                                                                      Aggregate Scheduled                   by Scheduled
                                      Number of Contracts              Principal Balance                  Principal Balance
 Original Principal Balance          as of the Cut-off Date         as of the Cut-off Date             as of the Cut-off Date
-----------------------------        ----------------------         ----------------------             ----------------------
$5,001-7,500 .................                  3                    $        19,043.99                           0.01%
7,501-10,000 .................                 32                            274,041.04                           0.14
10,001-12,500 ................                 59                            645,712.72                           0.32
12,501-15,000 ................                 65                            891,981.86                           0.44
15,001-17,500 ................                 67                          1,087,388.89                           0.54
17,501-20,000 ................                 83                          1,535,684.18                           0.76
20,001-22,500 ................                122                          2,577,750.09                           1.27
22,501-25,000 ................                184                          4,354,853.20                           2.15
25,001-27,500 ................                170                          4,422,101.09                           2.18
27,501-30,000 ................                206                          5,889,095.30                           2.90
30,001-32,500 ................                246                          7,657,947.83                           3.77
32,501-35,000 ................                191                          6,429,739.23                           3.17
35,001-40,000 ................                467                         17,420,807.38                           8.58
40,001-45,000 ................                418                         17,708,099.78                           8.73
45,001-50,000 ................                421                         19,886,361.65                           9.80
50,001-55,000 ................                367                         19,202,093.54                           9.46
55,001-60,000 ................                311                         17,785,769.76                           8.76
60,001-65,000 ................                226                         14,061,998.92                           6.93
65,001-70,000 ................                209                         14,065,312.40                           6.93
70,001-75,000 ................                120                          8,664,155.61                           4.27
75,001-80,000 ................                 97                          7,509,680.24                           3.70
80,001-85,000 ................                 58                          4,775,523.27                           2.35
Over $85,000 .................                253                         26,089,263.99                          12.85
                                            -----                    ------------------                         -------
        TOTAL ................              4,375                    $   202,954,405.96                         100.00%

o The greatest original principal balance for a Group II Contract is approximately $267,046.72. The Scheduled Principal Balance of this contract represents approximately 0.13% of the aggregate Scheduled Principal Balance of the Group II Contracts as of the Cut-off Date.


                    DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS OF CONTRACTS - GROUP II CONTRACTS

                                                                                                      % of Group II Contracts
                                                                      Aggregate Scheduled                   by Scheduled
                                      Number of Contracts              Principal Balance                  Principal Balance
     Loan-to-Value Ratio             as of the Cut-off Date         as of the Cut-off Date             as of the Cut-off Date
-----------------------------        ----------------------         ----------------------             ----------------------
0.001 - 50.499 ...............                 43                    $       926,602.31                           0.46%
50.500 - 60.499 ..............                 53                          2,063,466.98                           1.02
60.500 - 70.499 ..............                100                          4,040,890.43                           1.99
70.500 - 80.499 ..............                482                         21,577,914.43                          10.63
80.500 - 85.499 ..............                310                         16,079,700.90                           7.92
85.500 - 90.499 ..............              1,881                         87,705,585.42                          43.21
90.500 - 95.499 ..............              1,421                         66,922,918.79                          32.97
95.500 - 99.499 ..............                 85                          3,637,326.70                           1.79
                                            -----                    ------------------                         -------
            TOTAL ............              4,375                    $   202,954,405.96                         100.00%

                DISTRIBUTION OF CONTRACT RATES OF CONTRACTS AS OF THE CUT-OFF DATE - GROUP II CONTRACTS

                                                                                                      % of Group II Contracts
                                                                      Aggregate Scheduled                   by Scheduled
      Contract Rate                   Number of Contracts              Principal Balance                  Principal Balance
  as of the Cut-off Date             as of the Cut-off Date         as of the Cut-off Date             as of the Cut-off Date
-----------------------------        ----------------------         ----------------------             ----------------------
 5.00-5.24% ..................                  1                    $        71,512.26                           0.04%
 5.25-5.49 ...................                  1                             50,408.00                           0.02
 5.50-5.74 ...................                 43                          3,262,254.37                           1.61
 5.75-5.99 ...................                  1                             60,403.74                           0.03
 6.00-6.24 ...................                 55                          3,565,344.00                           1.76
 6.25-6.49 ...................                 84                          4,427,076.72                           2.18
 6.50-6.74 ...................                 44                          3,343,895.43                           1.65
 6.75-6.99 ...................                198                         11,961,258.94                           5.89
 7.00-7.24 ...................                 65                          3,295,543.01                           1.62
 7.25-7.49 ...................                286                         16,711,953.55                           8.23
 7.50-7.74 ...................                 65                          3,896,399.07                           1.92
 7.75-7.99 ...................                243                         14,847,823.76                           7.32
 8.00-8.24 ...................                181                          9,719,586.56                           4.79
 8.25-8.49 ...................                133                          8,570,711.56                           4.22
 8.50-8.74 ...................                296                         15,611,141.93                           7.69
 8.75-8.99 ...................                129                          6,730,729.52                           3.32
 9.00-9.24 ...................                217                         11,081,528.85                           5.46
 9.25-9.49 ...................                145                          6,973,169.07                           3.44
 9.50-9.74 ...................                205                          9,591,262.49                           4.73
 9.75-9.99 ...................                187                          8,651,644.30                           4.26
10.00-10.24 ..................                154                          7,423,132.95                           3.66
10.25-10.49 ..................                186                          7,909,084.36                           3.90
10.50-10.74 ..................                126                          5,011,524.95                           2.47
10.75-10.99 ..................                 98                          4,051,358.54                           2.00
11.00-11.24 ..................                141                          5,094,845.84                           2.51
11.25-11.49 ..................                114                          3,798,169.33                           1.87
11.50-11.74 ..................                107                          3,657,600.46                           1.80
11.75-11.99 ..................                 81                          2,680,828.28                           1.32
12.00-12.24 ..................                113                          3,507,335.94                           1.73
12.25-12.49 ..................                 92                          2,853,786.14                           1.41
12.50-12.74 ..................                 82                          2,335,689.63                           1.15
12.75-12.99 ..................                 87                          2,441,487.02                           1.20
13.00-13.24 ..................                 58                          1,686,598.76                           0.83
13.25-13.49 ..................                 27                            793,470.16                           0.39
13.50-13.74 ..................                 54                          1,453,347.20                           0.72
13.75-13.99 ..................                 55                          1,326,191.29                           0.65
14.00-14.24 ..................                 14                            282,100.00                           0.14
14.25-14.49 ..................                 27                            673,980.59                           0.33
14.50-14.74 ..................                 39                            851,518.33                           0.42
14.75-14.99 ..................                 38                            677,464.28                           0.33
15.00-15.24 ..................                 10                            230,105.98                           0.11
15.25-15.49 ..................                 18                            384,594.54                           0.19
15.50-15.74 ..................                 31                            566,181.39                           0.28
15.75-15.99 ..................                  7                            163,775.64                           0.08
16.00-16.24 ..................                 13                            222,962.50                           0.11
Over 16.24% ..................                 24                            453,624.73                           0.22
                                            -----                    ------------------                         -------
       TOTAL .................              4,375                    $   202,954,405.96                         100.00%

             DISTRIBUTION OF REMAINING MONTHS TO MATURITY OF CONTRACTS AS OF CUT-OFF DATE - GROUP II CONTRACTS

                                                                                                      % of Group II Contracts
                                                                      Aggregate Scheduled                   by Scheduled
     Months Remaining                 Number of Contracts              Principal Balance                  Principal Balance
  as of the Cut-off Date             as of the Cut-off Date         as of the Cut-off Date             as of the Cut-off Date
-----------------------------        ----------------------         ----------------------             ----------------------
1-30 .........................                  3                    $        32,489.67                           0.02%
31-60 ........................                 18                            242,438.49                           0.12
61-90 ........................                 34                            563,372.94                           0.28
91-120 .......................                162                          3,056,452.64                           1.51
121-150 ......................                 38                            886,230.70                           0.44
151-180 ......................                546                         15,335,706.08                           7.56
181-210 ......................                  3                            145,658.62                           0.07
211-240 ......................              1,689                         67,805,774.01                          33.41
271-300 ......................                 78                          4,194,922.94                           2.07
301-360 ......................              1,804                        110,691,359.87                          54.54
                                            -----                    ------------------                         -------
        TOTAL ................              4,375                    $   202,954,405.96                         100.00%

                               DISTRIBUTION OF MAXIMUM CAP OF CONTRACTS - GROUP II CONTRACTS

                                                                                                      % of Group II Contracts
                                                                      Aggregate Scheduled                   by Scheduled
                                      Number of Contracts              Principal Balance                  Principal Balance
         Maximum Cap                 as of the Cut-off Date         as of the Cut-off Date             as of the Cut-off Date
-----------------------------        ----------------------         ----------------------             ----------------------
10.01-10.50% .................                 42                    $     3,157,535.99                           1.56%
10.51-11.00 ..................                 59                          3,852,386.38                           1.90
11.01-11.50 ..................                128                          7,770,972.15                           3.83
11.51-12.00 ..................                261                         15,057,534.86                           7.42
12.01-12.50 ..................                338                         19,928,427.57                           9.82
12.51-13.00 ..................                393                         22,768,244.82                          11.22
13.01-13.50 ..................                472                         26,382,826.70                          13.00
13.51-14.00 ..................                329                         17,394,296.42                           8.57
14.01-14.50 ..................                345                         16,234,177.23                           8.00
14.51-15.00 ..................                350                         16,473,151.92                           8.12
15.01-15.50 ..................                308                         13,112,624.29                           6.46
15.51-16.00 ..................                254                          9,613,044.52                           4.74
16.01-16.50 ..................                214                          7,295,655.26                           3.59
16.51-17.00 ..................                188                          5,943,785.25                           2.93
17.01-17.50 ..................                178                          5,397,632.49                           2.66
17.51-18.00 ..................                156                          4,406,572.31                           2.17
18.01-18.50 ..................                 82                          2,277,362.14                           1.12
18.51-19.00 ..................                 71                          1,663,967.68                           0.82
19.01-19.50 ..................                 66                          1,525,498.92                           0.75
19.51-20.00 ..................                 48                            907,570.26                           0.45
20.01-20.50 ..................                 49                            950,775.93                           0.47
20.51-21.00 ..................                 20                            386,738.14                           0.19
21.01-21.50 ..................                 16                            267,921.83                           0.13
21.51-22.00 ..................                  4                             91,270.10                           0.04
22.01-22.50 ..................                  2                             42,875.82                           0.02
22.51-23.00 ..................                  2                             51,556.98                           0.03
                                            -----                    ------------------                         -------
        TOTAL ................              4,375                    $   202,954,405.96                         100.00%

                                DISTRIBUTION OF GROSS MARGINS OF CONTRACTS - GROUP II CONTRACTS

                                                                                                      % of Group II Contracts
                                                                      Aggregate Scheduled                   by Scheduled
                                      Number of Contracts              Principal Balance                  Principal Balance
        Gross Margin                 as of the Cut-off Date         as of the Cut-off Date             as of the Cut-off Date
-----------------------------        ----------------------         ----------------------             ----------------------
0.50-1.50% ...................                  4                    $       326,771.05                           0.16%
1.51-2.00 ....................                  9                            906,412.97                           0.45
2.01-2.50 ....................                 31                          2,444,076.44                           1.20
2.51-3.00 ....................                104                          8,327,285.21                           4.10
3.01-3.50 ....................                148                          9,873,460.81                           4.86
3.51-4.00 ....................                257                         16,461,352.05                           8.11
4.01-4.50 ....................                405                         23,451,316.30                          11.55
4.51-5.00 ....................                233                         13,056,352.06                           6.43
5.01-5.50 ....................                250                         14,034,006.81                           6.91
5.51-6.00 ....................                420                         20,516,608.43                          10.11
6.01-6.50 ....................                411                         20,577,119.37                          10.14
6.51-7.00 ....................                259                         10,313,631.79                           5.08
7.01-7.50 ....................                377                         16,917,404.05                           8.34
7.51-8.00 ....................                296                         12,392,908.90                           6.11
Over 8.00% ...................              1,171                         33,355,699.72                          16.44
                                            -----                    ------------------                         -------
        TOTAL ................              4,375                    $   202,954,405.96                         100.00%


                 DISTRIBUTION OF NEXT ADJUSTMENT DATE OF CONTRACTS AS OF CUT-OFF DATE - GROUP II CONTRACTS

                                                                                                      % of Group II Contracts
                                                                      Aggregate Scheduled                   by Scheduled
Month of Next Adjustment Date         Number of Contracts              Principal Balance                  Principal Balance
   as of the Cut-off Date            as of the Cut-off Date         as of the Cut-off Date             as of the Cut-off Date
-----------------------------        ----------------------         ----------------------             ----------------------
September 2001 ...............                  3                    $       353,851.97                           0.17%
October 2001 .................                 11                          1,161,688.46                           0.57
November 2001 ................                 59                          5,008,345.33                           2.47
December 2001 ................                 59                          4,510,557.31                           2.22
January 2002 .................                 40                          2,943,790.34                           1.45
February 2002 ................                 66                          5,103,146.18                           2.51
March 2002 ...................                424                         18,590,260.26                           9.16
April 2002 ...................                711                         31,452,129.83                          15.50
May 2002 .....................                889                         40,769,524.41                          20.09
June 2002 ....................                863                         38,230,553.41                          18.84
July 2002 ....................                897                         38,888,759.93                          19.16
August 2002 ..................                305                         13,708,126.21                           6.75
September 2002 ...............                  2                            124,580.57                           0.06
February 2003 ................                  1                             44,077.68                           0.02
March 2003 ...................                  3                            179,879.00                           0.09
April 2003 ...................                 11                            401,998.26                           0.20
May 2003 .....................                  7                            307,892.71                           0.15
June 2003 ....................                 14                            634,284.86                           0.31
July 2003 ....................                  8                            408,998.38                           0.20
August 2003 ..................                  2                            131,960.86                           0.07
                                            -----                    ------------------                         -------
        TOTAL ................              4,375                    $   202,954,405.96                         100.00%

                             THE SELLER AND SERVICER

    The following information supplements the information in the prospectus under the heading "The Seller and Servicer."

    As of June 30, 2001, GreenPoint Credit had total assets of approximately $1,453 million, total liabilities of approximately $920 million and total stockholders' equity of approximately $533 million. The seller's principal place of business is located at 10089 Willow Creek Road, San Diego, California 92131.

    In the ordinary course of business, GreenPoint Financial Corp. and its subsidiaries (including GreenPoint Credit) are routinely defendants in or parties to a number of pending and threatened legal actions and proceedings, in which monetary damages and other forms of relief are sought. Certain of such actions involve alleged violations of consumer protection laws, including claims relating to GreenPoint Credit's loan collection efforts, and other federal and state banking laws. Certain of such actions involve claims for punitive damages. Management of GreenPoint Financial Corp. has established what it believes to be sufficient allocated reserves to cover any anticipated losses stemming from the settlement or payment of any final judgments rendered in any such cases. Accordingly, management of GreenPoint Financial Corp. believes that these actions and proceedings and the losses, if any, resulting from the financial outcome thereof, will not be material in the aggregate to GreenPoint Credit's financial position or results of operations.

    The volume of manufactured housing contracts originated by GreenPoint Credit, acquired by GreenPoint Credit from Bank of America, FSB (See "The Seller and Servicer" in the prospectus), or purchased from dealers on an individual basis by GreenPoint Credit, for the periods indicated below and certain other information at the end of the related periods are as follows:

                             CONTRACTS ORIGINATED OR PURCHASED ON AN INDIVIDUAL BASIS
                                             (Dollars in Thousands)

                                                       Year to Date          Year to Date         Year to Date
                                                    December 31, 1999     December 31, 2000       June 30, 2001
                                                    -----------------     -----------------       -------------
Principal Balance of Contracts Purchased....          $ 3,045,734           $ 2,239,021              $ 415,128
Number of Contracts Purchased...............               75,622                51,311                  9,873
Average Contract Size.......................             $  40.27              $  43.64                $ 42.05
Number of Regional Offices..................                   45                    27                     25

    The table above includes only contracts originated by GreenPoint Credit or purchased from dealers and does not include any portfolios acquired in bulk from third parties other than from Bank of America, FSB. Regional offices include offices in the United States originating or purchasing manufactured housing contracts as of the end of the time period.

    The following table shows the size of the portfolio of manufactured housing contracts serviced, including contracts already in repossession, by GreenPoint Credit, through the manufactured housing regional office system, as of the dates indicated:

                                           SIZE OF SERVICED PORTFOLIO
                                             (Dollars in Thousands)

                                                         As of                  As of                 As of
                                                    December 31, 1999     December 31, 2000       June 30, 2001
                                                    -----------------     -----------------       -------------
Unpaid Principal Balance of Contracts
   Being Serviced...........................          $ 13,054,239          $ 13,650,338          $ 13,050,370
Average Contract Unpaid Principal Balance...             $    29.9             $    31.3             $    31.3
Number of Contracts Being Serviced..........               437,093               435,583               416,335

DELINQUENCY AND LOAN LOSS/REPOSSESSION EXPERIENCE

    The following table sets forth the delinquency experience of manufactured housing contracts serviced by GreenPoint Credit since October 1998, excluding contracts already in repossession and approximately $600,000,000 of contracts owned by Nations Credit Manufactured Housing Corporation and serviced by GreenPoint Credit since August 1999, as of the dates indicated:


                                     DELINQUENCY EXPERIENCE

                                               As of                 As of                 As of
                                         December 31, 1999     December 31, 2000       June 30, 2001
                                         -----------------     -----------------       -------------
Number of Contracts Outstanding.......        433,221                429,815              412,534
Number of Contracts Delinquent
    30-59 days........................          8,244                 12,121               10,114
    60-89 days........................          2,055                  2,708                3,126
    90 days or more...................          2,641                  4,083                4,382
                                                -----                  -----                -----
Total Contracts Delinquent............         12,940                 18,912               17,622
                                               ======                 ======               ======
Delinquencies as a Percentage of
Contracts Outstanding.................          2.99%                  4.40%                4.27%

    The "Number of Contracts Delinquent" in the table above is based on the number of days payments are contractually past due and assumes 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month. "Delinquencies as a Percentage of Contracts Outstanding" in the table above is calculated by number of contracts.

    Since GreenPoint Credit has only been servicing the contracts for a limited amount of time, the delinquency experience reflected in the table above may not necessarily be indicative of the actual performance of the contracts over time.

    The following table sets forth the loan loss/repossession experience of manufactured housing contracts serviced by GreenPoint Credit, including contracts already in repossession, but excluding approximately $600,000,000 of contracts owned by Nations Credit Manufactured Housing Corporation and serviced by GreenPoint Credit since August 1999, for the periods indicated:

                                 LOAN LOSS/REPOSSESSION EXPERIENCE
                                      (Dollars in Thousands)

                                                                    Year to Date       Year to Date
                                                                 December 31, 2000     June 30, 2001
                                                                 -----------------     -------------
Number of Contracts Being Serviced..........................           435,583              416,335
Aggregate Principal Balance of Contracts Being Serviced.....      $ 13,650,338         $ 13,050,370
Average Principal Recovery Upon Liquidation.................              42.72%               33.51%
Contract Liquidations.......................................               4.00%                2.81%
Net Losses:
        Dollars.............................................        $  322,199           $  284,517
        Percentage..........................................               2.36%                2.18%
Contracts in Repossession...................................             5,768                3,801

    The "Average Principal Recovery Upon Liquidation" in the table above is calculated as a percentage of the outstanding principal balance of contracts that were liquidated during the applicable period, based on the gross amounts recovered upon liquidation, proceeds applied to unpaid interest accrued through the date of repossession and after the payment of repossession and other liquidation expenses. Deficiency recoveries received subsequent to the liquidation date are also included net of collection expenses paid to third parties. "Contract Liquidations" in the table above are calculated by the number of contracts liquidated during the period as a percentage of the total number of contracts being serviced as of period end. The calculation of the dollar amount of "Net Losses" in the table above includes unpaid interest accrued through the date of repossession and all repossession and other liquidation expenses and is reduced by deficiency recoveries received subsequent to the date of liquidation net of collection expenses paid to third parties. The percentage of "Net Losses" in the table above is calculated as a percentage of the total number of contracts being serviced as of period end. The "Number of Contracts Being Serviced," the "Aggregate Principal Balance of Contracts Being Serviced" and the total number of "Contracts in Repossession" in the table above are based upon the total number of contracts being serviced by GreenPoint Credit as of period end.

GREENPOINT CREDIT MANAGEMENT'S DISCUSSION AND ANALYSIS OF DELINQUENCY, REPOSSESSION AND LOAN LOSS EXPERIENCE

    Management of GreenPoint Credit has not observed any material economic development in the general business environment of the country or in local areas where GreenPoint Credit originates its manufactured housing contracts which has unfavorably affected portfolio performance in relation to delinquencies, repossessions and loan losses. However, the delinquency, loan loss and repossession experience of manufactured housing contracts historically has been adversely affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. Information regarding the geographic location, at origination, of the manufactured homes securing the contracts in the contract pool is set forth under "The Contract Pool" in this prospectus supplement.


                              THE SWAP COUNTERPARTY

    Citibank, N.A. ("Citibank" or the "Bank"), was originally organized on June 16, 1812, and now is a national banking association organized under the National Bank Act of 1864. Citibank is a wholly-owned subsidiary of Citicorp, a Delaware corporation, and is Citicorp's principal subsidiary. Citicorp is a wholly owned subsidiary of Citigroup Inc. ("Citigroup"), a Delaware holding company. The obligations of Citibank under the interest rate swaps will not be guaranteed by Citicorp or Citigroup. As of June 30, 2001, the total assets of Citibank and its consolidated subsidiaries represented approximately 70% of the total assets of Citicorp and its consolidated subsidiaries.

    Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world.

    As a national bank, Citibank is a regulated entity permitted to engage only in banking and activities incidental to banking. Citibank's earnings may be affected by certain monetary policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Citibank is primarily regulated by the Office of the Comptroller of the Currency (the "Comptroller"), which also examines its loan portfolios and reviews the sufficiency of its allowance for credit losses.

   Citibank's deposits at its U.S. branches are insured by the Federal Deposit Insurance Corporation (the "FDIC") and are subject to FDIC insurance assessments. The interest rate swaps are not insured by the FDIC or any other regulatory agency of the United States or any other jurisdiction. Citibank may, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured depository institutions. Citibank's FDIC-insured depository affiliates include: Citibank Delaware; Citibank Federal Savings Bank; Citibank (Nevada), National Association; Citibank (New York State); Citibank (South Dakota), N.A.; Travelers Bank and Trust, fsb; Citibank USA; Universal Bank, N.A.; Universal Financial Corp.; Associates National Bank (Delaware); Associates Capital Bank, Inc.; Hurley State Bank and California Commerce Bank.

    Legislation enacted as part of the Omnibus Budget Reconciliation Act of 1993 provides that deposits in U.S. offices and certain claims for administrative expenses and employee compensation against a U.S. insured depository institution which has failed will be afforded a priority over other general unsecured claims, including deposits in non-U.S. offices and claims under non-depository contracts in all offices, against such an institution in the "liquidation or other resolution" of such an institution by any receiver. Such priority creditors (including the FDIC, as the subrogee of insured depositors) of such FDIC-insured depository institution will be entitled to priority over unsecured creditors in the event of a "liquidation or other resolution" of such institution.

    As conservator or receiver for an insured depository institution, the FDIC also may disaffirm or repudiate any burdensome contract to which such institution is a party. The FDIC has not taken the position that such repudiation would impair the right of a holder of an unsecured obligation, such as the interest rate swaps, to claim principal and interest accrued through the date of appointment of a conservator or receiver. (The amount paid on such a claim would depend on the amount of assets in the receivership and the relative priority of the claim.) Disaffirmance or repudiation could, at a minimum, expose holders of the interest rate swaps to reinvestment risk.

    As conservator or receiver, the FDIC is also empowered to enforce most types of contracts, including the interest rate swaps, pursuant to their terms notwithstanding any acceleration provisions therein, and may transfer to a new obligor any of the Bank's assets or liabilities, including the interest rate swaps, without the approval or consent of the Bank's creditors.

    The FDIC is authorized  to settle all uninsured and unsecured  claims in the insolvency of an insured bank by making a final settlement payment at a percentage rate reflecting an average of the FDIC's receivership recovery experience and constituting full payment and disposition of the FDIC's obligation to uninsured and unsecured creditors.

    The Gramm-Leach-Bliley Act (the "Act") became effective in most significant respects on March 11, 2000. Under the Act, bank holding companies, such as Citicorp, all of whose depository institutions are "well capitalized" and "well managed", as defined in the Bank Holding Company Act of 1956, and which obtain satisfactory Community Reinvestment Act ratings, have the ability to become financial holding companies and engage in a broader spectrum of activities than those previously permitted. Citigroup and Citicorp elected to become financial holding companies effective as of March 11, 2000. Subject to certain limitations, new merchant banking rules permit Citicorp to make investments in companies that engage in activities that are not financial in nature without regard to the existing 5% limit for domestic investments and 20% limit for overseas investments. On January 18, 2001, the Federal Reserve Board issued new proposed rules that would govern the regulatory treatment of merchant banking investments and certain similar equity investments, including investments made by venture capital subsidiaries, in nonfinancial companies held by bank holding companies. The new proposal generally would impose a capital charge that would increase in steps as the banking organization's level of concentration in equity investments increased. An 8 percent Tier 1 capital deduction would apply on covered investments that in the aggregate represent up to 15 percent of an organization's Tier 1 capital. For covered investments that aggregate more than 25 percent of the organization's Tier 1 capital, a top marginal charge of 25 percent would be set. Provisions of the Act that will become effective 18 months after enactment will limit the bank exemption from U.S. securities laws for certain activities that may now be conducted by national banks.

    In June 2001, the Basel Committee on Banking Supervision announced that it would issue a new consultative package on the new Basel Capital Accord (the "New Accord") in early 2002. The New Accord, which will apply to all "significant" banks, as well as to holding companies that are parents of banking groups, is intended to be finalized by year-end 2002, with implementation of the new framework beginning in 2005. Citibank is monitoring the status and progress of the proposed rule.

    The Annual Report on Form 10-K of Citicorp and its subsidiaries for the year ended December 31, 2000 (the "2000 10-K") and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (the "June 2001 10-Q") set forth certain data relative to the consolidated financial position of Citibank and its subsidiaries as of December 31, 2000 and June 30, 2001.

    The Consolidated Balance Sheets of Citibank as of December 31, 2000 and as of December 31, 1999 are set forth on page F-7 of the 2000 10-K and as of June 30, 2001 and December 31, 2000 are set forth on page 33 of the June 2001 10-Q. Consolidated Balance Sheets of Citibank subsequent to June 30, 2001 will be included in the Form 10-Q's (quarterly) and Form 10-K's (annually) subsequently filed by Citicorp with the Securities and Exchange Commission (the "SEC"), which will be filed not later than 45 days after the end of the calendar quarter or 90 days after the end of the calendar year to which the report relates, or on Form 8-K with respect to certain interim events. For further information regarding Citibank, reference is made to the 2000 10-K and to any subsequent reports on Forms 10-K, 10-Q or 8-K filed by Citicorp with the SEC, which are incorporated herein by reference. Copies of such material may be obtained, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. In addition, such reports are available at the SEC's Web site (http://www.sec.gov).

    In addition, Citibank submits quarterly to the Comptroller certain reports called "Consolidated Reports of Condition and Income for a Bank With Domestic and Foreign Offices" ("Call Reports"). The Call Reports are on file with, and publicly available at the Comptroller's offices at 250 E Street, S.W., Washington, D.C. 20219 and are also available on the web site of the FDIC (http://www.fdic.gov). Each Call Report consists of a Balance Sheet, Income Statement, Changes in Equity Capital and other supporting schedules at the end of and for the period to which the report relates. The Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council. While the Call Reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosure about Citibank, the reports nevertheless provide important information concerning the financial condition and results of operations of Citibank. Citibank's Call Report as of the close of business on June 30, 2001 is incorporated herein by reference. Any subsequent Call Reports filed by Citibank with the Comptroller are incorporated herein by reference.

    Any of the above reports incorporated herein by reference are available upon request, without charge, by writing or calling Citigroup Document Services, 140 58th Street, Brooklyn, New York 11220, (718) 765-6460.


                           AMBAC ASSURANCE CORPORATION

    The following information has been supplied by Ambac for inclusion in this prospectus supplement. Accordingly, the seller and servicer and the trustee do not make any representation as to the accuracy and completeness of this information.

   Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac primarily insures newly-issued municipal and structured finance obligations. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Services Inc., Standard & Poor's, a division of the McGraw-Hill Companies, Inc., and Fitch, Inc. have each assigned a triple-A financial strength rating to Ambac.

    The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the years in the three year period ended December 31, 2000, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 28, 2001; Commission File No. 1-10777), and the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of June 30, 2001 and for the periods ending June 30, 2001 and June 30, 2000, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc., for the period ended June 30, 2001 (which was filed with the Commission on August 10, 2001), and information on events subsequent to the Quarterly Report on Form 10-Q contained in press releases issued on September 13, 2001 and September 18, 2001, included in the Current Report on Form 8-K of Ambac Financial Group, Inc. (which was filed with the Commission on September 17, 2001 and September 19, 2001, respectively), are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

    All financial statements of Ambac and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such financial statements.

    The following table sets forth the capitalization of Ambac as of December 31, 1999, December 31, 2000 and June 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                                                                                       JUNE 30, 2001
                                                          DECEMBER 31, 1999     DECEMBER 31, 2000       (UNAUDITED)
                                                          -----------------     -----------------       -----------
Unearned premiums..................................              $1,442                $1,556              $1,691
Other liabilities..................................                 524                   581                 695
                                                                    ---                   ---                 ---
                                                                  1,966                 2,137               2,386
                                                                  -----                 -----               -----
Stockholder's equity:
  Common stock.....................................                  82                    82                  82
  Additional paid-in capital.......................                 752                   760                 760
  Accumulated other comprehensive
  income (loss) ...................................                (92)                    82                  77
  Retained earnings................................               1,674                 2,002               2,180
                                                                  -----                 -----               -----
Total stockholder's equity.........................               2,416                 2,926               3,099
                                                                  -----                 -----               -----
Total liabilities and stockholder's equity.........              $4,382                $5,063              $5,485
                                                                 ======                ======              ======

    For additional financial information concerning Ambac, see the audited financial statements of Ambac incorporated by reference herein. Copies of the financial statements of Ambac incorporated by reference and copies of Ambac's annual statement for the year ended December 31, 2000 prepared in accordance with statutory accounting standards are available, without charge, from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

    Ambac makes no representation regarding the certificates or the advisability of investing in the certificates and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by Ambac and presented under this heading "Ambac Assurance Corporation" and in the financial statements incorporated under this heading "Ambac Assurance Corporation" by reference.


                              RADIAN INSURANCE INC.

    Radian does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding Radian set forth under this heading "Radian Insurance Inc." Additionally, Radian makes no representation regarding the offered certificates or the advisability of investing in the offered certificates.

GENERAL

    Radian (formerly known as CMAC Mortgage Insurance Company) is a Pennsylvania domiciled and licensed insurer and a wholly-owned subsidiary of Radian Guaranty Inc., which is a wholly-owned subsidiary of Radian Group Inc., an insurance holding company listed on the New York Stock Exchange. Radian is regulated by the Insurance Department of the Commonwealth of Pennsylvania. NONE OF RADIAN GROUP INC., RADIAN GUARANTY INC. OR ANY OF THEIR OFFICERS, DIRECTORS, SHAREHOLDERS OR AFFILIATES IS OBLIGATED TO PAY DEBTS OF OR CLAIMS AGAINST RADIAN.

RATINGS

    Radian's financial strength is rated "AA" by S&P and Fitch and "Aa3" by Moody's. Radian's financial strength currently is not rated by any other rating agency. Each rating of Radian should be evaluated independently. The ratings reflect the respective rating agencies' current assessments of the creditworthiness of Radian and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

    The above ratings are not recommendations to buy, sell or hold the offered certificates and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Radian does not guaranty the market price of the offered certificates nor does it guaranty that the ratings of the offered certificates will not be revised or withdrawn.

NET WORTH AND LIQUIDITY MAINTENANCE AGREEMENT

    Radian Guaranty Inc. has entered into an agreement to cause Radian to maintain a certain net worth and to have sufficient liquidity to meet its obligations.

    The following table presents selected financial information of Radian Guaranty Inc. as of December 31, 2000 and June 30, 2001 determined on the basis of statutory accounting principles which differ in significant respects from generally accepted accounting principles:


                                   RADIAN GUARANTY INC.(1)
                               SELECTED FINANCIAL INFORMATION
                                   (Dollars in Thousands)

                                                                                         (Unaudited)
                                                                   December 31, 2000    June 30, 2001
                                                                   -----------------    -------------
Admitted Assets..................................................    $1,348,360         $1,561,310
Liabilities (excluding Contingency Reserve)......................       377,762            462,477
Capital and Surplus..............................................       171,644            193,712
Contingency Reserve..............................................       798,954            905,121
Total Policyholder's Surplus(2)..................................       970,598          1,098,833

(1) Although Radian Guaranty Inc. has undertaken to maintain the net worth and liquidity of Radian, such undertaking shall not constitute an obligation of Radian Guaranty Inc. to provide a direct or indirect guaranty of any debt or other obligation of Radian whatsoever, including Radian's obligations under the Insurance Agreement and the certificate guaranty insurance policy.

(2) "Total Policyholder's Surplus" in the table above is equal to the sum of the "Capital and Surplus" and "Contingency Reserve" items in the table above.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT RADIAN

    Copies of Radian's and Radian Guaranty Inc.'s quarterly and annual statutory financial statements are available upon request to Radian at 1601 Market Street, Philadelphia, Pennsylvania 19103. The telephone number of Radian is (215) 564-6600.


                       PREPAYMENT AND YIELD CONSIDERATIONS

    The contracts have maturities at origination ranging from 24 to 360 months, but may be prepaid in full or in part at any time. The prepayment experience of the contracts, including prepayments and liquidations due to defaulted contracts, casualties and condemnations or due to the exercise of an optional termination (see "Description of the Certificates--Optional Termination" in this prospectus supplement), will affect the average life of the offered certificates. The weighted average life of, and, if purchased at other than par, the yield to maturity on, the certificates will relate to the rate of payment of principal on the contracts in the related contract group, including, for this purpose, prepayments, liquidations due to defaulted contracts, casualties and condemnations. Based on GreenPoint Credit's experience with the portfolio of conventional manufactured housing contracts serviced by it, GreenPoint Credit anticipates that a number of contracts will be prepaid in full prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of contracts on account of certain breaches of representations and warranties as described below under "Description of the Certificates--Conveyance of Contracts" will have the effect of prepayment of the repurchased contracts and therefore will affect the life of the offered certificates. Most of the contracts contain provisions that prohibit the owner from selling the manufactured home without the prior consent of the holder of the related contract. These provisions are similar to "due-on-sale" clauses and may not be enforceable in some states. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer" in the prospectus. The servicer's policy is to permit most sales of manufactured homes where the proposed buyer meets the servicer's then current underwriting standards and enters into an assumption agreement. See "--Weighted Average Life of the Certificates" below and "Prepayment and Yield Considerations" in the prospectus.

    As described under "Description of the Certificates" in this prospectus supplement, to the extent that, on any Distribution Date, the Available Distribution Amount for a contract group is not sufficient to permit a full distribution of the Formula Principal Distribution Amount for that contract group or the portion thereof due on the related Distribution Date to the class of certificates related to that contract group entitled to the distribution and a Credit Enhancement Default has occurred and is continuing with respect to that contract group, the effect will be to delay the amortization of the related class of certificates. If a purchaser of a class of certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal on the certificates that is faster than the rate actually realized, the purchaser's actual yield to maturity will be lower than the yield so calculated by the purchaser.



    The Pass-Through Rates on the Class I Certificates are based on the receipt of payments from the swap counterparty under the interest rate swaps. If the swap counterparty is in default under either interest rate swap and a Credit Enhancement Default has occurred and is continuing with respect to the Class I Certificates, and the weighted average of the Net Contract Rates on the Group I Contracts is lower than LIBOR plus the spread with respect to the Class I A-1 Certificates or the pass-through rate that would otherwise have been produced by the Auction Procedures with respect to the Class I A-2 Certificates, the Pass-Through Rate on that class of Class I Certificates will be limited to the weighted average of the Net Contract Rates on the Group I Contracts. There is no mechanism in place that would compensate certificateholders for any such reduction in the Pass-Through Rates on the Class I Certificates.

    The servicer has the option to purchase the contracts and any property constituting the Trust Fund if on any Distribution Date the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Optional Termination" in this prospectus supplement. The exercise of the option to purchase, as applicable, would effect the early retirement of the then outstanding certificates.

    The rate of distributions of principal of the offered certificates and the yield to maturity of the offered certificates also will be directly related to the rate of payment of principal, including prepayments, of the contracts in the related contract group. The rate of principal distributions on the offered certificates will be affected by the amortization schedules of the contracts in the related contract group and the rate of principal payments on the contracts in the related contract group, including prepayments due to liquidations upon default. The contracts may be prepaid by the obligors at any time without payment of any prepayment fee or penalty.

    With respect to each contract group, on any Distribution Date on or after the Distribution Date, if any, on which the aggregate Certificate Balances of the offered certificates related to that contract group is greater than the aggregate Scheduled Principal Balances of the contracts in that contract group, if the Available Distribution Amount for that contract group is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the holders of the offered certificates related to that contract group and a Credit Enhancement Default has occurred and is continuing with respect to that contract group, the holders of the offered certificates related to that contract group will absorb:

    o all losses on each liquidated contract in that contract group in the amount by which its liquidation proceeds, net of liquidation expenses and applicable Monthly Advances, are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average Pass-Through Rate plus the percentage rate used to calculate the monthly servicing fee; and

    o other shortfalls in the Available Distribution Amount for that contract group;

and  will  incur  a  loss  on  their   investments.   See  "Description  of  the
Certificates--Distributions"   and   "--Priority  of   Distributions"   in  this
prospectus supplement.

    In the event that there were a sufficiently large number of delinquencies on the contracts in a particular contact group in any Collection Period that were not covered by Monthly Advances as described in this prospectus supplement and a Credit Enhancement Default has occurred and is continuing with respect to that contract group, the amounts paid to holders of the offered certificates related to that contract group could be less than the amount of principal and interest that would otherwise be payable on the offered certificates with respect to that contract group and the related Collection Period. Even if delinquent payments on the contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the contracts would be reduced, and under certain circumstances it is possible that sufficient amounts might not be available for the ultimate payment of all principal of the related offered certificates plus accrued interest thereon at the related pass-through rate, thus also reducing the effective yield on the related offered certificates.

    While partial prepayments of the principal on the contracts are applied on each due date, obligors are not required to pay interest on the contracts after the date of a full prepayment of principal. As a result, full prepayments in advance of the related due dates for the related contracts in any Collection Period will reduce the amount of interest received from obligors during the related Collection Period to less than one month's interest. On the other hand, when a contract is prepaid in full during any period, but after the due date for the related contract in the related Collection Period, the effect will be to increase the amount of interest received from the related obligor during the related Collection Period to more than one month's interest. If a sufficient number of contracts in a particular contract group are prepaid in full in a given Collection Period in advance of their respective due dates, interest payable on all of the contracts in that contract group during that Collection Period may be less than the interest payable on the related classes of certificates with respect to the related Collection Period. As a result, if a Credit Enhancement Default has occurred and is continuing, the Trust Fund may not receive sufficient monies to pay the interest on the related certificates in the amounts set forth in this prospectus supplement under "Description of the Certificates--Distributions" and to make a full distribution to the related holders of the offered certificates of the Formula Principal Distribution Amounts allocable to them. Although no assurance can be given in this matter, GreenPoint Credit does not anticipate that the net shortfall of interest received because of prepayments in full in any Collection Period would be great enough, in the absence of delinquencies and liquidation losses, to reduce the Available Distribution Amount related to a contract group for a Distribution Date below the amount required to be distributed to the related holders of the offered certificates on that Distribution Date in the absence of prepayment interest shortfalls.

    As is the case with fixed rate obligations generally, the rate of prepayment on a pool of contracts with fixed rates, such as the Group I Contracts, is affected by prevailing market rates for manufactured housing contracts of a comparable term and risk level. When the market interest rate is below the contract rate on a contract, the related obligor may have an increased incentive to refinance its contract. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some obligors may sell or refinance their contracts in order to realize their equity in the manufactured home, to meet cash flow needs or to make other investments. However, no assurance can be given as to the level of prepayments that the Group I Contracts will experience.

    Variable rate obligations, such as the Group II Contracts, may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, variable rate contracts could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate contracts at competitive interest rates may encourage obligors to refinance their variable rate contract to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Group II Contracts will experience.

    Although all of the Group II Contracts are variable rate, the obligor on each of the Group II Contracts can convert from a variable rate to a fixed rate as long as the obligor is current in payment on the obligor's contract. If an obligor converts a contract from a variable rate to a fixed rate, the holder of the Class R Certificates is obligated to purchase the converted contract. The fixed rate may be lower than the pass-through rate on the Class II A-1 Certificates or the pass-through rate on the Class II A-2 Certificates, as applicable. Since the pass-through rates on the Class II A-1 Certificates and Class II A-2 Certificates are capped by the Net Funds Cap, any conversion to a fixed rate of a Group II Contract that has not been purchased by the holder of the Class R Certificates may make it more likely that the pass-through rates on the Class II A-1 Certificates or Class II A-2 Certificates will be lower than the pass-through rate based upon LIBOR plus the spread or produced by the Auction Procedures, as applicable. See Annex II and Annex III to this prospectus supplement.

    All of the Group II Contracts are variable rate contracts based on a Twelve-Month LIBOR index. While GreenPoint Credit does not anticipate that variable rate contracts based on a Twelve-Month LIBOR index will have materially different delinquency or default rates from other types of variable rate contracts, GreenPoint Credit has a limited operating history with variable rate contracts based on a Twelve-Month LIBOR index and therefore no assurance can be given that variable rate contracts based on a Twelve-Month LIBOR index will not have higher prepayments, delinquencies or losses than other types of variable rate contracts.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

    The following information is given solely to illustrate the effect of prepayments of the contracts on the weighted average life of the certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the contracts.

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the certificates will be affected by the rate at which principal on the contracts is paid. Principal payments on contracts may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of contracts and repurchases of contracts by the seller due to breaches of representations and warranties contained in the Agreement. Prepayments on contracts may be measured by a prepayment standard or model. The Prepayment Model used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. 100% of the Prepayment Model assumes prepayment rates of 3.7% per annum of the then unpaid principal balance of the contracts in the first month of the life of the contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of the contracts, 100% of the Prepayment Model assumes a constant prepayment rate of 6.00% per annum.

    As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the contracts; "150% of the Prepayment Model" assumes the contracts will prepay at rates equal to 150% of the Prepayment Model assumed prepayment rates; "175% of the Prepayment Model" assumes the contracts will prepay at rates equal to 175% of the Prepayment Model assumed prepayment rates; "200% of the Prepayment Model" assumes the contracts will prepay at rates equal to 200% of the Prepayment Model assumed prepayment rates; "250% of the Prepayment Model" assumes the contracts will prepay at rates equal to 250% of the Prepayment Model assumed prepayment rates; and "275% of the Prepayment Model" assumes the contracts will prepay at rates equal to 275% of the Prepayment Model assumed prepayment rates.

    There is no assurance, however, that prepayments of the contracts will conform to any level of the Prepayment Model, and no representation is made that the contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. Because the outstanding principal balances of the contracts are, in general, much smaller than mortgage loan balances and the original term to maturity of each contract is generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

GROUP I ASSUMPTIONS

    The percentages and weighted average lives in the following tables relating to the Class I Certificates were determined using the following assumptions, referred to in this prospectus supplement as the Group I Structuring
Assumptions:

   o scheduled interest and principal payments on the Group I Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model with 30 days interest thereon set forth in the tables;

   o the servicer does not exercise its right of optional termination as described under "Optional Termination" in this prospectus supplement;

   o   the  Group  I  Contracts   will,  as  of  the  Cut-off  Date,   have  the
       characteristics described in the table below titled "Assumed Contract Characteristics - Group I Contracts";

   o the Initial Certificate Balance and the Pass-Through Rate of each class of Class I Certificates, is as set forth or described under "Summary Information" in this prospectus supplement;

   o no interest shortfalls will arise in connection with prepayment in full of the Group I Contracts;

   o   there will be no delinquencies or losses on the Group I Contracts;

   o the Distribution Date of the Class I A-1 Certificates occurs on the 20th day of each month commencing on October 20, 2001 whether or not that day is a business day and the Distribution Date of the Class I A-2 Certificates occurs on the 9th day of each month commencing on November 9, 2001 whether or not that day is a business day;

   o the total fees related to the Group I Contracts (including servicing fees and insurance premiums related to the Class I Certificates) equal 1.47% per annum; and

   o   the Class I Certificates are purchased on October 2, 2001.

    No representation is made that the contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                      ASSUMED CONTRACT CHARACTERISTICS - GROUP I CONTRACTS

                                       Scheduled                        Original Term  Remaining Term
              Pool                 Principal Balance    Contract Rate    to Maturity     to Maturity
              ----                 -----------------    -------------    -----------     -----------
1.............................       $ 578,269.07          15.414%           58              53
2.............................      21,357,851.53          13.432           184              33
3.............................      10,524,165.66          12.341           116             111
4.............................      26,885,370.95          13.285           240              89
5.............................      37,128,037.27          11.567           169             165
6.............................      66,104,006.21          11.320           238             234
7.............................       2,906,794.48          11.276           307             293
8.............................      57,455,004.83          10.671           360             354

    Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the Group I Contracts being conveyed to the Trust Fund and the characteristics of the contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class I A-1 Initial Certificate Balance and Class I A-2 Initial Certificate Balance outstanding and weighted average lives of the Class I A-1 Certificates and Class I A-2 Certificates set forth in the tables. In addition, since the actual Group I Contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class I A-1 Certificates and Class I A-2 Certificates may be made earlier or later than as indicated in the tables.

    It is not likely that Group I Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Group I Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Group I Contracts, which include recently originated contracts, could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Group I Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics - Group I Contracts.

    Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

    Based on the Group I Structuring Assumptions, the following tables indicate the resulting weighted average lives of the Class I A-1 Certificates and Class I A-2 Certificates and sets forth the percentage of the Class I A-1 Initial Certificate Balance and Class I A-2 Initial Certificate Balance that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.

                   PERCENT OF THE CLASS I A-1 INITIAL CERTIFICATE BALANCE AT THE
                          RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                             Prepayments (% of Prepayment Model)
                                                        ----------------------------------------------
Distribution Date                                       0%      150%     175%     200%    250%    275%
-----------------                                       --      ----     ----     ----    ----    ----
Initial Percentage................................      100      100      100     100     100     100
September 2002....................................      91       80       78       76      72      70
September 2003....................................      81       59       55       52      45      42
September 2004....................................      71       40       36       31      23      19
September 2005....................................      65       27       22       17      7       3
September 2006....................................      59       15        9       4       0       0
September 2007....................................      51        4        0       0       0       0
September 2008....................................      43        0        0       0       0       0
September 2009....................................      37        0        0       0       0       0
September 2010....................................      31        0        0       0       0       0
September 2011....................................      26        0        0       0       0       0
September 2012....................................      20        0        0       0       0       0
September 2013....................................      14        0        0       0       0       0
September 2014....................................       7        0        0       0       0       0
September 2015....................................       0        0        0       0       0       0
Weighted Average Life (years).....................      6.45    2.74     2.49     2.28    1.95    1.82

                  PERCENT OF THE CLASS I A-2 INITIAL CERTIFICATE BALANCE AT THE
                         RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                             Prepayments (% of Prepayment Model)
                                                        ----------------------------------------------
Distribution Date                                       0%      150%     175%     200%    250%    275%
-----------------                                       --      ----     ----     ----    ----    ----
Initial Percentage................................      100      100      100     100     100     100
October 2002......................................      100      100      100     100     100     100
October 2003......................................      100      100      100     100     100     100
October 2004......................................      100      100      100     100     100     100
October 2005......................................      100      100      100     100     100     100
October 2006......................................      100      100      100     100      90      83
October 2007......................................      100      100      97       88      72      65
October 2008......................................      100      90       80       72      57      50
October 2009......................................      100      77       67       59      45      39
October 2010......................................      100      66       57       49      36      31
October 2011......................................      100      56       48       41      29      24
October 2012......................................      100      48       40       34      23      19
October 2013......................................      100      40       33       27      18      15
October 2014......................................      100      33       27       22      14      11
October 2015......................................      100      27       22       17      11      8
October 2016......................................      93       23       18       14      8       6
October 2017......................................      85       19       15       11      7       5
October 2018......................................      75       16       12       9       5       4
October 2019......................................      65       12        9       7       4       3
October 2020......................................      54        9        7       5       3       2
October 2021......................................      46        7        5       4       2       1
October 2022......................................      43        6        4       3       1       1
October 2023......................................      40        5        4       2       1       1
October 2024......................................      36        4        3       2       1       1
October 2025......................................      31        3        2       2       1       *
October 2026......................................      27        3        2       1       *       *
October 2027......................................      22        2        1       1       *       *
October 2028......................................      16        1        1       1       *       *
October 2029......................................      10        1        *       *       *       *
October 2030......................................       4        *        *       *       *       *
October 2031......................................       0        0        0       0       0       0
Weighted Average Life (years).....................     21.03    12.06    11.10   10.26    8.86    8.27

o Use of a "*" in the table above denotes a value that is less than 1% but greater than zero.

GROUP II ASSUMPTIONS

    The percentages and weighted average lives in the following tables relating to the Class II Certificates were determined using the following assumptions, referred to in this prospectus supplement as the Group II Structuring
Assumptions:

o scheduled interest and principal payments on the Group II Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model with 30 days interest thereon set forth in the tables;

o the servicer does not exercise its right of optional termination as described under "Optional Termination" in this prospectus supplement;

o   the  Group  II  Contracts   will,   as  of  the  Cut-off   Date,   have  the
    characteristics described in the table below titled "Assumed Contract Characteristics - Group II Contracts";

o   Twelve-Month LIBOR = 2.71%;

o the Initial Certificate Balance and the Pass-Through Rate of each class of Class II Certificates, is as set forth or described under "Summary Information" in this prospectus supplement;

o no interest shortfalls will arise in connection with prepayment in full of the Group II Contracts;

o   there will be no delinquencies or losses on the Group II Contracts;

o the Distribution Date of the Class II A-1 Certificates occurs on the 20th day of each month commencing on October 20, 2001 whether or not that day is a business day and the Distribution Date of the Class II A-2 Certificates occurs on the 13th day of each month commencing on November 13, 2001 whether or not that day is a business day;

o no Group II Contract converts from a variable interest rate to a fixed interest rate;

o the total fees related to the Group II Contracts (including servicing fees and insurance premiums related to the Class II Certificates) equal 1.69% per annum; and

o   the Class II Certificates are purchased on October 2, 2001.

    No representation is made that the Group II Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                                     ASSUMED CONTRACT CHARACTERISTICS - GROUP II CONTRACTS

                               Original   Remaining                               Months to
            Scheduled          Contract    Term to      Term to        Gross      Next Rate   Maximum                  Reset
Pool     Principal Balance       Rate      Maturity     Maturity       Margin      Change    Rate Cap      Index     Frequency
----     -----------------       ----      --------     --------       ------      ------    --------      -----     ---------
1.....   $1,515,540.43           7.927%       360          348          3.177%       2        12.927%      1YR LBR       12
2.....    5,008,345.33           8.062        346          338          3.322        3        13.062       1YR LBR       12
3.....    4,510,557.31           8.919        347          339          4.172        4        13.919       1YR LBR       12
4.....    2,943,790.34           8.663        343          337          3.935        5        13.663       1YR LBR       12
5.....    5,103,146.18           8.538        349          342          4.162        6        13.538       1YR LBR       12
6.....   18,590,260.26           9.868        295          289          6.112        7        14.868       1YR LBR       12
7.....   31,452,129.83           9.346        296          291          6.184        8        14.350       1YR LBR       12
8.....   40,769,524.41           8.822        297          293          6.080        9        13.820       1YR LBR       12
9.....   38,230,553.41           8.848        290          287          6.268        10       13.851       1YR LBR       12
10....   38,888,759.93           9.182        291          289          6.828        11       14.187       1YR LBR       12
11....   13,708,126.21           8.959        306          302          6.571        12       13.994       1YR LBR       12
12....    1,175,244.10           9.857        313          312          6.528        23       14.857       1YR LBR       12
13....    1,058,428.22          10.160        273          262          6.348        19       15.241       1YR LBR       12

    Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the Group II Contracts being conveyed to the Trust Fund and the characteristics of the contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class II A-1 Initial Certificate Balance and Class II A-2 Initial Certificate Balance outstanding and weighted average lives of the Class II A-1 Certificates and Class II A-2 Certificates set forth in the tables. In addition, since the actual Group II Contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class II A-1 Certificates and Class II A-2 Certificates may be made earlier or later than as indicated in the tables.

    It is not likely that Group II Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Group II Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Group II Contracts, which include recently originated contracts, could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Group II Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics - Group II Contracts.

    Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

    Based on the Group II Structuring Assumptions, the following tables indicate the resulting weighted average lives of the Class II A-1 Certificates and Class II A-2 Certificates and sets forth the percentage of the Class II A-1 Initial Certificate Balance and Class II A-2 Initial Certificate Balance that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.

                 PERCENT OF THE CLASS II A-1 INITIAL CERTIFICATE BALANCE AT THE
                         RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                             Prepayments (% of Prepayment Model)
                                                             -----------------------------------
Distribution Date                                       0%      150%     200%     250%    300%    350%
-----------------                                       --      ----     ----     ----    ----    ----
Initial Percentage................................      100      100      100     100     100     100
September 2002....................................      98       84       79       75      70      66
September 2003....................................      95       66       57       48      40      31
September 2004....................................      92       49       37       25      13      3
September 2005....................................      89       34       19       5       0       0
September 2006....................................      86       20        3       0       0       0
September 2007....................................      82        7        0       0       0       0
September 2008....................................      78        0        0       0       0       0
September 2009....................................      74        0        0       0       0       0
September 2010....................................      69        0        0       0       0       0
September 2011....................................      64        0        0       0       0       0
September 2012....................................      58        0        0       0       0       0
September 2013....................................      52        0        0       0       0       0
September 2014....................................      45        0        0       0       0       0
September 2015....................................      37        0        0       0       0       0
September 2016....................................      29        0        0       0       0       0
September 2017....................................      20        0        0       0       0       0
September 2018....................................      11        0        0       0       0       0
September 2019....................................       *        0        0       0       0       0
September 2020....................................       0        0        0       0       0       0
Weighted Average Life (years).....................     11.30    3.10     2.44     2.01    1.71    1.49

o Use of a "*" in the table above denotes a value that is less than 1% but greater than zero.

                PERCENT OF THE CLASS II A-2 INITIAL CERTIFICATE BALANCE AT THE
                      RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                             Prepayments (% of Prepayment Model)
                                                             -----------------------------------
Distribution Date                                       0%      150%     200%     250%    300%    350%
-----------------                                       --      ----     ----     ----    ----    ----
Initial Percentage................................      100      100      100     100     100     100
October 2002......................................      100      100      100     100     100     100
October 2003......................................      100      100      100     100     100     100
October 2004......................................      100      100      100     100     100     100
October 2005......................................      100      100      100     100      92      80
October 2006......................................      100      100      100      87      74      62
October 2007......................................      100      100      89       73      59      48
October 2008......................................      100      96       76       61      48      37
October 2009......................................      100      85       66       50      38      29
October 2010......................................      100      75       56       41      30      22
October 2011......................................      100      66       48       34      24      17
October 2012......................................      100      58       41       28      19      13
October 2013......................................      100      51       34       23      15      10
October 2014......................................      100      44       29       18      12      7
October 2015......................................      100      38       24       15      9       5
October 2016......................................      100      32       20       12      7       4
October 2017......................................      100      27       16       9       5       3
October 2018......................................      100      23       13       7       4       2
October 2019......................................      100      19       10       6       3       2
October 2020......................................      88       15        8       4       2       1
October 2021......................................      75       12        6       3       2       1
October 2022......................................      61        9        4       2       1       *
October 2023......................................      45        6        3       1       1       *
October 2024......................................      28        3        2       1       *       *
October 2025......................................      10        1        *       *       *       *
October 2026......................................       5        *        *       *       *       *
October 2027......................................       3        *        *       *       *       *
October 2028......................................       2        *        *       *       *       *
October 2029......................................       *        *        *       *       *       *
October 2030......................................       0        0        0       0       0       0
October 2031......................................
Weighted Average Life (years).....................     21.75    13.18    11.02    9.34    8.03    6.99

o Use of a "*" in the table above denotes a value that is less than 1% but greater than zero.

                         DESCRIPTION OF THE CERTIFICATES

    The certificates will be issued pursuant to the Agreement. A copy of a general form of the Agreement has been filed with the Securities and Exchange Commission. A copy of the execution form of the Agreement, without certain exhibits, will be filed with the Securities and Exchange Commission after the initial issuance of the certificates. The following description supplements the description of the Agreement and the certificates under the caption "Description of the Certificates" in the prospectus and must be read together with the prospectus. The following summaries describe certain terms of the Agreement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

GENERAL

    The Class I A-1 Certificates and Class II A-1 Certificates will be issued in fully registered form only, in denominations of $50,000 and integral multiples of $1 in excess thereof. The Class I A-2 Certificates and Class II A-2 Certificates will be issued in fully registered form only, in denominations of $25,000 and integral multiples of $25,000 in excess thereof. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The Trust Fund includes:

    o the contract pool, including all rights to receive payments on the contracts received on or after the Cut-off Date;

    o   the amounts held from time to time in the Payment Accounts;

    o any property which initially secured a contract and which is acquired in the process of realizing thereon;

    o   the interest rate swaps;

    o   the certificate guaranty insurance policies; and

    o   the  proceeds  of  all  other  insurance   policies  described  in  this
        prospectus supplement.

    The seller will convey the contracts to the trustee. See "The Contract Pool," "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement. The servicer will service the contracts pursuant to the Agreement. The contract documents will be held for the benefit of the trustee, Ambac, Radian, the swap counterparty and the certificateholders by the servicer or a third party custodian.

    Distributions of principal, interest or both to the holders of the offered certificates will be made on each Distribution Date beginning in October 2001, with respect to the Class I A-1 Certificates and Class II A-1 Certificates and November 2001, with respect to the Class I A-2 Certificates and Class II A-2 Certificates, to the persons in whose names the certificates are registered on the Record Date.

PASS-THROUGH RATES AND LAST SCHEDULED DISTRIBUTION DATES

    The Pass-Through Rate on any Distribution Date with respect to the Class I A-1 Certificates will be equal to the Class I A-1 Formula Rate. The last scheduled Distribution Date for the Class I A-1 Certificates will occur in April 2016.

    The Pass-Through Rate on any Distribution Date with respect to the Class I A-2 Certificates will be a per annum rate equal to the Class I A-2 Formula Rate. The last scheduled Distribution Date for the Class I A-2 Certificates will occur in February 2032.

    If there is a default by the swap provider under either interest rate swap and a Credit Enhancement Default with respect to the Class I Certificates has occurred and is continuing, the Pass-Through Rates on the Class I Certificates may be limited to the weighted average of the Net Contract Rates on the Group I Contracts. See "Risk Factors--The pass-through rates on the Class I Certificates may be limited to the weighted average of the Net Contract Rates of the Group I Contracts if the swap counterparty is in default under either interest rate swap" and "Prepayment and Yield Considerations" in this prospectus supplement.

    The Pass-Through Rate on any Distribution Date with respect to the Class II A-1 Certificates will be a per annum rate equal to the lesser of (a) the Class II A-1 Formula Rate and (b) the Net Funds Cap related to the Group II Contracts. The last scheduled Distribution Date for the Class II A-1 Certificates will occur in June 2020.

    The Pass-Through Rate on any Distribution Date with respect to the Class II A-2 Certificates will be a per annum rate equal to the lesser of (a) the Class II A-2 Formula Rate and (b) the Net Funds Cap related to the Group II Contracts. The last scheduled Distribution Date for the Class II A-2 Certificates will occur in March 2032.

CONVEYANCE OF CONTRACTS

    On the Closing Date, GreenPoint Credit will convey to the trustee, without recourse, all its right, title and interest in and to the contracts, and all rights under the standard hazard insurance policies on the related manufactured homes. The conveyance of contracts to the trustee will include a conveyance of all rights to receive scheduled payments thereon that were due on or after the Cut-off Date, even if received prior to the Cut-off Date, as well as all rights to any payments received on or after the Cut-off Date, other than late receipts of scheduled payments that were due prior to the Cut-off Date. The Contract Schedule will include the principal balance of each contract as of the Cut-off Date, the amount of each scheduled payment due on each contract as of the Cut-off Date, the contract rate on each contract, determined as of the Cut-off Date, and the maturity date of each contract. Prior to the conveyance of the contracts to the trustee, the operations department of GreenPoint Credit will be required to complete a review of all of the Contract Files confirming the accuracy of the Contract Schedule delivered to the trustee. Any contract discovered not to agree with the Contract Schedule in a manner that is materially adverse to the interests of the holders of the offered certificates will be repurchased by GreenPoint Credit, or replaced with another contract, except that if the discrepancy relates to the principal balance of a contract, GreenPoint Credit may, under certain conditions, deposit cash in the related Payment Account in an amount sufficient to offset the discrepancy. The trustee will not review the Contract Files.

    The servicer or if GreenPoint Credit is replaced as servicer, a custodian or the trustee, will hold, as custodian and agent on behalf of the trustee, the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home, and real property, if any, relating to each contract. See "Risk Factors--Defects in security interests could result in losses" and "Certain Legal Aspects of the Contracts--The Contracts (other than Land Home Contracts and Land-in-Lieu Contracts)--Security Interests of the Seller in the Manufactured Homes" and "--Land Home Contracts and Land-in-Lieu Contracts" in the prospectus for discussion of the consequences of the servicer maintaining possession of the original contracts and the security interest in the related manufactured homes and real property securing contracts, if any. In order to give notice of the trustee's right, title and interest in and to the contracts, a UCC-1 financing statement identifying the trustee as the secured party and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate states. The contracts will be stamped or otherwise marked to reflect their assignment to the trustee. To the extent that the contracts do not constitute "chattel paper," "general intangibles" or "accounts" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of the assignment to the trustee, the trustee's interest in the contracts could be defeated. See "Certain Legal Aspects of the Contracts" in the prospectus.

    The seller will make certain representations and warranties to the trustee with respect to each contract sold by it, as of the Closing Date unless expressly stated otherwise, including the following:

    (a) as of the Cut-off Date, the contract is not more than 59 days delinquent;

    (b) no provision of the contract has been waived, altered or modified in any respect, except by instruments or documents identified in the related Contract File;

    (c) the contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

    (d) the contract is not subject to any right of rescission, set-off, counterclaim or defense;

    (e) the contract is covered by hazard insurance described under "Description of the Certificates--Servicing Compensation and Payment of Expenses; Certain Matters Regarding the Servicer--Hazard Insurance Policies" in the prospectus;

    (f)  the contract was either:

         (1) originated by a manufactured housing dealer acting, to the knowledge of the seller, in the regular course of its business and purchased on an individual basis by the seller in the ordinary course of its business;

         (2)  originated  by the seller in the ordinary  course of its business;
              or

         (3)  purchased  by  GreenPoint   Credit  in  connection  with  optional
              purchases of previously securitized contracts in its capacity as servicer of those contracts.

    (g) the contract was neither originated in nor is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein to the trustee pursuant to the Agreement or pursuant to the certificates unlawful;

    (h) all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending and equal credit opportunity laws and lender licensing laws, applicable to the contract and any related mortgage or the servicing of any contract have been complied with to the extent any of the foregoing would have a material adverse effect on the enforceability of the related contract;

    (i) the contract has not been satisfied or subordinated in whole or in part or rescinded and the manufactured home securing the contract has not been released from the lien of the contract;

    (j) the contract creates a valid and enforceable, except as may be limited by laws affecting creditors' rights generally, first-priority security interest in favor of the seller in the manufactured home and real property securing the contract, if any;

    (k) the security interest has been assigned to the trustee, and, after the assignment, the trustee has a valid and perfected first-priority security interest in the manufactured home and real property securing the contract, if any;

    (l) the contract has not been sold, assigned or pledged to any other person, and prior to the transfer of the contracts to the trustee, the seller owned the contract sold by it, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and it was the sole owner thereof and had full right to transfer the contract to the trustee;

    (m) as of the Cut-off Date, there was no default, breach, violation or event permitting acceleration under the contract and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except payment delinquencies permitted by clause (a) above, and the seller has not waived any of the foregoing;

    (n) as of the Closing Date, there were, to the knowledge of the seller, no liens or claims which have been filed for work, labor or materials affecting a manufactured home or real property securing the contract, which are or may be liens prior to or equal with or subordinate to the lien of the contract;

    (o)  the contract is a fully-amortizing loan;

    (p) the contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

    (q) the information contained in the Contract Schedule with respect to the contract is true and correct;

    (r)  there is only one original of the contract;

    (s) the contract did not have a loan-to-value ratio at origination greater than 100%;

    (t) the manufactured home related to the contract is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located unless it is subject to a Land-in-Lieu or Land Home Contract and as of the Closing Date the manufactured home is, to the knowledge of the seller, free of damage and in good repair;

    (u) the contract is a "qualified mortgage" under Section 860G(a)(3) of the Code;

    (v) the related manufactured home is a "manufactured home" within the meaning of Section 5402(6) of Title 42 of the United States Code;

    (w) the contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code;

    (x) the contract will be stamped to indicate its assignment to the trustee within 60 days of the Closing Date;

    (y) the Group I Contract with the lowest contract rate as of the Cut-off Date has a contract rate of 6.000% and the Group I Contract with the highest contract rate as of the Cut-off Date has a contract rate of 21.250%; and

    (z) the Group II Contract with the lowest contract rate as of the Cut-off Date has a contract rate of 5.100% and the Group II Contract with the highest contract rate as of the Cut-off Date has a contract rate of 18.000%.

    Under the terms of the Agreement, and subject to the seller's option to effect a substitution as described in the last paragraph under this subheading, the seller will be obligated to repurchase, at the price described below, within 90 days after the seller becomes aware, or after the seller's receipt of written notice from the trustee or the servicer, of a breach of any representation or warranty of the seller in the Agreement that materially and adversely affects the Trust Fund's interest in any contract, unless the seller's breach has been cured.

    Notwithstanding the previous paragraph, the seller will not be required to repurchase or substitute any contract relating to a manufactured home and real property securing such contract, if any, located in any jurisdiction on account of a breach of the representation and warranty described in clause (k) above solely on the basis of the failure by the seller to cause a notation to be made on any document of title relating to any such manufactured home or to execute any transfer instrument relating to any such manufactured home or real property, if any, other than a notation or transfer instrument necessary to show the seller as lienholder or legal title holder, unless:

    (a) a court of competent jurisdiction has adjudged that, because of the failure to cause a notation, the trustee does not have a perfected first-priority security interest in the related manufactured home; or

    (b) (1) the servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts who has perfected the assignment or pledge of such manufactured housing contracts, a perfected first-priority security interest was not created in favor of the pledgee or assignee in a related manufactured home which is located in the same jurisdiction and which is subject to the same laws regarding the perfection of security interests therein applicable to the manufactured homes located in the jurisdiction; and

         (2) the servicer shall not have completed all appropriate remedial action with respect to the manufactured home within 180 days after receipt of the written advice of counsel.

    Any advice of counsel described in (b)(1) above will be from counsel selected by the servicer on a non-discriminatory basis from among the counsel used by the servicer in its general business in the jurisdiction in question. The servicer will have no ongoing obligation to seek advice with respect to the matters described in clause (b) above. However, the servicer is required to seek advice with respect to the matters described in clause (b) above whenever information comes to the attention of its counsel which causes its counsel to determine that a holding of the type described in clause (b)(1) might exist. If any counsel selected by the servicer informs the servicer that no holding of the type described in clause (b)(1) exists, the advice of counsel will be conclusive and binding on the parties to the Agreement pursuant to which a trustee has an interest in any contracts in the applicable jurisdiction as of the applicable date. If any holding described above which would give rise to a repurchase obligation on the part of the seller were to result from proceedings brought by a bankruptcy trustee of the seller, it is likely that the bankruptcy trustee would also reject the resulting repurchase obligation.

    The repurchase obligation described in the fourth paragraph of this section "Conveyance of Contracts" generally constitutes the sole remedy available to the trustee and the holders of the offered certificates for a breach of a representation or warranty under the Agreement with respect to the contracts. The repurchase price for any contract will be equal to the remaining principal balance of the contract as of the beginning of the month of repurchase, plus accrued and unpaid interest from the due date with respect to which the obligor last made a payment to the due date occurring in the Collection Period during which the contract is repurchased.

    In lieu of repurchasing a contract as specified in the fourth paragraph of this section "Conveyance of Contracts" during the two-year period following the Closing Date, the seller may, at its option, substitute an eligible substitute contract for the replaced contract. The seller will be required to deposit in the related Payment Account cash in the amount, if any, by which the Scheduled Principal Balance of the replaced contract as of the beginning of the month in which substitution takes place exceeds the Scheduled Principal Balance of the contract for which it is being substituted as of the beginning of the month.

PAYMENTS ON THE CONTRACTS; THE PAYMENT ACCOUNTS

    The trustee will establish and maintain the Payment Accounts at an Eligible Institution. The funds in the Payment Accounts are required to be invested by the trustee in common trust funds, collective investment trusts or Eligible Investments that will mature not later than the business day preceding the applicable Distribution Date.

    All payments in respect of principal and interest on the contracts in a particular contract group received during any Collection Period by the servicer, exclusive of scheduled payments due prior to the Cut-off Date, including liquidation proceeds, net of liquidation expenses, are required to be paid into the related Payment Account not later than the second business day following receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees may be retained by the servicer as part of its servicing fees. See "--Servicing Compensation; Certain Other Matters Regarding the Servicer" below. In addition, the amount paid by the seller for any contract repurchased by it as a result of a breach of a representation or warranty under the Agreement, and amounts required to be deposited upon substitution of an eligible substitute contract because of a breach of a representation or warranty, which amounts will be treated as partial principal prepayments, as described under "--Conveyance of Contracts" above and amounts in respect of converted contracts purchased by the holder of the Class R Certificates, are required to be paid into the related Payment Account.

    On each Determination Date, the servicer will determine the Available Distribution Amount for each contract group and the amounts to be distributed on the related certificates for the following Distribution Date.

    The trustee or its paying agent will withdraw funds from the Payment Accounts on each Distribution Date, but only to the extent of the applicable Available Distribution Amount, to make payments to holders of the offered certificates as specified under "--Distributions" below. From time to time, as provided in the Agreement, the servicer will also withdraw funds from the Payment Accounts to make payments to it as permitted by the Agreement and described in subclauses (2), (3), (5), (6) and (7) of clause (c) in the definition of Available Distribution Amount.

DISTRIBUTIONS

    Distributions of principal and interest to holders of a class of certificates will be made on each Distribution Date in an amount equal to the respective Percentage Interests multiplied by the aggregate amount distributed on the class of certificates on the related Distribution Date.

    Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of the distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing the distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All credits and disbursements with respect to Book-Entry Certificates are to be made by DTC and the Participants in accordance with DTC's rules.

INTEREST DISTRIBUTIONS

    With respect to any Distribution Date, the "Interest Period" shall be the period from the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through the day preceding such Distribution Date on the basis of the actual number of days elapsed during the Interest Period and a 360-day year.

    With respect to each Distribution Date, the "Interest Distribution Amount" means with respect to each class of offered certificates:

    o    interest  accrued on that  class of  certificates  during  the  related
         Interest Period at the then applicable Pass-Through Rate on the Certificate Balance of that class of certificates on the last day of the related Interest Period; plus

    o any previously undistributed shortfalls in interest (not including shortfalls resulting from the Net Funds Cap) due to the holders of that class of certificates in respect of prior Distribution Dates;

    o plus, to the extent legally permissible, interest accrued on any shortfalls (not including shortfalls resulting from the Net Funds Cap) during the related Interest Period at the then applicable Pass-Through Rate.

PRINCIPAL DISTRIBUTIONS ON THE AUCTION RATE CERTIFICATES

    CLASS I A-2 CERTIFICATES. With respect to any Distribution Date on which the Class I A-2 Certificates are entitled to distributions of principal, so long as there has not been a Deficiency Event with respect to the Group I Contracts, distributions of principal to the Class I A-2 Certificates will be made in round lots of $25,000 and integral multiples thereof and will be allocated to specific Class I A-2 Certificates in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the Participants and Indirect Participants, which may or may not be by random lot. Investors may ask Participants or Indirect Participants which allocation procedures they use. On any Distribution Date on which principal is to be distributed to the Class I A-2 Certificates, one or more holders of a Class I A-2 Certificate may receive no distributions of principal while other holders of Class I A-2 Certificates receive distributions. In the event the principal amount of each Class I A-2 Certificate is less than $25,000 or the Class I A-2 Certificates are no longer held in book-entry form, principal will be distributed pro rata among the Class I A-2 Certificates.

    If the amount described in clause (a) of "--Priority of Distributions" below otherwise required to be applied as a payment of principal on the Class I A-2 Certificates either (1) is less than $25,000 or (2) exceeds an integral multiple of $25,000, then, in the case of (1), such entire amount or, in the case of (2), such excess amount, will not be paid as principal on the upcoming Distribution Date, but will be retained in the related Payment Account until the amount therein available for payment of principal on the Class I A-2 Certificates equals $25,000 or any integral multiple thereof. In no event however, shall amounts remain in the related Payment Account more than 13 months after the related payments are deposited into the Trust Fund. The amount being distributed to the Class I A-2 Certificates as principal will be allocated to the specific certificates of that class which are selected prior to the related Distribution Date by lot or such other manner as may be determined, which allocations will be made only in amounts equal to $25,000 and integral multiples of $25,000 in excess thereof.

    CLASS II A-2 CERTIFICATES. With respect to any Distribution Date on which the Class II A-2 Certificates are entitled to distributions of principal, so long as there has not been a Deficiency Event with respect to the Group II Contracts, distributions of principal to the Class II A-2 Certificates will be made in round lots of $25,000 and integral multiples thereof and will be allocated to specific Class II A-2 Certificates in accordance with the
then-applicable   established   random   lot   procedures   of   DTC,   and  the
then-applicable established procedures of the Participants and Indirect Participants, which may or may not be by random lot. Investors may ask Participants or Indirect Participants which allocation procedures they use. On any Distribution Date on which principal is to be distributed to the Class II A-2 Certificates, one or more holders of a Class II A-2 Certificate may receive no distributions of principal while other holders of Class II A-2 Certificates receive distributions. In the event the principal amount of each Class II A-2 Certificate is less than $25,000 or the Class II A-2 Certificates are no longer held in book-entry form, principal will be distributed pro rata among the Class II A-2 Certificates.

    If the amount described in clause (b) of "--Priority of Distributions" below otherwise required to be applied as a payment of principal on the Class II A-2 Certificates either (1) is less than $25,000 or (2) exceeds an integral multiple of $25,000, then, in the case of (1), such entire amount or, in the case of (2), such excess amount, will not be paid as principal on the upcoming Distribution Date, but will be retained in the related Payment Account until the amount therein available for payment of principal on the Class II A-2 Certificates equals $25,000 or any integral multiple thereof. In no event however, shall amounts remain in the related Payment Account more than 13 months after the related payments are deposited into the Trust Fund. The amount being distributed to the Class II A-2 Certificates as principal will be allocated to the specific certificates of that class which are selected prior to the related Distribution Date by lot or such other manner as may be determined, which allocations will be made only in amounts equal to $25,000 and integral multiples of $25,000 in excess thereof.

PRIORITY OF DISTRIBUTIONS

    (a) On each Distribution Date, the Available Distribution Amount related to the Class I Certificates plus, with respect to clauses (2) and (3) below, any Credit Enhancement Amount related to the Class I Certificates, will be distributed in the following amounts and in the following order of priority:

         (1) to Ambac, the portion of the Ambac premium relating to the Class I Certificates for that Distribution Date and any Ambac premium relating to the Class I Certificates remaining unpaid from prior Distribution Dates and to Radian, the portion of the Radian premium relating to the Class I Certificates for that Distribution Date and any Radian premium relating to the Class I Certificates remaining unpaid from prior Distribution Dates; provided, that if the Available Distribution Amount related to the Class I Certificates is insufficient to make the full distributions of premium referred to in this clause (1), the Available Distribution Amount related to the Class I Certificates will be distributed to Ambac and Radian pro rata based on the basis of the premium due thereon;

         (2) to the Class I A-1 Certificates and Class I A-2 Certificates, the Class I A-1 Interest Distribution Amount and the Class I A-2 Interest Distribution Amount, respectively; provided, that if the Available Distribution Amount related to the Class I Certificates, together with the Credit Enhancement Amount related to the Class I Certificates, is insufficient to make the full distributions of interest referred to in this clause (2), the Available Distribution Amount related to the Class I Certificates, together with the Credit Enhancement Amount related to the Class I Certificates, will be distributed to the Class I A-1 Certificates and Class I A-2 Certificates pro rata on the basis of the interest due thereon;

         (3) to the Class I Certificates, the Class I Formula Principal Distribution Amount in the following order of priority:

              (A) to the Class I A-1 Certificates until the Class I A-1 Certificate Balance has been reduced to zero; and

              (B) to the Class I A-2 Certificates until the Class I A-2 Certificate Balance has been reduced to zero;

         (4) to Ambac, amounts in respect of any unreimbursed Ambac Enhancement Payment made with respect to the Class I Certificates;

         (5)  to  Radian,   amounts  in  respect  of  any  unreimbursed   Radian
              Enhancement Payment made with respect to the Class I Certificates;

         (6) toAmbac, any amounts owing to Ambac pursuant to the Ambac Insurance Agreement other than as set forth in clause (4) above;

         (7) to Radian, any amounts owing to Radian pursuant to the Radian Insurance Agreement other than as set forth in clause (5) above;

         (8) to the broker-dealer, certain amounts that may be required to be paid pursuant to the Agreement;

         (9) to the auction agent, certain amounts that may be required to be paid pursuant to the Agreement;

         (10) to the Payment Account related to the Class II Certificates to cover any shortfall in amounts owed to the Class II Certificates (other than any Net Funds Cap Carryover Amounts); and

         (11) any remaining available funds to the Class R Certificates.

    In addition, notwithstanding the prioritization of the distribution of the Class I Formula Principal Distribution Amount to the holders of the Class I A-1 Certificates and Class I A-2 Certificates pursuant to clause (3) above, on a Distribution Date, if any, in respect of which a Deficiency Event with respect to the Group I Contracts is in effect, the portion of the Class I Formula Principal Distribution Amount for such Distribution Date that would otherwise be distributed sequentially to the holders of the Class I A-1 Certificates and Class I A-2 Certificates pursuant to clause (3) above will instead be distributed to the holders of the Class I A-1 Certificates and Class I A-2 Certificates pro rata based upon the Certificate Balance of each such Class until the Certificate Balances of each of the Class I A-1 Certificates and Class I A-2 Certificates have been reduced to zero.

    Furthermore, notwithstanding the previous paragraph, if the Class I Formula Principal Distribution Amount allocable to the holders of the Class I A-1 Certificates on any Distribution Date pursuant to clause (3) above exceeds the Class I A-1 Certificate Balance for such Distribution Date, such excess will be distributed to the Class I A-2 Certificateholders.

    In no event will the  aggregate  distributions  of principal to any class of
certificates   exceed  the  Initial   Certificate   Balance  of  such  class  of
certificates.

     (b) On each Distribution Date, the Available Distribution Amount related to the Class II Certificates plus, with respect to clauses (2) and (3) below, any Credit Enhancement Amount related to the Class II Certificates, will be distributed in the following amounts and in the following order of priority:

         (1) to Ambac, the portion of the Ambac premium relating to the Class II Certificates for that Distribution Date and any Ambac premium relating to the Class II Certificates remaining unpaid from prior Distribution Dates and to Radian, the portion of the Radian premium relating to the Class II Certificates for that Distribution Date and any Radian premium relating to the Class II Certificates remaining unpaid from prior Distribution Dates; provided, that if the Available Distribution Amount related to the Class II Certificates is insufficient to make the full distributions of premium referred to in this clause (1), the Available Distribution Amount related to the Class II Certificates will be distributed to Ambac and Radian pro rata based on the basis of the premium due thereon;

         (2) to the Class II A-1 Certificates and Class II A-2 Certificates, the Class II A-1 Interest Distribution Amount and the Class II A-2 Interest Distribution Amount, respectively; provided, that if the Available Distribution Amount related to the Class II Certificates, together with the Credit Enhancement Amount related to the Class II Certificates, is insufficient to make the full distributions of interest referred to in this clause (2), the Available Distribution Amount related to the Class II Certificates, together with the Credit Enhancement Amount related to the Class II Certificates, will be distributed to the Class II A-1 Certificates and Class II A-2 Certificates pro rata on the basis of the interest due thereon;

         (3) to the Class II Certificates, the Class II Formula Principal Distribution Amount in the following order of priority:

              (A) to the Class II A-1 Certificates until the Class II A-1 Certificate Balance has been reduced to zero; and

              (B) to the Class II A-2 Certificates until the Class II A-2 Certificate Balance has been reduced to zero;

         (4) to Ambac, amounts in respect of any unreimbursed Ambac Enhancement Payment made with respect to the Class II Certificates;

         (5)  to  Radian,   amounts  in  respect  of  any  unreimbursed   Radian
              Enhancement   Payment   made   with   respect   to  the  Class  II
              Certificates;

         (6) to Ambac, any amounts owing to Ambac pursuant to the Ambac Insurance Agreement other than as set forth in clause (4) above;

         (7) to Radian, any amounts owing to Radian pursuant to the Radian Insurance Agreement other than as set forth in clause (5) above;

         (8) any remaining available funds up to the applicable Net Funds Cap Carryover Amounts sequentially, to the Class II A-1 Certificates and Class II A-2 Certificates, in that order, as reimbursement for any related outstanding Net Funds Cap Carryover Amounts;

         (9) to the broker-dealer, certain amounts that may be required to be paid pursuant to the Agreement;

         (10) to the auction agent, certain amounts that may be required to be paid pursuant to the Agreement;

         (11) to the Payment Account related to the Class I Certificates to cover any shortfall in amounts owed to the Class I Certificates; and

         (12) any remaining available funds to the Class R Certificates.

    In addition, notwithstanding the prioritization of the distribution of the Class II Formula Principal Distribution Amount to the holders of the Class II A-1 Certificates and Class II A-2 Certificates pursuant to clause (3) above, on a Distribution Date, if any, in respect of which a Deficiency Event with respect to the Group II Contracts is in effect, the portion of the Class II Formula Principal Distribution Amount for such Distribution Date that would otherwise be distributed sequentially to the holders of the Class II A-1 Certificates and Class II A-2 Certificates pursuant to clause (3) above will instead be distributed to the holders of the Class II A-1 Certificates and Class II A-2 Certificates pro rata based upon the Certificate Balance of each such Class until the Certificate Balances of each of the Class II A-1 Certificates and Class II A-2 Certificates have been reduced to zero.

    Furthermore, notwithstanding the previous paragraph, if the Class II Formula Principal Distribution Amount allocable to the holders of the Class II A-1 Certificates on any Distribution Date pursuant to clause (3) above exceeds the Class II A-1 Certificate Balance for such Distribution Date, such excess will be distributed to the Class II A-2 Certificateholders.

    In no event will the  aggregate  distributions  of principal to any class of
certificates   exceed  the  Initial   Certificate   Balance  of  such  class  of
certificates.

CROSS-COLLATERALIZATION PROVISIONS

    The Agreement provides for cross-collateralization through the application of excess amounts generated by one contract group to cover shortfalls in collections in the other contract group, subject to certain prior requirements of that contract group. Therefore, as to any Distribution Date, the amount, if any, of the Available Distribution Amount related to the Group I Contracts remaining after payment of all then applicable prior requirements relating to the Class I Certificates will be used to fund any shortfalls related to the Group II Contracts for that Distribution Date. Likewise, as to any Distribution Date, the amount, if any, of the Available Distribution Amount related to the Group II Contracts remaining after payment of all then applicable prior requirements relating to the Class II Certificates will be used to fund any shortfalls related to the Group I Contracts for that Distribution Date. The payment of amounts in respect of cross-collateralization will be applied in the order specified above under "--Priority of Distributions." Funds resulting from the cross-collateralization provisions described herein shall not be available to the holders of Class II Certificates to pay the related Net Funds Cap Carryover Amounts.

LOSSES ON LIQUIDATED CONTRACTS

    As described above, the distribution of principal to the holders of the offered certificates is intended to include the Scheduled Principal Balance of each contract that became a liquidated contract during the Collection Period immediately preceding the month of that distribution. If the liquidation proceeds, net of related liquidation expenses, from that liquidated contract are less than the sum of:

    o    the Scheduled Principal Balance of that liquidated contract; and

    o    accrued and unpaid interest thereon;

then to the extent the deficiency is not covered by any excess interest collections on non-defaulted contracts and a Credit Enhancement Default has occurred and is continuing, the deficiency may, in effect, be absorbed by the offered certificates.

    With respect to each contract group, on each  Distribution  Date, if any, on or after the date on which a Deficiency Event occurs with respect to such contract group and there has been a Credit Enhancement Default with respect to the related classes of certificates and such default is continuing, the related classes of certificates will receive only their respective percentage interest of liquidation proceeds, net of liquidation expenses, realized in respect of liquidated contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on liquidated contracts, with no ability to recover the amount of any liquidation loss from future principal collections on the related contracts, and incur a loss on their investment in the offered certificates. Any losses as described in the previous sentence will be allocated pro rata between the certificates related to such contract group. See "Prepayment and Yield Considerations" in this prospectus supplement.

THE INTEREST RATE SWAPS

    On the Closing Date, the trustee, on behalf of the Trust Fund, will enter into two interest rate swap agreements with respect to the Class I Certificates. In accordance with the terms of each interest rate swap agreement, the amount payable by the swap counterparty to the Trust Fund will be, for each Distribution Date, an amount equal to the product of (a) a per annum rate equal to LIBOR, (b) the related notional amount and (c) a fraction, the numerator of which is the actual number of days in the related calculation period and the denominator of which is 360. The notional amount with respect to the first interest rate swap will be equal to the aggregate Certificate Balance of the Class I A-1 Certificates immediately preceding the related Distribution Date and the notional amount with respect to the second interest rate swap will be equal to the aggregate Certificate Balance of the Class I A-2 Certificates immediately preceding the related Distribution Date. Payments from the swap counterparty to the trustee will be calculated on the basis of the actual number of days elapsed during the related Interest Period and a 360-day year. The amount payable by the trustee to the swap counterparty on each Distribution Date will equal the product of (a) a per annum fixed rate as described in the Agreement, (b) the related notional amount and (c) a fraction, the numerator of which is the actual number of days in the related calculation period and the denominator or which is 360.

    If the swap counterparty is in default under either interest rate swap agreement and a Credit Enhancement Default has occurred and is continuing with respect to the Class I Certificates, the pass-through rate on each class of Class I Certificates will be capped at the weighted average of the Net Contract Rates on the Group I Contracts. There is no mechanism in place that would compensate certificateholders for the reduction in the pass-through rates on the offered certificates.

    In the event the long-term credit rating of the swap counterparty is reduced below the third highest generic long-term level utilized by any Exemption Rating Agency, or the higher level specified by such Exemption Rating Agency, the servicer, as agent for the trustee, must, within a specified period after such rating withdrawal or reduction:

(1) obtain replacement interest rate swaps with an Eligible Swap Counterparty which is acceptable to the Exemption Rating Agency and the terms of which are substantially the same as the current interest rate swaps (at which time the current interest rate swaps must terminate); or

(2) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to such Exemption Rating Agency such that such Exemption Rating Agency will not withdraw or reduce the then current rating of any Class I Certificates without regard to the Ambac certificate guaranty insurance policy.

    If the servicer fails to accomplish the remedial measures specified in (1) or (2) above:

(1) Plan certificateholders must be notified in the next trustee's periodic report to certificateholders and in any event no later than the end of the second month that begins after the servicer's failure; and

(2) 60 days after the date of such notice, the exemptive relief provided by the Exemption will cease to apply prospectively to all outstanding Class I Certificates.

    See "ERISA Considerations" in this prospectus supplement.

THE CERTIFICATE GUARANTY INSURANCE POLICIES

    AMBAC CERTIFICATE GUARANTY INSURANCE POLICY. The offered certificates will each be entitled to the benefit of the unconditional and irrevocable certificate guaranty insurance policy issued by Ambac. As of any determination date, the aggregate amount available under the certificate guaranty insurance policy will be equal to the aggregate Certificate Balances of the offered certificates, plus interest thereon. With respect to any Distribution Date, an Ambac Enhancement Payment will be payable to each Payment Account under the certificate guaranty insurance policy to the extent it is required.

    The Ambac certificate guaranty insurance policy will be issued pursuant to the Ambac Insurance Agreement.

    The Ambac certificate guaranty insurance policy will be an asset of the Trust Fund and the trustee will maintain possession of and make claims for payment pursuant to the Ambac certificate guaranty insurance policy for the benefit of the Trust Fund.

    The terms of the Ambac certificate guaranty insurance policy will provide that Ambac will waive and agree not to assert any and all rights to require the trustee to make demand on or to proceed against any person, party or security prior to demanding payment under the Ambac certificate guaranty insurance policy. Under the Ambac certificate guaranty insurance policy, Ambac will also waive and agree not to assert any and all defenses, set-offs and counterclaims of any kind available to it so as to deny payment of any amount due under the Ambac certificate guaranty insurance policy.

    Ambac shall be subrogated to the rights of each holder of an offered certificate, as applicable, to receive payments on their certificates to the extent of any payment by Ambac under the Ambac certificate guaranty insurance policy.

    The Ambac certificate guaranty insurance policy will provide that any rights of subrogation acquired by Ambac as a result of any payment made under the Ambac certificate guaranty insurance policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the trustee on account of payments due under the certificates.

    The obligations of Ambac under the Ambac certificate guaranty insurance policy will be irrevocable, primary, absolute and unconditional, except as expressly provided therein, and neither the failure of the trustee, GreenPoint Credit, or any other person to perform any covenants or obligations in favor of Ambac, or otherwise, nor the failure or omission to make a demand permitted thereunder, nor the commencement of any receivership, bankruptcy, debtor or other insolvency proceeding by or against the trustee, GreenPoint Credit, or any other person shall in any way affect or limit Ambac's obligations under the Ambac certificate guaranty insurance policy. If an action or proceeding to enforce the Ambac certificate guaranty insurance policy is brought, the trustee will be entitled to recover from Ambac costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.

    RADIAN CERTIFICATE GUARANTY INSURANCE POLICY. The Radian certificate guaranty insurance policy will be an asset of the Trust Fund and the co-trustee will maintain possession of and make claims for payment pursuant to the Radian certificate guaranty insurance policy for the benefit of the Trust Fund.

    The Radian certificate guaranty insurance policy will be issued in an amount as determined by Ambac and Radian, and may be amended, replaced, substituted, reduced or cancelled at any time by mutual agreement of Ambac and Radian, without the consent of certificateholders, the seller, the servicer, the trustee or the co-trustee.

    The Radian certificate guaranty insurance policy will remain outstanding until the earlier of (1) the date on which the offered certificates are retired and (2) any date that the Radian certificate guaranty insurance policy is cancelled by the mutual agreement of Ambac and Radian.

ADVANCES

    For each Distribution Date, the servicer will be obligated to make Monthly Advances to the extent it deems them recoverable.

    Instead of using its own funds, the servicer may apply any Excess Contract Payments in the related Payment Account to make all or a portion of a Monthly Advance, but must replace such Excess Contract Payments to the extent required to make scheduled payments on the related contracts. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of a contract, the servicer will reimburse itself out of funds in the related Payment Account for the amount of that Nonrecoverable Advance.

    In making Monthly Advances, the servicer will be attempting to maintain a regular flow of scheduled interest and principal to the holders of the offered certificates rather than to guaranty or insure against losses.

    The servicer will also be obligated to make advances, to the extent recoverable out of liquidation proceeds, pursuant to the Agreement, in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis.

REPORTS TO CERTIFICATEHOLDERS

    The trustee will include with each distribution to each certificateholder a statement as of each Distribution Date setting forth, among other things:

    (a) the aggregate amount distributed on each class of offered certificates on that Distribution Date;

    (b) the amount of the distribution to each class which constitutes principal;

    (c) the amount of the distribution to each class which constitutes interest;

    (d)  the   remaining   Certificate   Balance   of  each   class  of  offered
         certificates;

    (e) the Ambac Enhancement Payments, if any, and the Radian Enhancement Payments, if any, for that Distribution Date;

    (f)  the amount of the Monthly Servicing Fee;

    (g)  the Pass-Through Rate for each class of offered certificates;

    (h) the Net Funds Cap Carryover Amount for each class of Class II Certificates, if any;

    (i)  the  cross-collateralization  amounts,  if any,  for that  Distribution
         Date;

    (j) the amount due to the Trust Fund pursuant to the interest rate swaps, if any, for that Distribution Date; and

    (k) the number of and aggregate unpaid principal balance of contracts with payments delinquent 31 to 59, 60 to 89 and 90 or more days, respectively.

    In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each certificateholder of record at any time during such calendar year as to certain aggregate of amounts for such calendar year.

OPTIONAL TERMINATION

    The Agreement provides that on or after the Distribution Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the servicer will have the option to purchase, upon giving notice mailed no later than the 20th day of the month next preceding the month of the exercise of such option, all outstanding contracts at a price equal to the greater of:

    (a)  the sum of:

         (1) 100% of the Scheduled Principal Balance of each contract (other than any contract as to which the related manufactured home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (2) below) as of the final Distribution Date; and

         (2)  the fair market value of the acquired property described in clause
              (1) above (as determined by the servicer), and

    (b) the aggregate fair market value (as determined by the servicer) of all of the assets of the Trust Fund.

    Notwithstanding the foregoing, the option of the servicer to purchase the contracts then outstanding in the Trust Fund shall not be exercisable (1) if any amounts are owed to Radian and remain unpaid, without the consent of Radian, (2) if any amounts are owed to Ambac and remain unpaid, without the consent of Ambac, (3) without the consent of the swap counterparty and (4) if there will not be distributed to the holders of the offered certificates an amount equal to the Certificate Balance of each class together with any shortfall in interest due to the holders of the offered certificates in respect of prior Distribution Dates and not previously distributed and one month's interest on the Certificate Balance, for each class of certificates, at the applicable Pass-Through Rate. The amount described in the preceding sentence is referred to as the "Minimum Termination Amount."

TERMINATION OF THE AGREEMENT

    The Agreement will terminate upon the last action required to be taken by the trustee on the final Distribution Date following the earlier of:

    o the purchase by the servicer of all contracts and all property acquired in respect of any contract remaining in the Trust Fund as described above under "--Optional Termination"; or

    o the final payment or other liquidation, or any advance with respect thereto, of the last contract remaining in the Trust Fund or the disposition of all property acquired upon repossession of any manufactured home.

    Upon presentation and surrender of the offered certificates, the trustee shall cause to be distributed, to the extent of funds available, to such certificateholders on the final Distribution Date in proportion to their respective Percentage Interests an amount equal to the respective unpaid Certificate Balances of the offered certificates, together with any unpaid interest on such certificates due on prior Distribution Dates and one month's interest at the applicable Pass-Through Rates on such unpaid Certificate Balances; provided that such funds will be distributed in the applicable order of priority specified under "--Priority of Distributions" above. If the Agreement is then being terminated, any amount which remains on deposit in the Payment Accounts, other than amounts retained to meet claims, after payments to the swap counterparty, if any, and distribution to the holders of the offered certificates, will be distributed to the Class R Certificateholders.

COLLECTION AND OTHER SERVICING PROCEDURES

    The servicer will administer, service and make collections on the contracts, exercising the degree of care that the servicer exercises with respect to similar contracts serviced by the servicer.

    Subject to the requirements of applicable law, the servicer will be required to commence repossession and other realization procedures with respect to any defaulted contract promptly after the servicer determines that such contract will not be brought current. The servicer may rescind, cancel or make material modifications of the terms of a contract, including modifying the amounts and due dates of scheduled payments, in connection with a default or imminent default thereunder.

SERVICING COMPENSATION; CERTAIN OTHER MATTERS REGARDING THE SERVICER

    For its servicing of the contracts, the servicer will be entitled to receive a monthly servicing fee equal to the product of one-twelfth of 1.00% (the "Monthly Servicing Fee Rate") of the Pool Scheduled Principal Balance for the related Distribution Date (the "Monthly Servicing Fee"), whether or not the related scheduled payments on the Contracts are received. The Available Distribution Amount related to each contract group will be net of the portion of the Monthly Servicing Fee related to that contract group. See "--Payments on the Contracts; the Payment Accounts" and "--Priority of Distributions" above.

    As part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by obligors, extension fees paid by obligors for the extension of scheduled payments and assumption fees for permitted assumptions of contracts by purchasers of the related manufactured homes and real property securing the contracts, if any.

RIGHTS UPON AN EVENT OF DEFAULT

    If an event of default has occurred under the Agreement, the trustee or holders of certificates aggregating not less than 51% of each class of the outstanding certificates may terminate all of the rights of the servicer under the Agreement. So long as no Credit Enhancement Default has occurred and is continuing, the Controlling Insurer shall exercise all voting rights of the holders of the offered certificates under the Agreement.

    In addition, so long as no Credit Enhancement Default has occurred or is continuing, the Controlling Insurer may terminate the servicer upon the occurrence of certain servicing trigger events related to the performance of the contracts as set forth in the Agreement without the consent of certificateholders. Neither the trustee nor certificateholders will have the right to initiate the removal of the servicer upon the occurrence of a servicing trigger event.

    Upon any termination of the servicer, all authority and power of the servicer under the Agreement will pass to and be vested in the trustee or a successor servicer as provided in the Agreement.

THE TRUSTEE

    The trustee, Bank One, National Association, has its corporate trust offices at One North State Street, 9th Floor, Chicago, Illinois 60670. The trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee. The seller may also remove the trustee if the trustee ceases to be eligible to continue as such under the Agreement or if the trustee becomes insolvent. In such circumstances, the seller will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

    Copies of the monthly report to certificateholders, as described in "Reports to Certificateholders" in this prospectus supplement, will be made available each month to certificateholders and other parties to the Agreement via the trustee's internet website, which is presently located at www.abs.bankone.com. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via First Class mail by calling the trustee at (800) 524-9472. The trustee will have the right pursuant to the Agreement to change the way the monthly report is distributed in order to make the distribution more convenient and/or more accessible to the above parties and to the certificateholders.

    The Agreement requires the trustee to maintain, at its own expense, an office or agency in New York City or Chicago where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar in respect of the certificates pursuant to the Agreement may be served.

    The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee.

    The trustee will also act as paying agent, certificate registrar and authenticating agent under the Agreement.

THE CO-TRUSTEE

    First Union National Bank will act as co- trustee pursuant to the Agreement for the limited purpose of making payments under, and receiving distributions pursuant to, the Radian Insurance Agreement and the Radian certificate guaranty insurance policy. The co-trustee has its corporate trust offices at 123 South Broad Street, Philadelphia, Pennsylvania 19109.

THE AUCTION AGENT

    Bankers Trust Company, a New York banking corporation, will act as auction agent with respect to the Auction Rate Certificates pursuant to an auction agent agreement, between the trustee and Bankers Trust Company.

REGISTRATION OF THE OFFERED CERTIFICATES

    The offered certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the certificates ("Certificate Owners") will hold their certificates through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate (each, a
"Beneficial Owner") will be entitled to receive a physical certificate representing such certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "certificateholder" of the certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded in the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).



    Certificate Owners will receive all distributions of principal of and interest on the certificates from the trustee through DTC and Participants. While the certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal of, and interest on, the certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

    Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of such certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

    Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg customers on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--Taxation of Regular Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by a counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

    Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. CI currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of CI's stock.

    Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000, New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

    On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, CSSF, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

    Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. On December 31, 2000, Euroclear Bank S.A./N.V., became the operator of the Euroclear System (the "Euroclear Operator"), under a contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation (the "Cooperative"). The Euroclear Operator is not regulated by the Board of Governors of the Federal Reserve System or the New York State Banking Authorities. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a tangible basis with attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for distributing funds to the beneficial owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede. Distributions with respect to certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Taxation of Regular Certificates--Taxation of Certain Foreign

Investors" and "--Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in the book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust Fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

    DTC has advised the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Agreement on behalf of a Clearstream, Luxembourg customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or GreenPoint Credit advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and GreenPoint Credit or the trustee is unable to locate a qualified successor, (b) GreenPoint Credit, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the Agreement, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as certificateholders under the Agreement.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    Neither the seller or the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                         FEDERAL INCOME TAX CONSEQUENCES

    Orrick, Herrington & Sutcliffe LLP, special counsel to the seller, is of the opinion that, assuming (1) the making of appropriate elections and (2) compliance by the seller, the servicer and the trustee with all of the provisions of the Agreement:

     o the electing portion of the Trust Fund will qualify, for federal income tax purposes, as a real estate mortgage investment conduit (a "REMIC") within the meaning of Sections 860A through 860G of the Code (the "REMIC Provisions");

     o the offered certificates represent ownership of (1) the "regular interests" in such REMIC and will be treated as debt instruments for purposes of Chapter 1 of the Code (generally relating to the calculation of a certificateholder's tax liability) and (2) in the case of the Class I Certificates, an interest in the interest rate swaps which generally will be treated as an interest in a "notional principal contract" for such purposes;

     o the Class R Certificates are the sole class of "residual interests" in such REMIC; and

     o the REMIC represented by the Trust Fund will not be subject to federal income tax as a separate entity except for:

         (1) the tax on "prohibited transactions" imposed by Section 860F of the Code;

         (2) the tax on "contributions after startup date" imposed by Section 860G(d) of the Code; and

         (3) the tax on "income on foreclosure property" imposed by Section 860G(c) of the Code, respectively, each within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement.

    However, continuing qualification as a REMIC requires ongoing compliance with applicable provisions of the Code, including the REMIC provisions, and related Treasury regulations all of which are subject to change.

    The following are the currently applicable material federal income tax consequences of the purchase, ownership and disposition of certificates. In addition to its opinions set forth above, Orrick, Herrington & Sutcliffe LLP has prepared or reviewed the statements in the prospectus and this prospectus supplement under the headings "Federal Income Tax Consequences," and is of the opinion that such statements in the prospectus and as supplemented by such statements in this prospectus supplement are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the electing portion of the Trust Fund as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is urged to consult its own tax advisors with regard to the tax consequences to it of investing in the offered certificates.

    The offered certificates will be Regular Certificates as defined in the prospectus under "Federal Income Tax Consequences--REMIC Certificates," except that the Class I Certificates will be comprised of fixed rate REMIC "regular interests" coupled with a swap contract as described in the prospectus under "Federal Income Tax Consequences--Treatment of Certificates Representing a REMIC Regular Interest Coupled with a Swap or Cap Contract." As such, the offered certificates will be treated as debt instruments for purposes of calculating a certificateholder's federal income tax liability, except that such treatment will apply to the offered certificates only to the extent of the portion of the offered certificates attributable to the regular interest, while the portion, if any, attributable to an interest in the interest rate swaps will be treated as an interest in a "notional principal contract." The servicer presently expects to take the position that the amount of purchase price properly allocable to the portion of an offered certificate representing an interest in a notional principal contract is de minimis and, accordingly, to ignore any such allocable amount for purposes of information reporting relating to original issue discount. Notwithstanding such allocation, however, prospective purchasers of offered certificates should be aware of the considerations described under "Federal Income Tax Consequences--Treatment of Certificates Representing a REMIC Regular Interest Coupled with a Swap or Cap Contract" with respect to amounts paid with respect to and received in respect of an interest in a notional principal contract. More particularly, to the extent that the offered certificates are to be treated as debt instruments (i.e., to the extent of the underlying interest in REMIC regular interests) for purposes of calculating a certificateholder's federal income tax liability, holders of offered certificates will be required to report income under the accrual method of accounting regardless of their normal tax accounting method. However, to the extent that the offered certificates are treated as an interest in a notional principal contract (i.e., to the extent of the underlying interest in the interest rate swaps) for purposes of calculating a certificateholder's federal income tax liability, holders of offered certificates will be subject to the considerations described in the prospectus under "Federal Income Tax Consequences--Treatment of

Certificates Representing a REMIC Regular Interest Coupled with a Swap or Cap Contract." Payments made by the Trust Fund on the interest rate swaps and allocable to investors that are individuals may be treated as investment expenses subject to the limitations on deductibility imposed by Section 67 of the Code and described in "Federal Income Tax Consequences--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest" in the Prospectus.

    Assuming in each case that a substantial amount of a class is sold at the price for such class stated on the cover of this prospectus supplement, and subject to the uncertainties concerning the determination of "original issue discount" for variable rate certificates discussed in "FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" AND "--VARIABLE RATE CERTIFICATES" IN THE PROSPECTUS and the allocation of purchase price between the portions of a certificate representing regular interests and the interest rate swaps as discussed above, the offered certificates will not be issued with "original issue discount."

    The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Group I Contracts will prepay at a rate equal to 200% and the Group II Contracts will prepay at a rate equal to 250% of the Prepayment Model. No representation is made that the contracts will prepay at that rate or at any other rate. See "FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" AND "--PREMIUM" IN THE PROSPECTUS.

    If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of an offered certificate, the amount of original issue discount allocable to such period would be zero and such certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

    In certain circumstances IRS Regulations relating to "original issue discount" permit the holder of a debt instrument to recognize "original issue discount" under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an offered certificate may be able to select a method for recognizing "original issue discount" that differs from that used by the REMIC administrator in preparing reports to the certificateholders and the IRS.

    Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. SEE "FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF REGULAR CERTIFICATES" AND "--PREMIUM" IN THE PROSPECTUS.

    The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated, except that the offered certificates will be so treated only to the extent of the underlying REMIC regular interests. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code (which would exclude amounts attributable to an interest in the underlying interest rate swaps). Moreover, the certificates (other than the Residual Certificates) will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein, except that the offered certificates again generally would so qualify only to the extent of an interest in the underlying REMIC regular interests. Because the portion of the certificates representing an interest in the interest rate swaps will not be permitted assets for a REMIC and any income derived from the interest rate swaps would be income from non-permitted assets subject to prohibited transaction tax, the Class I Certificates should not be included as assets of another REMIC. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION OF THE AGREEMENT" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAX CONSEQUENCES--REMIC CERTIFICATES" IN THE PROSPECTUS.

    For  further  information  regarding  federal  income  tax  consequences  of
investing   in   the   offered    certificates,    SEE   "FEDERAL   INCOME   TAX
CONSEQUENCES--REMIC CERTIFICATES" IN THE PROSPECTUS.

                              ERISA CONSIDERATIONS

GENERAL

    ERISA and Section 4975 of the Code impose certain restrictions on employee benefit or other plans that are subject to ERISA and/or Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the prospectus.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption (defined below) and other administrative exemptions under ERISA and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

OFFERED CERTIFICATES

    The U.S. Department of Labor, or "DOL," has granted to the underwriters individual prohibited transaction exemptions (as amended by PTE 1997-34, 62 Fed. Reg. 39021 (July 21, 1997), and PTE 2000-58, 65 Fed. Reg. 67765 (November 13,
2000), collectively, the "Exemption") from certain of the prohibited transaction rules of ERISA. The Exemption exempts from the prohibitions of Sections 406(a) and 407(a) of ERISA, and the related excise tax provisions of Section 4975 of the Code, the purchase, holding and resale by Plans of pass-through certificates or other securities representing interests in trusts or other specified entities that hold assets consisting primarily of certain receivables, loans and other obligations that are secured and meet the general conditions summarized below. The obligations covered by the Exemption include manufactured housing installment sales contracts and installment loan agreements secured by manufactured homes such as the contracts.

    GENERAL CONDITIONS. Among the general conditions which must be satisfied for the Exemption to apply to the acquisition, holding and resale by a Plan of the offered certificates are the following:

    (a) The acquisition of such certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

    (b) Except when the Trust Fund holds certain types of obligations, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund.

    (c) If the Trust Fund holds only certain types of obligations, the certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from either S&P, Moody's or Fitch (the "Exemption Rating Agencies").

    (d) The trustee is not an affiliate of either underwriter, GreenPoint Credit, Ambac, Radian, the swap counterparty (or any successor swap counterparty), any obligor with respect to contracts included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties. (Such parties, and the trustee and its affiliates, are sometimes referred to in this prospectus supplement collectively as the "Restricted Group.") As of the date hereof, no obligor with respect to contracts included in the Trust Fund is an obligor with respect to contracts constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund.

    (e) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the contracts to the Trust Fund represents not more than the fair market value of such contracts. The sum of all payments made to and retained by GreenPoint Credit represents not more than reasonable compensation for GreenPoint Credit's services under the Agreement and reimbursement of GreenPoint Credit's reasonable expenses in connection therewith.

    (f) The Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    In addition, the Exemption exempts from the prohibitions of Sections 406(a), 406(b) and 407(a) of ERISA, and the related excise tax provisions of Section 4975 of the Code, transactions undertaken in connection with the servicing, management and operation of such a Trust Fund pursuant to a binding pooling and servicing agreement, subject to the foregoing general conditions and the interest rate swap conditions and additional requirements described below.

    INTEREST RATE SWAP CONDITIONS. Under the Exemption, the interest rate swaps must satisfy the following conditions:

    (a) Each interest rate swap must be an Eligible Swap (as defined below) with an Eligible Swap Counterparty (as defined below).

    (b) If the credit rating of the swap counterparty is withdrawn or reduced below the third highest generic long-term rating category utilized by any Exemption Rating Agency (or the higher level specified by such Exemption Rating Agency), the servicer (as agent for the trustee) must, within a specified period after such rating withdrawal or reduction:

         (1) Obtain replacement interest rate swap agreements with an Eligible Swap Counterparty which is acceptable to the Exemption Rating Agency and the terms of which are substantially the same as the current interest rate swaps (at which time the current interest rate swap agreements must terminate); or

         (2) Cause the swap counterparty to establish any collateralization or other arrangement satisfactory to such Exemption Rating Agency such that it will not withdraw or reduce the then current rating of any Class I Certificates.

    If the servicer fails to accomplish the remedial measures specified in (1) or (2) above, (i) Plan certificateholders must be notified in the next trustee's periodic report to certificateholders and in any event no later than the end of the second month that begins after the servicer's failure, and (ii) 60 days after the date of such notice, the exemptive relief provided by the Exemption will cease to apply prospectively to all outstanding Class I Certificates.

    (a) The interest rate swaps and the Agreement each must not require the Trust Fund to make any termination payments to the swap counterparty (other than a currently scheduled payment under the interest rate swap agreements) except from Excess Spread (as defined below) or other amounts that would otherwise be payable to the servicer.

    (b) The Class I Certificates may be acquired or held in reliance upon the Exemption only by Qualified Plan Investors (as defined below).

    For purposes of the above conditions, the following definitions apply:

    (a)  "Eligible Swap" means a swap:

         (1)  Which is denominated in U.S. dollars;

         (2) Pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective Distribution Date for the offered certificates, a fixed rate of interest, or a floating rate of interest based on a publicly available index (e.g., LIBOR or COFI), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the swap counterparty, with all simultaneous payments being netted;

         (3) Which has a notional amount that does not exceed either (A) the principal balance of the class of certificates to which the swap relates, or (B) the portion of the principal balance of the class of certificates to which the swap relates represented solely by the contracts;

         (4) Which is not leveraged, (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates designed pursuant to paragraph (2) above, and the difference between the products thereof, calculated on a one to one ratio and not on a multiplier of such difference);

         (5) Which has a final termination date that is the earlier of (A) the date on which the Trust Fund terminates or (B) the Class I Certificates are fully repaid; and

         (6) Which does not incorporate any provision which could cause a unilateral alteration in any provision described in paragraphs (1) through (4) above without the consent of the trustee.

    (b) "Eligible Swap Counterparty" means a bank or other financial institution which has a rating, at the date of issuance of the offered certificates, which is in one of the three highest long-term credit rating categories utilized by at least one of the Exemption Rating Agencies.

    (c) "Qualified Plan Investor" means a Plan investor or group of Plan investors on whose behalf the decision to purchase the Class I Certificates is made by an appropriate independent fiduciary who is qualified to analyze and understand the terms and conditions of the interest rate swap transaction and the effect the interest rate swaps would have upon the credit ratings of the offered certificates. For purposes of the Exemption, such a fiduciary must be either:

         (1) A "qualified professional asset manager" or "QPAM" (as defined under Part V(a) of PTCE 84-14, 49 Fed. Reg. 9494, 9506 (March 13,
              1984)), e.g., a bank, insurance company or registered investment adviser with total client assets under management in excess of $50 million;

         (2) An "in-house asset manager" or "INHAM" (as defined under Part IV(a) of PTCE 96-23, 61 Fed. Reg. 15975, 15982 (April 10, 1996)),
              i.e., an entity which is generally a subsidiary of an employer sponsoring the Plan and which is a registered investment adviser with management and control of total assets attributable to Plans maintained by the employer and its affiliates in excess of $50 million; or

         (3) A Plan fiduciary with total assets under management of at least $100 million at the time it acquires any Class I Certificates.

    (d) "Excess Spread" means, as of any day funds are distributed by the Trust Fund, the amount by which the interest allocated to the Class I Certificates exceeds the amount necessary to pay interest to holders of the Class I Certificates, servicing fees and expenses.

    ADDITIONAL REQUIREMENTS. The Exemption also exempts from the prohibition of Sections 406(b)(1) and 406(b)(2) of ERISA, and the related excise tax provisions of Section 4975 of the Code, the direct or indirect sale, exchange or transfer of the offered certificates between the seller or the underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the Plan's assets in such certificates (the "Fiduciary") is:

    (a) an obligor with respect to 5% or less of the fair market value of contracts in the Trust Fund; or

    (b)  an affiliate of any such person;

provided that the General Conditions summarized above and the following additional requirements are satisfied:

    (a)  No member of the Restricted Group is a sponsor of the Plan.

    (b) In connection with the initial issuance of such certificates, at least 50% of the Percentage Interest of such class of certificates is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

    (c)  The Plan's investment in each class of the certificates does not exceed
         25%  of  the  Percentage   Interest  of  such  class  of   certificates
         outstanding at the time of acquisition.

    (d) Immediately after the acquisition of such certificates, no more than 25% of the assets of a Plan with respect to which the Fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in a Trust Fund containing assets sold or serviced by the same entity.

    The Exemption also applies to the direct or indirect acquisition or disposition of offered certificates by a Plan in the secondary market if certain conditions are met and to the continued holding of certificates acquired in initial or secondary markets.

    The seller believes that the Exemption will apply to the acquisition and holding of offered certificates by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. Any Plan fiduciary who proposes to cause a Plan to purchase such certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of certificates. Assets of a Plan should not be invested in certificates unless it is clear that the Exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the prospectus.

    The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had a permitted rating would not be required by the Exemption to dispose of it).

    Before purchasing a certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable. Any fiduciary of a Plan considering whether to purchase an offered certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and Section
4975 of the Code to such investment. See "ERISA Considerations" in the prospectus.


                                     RATINGS

    It is a condition to the issuance of the offered certificates that they be rated "AAA" by S&P and "Aaa" by Moody's. In addition, it is a condition to the issuance of the Class I A-1 Certificates and Class II A-1 Certificates that they be rated "AAA" by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any class of offered certificates should be evaluated independently of similar security ratings assigned to other kinds of securities. Ratings do not address whether or not the Class II Certificates will receive any Net Funds Cap Carryover Amounts or the ability of the holder of the Class R Certificates to purchase any Group II Contract that has been converted to a fixed interest rate.

    The ratings assigned by Moody's to pass-through certificates address the likelihood of the receipt by the related certificateholders of their allocable share of principal and/or interest on the underlying assets. The ratings assigned by S&P to the pass-through certificates address the likelihood that the related certificateholder will receive its allocable share of timely payment of interest and ultimate repayment of principal by the related Last Scheduled Distribution Date. The ratings assigned by Fitch to pass-through certificates address the likelihood that the related certificateholder will receive its allocable share of timely payment of interest and ultimate repayment of principal by the related last scheduled distribution date. S&P, Moody's and Fitch ratings take into consideration the credit quality of the related underlying assets, any credit support arrangements, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such underlying assets is adequate to make payments required by such certificates. Among other things, a reduction in the rating of Ambac's claims-paying ability may result in a reduction of the ratings of the offered certificates. S&P, Moody's and Fitch ratings on the offered certificates do not, however, constitute a statement regarding frequency of prepayments on the underlying assets or as to whether yield may be adversely affected as a result thereof. An explanation of the significance of such ratings may be obtained from Standard & Poor's Credit Market Services, 55 Water Street, New York, New York 10041, telephone (212) 438-2000; Moody's Investors Service, Inc., Moody's Investors Service, Manufactured Housing Monitoring Department, 99 Church Street, New York, NY 10007, telephone (212) 553-0300; and Fitch, Inc., One State Street Plaza, New York, New York 10004, telephone (800) 753-4824.

    The seller has not requested a rating on the offered certificates by any rating agency other than S&P, Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate any or all of the offered certificates, or if it did, what rating would be assigned to the offered certificates by any such other rating agency. A rating on any or all of the offered certificates by certain other rating agencies, if assigned at all, may be lower than the rating assigned to such certificates by S&P, Moody's and Fitch.


                                LEGAL INVESTMENT

    The offered certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in the two highest categories by at least one nationally recognized statistical rating organization and, as such, will constitute legal investments for certain types of investors to the extent provided in SMMEA. Such institutions should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors. See "Legal Investment" in the prospectus.


                             METHOD OF DISTRIBUTION

    The underwriters named below have severally agreed, subject to the terms and conditions of the underwriting agreement, dated the date of this prospectus supplement, between the seller and Salomon Smith Barney Inc., as representative of the underwriters, to purchase the offered certificates set forth next to its name in the table below from the seller.

                                           UNDERWRITING COMMITMENTS

                                        Class I A-1      Class I A-2       Class II A-1      Class II A-2
       Underwriters                     Certificates     Certificates      Certificates      Certificates
       ------------                     ------------     ------------      ------------      ------------
 Salomon Smith Barney Inc...........   $110,351,600      $85,000,000       $102,954,406      $100,000,000
 First Union Securities, Inc........    $27,587,900      $         0       $          0      $          0
                                        -----------      -----------       ------------      ------------
         TOTAL......................   $137,939,500      $85,000,000       $102,954,406      $100,000,000

    In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the offered certificates if any offered certificates are purchased. The underwriting agreement provides that the seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof. The underwriters will reimburse certain expenses of the seller.

    The seller has been advised by the underwriters that they propose initially to offer the offered certificates to the public at the prices set forth in this prospectus supplement, and to certain dealers at such prices, less the initial concession not in excess of 0.165% of the Class I A-1 Certificate Balance 0.165% of the Class I A-2 Certificate Balance, 0.165% of the Class II A-1 Certificate Balance and 0.165% of the Class II A-2 Certificate Balance. The underwriters may allow dealers, and such dealers may allow, a concession not in excess of 0.135% of the Class I A-1 Certificate Balance 0.135% of the Class I A-2 Certificate Balance, 0.135% of the Class II A-1 Certificate Balance and 0.135% of the Class II A-2 Certificate Balance. After the initial public offering of the offered certificates, the public offering prices and such concessions may be changed. GreenPoint Credit estimates that it will incur expenses of $625,000 in connection with this offering.

    In connection with the sale of the offered certificates, the underwriters and other persons participating in the sale may engage in transactions that stabilize, maintain or otherwise affect the price of the offered certificates. Specifically, the underwriters may over-allot in connection with the sale, creating a short position in the offered certificates for their own accounts. To cover over-allotments or to stabilize the price of the offered certificates, the underwriters may bid for, and purchase, offered certificates in the open market. The underwriters may also impose a penalty bid whereby they may reclaim selling concessions allowed to an underwriter or a dealer for distributing the offered certificates, if the underwriter or dealer repurchases previously distributed offered certificates in transactions to cover their short positions, in stabilization transactions or otherwise. Finally, the underwriters may bid for, and purchase, the offered certificates in market making transactions. These activities may stabilize or maintain the market price of the offered certificates above market levels that may otherwise prevail. The underwriters are not required to engage in these activities and may end any of these activities at any time.

                                 USE OF PROCEEDS

    Substantially all of the net proceeds to be received from the sale of the offered certificates will be used by the seller for general corporate purposes, including the purchase of the contracts and the payment of other expenses connected with pooling the contracts and issuing the offered certificates.


                                  LEGAL MATTERS

    Certain legal matters relating to the offered certificates, including legal matters relating to material federal income tax consequences concerning the offered certificates, will be passed upon for the seller by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California and for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for Ambac by Ambac's in-house counsel. Certain legal matters will be passed upon for Radian by Radian's in-house counsel.


                                     EXPERTS

    The consolidated financial statements of Ambac Assurance Corporation and Subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the years in the three year period ended December 31, 2000, are incorporated by reference in this prospectus supplement and in the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and on the authority of that firm as experts in accounting and auditing.

                                    GLOSSARY

    Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Agreement may contain more complete definitions of the terms used in this prospectus supplement and reference should be made to the Agreement for a more complete understanding of all terms.

    "Agreement" means that certain Pooling and Servicing Agreement, dated as of September 1, 2001, by and among GreenPoint Credit, as seller and servicer, Bank One, National Association, as trustee, and First Union National Bank, as co-trustee.

    "Ambac" means Ambac Assurance Corporation, its successors and assigns.

    "Ambac Default" means with respect to the Ambac certificate guaranty insurance policy, the occurrence and continuance of any of the following:

o the failure by Ambac to make a payment under the Ambac certificate guaranty insurance policy in accordance with its terms; or

o (1) Ambac shall have (A) filed any petition or commences any case or proceeding under any provision or chapter of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) made a general assignment for the benefit of its creditors, or (C) had an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (2) a court of competent jurisdiction, the Insurance Department of the State of Wisconsin or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for Ambac or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of Ambac (or the taking of possession of all or any material portion of the property of Ambac).

    "Ambac Enhancement Payment" means, with respect to each contract group and any Distribution Date, after giving effect to any Radian Enhancement Payment made for such Distribution Date in respect of such contract group, an amount equal to the sum of: (X) the amount by which the aggregate amount distributable to the related certificates described in clause (a)(2) or clause (b)(2), as applicable, of "Description of the Certificates--Priority of Distributions" exceeds the portion of the related Available Distribution Amount remaining after giving effect to the distributions described in clause (a)(1) or (b)(1), as applicable, of "Description of the Certificates--Priority of Distributions" and
(Y) (1) for any Distribution Date other than the final Distribution Date for that contract group, after giving effect to all distributions of principal to the related certificates on that Distribution Date, the amount of any Liquidation Loss Amount with respect to that Distribution Date and contract group and (2) for the final Distribution Date for that contract group, after giving effect to all distributions of principal to the related certificates on such final Distribution Date, an amount equal to the remaining Certificate Balances of the certificates related to that contract group.

    "Ambac Insurance Agreement" means that certain Insurance and Reimbursement Agreement (as amended or supplemented from time to time), dated as of the Closing Date, among GreenPoint Credit, the initial holder of the Class R Certificates, the trustee and Ambac.

    "Auction Procedures" means the procedures for conducting an auction with respect to each of the Class I A-2 and Class II A-2 Certificates set forth in Annex II to this prospectus supplement.

    "Available Distribution Amount" with respect to each contract group and a Distribution Date, is the sum of:

    (a)  the   Monthly   Advance   (as  defined   under   "Description   of  the
         Certificates--Advances"   in  this  prospectus   supplement)  for  that
         contract group and the related Distribution Date;

    (b) with respect to the Class I Certificates, amounts received from the swap counterparty pursuant to the interest rate swaps, if any (as described under "Description of the Certificates--The Interest Rate Swaps" in this prospectus supplement); and

    (c) the amount in the related Payment Account on the close of business on the last day of the immediately preceding Collection Period and amounts available from cross-collateralization, if any, less the sum of:

         (1) with respect to the Class I Certificates, amounts paid to the swap counterparty pursuant to the interest rate swaps, if any (as described under "Description of the Certificates--The Interest Rate Swaps" in this prospectus supplement);

         (2) any repossession profits related to that contract group, of which there are expected to be a DE MINIMIS amount;

         (3) payments on contracts in that contract group that have been repurchased as a result of a breach of a representation or
              warranty   that  are  received   during  or  after  the  month  of
              repurchase;

         (4) Excess Contract Payments and any payments not required to be distributed to the related certificateholders on the related Distribution Date;

         (5) liquidation expenses and certain taxes and insurance premiums advanced by the servicer in respect of the manufactured homes related to that contract group (as described under "Description of the Certificates--Advances" in this prospectus supplement);

         (6) reimbursements to the servicer for Nonrecoverable Advances and Monthly Advances relating to the contracts in that contract group, to the extent permitted by the Agreement (as described under "Description of the Certificates--Advances" in this prospectus supplement); and

         (7) the portion of the Monthly Servicing Fee allocable to that loan group as described in "Description of the Certificates--Servicing Compensation; Certain Other Matters Regarding the Servicer" in this prospectus supplement.

    "Class I A-1  Formula  Rate"  means a per  annum  rate  equal to LIBOR  plus
0.300%.

    "Class I A-2 Formula Rate" means, with respect to the first Distribution Date, the rate as set by the broker-dealer not later than October 1, 2001, which will not exceed the Maximum Auction Rate (as defined in Annex II to this prospectus supplement); and thereafter, will be the Auction Rate (as defined in Annex II to this prospectus supplement) established for the Class I A-2 Certificates for that Distribution Date based upon the Auction Procedures.

    "Class I Certificates" means the Class I A-1 Certificates and Class I A-2 Certificates.

    "Class II A-1  Formula  Rate"  means a per annum rate equal to the lesser of
(a) LIBOR plus 0.375% and (b) the Net Funds Cap for the Group II Contracts.

    "Class II A-2 Formula Rate" means, with respect to the first Distribution Date, the rate as set by the broker-dealer not later than October 1, 2001, which will not exceed the lesser of the Maximum Auction Rate (as defined in Annex II to this prospectus supplement) and the Net Funds Cap for the Group II Contracts; and thereafter, will be the Auction Rate (as defined in Annex II to this prospectus supplement) established for the Class II A-2 Certificates for that Distribution Date based upon the Auction Procedures.

    "Class II Certificates" means the Class II A-1 Certificates and Class II A-2 Certificates.

    "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg.

    "Closing Date" means October 2, 2001.

    "Collection Period" means, with respect to the Class I A-1 Certificates and Class II A-1 Certificates and any Distribution Date, the calendar month immediately preceding the month of the related Distribution Date; and with respect to the Class I A-2 Certificates and Class II A-2 Certificates and any Distribution Date, the second preceding calendar month preceding the month of the related Distribution Date.

    "Contract Schedule" means the schedule attached to the Agreement describing the contracts to be conveyed to the Trust Fund.

    "Controlling Insurer" means, either Ambac or Radian as designated pursuant to that certain Control Agreement, among Ambac, Radian, GreenPoint Credit, the trustee and the co-trustee, dated as of the Closing Date.

    "Credit Enhancement Amount" means with respect to each contract group and any Distribution Date, the sum of the Radian Enhancement Payment and the Ambac Enhancement Payment related to such contract group.

    "Credit Enhancement Default" means that the following events have occurred:

      o a Radian Default has occurred and is continuing, or the Radian certificate guaranty insurance policy has been cancelled by the mutual agreement of Ambac and Radian and has not been replaced or the aggregate amount of payments made under the Radian certificate guaranty insurance policy with respect to the Class I Certificates or Class II Certificates, as the case may be, equals or exceeds the maximum amount required to be paid by Radian on the Class I Certificates or Class II Certificates under the Radian certificate guaranty insurance policy; and

      o    an Ambac Default has occurred and is continuing.

    "Cut-off Date" means the close of business on August 31, 2001.

    "Deficiency Event" means, with respect to each contract group, the date on which the aggregate Scheduled Principal Balances of the contracts in that contract group are less than the aggregate Certificate Balances of the certificates related to that contract group.

    "Determination Date" means the third business day prior to each Distribution Date for the Class I A-1 Certificates and Class II A-1 Certificates.

    "Distribution Date" means, with respect to the Class I A-1 Certificates and Class II A-1 Certificates, the 20th day of each month, or, if the 20th day is not a business day, the next succeeding business day, beginning in October 2001; with respect to the Class I A-2 Certificates, the 9th day of each month, or, if the 9th day is not a business day, the next succeeding business day, beginning in November 2001; and with respect to the Class II A-2 Certificates, the 13th day of each month, or, if the 13th day is not a business day, the next succeeding business day, beginning in November 2001.

    "Excess Contract Payment" means a payment received on a contract that is in excess of the scheduled payment, is not a partial principal prepayment or prepayment in full and is not part of any liquidation proceeds. Excess Contract Payments will be held by the trustee in a Payment Account and may be applied as described under "Description of the Certificates--Advances" in this prospectus supplement.

    "Fitch" means Fitch, Inc.

    "Formula Principal Distribution Amount" for a contract group means, with respect to each Distribution Date, the sum of:

    (1) all scheduled payments of principal due on each outstanding contract in that contract group during the Collection Period related to such Distribution Date occurs;

    (2) the Scheduled Principal Balance of each contract in that contract group which, during the Collection Period related to such Distribution Date, was purchased by GreenPoint Credit pursuant to the Agreement on account of certain breaches of its representations and warranties or with respect to the Group II Contracts, purchased by the holder of the Class R Certificates pursuant to the Agreement on account of any Group II Contract which has been converted from a variable rate to a fixed rate;

    (3) all partial prepayments of principal on the contracts in that contract group received during such related Collection Period;

    (4) the Scheduled Principal Balance of each contract in that contract group that was prepaid in full during such related Collection Period;

    (5) the Scheduled Principal Balance of each contract in that contract group that became a liquidated contract during such related Collection Period;

    (6) the aggregate of all non-cash reductions in the Scheduled Principal Balance of the contracts in that contract group during such related Collection Period whether by bankruptcy or other similar proceeding or other adjustment by the servicer in the normal course of its servicing activities; and

    (7) any previously undistributed shortfalls in the amounts in clauses (1) through (6) above in respect of prior Distribution Dates, other than any such shortfall with respect to which any Credit Enhancement Amount has been paid to the holders of the offered certificates related to that contract group.

    "Interest Distribution Amount" means the amount of interest distributable to each class of offered certificates as described under "Description of the Certificates--Interest Distributions" in this prospectus supplement.

    "Interest Period" means the period during which the offered certificates accrue interest at their respective Pass-Through Rate as described under "Description of the Certificates--Interest Distributions" in this prospectus supplement.

    "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to one-month United States dollar deposits which appears on Telerate Screen Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Screen Page 3750 or some other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer and the swap counterparty, or as determined by the auction agent with respect to the Auction Rate Certificates, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). The trustee, or the auction agent with respect to the Auction Rate Certificates, will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). On each LIBOR
Determination Date, the trustee, or the auction agent with respect to the Auction Rate Certificates, will determine LIBOR for the next Interest Period.

    "LIBOR Determination Date" means, with respect to any Interest Period, the second London business day preceding the commencement of that Interest Period. For purposes of determining LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

    "Liquidation Loss Amount" means, with respect to each contract group and any Distribution Date, the amount, if any, by which the aggregate Certificate Balances of the related certificates exceeds the aggregate Scheduled Principal Balances of the contracts in such contract group.

    "Monthly Advance" means an advance required to be made by the servicer pursuant to the Agreement equal to the lesser of:

    o    delinquent   scheduled  payments  of  principal  and  interest  on  the contracts that were due in the preceding Collection Period; or

    o the amount, if any, by which scheduled distributions of principal and interest due on the certificates exceed the amounts specified in clauses (b) and (c) of the definition of the Available Distribution Amount on that Distribution Date;

except to the extent that, in the servicer's  sole  judgment,  the advance would
not  be  recoverable  from  related  late  payments,   liquidation  proceeds  or
otherwise.

    "Moody's" means Moody's Investors Service, Inc.

    "Net Contract Rate" means, with respect to any Distribution Date and each Group I Contract, the related contract rate on the first day of the related Collection Period minus 1.47% and with respect to any Distribution Date and each Group II Contract, the related contract rate on the first day of the related Collection Period minus 1.69%.

    "Net Funds Cap" means, with respect to any Distribution Date, a per annum rate equal to the average of the Net Contract Rates of the Group II Contracts as of the first day of the related Collection Period, weighted on the basis of the Scheduled Principal Balance of the Group II Contracts on the first day of the related Collection Period.

    "Net Funds Cap Carryover Amount" means, with respect to the first Distribution Date, zero. On each subsequent Distribution Date and with respect to each class of Class II Certificates, the Net Funds Cap Carryover Amount means the sum of:

      (A) if on such Distribution Date, the Pass-Through Rate for that class of Class II Certificates is based upon the Net Funds Cap, the excess of:

           (1)  the lesser of:

                (a)  the product of:

                     o    the Weighted Average Maximum Cap; and

                     o the Certificate Balance of that class of Class II Certificates; and

                (b) the amount of interest that class of Class II Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at LIBOR plus the spread with respect to the Class II A-1 Certificates or produced by the Auction Procedures with respect to the Class II A-2 Certificates for such Distribution Date; over

           (2) the amount of interest payable on that class of Class II Certificates at the Net Funds Cap for such Distribution Date; and

      (B) the Net Funds Cap Carryover Amount, together with accrued interest thereon at the applicable Pass-Through Rate in effect on such Distribution Date, for all previous Distribution Dates not previously paid pursuant to "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

    "Nonrecoverable Advance" means a Monthly Advance or an advance made by the servicer in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis, in each case, that is subsequently deemed, in the servicer's sole judgment, to be nonrecoverable from related late payments, liquidation proceeds or otherwise.

    "Percentage Interest" means the undivided percentage interest of a certificate in the distributions on the class of certificates to which it relates which will be equal to the percentage obtained from dividing the denomination of the certificate by the Initial Certificate Balance of the class of certificates to which it relates.

    "Pool Scheduled Principal Balance" means, with respect to any Distribution Date, the Cut-off Date Pool Principal Balance, less the aggregate of the Formula Principal Distribution Amounts (exclusive of the amounts in clause (7) of the definition thereof) for all prior Distribution Dates.

    "Radian" means Radian Insurance Inc., its successors and assigns.

    "Radian Default" means with respect to the Radian certificate guaranty insurance policy, the occurrence and continuance of any of the following:

o the failure by Radian to make a payment under the Radian certificate guaranty insurance policy in accordance with its terms; or

o (1) Radian shall have (A) filed any petition or commences any case or proceeding under any provision or chapter of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) made a general assignment for the benefit of its creditors, or (C) had an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (2) a court of competent jurisdiction, the Insurance Department of the Commonwealth of Pennsylvania or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for Radian or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of Radian (or the taking of possession of all or any material portion of the property of Radian).

    "Radian Enhancement Payment" means, with respect to each contract group and any Distribution Date, an amount equal to the sum of: (X) subject to the maximum amount of interest shortfalls required to be paid by Radian on the related offered certificates on such Distribution Date pursuant to the Radian certificate guaranty insurance policy, the amount by which the aggregate amount distributable to the related certificates described in clause (a)(2) or clause
(b)(2), as applicable, of "Description of the Certificates--Priority of Distributions" exceeds the portion of the related Available Distribution Amount remaining after giving effect to the distributions described in clause (a)(1) or
(b)(1), as applicable, of "Description of the Certificates--Priority of Distributions" and (Y) subject to the maximum aggregate amount required to be paid by Radian in respect of principal on the related offered certificates pursuant to the Radian certificate guaranty insurance policy, (1) for any Distribution Date other than the final Distribution Date for that contract group, after giving effect to all distributions of principal to the related certificates on that Distribution Date, the amount of any Liquidation Loss Amount with respect to that Distribution Date and contract group and (2) for the final Distribution Date for that contract group, after giving effect to all distributions of principal to the related certificates on such final Distribution Date, an amount equal to the remaining Certificate Balances of the certificates related to that contract group.

    "Radian Insurance Agreement" means that certain Insurance and Reimbursement Agreement (as amended or supplemented from time to time), dated as of the Closing Date, among GreenPoint Credit, the initial holder of the Class R Certificates, the trustee, the co-trustee and Radian.

    "Rating Agencies" means Moody's, S&P and Fitch.

    "Record Date" means, with respect to the first Distribution Date, the close of business on the Closing Date and with respect to subsequent Distribution Dates, the close of business on the last business day preceding the applicable Distribution Date.

    "Reference Banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

    "S&P" means Standard & Poor's Credit Market Services.

    "Telerate Screen Page 3750" means the display page so designated on the Bridge Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page, or some other page as may replace that page on such service, or if the service is no longer offered, some other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer and the swap counterparty.

    "Trust Fund" means all of the assets of the trust fund created by GreenPoint Credit to issue the GreenPoint Credit Manufactured Housing Contract Trust Pass-Through Certificates, Series 2001-2.

    "Twelve-Month LIBOR" means, the average of interbank offered rates for one year U.S. dollar denominated deposits in the London market based on the quotation of major banks listed as the "1-Year London Interbank Offered Rates Index" found in the Wall Street Journal, Money & Investing section, under the "Money Rates" table.

    "Weighted Average Maximum Cap" means, with respect to any Distribution Date, the weighted average of the Maximum Caps of the Group II Contracts on that Distribution Date or with respect to any Group II Contract that has converted from a variable rate to a fixed rate and has not been purchased by the Class R certificateholders, the applicable fixed rate, multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360.

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered GreenPoint Credit Manufactured Housing Contract Trust Pass-Through Certificates, Series 2001-2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    Initial Settlement for the Global Securities will be in immediately available funds.

    Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

    Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between Participants (other than Euroclear Bank S.A./N.V. and Citibank, N.A. ("Citibank") as depositories for Euroclear and Clearstream, Luxembourg respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN EUROCLEAR PARTICIPANTS AND/OR CLEARSTREAM, LUXEMBOURG CUSTOMERS. Secondary market trading between Euroclear Participants and/or Clearstream, Luxembourg customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND EUROCLEAR OR CLEARSTREAM, LUXEMBOURG PURCHASER. When Global Securities are to be transferred from the account of a Participant (other than Euroclear Bank S.A./N.V. and Citibank as depositories for Euroclear and Clearstream, Luxembourg, respectively) to the account of a Euroclear Participant or a Clearstream, Luxembourg customer, the purchaser must send instructions to Clearstream, Luxembourg before settlement date 12:30. Euroclear or Clearstream, Luxembourg, as the case may be, will instruct
Euroclear Bank S.A./N.V. or Citibank respectively, to receive the Global Securities against payment. Payment will then be made by Euroclear Bank S.A./N.V. or Citibank as the case may be, to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear Participants' or Clearstream, Luxembourg customers' accounts. Credit for the Global Securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the Notes will accrue from the value date (which would be the preceding day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e. the trade fails), the Euroclear or Clearstream, Luxembourg cash debit will be valued instead as of the actual settlement date.

    Euroclear Participants and Clearstream, Luxembourg customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Securities are credited to their accounts one-day later.

    As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants/customers can elect not pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear Participants or Clearstream, Luxembourg customers purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's/customer's particular cost of funds.

    Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to Euroclear Bank S.A./N.V. or Citibank for the benefit of Euroclear participants or Clearstream, Luxembourg customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant, a cross-market transaction will settle no differently from a trade between two Participants.

    Trading Between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear Participants and Clearstream, Luxembourg customers may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Bank S.A./N.V. or Citibank, to another Participant. The seller must send instructions to Clearstream, Luxembourg before settlement date 12:30. In these cases, Euroclear or Clearstream, Luxembourg will instruct Euroclear Bank S.A./N.V. or Citibank, as appropriate, to credit the Global Securities to the Participant's account against payment. The payment will then be reflected in the account of the Euroclear Participant or Clearstream, Luxembourg customer the following business day, and receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customers' account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear Participant or Clearstream, Luxembourg customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e. the trade fails), receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customer's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A  beneficial  owner  of  Global  Securities   holding   securities  through
Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including "original issue discount") on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner's United States Tax Withholding). If the information shown on Form W-8BEN, changes, a new Form W-8BEN must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed. The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global
Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                                    ANNEX II

                               AUCTION PROCEDURES

                                   ARTICLE 1

Except as otherwise specified herein, or as the context may require, capitalized terms used but not otherwise defined herein have the meanings ascribed in the Pooling and Servicing Agreement, dated as of September 1, 2001, relating to the GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates Series 2001-2 (the "Pooling and Servicing Agreement"), among Bank One, National
Association, as trustee (the "Trustee"), First Union National Bank, as co-trustee and GreenPoint Credit, LLC, as contract seller and servicer (in such capacities, the "Contract Seller" and the "Servicer").

         SECTION 1.1   DEFINITIONS.

"All Hold Rate" means ninety percent (90%) of LIBOR.

"Auction" means, with respect to each Class of Auction Rate Certificates, the implementation of the Auction Procedures on an Auction Date for such Class.

"Auction Agent" means Bankers Trust Company, a New York banking corporation, or any successor appointed under the Auction Agent Agreement.

"Auction Agent Fee" means the fee paid to the Auction Agent pursuant to the Auction Agent Agreement.

"Auction Certificates" means the Class I A-2 Certificates and the Class II A-2 Certificates.

"Auction Date" means, with respect to each Class of Auction Rate Certificates, the Business Day immediately preceding the first day of each Interest Accrual Period, commencing in November, 2001, other than:

    (i) with respect to a Class of Auction Rate Certificates, each Interest Accrual Period commencing after such Class is no longer maintained by the Depository in Book-Entry Form;

    (ii)  each  Interest   Accrual  Period   commencing  after  and  during  the
          continuance of an Ambac Default; or

    (iii) each Interest Accrual Period commencing less than two Business Days after the cure or waiver of an Ambac Default.

Notwithstanding the foregoing, the Auction Date for one or more Interest Accrual Periods may be changed pursuant to the Auction Agent Agreement, as described herein.

"Auction Procedures" means the procedures set forth in Section 2.1.1 hereof by which the Auction Rate is determined.

"Auction Rate" means with respect to a Class the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in Section 2.1.1(c)(ii) hereof.

"Authorized Denominations" means, with respect to each Class of Auction Certificates, $25,000 and integral multiples of $25,000 in excess thereof.

"Available Certificates" has the meaning set forth in Section 2.1.1(c)(i)(A) hereof.

"Bid" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"Bid Auction Rate" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"Bidder" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"Book-Entry Form" or "Book-Entry System" means a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical securities in registered form are issued only to a Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

"Broker-Dealer" means Salomon Smith Barney Inc. or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an Affiliate of a Participant), has been appointed as such by the Servicer, with the consent of the Market Agent and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

"Broker-Dealer Agreement" means each agreement among the Auction Agent, a Broker-Dealer and the Holder of the Class R Certificates, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreement to be entered into as of the Closing Date, among the Auction Agent, Salomon Smith Barney Inc., as Broker-Dealer and GreenPoint Bank, as Holder of the Class R Certificates.

"Broker-Dealer Fee" means the fee paid to the Broker-Dealer pursuant to any Broker-Dealer Agreement.

"Class" means the Class I A-2 Certificates or the Class II A-2 Certificates, as applicable.

"Existing Certificateholder" means with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, (i) a Person who is a Broker-Dealer listed in the Existing Certificateholder Registry at the close of business on the Business Day immediately preceding such Auction and
(ii) a Person who is a beneficial owner of the Auction Certificates.

"Existing Certificateholder Registry" means the registry of Persons who are owners of the Auction Certificates, maintained by the Auction Agent as provided in the Auction Agent Agreement.

"Holder of the Class R Certificates" means the Holders of at least a majority Percentage Interest in the Class R Certificates.

"Hold Order" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"Initial Auction Agent" means Bankers Trust Company, a New York banking corporation, its successors and assigns.

"Initial Auction Agent Agreement" means the Auction Agent Agreement dated as of the Closing Date, among the Trustee, the Initial Auction Agent and the Holder of the Class R Certificates, including any amendment thereof or supplement thereto.

"Market Agent" means Salomon Smith Barney Inc., in such capacity hereunder, or any successor to it in such capacity hereunder.

"Maximum Auction Rate" means, with respect to each Class of Auction Rate Certificates, (A) LIBOR plus 1.00% (if the ratings assigned by the Rating Agencies to such Class are "AAA" and "Aaa"), (B) LIBOR plus 1.25% (if the ratings assigned by the Rating Agencies to such Class are "AA" and "Aa2" or better, unless the requirements of (A) above are satisfied), (C) LIBOR plus 2.00% (if the ratings assigned by the Rating Agencies to such Class are "A" and "A2" or better, unless the requirements of (A) or (B) above are satisfied) or
(D) LIBOR plus 3.50% (if any one of the ratings assigned by the Rating Agencies to such Class is less than "A" or "A2"). For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last rating of which the Auction Agent has been given notice pursuant to the Pooling and Servicing Agreement and the Auction Agent Agreement.

"Order" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"Outstanding" means, as of the date of determination, all Certificates of a Class theretofore authenticated and delivered under the Pooling and Servicing Agreement except:

    (i) Certificates of such Class theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

    (ii) Certificates of such Class or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Certificateholders thereof; and

    (iii) Certificates of such Class in exchange for or in lieu of other Certificates of such Class which have been authenticated and delivered pursuant to the Pooling and Servicing Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser.

"Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depository effects Book-Entry transfers and pledges of securities deposited with the Depository.

"Pass-Through Rate" means, with respect to the Class I A-2 Certificates, the Class I A-2 Pass-Through Rate and with respect to the Class II A-2 Certificates, the Class II A-2 Pass-Through Rate.

"Potential   Certificateholder"   means  any  Person   (including   an  Existing
Certificateholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Certificates (or, in the case of an Existing Certificateholder thereof, an additional principal amount of Auction Certificates).

"Rate Adjustment Date" means the date on which the applicable Pass-Through Rate is effective and means, with respect to each Certificate in each Class, the date of commencement of each Interest Accrual Period.

"Rate Determination Date" means with respect a Class, the related Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the date of commencement of the related Interest Accrual Period.

"Sell Order" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"Submission Deadline" means 1:00 p.m., Eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

"Submitted Bid" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"Submitted Hold Order" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"Submitted Order" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"Submitted Sell Order" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"Substitute Auction Agent" means the Person with whom the Trustee enters into a Substitute Auction Agent Agreement.

"Substitute Auction Agent Agreement" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.1.5 of these Auction Procedures agrees with the Trustee to perform the duties of the Auction Agent under this Agreement.

"Sufficient Bids" has the meaning set forth in Section 2.1.1(c)(i) hereof.

         SECTION 1.2   GENERAL PROVISIONS.

Each Class shall bear interest at the applicable Pass-Through Rate. For each Interest Accrual Period, interest at the applicable Pass-Through Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

Notwithstanding the foregoing:

         (a) if the ownership of a Class is no longer maintained in Book-Entry Form, the applicable Pass-Through Rate for such Certificate for any Interest Accrual Period commencing after the delivery of certificates representing such Certificates shall equal with respect to the Class II A-2 Certificates, the lesser of (i) the Maximum Auction Rate for the Class II A-2 Certificates and
(ii) the Net Weighted Average Contract Rate on the Group II Contracts on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period and with respect to the Class I A-2 Certificates, the Maximum Auction Rate, unless an Ambac Default has occurred and is continuing and the Hedge Counterparty fails to make a required payment under the Hedge Agreement, then such rate shall equal the lesser of (i) the Maximum Auction Rate for the Class I A-2 Certificates and (ii) the Net Weighted Average Contract Rate on the Group I Contracts on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period; or

         (b) for each Interest Accrual Period commencing after the occurrence and during the continuance of an Ambac Default and for any Interest Accrual Period less than two Business Days after the cure of any Ambac Default, the Pass-Through Rate for each Class II A-2 Certificate for any such period shall equal the lesser of (i) the Maximum Auction Rate for the Class II A-2 Certificates and (ii) the Net Weighted Average Contract Rate on the Group II Contracts on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period and the Pass-Through Rate for the Class I A-2 Certificates shall equal the lesser of (i) the Maximum Auction Rate for the Class I A-1 Certificates and (ii) the Net Weighted Average Contract Rate on the Group I Contracts on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period plus the percentage obtained by dividing amounts received under the Hedge Agreement for the applicable Interest Accrual Period for the Class I A-2 Certificates over Class I A-2 Certificate Balance on the first day of such Interest Accrual Period.

The Auction Agent shall promptly give written notice to the Trustee and the Depository of the applicable Pass-Through Rate and either the applicable Auction Rate or the Net Weighted Average Contract Rate of the Group I Contracts or the Net Weighted Average Contract Rate of the Group II Contracts, as the case may be, when such rate is not the Pass-Through Rate. The Trustee shall notify the Certificateholders of the applicable Pass-Through Rate for the related Interest Accrual Period on the second Business Day of such Interest Accrual Period.

Notwithstanding any other provision of the Class II A-2 Certificates or the Pooling and Servicing Agreement, interest payable on the Class II A-2 Certificates for an related Interest Accrual Period shall never exceed for such Interest Accrual Period the amount of interest payable at the Net Weighted
Average Contract Rate on the Group II Contracts in effect for such Interest Accrual Period. Notwithstanding any other provision of the Class I A-2 Certificates or the Pooling and Servicing Agreement, interest payable on the Class I A-2 Certificates for an related Interest Accrual Period, if the Hedge Counterparty fails to make a payment under the Hedge Agreement and an Ambac Default has occurred and is continuing, interest payable on the Class I A-2 Certificates for an related Interest Accrual Period shall never exceed for such Interest Accrual Period the amount of interest payable at the Net Weighted
Average Contract Rate on the Group I Contracts in effect for such Interest Accrual Period..

If the Auction Rate for the Class II A-2 Certificates is greater than the Net Weighted Average Contract Rate on the Group II Contracts, then the Class I A-2 Pass-Through Rate for that Interest Accrual Period will be the Net Weighted Average Contract Rate on the Group II Contracts. If the Class II A-2 Pass-Through Rate for any Interest Accrual Period is the Net Weighted Average Contract Rate on the Group II Contracts, the Trustee shall determine the Class II A-2 Net Funds Cap Carryover Amount, if any. The Class II A-2 Net Funds Cap Carryover Amount shall bear interest calculated at a rate equal to the then applicable Class II A-2 Pass-Through Rate, without giving effect to the Net Weighted Average Contract Rate on the Group II Contracts from the Distribution Date for the related Interest Accrual Period with respect to which the Net Funds Cap Carryover Amount was calculated, until paid. For purposes of the Pooling and Servicing Agreement, any reference to "principal" or "interest" herein shall not include within the meaning of such words Certificateholders' interest carryover or any interest accrued on any such Class II A-2 Net Funds Cap Carryover Amount. If the Auction Rate for the Class I A-2 Certificates is greater than the Net Weighted Average Contract Rate on the Group I Contracts and the Hedge Counterparty has failed to make a payment under the hedge Agreement and an Ambac Default has occurred and is continuing, then the Class I A-2 Pass-Through Rate for that Interest Accrual Period will be the Net Weighted Average Contract Rate on the Group I Contracts. The Class I A-2 Certificates shall not be entitled to any "net funds cap carryover amount."

                                   ARTICLE 2

                               AUCTION PROCEDURES

         SECTION 2.1    PASS-THROUGH RATE.

              SECTION 2.1.1 DETERMINING THE PASS-THROUGH RATE FOR THE AUCTION CERTIFICATES.

By purchasing Auction Certificates, whether in an Auction or otherwise, each purchaser of the Auction Certificates, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Auction Certificates maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

So long as the ownership of a Class is maintained in Book-Entry Form, an Existing Certificateholder may sell, transfer or otherwise dispose of such Certificates only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of such Certificates through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Certificateholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner:

              (a)   (i)  Prior  to the   Submission  Deadline  on  each  related
Auction Date:

                         (A) each Existing Certificateholder may submit to a Broker-Dealer by telephone or otherwise any information as to:

                               (1)  the  principal  amount  of  the  Outstanding
         Class owned by such Existing Certificateholder which such Existing Certificateholder desires to continue to own without regard to the Pass-Through Rate for such Class for the next succeeding Interest Accrual Period;

                               (2)  the  principal  amount  of  the  Outstanding
         Class owned by such Existing Certificateholder which such Existing Certificateholder offers to sell if the Pass-Through Rate for such Class for the next succeeding related Interest Accrual Period shall be less than the rate per annum specified by such Existing Certificateholder; and/or

                               (3)  the  principal  amount  of  the  Outstanding
         Class owned by such Existing Certificateholder which such Existing Certificateholder offers to sell without regard to the Pass-Through Rate for such Class for the next succeeding related Interest Accrual Period;

                    and

                         (B) one or more Broker-Dealers may contact Potential Certificateholders to determine the principal amount of Certificates of the related Class which each Potential Certificateholder offers to purchase, if the Pass-Through Rate for such Class for the next succeeding related Interest Accrual Period shall not be less than the rate per annum specified by such Potential Certificateholder.

The statement of an Existing Certificateholder or a Potential Certificateholder referred to in (A) or (B) of this paragraph (i) is herein referred to as an "Order," and each Existing Certificateholder and each Potential Certificateholder placing an Order is herein referred to as a "Bidder"; an Order described in clause (A)(1) is herein referred to as a "Hold Order"; an Order described in clauses (A)(2) and (B) is herein referred to as a "Bid"; and an Order described in clause (A)(3) is herein referred to as a "Sell Order."

                   (ii)  (A)   Subject  to  the provisions  of  Section 2.1.1(b)
    hereof,  a  Bid  by  an  Existing   Certificateholder  shall  constitute  an
    irrevocable offer to sell:

                               (1) the principal amount of the Outstanding Class specified in such Bid if the Pass-Through Rate for such Class determined as provided in this Section 2.1.1 shall be less than the rate specified therein; or

                               (2) such principal amount, or a lesser principal amount of the Outstanding Class to be determined as set forth in
         Section 2.1.1 (d)(i)(D) hereof, if the a Pass-Through Rate for such Class determined as provided in this Section 2.1.1 shall be equal to the rate specified therein; or

                               (3) such principal amount, or a lesser principal amount of the Outstanding Class to be determined as set forth in
         Section 2.1.1(d)(ii)(C) hereof, if the rate specified therein shall be higher than the Pass-Through Rate for such Class and Sufficient Bids have not been made.

                         (B) Subject to the provisions of Section 2.1.1 (b) hereof, a Sell Order by an Existing Certificateholder shall constitute an irrevocable offer to sell:

                              (1)  the principal  amount the Outstanding   Class
         specified in such Sell Order; or

                              (2) such principal amount, or a lesser principal amount of the Outstanding Class set forth in Section 2.1.1(d)(ii)(C) hereof, if Sufficient Bids have not been made.

                         (C)  Subject  to the  provisions  of  Section  2.1.1(b)
    hereof,  a  Bid  by  a  Potential   Certificateholder  shall  constitute  an
    irrevocable offer to purchase:

                              (1) the principal amount of the Outstanding Class specified in such Bid if the Pass-Through Rate for such Class determined as provided in this Section 2.1.1 shall be higher than the rate specified in such Bid; or

                              (2) such principal amount, or a lesser principal amount the Outstanding Class set forth in Section 2.1.1(d)(i)(E) hereof, if the Pass-Through Rate for such Class determined as provided in this Section 2.1.1 shall be equal to the rate specified in such Bid.


              (b) (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such
Order:

                          (A)  the name of the Bidder placing such Order;

                          (B) the aggregate principal amount of the Outstanding Class that are the subject of such Order;

                          (C) to the extent that such Bidder is an Existing Certificateholder:

                              (1) the principal amount of the Outstanding Class, if any, subject to any Hold Order placed by such Existing Certificateholder;

                              (2)   the  principal  amount  of  the  Outstanding
         Class,   if  any,   subject  to  any  Bid   placed  by  such   Existing
         Certificateholder and the rate specified in such Bid; and

                              (3) the principal amount of the Outstanding Class, if any, subject to any Sell Order placed by such Existing Certificateholder;

         and

                         (D)  to  the  extent   such   Bidder  is  a   Potential
    Certificateholder, the rate specified in such Potential Certificateholder's Bid.

                   (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth (.001) of one percent.

                   (iii) If an Order or Orders covering all of the Outstanding Class owned by an Existing Certificateholder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Certificateholder covering the principal amount of such Outstanding owned by such Existing Certificateholder and not subject to an Order submitted to the Auction Agent.

                   (iv) Neither the Servicer, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Certificateholder or Potential Certificateholder.

                   (v) If any Existing Certificateholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Outstanding Class owned by such Existing Certificateholder, such Orders shall be considered valid as follows and in the following order of priority:

                         (A) All Hold Orders shall be considered valid, but only up to the aggregate principal amount of the Outstanding Class owned by such Existing Certificateholder, and if the aggregate principal amount of such Class subject to such Hold Orders exceeds the aggregate principal amount of such Class owned by such Existing Certificateholder, the aggregate principal amount of such Class subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of such Class subject to such Hold Order equals the aggregate principal amount of the Outstanding Class owned by such Existing Certificateholder.

                         (B)  (1)   any Bid  shall  be  considered  valid up to
    an amount equal to the excess of the principal amount of the Outstanding Class owned by such Existing Certificateholder over the aggregate principal amount of such Class subject to any Hold Order referred to in clause (A) of this paragraph (v);

                               (2) subject to subclause (1) of this clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Certificateholder and the aggregate principal amount of the Outstanding Class subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

                               (3) subject to subclauses (1) and (2) of this clause (B), if more than one Bid with different rates are submitted on behalf of such Existing Certificateholder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                               (4) in any such event, the amount of the Outstanding Class, if any, subject to Bids not valid under this clause
         (B) shall be treated as the subject of a Bid by a Potential Certificateholder at the rate therein specified; and

                         (C) All Sell Orders shall be considered valid up to an amount equal to the excess of the principal amount of the Outstanding Class owned by such Existing Certificateholder over the aggregate principal amount of such Certificates subject to Hold Orders referred to in clause (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph (v).

                   (vi) If more than one Bid for a Class is submitted on behalf of any Potential Certificateholder, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

                   (vii) An Existing Certificateholder that offers to purchase additional Certificates of any Class is, for purposes of such offer, treated as a Potential Certificateholder.

                   (viii) Any Bid or Sell Order submitted by an Existing Certificateholder covering an aggregate principal amount of Certificates not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Certificateholder covering an aggregate principal amount of a Class not equal to an Authorized Denomination shall be rejected.

                   (ix) Any Bid specifying a rate higher than the Maximum Auction Rate will (a) be treated as a Sell Order if submitted by an Existing Certificateholder and (b) not be accepted if submitted by a Potential Certificateholder.

                   (x) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent at the Submission Deadline on any Auction Date shall be irrevocable.

              (c) (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                         (A) the excess of the total principal amount of the Outstanding Class over the sum of the aggregate principal amount of such Outstanding Class subject to Submitted Hold Orders (such excess being herein referred to as the "Available Certificates"), and

                         (B)   from the Submitted Orders whether:

                               (1) the aggregate principal amount of the Outstanding Class subject to Submitted Bids by Potential Certificateholders specifying one or more rates equal to or lower than the Maximum Auction Rate for such Class;

                         exceeds or is equal to the sum of:

                               (2) the aggregate principal amount of the Outstanding Class subject to Submitted Bids by Existing Certificateholders specifying one or more rates higher than the Maximum Auction Rate for such Class; and

                               (3)  the  aggregate   principal   amount  of  the
         Outstanding Class subject to Submitted Sell Orders;

(in the event such excess or such equality exists, other than because all of the Outstanding Class is subject to Submitted Hold Orders, such Submitted Bids described in subclause (1) above shall be referred to collectively as "Sufficient Bids"); and

                         (C) if Sufficient Bids exist, the "Bid Auction Rate", shall be the lowest rate specified in such Submitted Bids such that if:

                               (1) (x) each Submitted Bid from Existing Certificateholders specifying such lowest rate and (y) all other Submitted Bids from Existing Certificateholders specifying lower rates were rejected, thus entitling such Existing Certificateholders to continue to own the principal amount of such Certificates subject to such Submitted Bids; and

                               (2) (x) each such Submitted Bid from Potential Certificateholders specifying such lowest rate and (y) all other Submitted Bids from Potential Certificateholders specifying lower rates were accepted;

the result would be that such Existing Certificateholders described in subclause
(1) above would continue to own an aggregate principal amount of the Outstanding Class which, when added to the aggregate principal amount of such Outstanding Class to be purchased by such Potential Certificateholders described in subclause (2) above, would equal not less than the Available Certificates.

                   (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 2.1.1(c)(i) hereof, the Auction Agent shall advise the Trustee of the Net Weighted Average Contract Rate of the Group II Contracts (as provided by the Trustee pursuant to Section 2.1.3 hereof) and, for each Class, the Maximum Auction Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Accrual Period as follows:

                         (A) if Sufficient Bids for a Class exist, that the Auction Rate for such Class for the next succeeding Interest Accrual Period shall be equal to the Bid Auction Rate for such Class;

                         (B) if Sufficient Bids for a Class do not exist (other than because all of the Outstanding Certificates in such Class is subject to Submitted Hold Orders), that the Auction Rate for such Class for the next succeeding Interest Accrual Period shall be equal to the Maximum Auction Rate for such Class;

                         (C) if all the Outstanding Class are subject to Submitted Hold Orders, that the Auction Rate for such Class for the next succeeding Interest Accrual Period shall be equal to the All Hold Rate for such Class; or

                         (D) if a scheduled Auction is not being held for any reason with respect to a Class, the Auction Rate for such Class for the next succeeding Interest Accrual Period shall be equal to the Maximum Auction Rate for such Class.

                   (iii) Promptly after the Auction Agent has determined the Auction Rate for a Class, the Auction Agent shall determine and advise the Trustee of the Pass-Through Rate, which rate, with respect to the Class II A-2 Certificates, shall be the lesser of (a) the Auction Rate established for the Class II A-2 Certificates and (b) the Net Weighted Average Contract Rate of the Group II Contracts and which rate, with respect to the Class I A-2 Certificates, shall be the Auction Rate established for the Class I A-2 Certificates.

              (d) Existing Certificateholders shall continue to own the principal amount of a Auction Certificates that are subject to Submitted Hold Orders. If the Net Weighted Average Contract Rate on the Group II Contracts is equal to or greater than the Bid Auction Rate with respect to the Class II A-2 Certificates and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate on the Class II A-2 Certificates will be the Class II A-2 Pass-Through Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (i). If Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate with respect to the Class I A-2 Certificates will be the Class I A-2 Pass-Through Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (i)

              If the Net Weighted Average Contract Rate on the Group II Contracts is less than the Auction Rate for the Class II A-2 Certificates, the Net Weighted Average Contract Rate on the Class II A-2 Certificates will be the Class II A-2 Pass-Through Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Class II A-2 Certificates are subject to Submitted Hold Orders), the Class II A-2 Pass-Through Rate will be the lesser of the Maximum Auction Rate for the Class II A-2 Certificates and the Net Weighted Average Contract Rate on the Group II Contracts. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph
(ii).

                   (i) (A) with respect to the Class II A-2 Certificates, if Sufficient Bids have been made and the Net Weighted Average Contract Rate on the Group II Contracts is equal to or greater than the Bid Auction Rate on the Class II A-2 Certificates (in which case the Class II A-2 Pass-Through Rate shall be the Bid Auction Rate on the Class II A-2 Certificates) and (B) with respect to the Class I A-2 Certificates, if Sufficient Bids have been made and the Net Weighted Average Contract Rate on the Group II Contracts is equal to or greater than the Bid Auction Rate on the Class I A-2 Certificates (in which case the Class II A-2 Pass-Through Rate shall be the Bid Auction Rate on the Class I A-1 Certificates), all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of this Section 2.1.1(d), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                         (A) Existing Certificateholders' Submitted Bids for a Class specifying any rate that is higher than the Pass-Through Rate for such Class shall be accepted, thus requiring each such Existing Certificateholder to sell the aggregate principal amount of the Class subject to such Submitted Bids;

                         (B) Existing Certificateholders' Submitted Bids for a Class specifying any rate that is lower than the Pass-Through Rate for such Class shall be rejected, thus entitling each such Existing Certificateholder to continue to own the aggregate principal amount of such Class subject to such Submitted Bids;

                         (C) Potential Certificateholders' Submitted Bids for a Class specifying any rate that is lower than the Pass-Through Rate for such Class shall be accepted;

                         (D) Each Existing Certificateholders' Submitted Bid for a Class specifying a rate that is equal to the Pass-Through Rate for such Class shall be rejected, thus entitling such Existing Certificateholder to continue to own the aggregate principal amount of related Certificates subject to such Submitted Bid, unless the aggregate principal amount of the Outstanding Certificates of such Class subject to all such Submitted Bids for such Class shall be greater than the principal amount of such Certificates (the "remaining principal amount") equal to the excess of the Available Certificates for such Class over the aggregate principal amount of such Class subject to Submitted Bids described in clauses (B) and (C) of this Section 2.1.1(d)(i), in which event such Submitted Bid for such Class of such Existing Certificateholder shall be rejected in part, and such Existing Certificateholder shall be entitled to continue to own the principal amount of such Class subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of such Class obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount the Outstanding Certificates of such Class owned by such Existing Certificateholder subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of such Outstanding Class subject to such Submitted Bids made by all such Existing Certificateholders of such Class that specified a rate equal to the Pass-Through Rate for such Class; and

                         (E) Each Potential Certificateholder's Submitted Bid specifying a rate that is equal to the Pass-Through Rate for a Class shall be accepted, but only in an amount equal to the principal amount of such Certificates obtained by multiplying the excess of the aggregate principal amount of Available Certificates for such Class over the aggregate principal amount of such Class subject to Submitted Bids described in clauses (B), (C) and (D) of this Section 2.1.1 (d)(i) by a fraction the numerator of which shall be the aggregate principal amount of such Outstanding Class subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of such Outstanding Class subject to Submitted Bids made by all such Potential Certificateholders that specified a rate equal to the Pass-Through Rate for such Class.

                   (ii) If Sufficient Bids for the Class I A-2 Certificates have not been made (other than because all of the Outstanding Class I A-2 Certificates are subject to Submitted Hold Orders), Submitted Orders for the Class I A-2 Certificates shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for the Class I A-2 Certificates shall be rejected or if Sufficient Bids for the Class II A-2 Certificates have not been made (other than because all of the Outstanding Class II A-2 Certificates are subject to submitted Hold Orders), or if the Net Weighted Average Contract Rate of the Class II A-2 Certificates is less than the Bid Auction Rate for the Class II A-2 Certificates (in which case the Class II A-2 Pass-Through Rate shall be the Net Weighted Average Contract Rate on the Group II Contracts), Submitted Orders for the Class II A-2 Certificates shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for the Class II A-2 Certificates shall be rejected:

                         (A) Existing Certificateholders' Submitted Bids for a Class specifying any rate that is equal to or lower than the Pass-Through Rate for such Class shall be rejected, thus entitling such Existing Certificateholders to continue to own the aggregate principal amount of such Class subject to such Submitted Bids;

                         (B) Potential Certificateholders' Submitted Bids specifying (1) any rate that is equal to or lower than the Pass-Through Rate for a Class shall be accepted and (2) any rate that is higher than the Pass-Through Rate for such Class shall be rejected; and

                         (C) Each Existing Certificateholder's Submitted Bid specifying any rate that is higher than the Pass-Through Rate for a Class and the Submitted Sell Order of each Existing Certificateholder shall be accepted, thus entitling each Existing Certificateholder that submitted any such Submitted Bid or Submitted Sell Order to sell Certificates of such Class subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of such Class obtained by multiplying the aggregate principal amount of such Class subject to Submitted Bids described in clause (B) of this Section 2.1.1
    (d)(ii) by a fraction the numerator of which shall be the aggregate principal amount of such Outstanding Class owned by such Existing Certificateholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of such Outstanding Class subject to all such Submitted Bids and Submitted Sell Orders.

                   (iii) If  all  of  the  Outstanding   Class  are  subject  to
    Submitted Hold Orders, all Submitted Bids shall be rejected.

                   (iv)  If,  as  a  result  of  the  procedures   described  in
    paragraph (i) or (ii) of this Section 2.1.1(d), any Existing Certificateholder would be entitled or required to sell, or any Potential Certificateholder would be entitled or required to purchase, a principal amount of a Class that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of such Class to be purchased or sold by any Existing Certificateholder or Potential Certificateholder so that the principal amount of such Class purchased or sold by each Existing Certificateholder or Potential Certificateholder shall be equal to an Authorized Denomination or an integral multiple of $25,000 in excess thereof.

                   (v) If, as a result of the procedures described in paragraph (ii) of this Section 2.1.1(d), any Potential Certificateholder would be entitled or required to purchase less than an Authorized Denomination of any Class, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate such Certificates for purchase among Potential Certificateholders so that only Certificates in Authorized Denominations or integral multiples of $25,000 in excess thereof are purchased by any Potential Certificateholder, even if such allocation results in one or more of such Potential Certificateholders not purchasing any such Certificates.

              (e) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of a Class to be purchased and the aggregate principal amount of such Class to be sold by Potential Certificateholders and Existing Certificateholders on whose behalf each
Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of such Class to be sold differs from such aggregate principal amount of such Class to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, such Certificates.

              (f) Any calculation by the Auction Agent, the Servicer or the Trustee, as applicable, of a Pass-Through Rate, the applicable LIBOR, the applicable Maximum Auction Rate, the applicable All Hold Rate and the Net Weighted Average Contract Rate of the Group II Contracts shall, in the absence of manifest error, be binding on all other parties.

              SECTION 2.1.2    AUCTION AGENT FEES AND EXPENSES.

        The Auction Agent Fee will be paid by the Holder of the Class R Certificates pursuant to the Auction Agent Agreement.

                   SECTION 2.1.3 CALCULATION OF MAXIMUM AUCTION RATE, ALL HOLD RATE, NET WEIGHTED AVERAGE CONTRACT RATE AND LIBOR.

The Trustee shall inform the Auction Agent of the Net Weighted Average Contract Rate on the Group II Contracts and the Net Weighted Average Contract Rate on the Group I Contracts in writing no later than the Business Day preceding each Auction Date as calculated by Servicer pursuant to Section 5.04(r)(ii) of the Pooling and Servicing Agreement. The Auction Agent shall, for each Class, calculate the Maximum Auction Rate, the All Hold Rate and LIBOR, on each Auction Date and shall notify the Trustee, the Servicer and the Broker-Dealers of the Net Weighted Average Contract Rate on the Group II Contracts and the Net Weighted Average Contract Rate on the Group I Contracts and, for each Class, the Maximum Auction Rate, the All Hold Rate and LIBOR, as provided in the Auction Agent Agreement. If the ownership of a Class is no longer maintained in Book-Entry Form by the Depository, the Trustee shall calculate the applicable Maximum Auction Rate, the Net Weighted Average Contract Rate on the Group I Contracts and the Net Weighted Average Contract Rate on the Group II Contracts on the Business Day immediately preceding the first day of each related Interest Accrual Period commencing after the delivery of certificates representing such Class. The Auction Agent shall determine LIBOR for each related Interest Accrual Period other than the Initial Period; provided, that if the ownership of a Class is no longer maintained in Book-Entry Form, then the Trustee shall determine LIBOR for each such Interest Accrual Period. The determination by the Trustee or the Auction Agent, as the case may be, of LIBOR shall (in the absence of manifest error) be final and binding upon all parties.

                   SECTION 2.1.4 NOTIFICATION OF RATES, AMOUNTS AND REMITTANCE DATES.

Promptly  after the  Closing  Date and after the  beginning  of each  subsequent
Interest Accrual Period and in any event at least 10 days prior to any Distribution Date, the Trustee shall confirm with the Auction Agent with respect to each Class, so long as the ownership of such Class is maintained in Book-Entry Form by the Depository, the date of such next Distribution Date.

If any day scheduled to be a Distribution Date shall be changed after the Trustee shall have given the notice or confirmation referred to in the preceding sentence, the Trustee shall, not later than 9:15 a.m., Eastern time, on the Business Day next preceding the earlier of the new Distribution Date or the old Distribution Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent and the Depository, so long as the ownership of any Certificate is maintained in Book-Entry Form by the Depository.

                   SECTION 2.1.5  AUCTION AGENT.

                   (a) Bankers Trust Company is hereby appointed as Initial Auction Agent to serve as agent for the Trustee in connection with Auctions. The Trustee will enter into the Initial Auction Agent Agreement with Bankers Trust Company, as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by these Auction Procedures by giving at least 90 days' notice to the Trustee, the Class R Certificateholders, the Servicer and the Market Agent. The Auction Agent may be removed at any time by the Trustee or the Certificateholders of 66-2/3% of the aggregate principal amount of the Auction Certificates then Outstanding, and if by such Certificateholders, by an instrument signed by such Certificateholders or their attorneys and filed with the Auction Agent, the Servicer, the Class R Certificateholders, the Market Agent and the Trustee upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Certificateholders of 66-2/3% of the aggregate principal amount of the Auction Certificates then outstanding or by the Market Agent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Servicer, the Holder of the Class R Certificates and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

                   (b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph) shall use its best efforts to appoint a Substitute Auction Agent.

                   (c) The Auction Agent is acting as agent for the Trustee in connection with Auctions. In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted in good faith or for any error of judgment made by it in the performance of its duties under the Auction Agent Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

                   SECTION 2.1.6  BROKER-DEALERS.

                   (a)   The  Auction  Agent  will  enter  into a  Broker-Dealer
Agreement with Salomon Smith Barney Inc. ("SSB") as the initial Broker-Dealer. The Servicer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent, provided, however that while SSB is serving as the Market Agent, SSB shall have the right to consent to the approval of any additional Broker-Dealers, which consent will not be unreasonably withheld. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

                   (b) Any Broker-Dealer may be removed at any time, at the request of the Servicer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

                   SECTION 2.1.7  CHANGES IN THE AUCTION DATE.

The Market Agent may specify an earlier or later Auction Date for a Class of Auction Certificates (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Article 1 of these Auction Procedures with respect to one or more specified Interest Accrual Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Pass-Through Rate. The Market Agent shall provide notice of its determination to specify an earlier or later Auction Date for one or more Interest Accrual Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Servicer and the Depository.

In connection with any change described in this Section 2.1.7, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

         SECTION 2.2 ADDITIONAL PROVISIONS REGARDING THE PASS-THROUGH RATES ON THE AUCTION CERTIFICATES.

The determination of the Pass-Through Rate for each Class by the Auction Agent, the Trustee or any other Person pursuant to the provisions of the applicable Section of this Article 2 shall be conclusive and binding on the Certificateholders to which the Pass-Through Rate applies, and the Trustee may rely thereon for all purposes.

In no event shall the cumulative amount of interest paid or payable on the Auction Certificates (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Certificates under applicable law, which are contracted for, charged, reserved, taken or received pursuant to such Certificates or related documents) calculated from the date of issuance of such Certificates through any subsequent day during the term of the applicable Auction Rate or otherwise prior to payment in full of such Certificates exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Auction Certificates or related documents or otherwise contracted for, charged, reserved, taken or received in connection with such Certificates, or if the acceleration of the maturity of the Auction Certificates results in payment to or receipt by the Certificateholder or any former Certificateholder of such Certificates of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of such Certificates or related documents to the contrary, all excess amounts theretofore paid or received with respect to such Certificates shall be credited on the principal balance of such Certificates (or, if such Certificates have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the such Certificates and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under such Certificates and under the related documents.

         SECTION 2.3     QUALIFICATIONS OF MARKET AGENT.

The Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by these Auction Procedures. The Market Agent may resign and be discharged of the duties and obligations created by these Auction Procedures by giving at least 30 days' notice to the Trustee, the Auction Agent and the Servicer, provided that such resignation shall not be effective until the appointment of a successor market agent by the Servicer and the acceptance of such appointment by such successor market agent. The Market Agent may be replaced at the direction of the Servicer, by an instrument signed by an officer of the Servicer, filed with the Market Agent and the Trustee at least 30 days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Servicer and the acceptance of such appointment by such successor market agent.

In the event that the Market Agent shall be removed or be dissolved, or if the property or affairs of the Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent and the Servicer shall not have appointed a successor Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section, shall be deemed to be the Market Agent for all purposes of these Auction Procedures until the appointment by the Servicer of the successor Market Agent. Nothing in this Section shall be construed as conferring on the Trustee additional duties other than as set forth herein.

                                    ANNEX III

                              SETTLEMENT PROCEDURES

    If not otherwise defined below, capitalized terms used herein shall have the meanings given such terms in the Pooling and Servicing Agreement.

    (a) Not later than (1) 3:00 P.M. with respect to the Class I A-2 Certificates and, if the related Class II A-2 Pass-Through Rate for the Class II A-2 Certificates is the Auction Rate or, with respect to the Class II A-2 Certificates or (2) 4:00 P.M. if the related Class II A-2 Pass-Through Rate for the Class II A-2 Certificates is the Net Weighted Average Contract Rate on the Group II Contracts on each Auction Date, the Auction Agent shall notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Certificateholder or Potential Certificateholder of:

         (i) the related Pass-Through Rate for the applicable Class for the next Interest Accrual Period;

         (ii)  whether there were Sufficient Bids in such Auction;

         (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Certificateholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of a Class, if any, to be sold by such Existing Certificateholder;

         (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Certificateholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of a Class, if any, to be purchased by such Potential Certificateholder;

         (v) if the aggregate amount of a Class to be sold by all Existing Certificateholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of such Class to be purchased by all Potential Certificateholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of such Class and the principal amount of such Class to be purchased from one or more Existing Certificateholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Certificateholders on whose behalf each of such Buyer's Broker-Dealers acted;

         (vi) if the principal amount of a Class to be purchased by all Potential Certificateholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of such Class to be sold by all Existing Certificateholders on whose behalf such Sellers' Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Sellers' Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of such Class and the principal amount of such Class to be sold to one or more Potential Certificateholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing
               Certificateholders on whose behalf each of such Seller's Broker-Dealers acted; and

         (vii) the Auction Date for the related Class of the next succeeding Auction.

    (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Certificateholder or Potential Certificateholder shall:

         (i) advise each Existing Certificateholder and Potential Certificateholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date, whether such Bid or Sell Order was accepted or rejected, in whole or in part;


                                     III-1

         (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Certificateholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Certificateholder's Participant to pay such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of the Class to be purchased pursuant to such Bid against receipt of such Class, together with accrued interest;

         (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Certificateholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Certificateholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Depository the principal amount of the Class to be sold pursuant to such Order against payment therefor;

         (iv) advise each Existing Certificateholder on whose behalf such Broker-Dealer submitted an Order and each Potential Certificateholder on whose behalf such Broker-Dealer submitted a Bid of the related Pass-Through Rate for the applicable Class for the next Interest Accrual Period;

         (v) advise each Existing Certificateholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date for the related Class; and

         (vi) advise each Potential Certificateholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

    (c)  On the basis of the  information  provided to it pursuant to  paragraph
(a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Class received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Certificateholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Certificateholders, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

    (d)  On each Auction Date:

         (i) each Potential Certificateholder and Existing Certificateholder with an Order in the Auction on such Auction Date shall instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be;

         (ii) each Seller's Broker-Dealer that is not a Participant of the Depository shall instruct its Participant to deliver such Class through the Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

         (iii) each Buyer's Broker-Dealer that is not a Participant in the Depository shall instruct its Participant to pay through the Depository to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase Certificates of a Class to be purchased pursuant to (b)(ii) above against receipt of such Certificates.

    (e)  On the Business Day following each Auction Date:

         (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above shall instruct the Depository to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and the Depository shall execute such transactions;

         (ii) each Seller's Broker-Dealer or its Participant shall instruct the Depository to execute the transactions described in (d)(ii) above for such Auction, and the Depository shall execute such transactions; and

         (iii) each Buyer's Broker-Dealer or its Participant shall instruct the Depository to execute the transactions described in (d)(iii) above for such Auction, and the Depository shall execute such transactions.


                                     III-2

    (f) If an Existing Certificateholder selling a Class of Certificates in an Auction fails to deliver such Class (by authorized book-entry), a Broker-Dealer may deliver to the Potential Certificateholder on behalf of which it submitted a Bid that was accepted a principal amount of such Class that is less than the principal amount of such Class that otherwise was to be purchased by such Potential Certificateholder. In such event, the principal amount of such Class to be so delivered shall be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of such Class shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Auction Certificates which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Certificateholder, Existing Certificateholder or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of Auction Certificates purchased or sold pursuant to an Auction or otherwise.


                                     III-3

PROSPECTUS

                              GREENPOINT ASSET LLC
                                     ISSUER

                             GREENPOINT CREDIT, LLC
                               SELLER AND SERVICER

             MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES
                 AND MANUFACTURED HOUSING CONTRACT-BACKED NOTES


CONSIDER CAREFULLY       THE ISSUER MAY PERIODICALLY ISSUE NOTES REPRESENTING
THE RISK FACTORS         INDEBTEDNESS OF THE ISSUER AND SECURED BY THE
BEGINNING ON PAGE 4      COLLATERAL DESCRIBED BELOW. TRUSTS FORMED BY THE SELLER
IN THIS PROSPECTUS.      MAY PERIODICALLY ISSUE CERTIFICATES OR NOTES
A security will          REPRESENTING INTERESTS IN THE COLLATERAL DESCRIBED
represent an             BELOW.
interest in or
indebtedness of, as      The collateral with respect to each trust relating to a
applicable, only         series of securities will consist of:
GreenPoint Asset LLC
or the trust related     o   a pool of manufactured housing installment sales
to that series of            contracts and installment loan agreements,
securities. A                described in detail in the accompanying prospectus
security will not            supplement;
represent an
interest in,             o   related property and interests, if so specified in
indebtedness of or           the related prospectus supplement; and
obligation of
GreenPoint Credit,       o   other property as described in the accompanying
LLC. This prospectus         prospectus supplement.
may be used to offer
and sell a series of
securities only if
accompanied by the
prospectus
supplement for that
series.

The securities may be offered to the public through different methods as described in "Method of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               September 26, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We provide information to you about the securities in two separate documents that progressively provide more detail:

    (1) this prospectus, which provides general information, some of which may not apply to your series of securities; and

    (2) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

    We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

    Some capitalized terms used in this prospectus are defined in the "Glossary" beginning on page 76.

                                TABLE OF CONTENTS

                          PAGE                                             PAGE


Risk Factors..........................4    REMIC Certificates.................39
The Contract Pools...................10    Taxation of Regular Certificates...42
  The Pre-Funding Account............12    Treatment of Certificates
The Issuer...........................13      Representing a REMIC Regular
The Seller and Servicer..............13      Interest Coupled with a Swap
  Loan Originations..................14      or Cap Agreement.................51
  Underwriting Practices.............14    Taxation of Residual Certificates..52
  Servicing..........................17    Non-REMIC Trusts...................60
  Delinquency and Loan Loss/               Owner Trust Certificates or Notes..64
    Repossession Experience..........18    Treatment of the Owner Trust
Prepayment and Yield Considerations..19      Certificates or Notes as Debt....64
  Prepayment Considerations..........19    Treatment of the Owner Trust or
  Yield Considerations...............20      Indenture Trust..................64
Description of the Securities........21    Treatment of the Owner Trust
  General............................21      Certificates or Notes............65
  Conveyance of Contracts............22    Other Tax Consequences.............66
  Payments on Contracts..............23    Restrictions on Transfer of REMIC
  Distributions on Securities........23      Residual Certificates............66
  Global Securities..................25    Tax-Exempt Investors...............66
  Optional and Mandatory Repurchase      Legal Investment.....................66
    of Securities; Optional              ERISA Considerations.................67
    Termination and Termination          Certain Legal Aspects of the
    Auction..........................26    Contracts..........................68
  Termination........................28    The Contracts (Other than Land
  Collection and Other Servicing             Home Contracts and Land-in-Lieu
    Procedures.......................28      Contracts........................68
  Servicing Compensation and Payment       Land Home Contracts and
    of Expenses; Matters Regarding           Land-in-Lieu Contracts...........71
    the Servicer.....................28    Matters Relating to Insolvency.....73
  Amendment..........................33    Consumer Protection Laws...........73
  The Trustee or Indenture Trustee...34    Transfers of Manufactured Homes;
  Indemnification....................34      Enforceability of Restrictions
Credit and Liquidity Enhancement.....34      on Transfer..................... 73
  Subordination......................34    Applicability of Usury Laws........74
  Reserve Funds......................36  Ratings..............................74
  Credit Facilities..................37  Method of Distribution...............75
  Liquidity Facilities...............37  Use of Proceeds......................75
Federal Income Tax Consequences......37  Legal Matters........................75
  REMIC Elections....................39  Glossary.............................76

                                  RISK FACTORS

    You should consider the following risk factors, in addition to the risk factors reported in the prospectus supplement, in deciding whether to purchase any of the securities.

DUE TO THEIR COMPLEXITY THE OFFERED   The offered securities are not suitable
SECURITIES ARE NOT SUITABLE FOR ALL   investments for all investors. In
INVESTORS.                            particular, you should not purchase any
                                      class of offered securities unless you
                                      understand and are able to bear the
                                      prepayment, credit, liquidity and market risks associated with that class. The offered securities are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the accompanying prospectus supplement in the context of your financial situation.

THE LACK OF SECONDARY MARKETS MAY     A secondary market for any series of
LIMIT THE ABILITY TO RESELL           securities may not develop. If a secondary
SECURITIES.                           market does develop, it might not continue
                                      or it might not be sufficiently liquid to allow you to resell any of your securities. The underwriters of a particular series of securities may decide to establish a secondary market for that particular series of securities. If so, the prospectus supplement for that series of securities will indicate this intention. However, no underwriter will be obligated to do so. The securities will not be listed on any securities exchange.

THE LACK OF PHYSICAL SECURITIES MAY   There is a risk that the liquidity of any
CAUSE DIFFICULTIES IN PLEDGING OR     of the offered securities issued in
SELLING SECURITIES OR CAUSE DELAYS    book-entry form will be reduced in the
IN THE PAYMENT ON SECURITIES.         secondary trading market because many
                                      potential investors may be unwilling to
                                      purchase securities unless they can obtain physical securities. To the extent transactions in securities can be effected only through DTC, participating organizations, indirect participants and banks, the ability of a holder of offered securities to pledge any offered security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of the offered securities, may be limited due to the lack of physical securities representing any offered security. This may limit the holders of offered securities liquidity of investment. To the extent any offered security is held in book-entry form, the holder of the offered security may experience some delay in their receipt of distributions.
                                      Distributions will be forwarded by the
                                      trustee to DTC and DTC will credit the
                                      distributions to the accounts of its
                                      participants, which will thereafter credit them to the accounts of the holder of the offered security either directly or indirectly through indirect participants.
                                      See "Description of the Securities--Global
                                      Securities" in this prospectus.

THE OFFERED SECURITIES BEAR THE       GENERAL ECONOMIC CONDITIONS. An investment
RISK OF DEFAULTS ON THE CONTRACTS.    in securities may be adversely affected
                                      by, among other things, a downturn in
                                      national, regional or local economic
                                      conditions. An economic downturn in any
                                      region where a number of obligors on the contracts are located might cause higher delinquencies, defaults and losses on the contracts. If delinquencies, defaults or losses on the contracts are higher than expected, the holders of the securities may not recoup their investment.

                                      DEPRECIATION IN VALUE OF MANUFACTURED
                                      HOME. Manufactured housing generally
                                      depreciates in value, regardless of its
                                      location. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the contract for that manufactured home. Therefore, amounts received upon the sale of any manufactured home repossessed by the servicer may be less than the outstanding amount of the related contract.

                                      Investors in the offered securities may be protected from losses resulting from economic conditions or from the depreciation in the value of a manufactured home by any of the following:

                                      o    the amount, if any, by which the
                                           interest collected on nondefaulted
                                           contracts during a collection period
                                           exceeds interest distributions due to
                                           the holders of the offered securities
                                           and, if so specified in the related
                                           prospectus supplement, the monthly
                                           servicing fee;

                                      o    any credit facility or reserve fund
                                           that may support one or more classes
                                           of securities; and

                                      o    the subordination in interest of any
                                           junior classes of securities issued
                                           with a class of securities. See
                                           "Credit and Liquidity Enhancement" in
                                           this prospectus.

                                      If losses on the contracts are not covered by the excess interest on the contracts, a form of credit enhancement or reserve fund or by a junior class of securities, the payments on securities will be delayed and losses will be borne by the holders of the offered securities. To the extent that the offered securities have been designated as senior or subordinate, the most junior securities would be the first to bear these delays or losses. See "The Contract Pools" and "Credit and Liquidity Enhancement" in this prospectus.

THE SECURITIES WILL NOT BE            The offered securities will not represent
GUARANTEED BY GREENPOINT ASSET LLC    interests in, indebtedness of or
OR GREENPOINT CREDIT, LLC, SO IF      obligations of GreenPoint Credit, LLC.
PAYMENTS ON THE CONTRACTS ARE         A series of offered notes may represent
INSUFFICIENT TO PAY PRINCIPAL OR      indebtedness of GreenPoint Asset LLC,
INTEREST ON THE SECURITIES, THERE     however only the assets pledged to secure
MAY BE NO OTHER SOURCE FOR PAYMENTS   that indebtedness as described in the
TO SECURITYHOLDERS AND SHORTFALLS     related prospectus supplement will be
MAY OCCUR.                            available to make payments the related
                                      notes. The offered securities will not be insured or guaranteed by any governmental agency or instrumentality, the underwriter of the offered securities, GreenPoint
                                      Asset LLC, GreenPoint Credit, LLC or any affiliate of any of them, except in the case of a letter of credit or other credit enhancement if so specified in the related prospectus supplement. The payments by the obligors on the contracts included in the related trust or pledged by GreenPoint
                                      Asset LLC, as applicable, and any credit enhancement will be the sole source of the payments on the securities. If the payments by the obligors on the contracts are insufficient to pay the principal or interest on the securities, there is no other source of payments.

                                      The seller of the contracts and/or the servicer will have limited obligations only with respect to the contracts. These obligations usually include:

                                      o    the obligation under some
                                           circumstances to repurchase a
                                           contract if there has been a breach
                                           of representations and warranties;
                                           and

                                      o    advancing payments, to the extent
                                           described in the prospectus
                                           supplement, on contracts when the
                                           obligor is delinquent if the servicer
                                           believes that the advance is
                                           recoverable.


DEFECTS IN SECURITY INTERESTS COULD   GreenPoint Credit, LLC will represent and
RESULT IN LOSSES.                     warrant that its transfer of the contracts
                                      to the trustee is a sale of all of its
                                      right, title, and interest in and to those contracts. For a description of the trustee's rights if these representations and warranties are not true, see
                                      Description of the Securities--Conveyance of Contracts.

                                      GreenPoint Credit, LLC will take steps
                                      under the UCC to perfect the trustee's
                                      interest in the contracts. The UCC,
                                      however, may not govern these transfers, and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

                                      GreenPoint Credit, LLC will represent,
                                      warrant, and covenant that its transfer of the contracts to the trustee is perfected and free and clear of the lien or interest of any other entity. If this is not true, the trustee's interest in the contracts could be impaired, and payments to you could be delayed or reduced. For instance,

                                      o    a prior or subsequent transferee of
                                           the contracts could have an interest
                                           in the contracts superior to the
                                           interest of the trustee;

                                      o    a tax, governmental, or other
                                           nonconsensual lien that attaches to
                                           the property of GreenPoint Credit,
                                           LLC could have priority over the
                                           interest of the trustee in the
                                           contracts;

                                      o    the administrative expenses of a
                                           bankruptcy trustee for GreenPoint
                                           Credit, LLC could be paid from
                                           collections on the contracts before
                                           holders of the securities receive any
                                           payments; and

                                      o    if bankruptcy proceedings were
                                           commenced by or against GreenPoint
                                           Credit, LLC, or if certain time
                                           periods were to pass, the trustee may
                                           lose its perfected interest in
                                           collections on the contracts held by
                                           GreenPoint Credit, LLC and commingled
                                           with its other funds.

                                      Each contract is secured by a security
                                      interest in a manufactured home and, in
                                      some cases only, the real estate on which the related manufactured home is located. Perfection of security interests in the manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including:

                                      o    The UCC as adopted in the relevant
                                           states;

                                      o    certificate of title statutes as
                                           adopted in the relevant states; and

                                      o    if applicable, the real estate laws
                                           as adopted in the states which the
                                           manufactured homes are located.

                                      Under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract. See "Certain Legal Aspects of the
                                      Contracts--Security Interests of the
                                      Seller in the Manufactured Homes" and
                                      "Land Home Contracts and Land-in-Lieu
                                      Contracts" in this prospectus.

                                      If so specified in the related prospectus supplement, the certificates of title for the manufactured homes will show "GreenPoint Credit, LLC" as the lienholder and the UCC financing statements, will show "GreenPoint Credit, LLC" as secured party. Because it is not economically feasible to amend the certificates of title, GreenPoint Credit, LLC will not:

                                      o    amend the certificates of title to
                                           change the lienholder specified
                                           therein to the trustee at the time
                                           contracts are conveyed to a trust;

                                      o    execute any transfer instrument,
                                           including, among other instruments,
                                           UCC assignments, relating to any
                                           manufactured home in favor of the
                                           trustee;

                                      o    deliver any certificate of title to
                                           the trustee or make a notation on the
                                           certificate of title of the trustee's
                                           interest therein;

                                      o    record an assignment, except if so
                                           specified in the related prospectus
                                           supplement as required under the
                                           related pooling and servicing
                                           agreement upon the occurrence of
                                           certain events, to the trustee of the
                                           mortgage, deed of trust or other
                                           instrument securing any real estate.

                                      In some states, without complying with the foregoing, the assignment to the trustee of the security interest in the manufactured homes, or the mortgage, deed of trust or other instrument securing real estate, may not be effective. In addition, even if the assigment is effective, it could be defeated through fraud or negligence of GreenPoint Credit, LLC.

FEDERAL AND STATE CONSUMER            Numerous federal and state consumer
PROTECTION LAWS MAY PREVENT THE       protection laws could adversely affect the
ENFORCEABILITY OF THE CONTRACTS.      interest of any trust in the contracts
                                      comprising the related contract pool. In addition, other federal and state consumer protection laws impose requirements on lending under contracts. An assignee of a contract could be liable for the failure by the original lender under the contract to comply with the requirements on lending. These laws could apply to any trust as assignee of the related contracts. Pursuant to the agreement related to each series of securities, GreenPoint Credit, LLC will represent and warrant that each contract complies with all requirements of law and will generally be required to repurchase, or substitute a new contract, for any contract that does not comply with all requirements of law if holders of the securities are adversely affected by GreenPoint Credit, LLC's breach of representation or warranty.
                                      Pursuant to the indenture related to each series of notes, GreenPoint Asset LLC will assign the representations and warranties that are similar to the those described in the preceding sentence made by GreenPoint
                                      Credit, LLC under the related sale and
                                      servicing agreement to the indenture
                                      trustee. The indenture trustee, on behalf of the related noteholders, will then have the right to require GreenPoint Credit, LLC to repurchase, or substitute a new contract, for any contract that does not comply with all requirements of law if noteholders are adversely affected by the breach of representation or warranty.

PREPAYMENTS ON THE CONTRACTS WILL     The prepayment experience on the contracts
AFFECT THE AVERAGE LIFE AND           underlying any series of securities,
MATURITY OF ANY SERIES OF             including prepayments due to liquidations
SECURITIES.                           of defaulted contracts, will affect the
                                      average life and the maturity of any
                                      series of securities. Prepayments on the contracts in any contract pool may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rates. Other factors affecting prepayment on the contracts include changes in housing needs, job transfers and unemployment. In addition, interest on contracts that have been subject to a partial prepayment or a prepayment in full will cease to accrue on the prepaid amount as of the date of prepayment. High prepayments on the contracts during a collection period for any trust could result in high interest shortfalls. Therefore, the amount available for distribution to the holders of the offered securities on the related distribution date could be less than the amount of principal and interest that would normally be distributable. This would result in losses to the holders of the offered securities. To the extent that the offered securities have been designated as senior or subordinate, the most junior securities would be the first to bear these delays or losses. See
                                      "Prepayment and Yield Considerations" in this prospectus.

BANKRUPTCY OF GREENPOINT CREDIT,      If GreenPoint Credit, LLC or any of its
LLC MAY AFFECT PAYMENTS ON THE        affiliates were to become the subject of a
SECURITIES.                           bankruptcy or insolvency proceeding, the
                                      court or a receiver or conservator could exercise control over the contracts on an interim or a permanent basis. Although steps have been taken to minimize this risk, GreenPoint Credit, LLC or any of its affiliates or another interested party could argue in the bankruptcy or insolvency proceeding that:

                                      o    GreenPoint Credit, LLC did not sell
                                           the contracts to the trustee but
                                           instead borrowed money from the
                                           holders of the securities and granted
                                           a security interest in the contracts
                                           to the trustee; or

                                      o    the contacts are necessary for
                                           GreenPoint Credit, LLC or any of its
                                           affiliates to reorganize.

                                      If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

                                      If  GreenPoint  Credit,  LLC or any of its
                                      affiliates  were to enter a bankruptcy  or
                                      insolvency   proceeding,   moreover,   the
                                      trustee  and  the  holders  of  securities
                                      could be prohibited from taking any action
                                      to  enforce   the   related   pooling  and
                                      servicing  agreement or any other  related
                                      document against GreenPoint Credit, LLC or
                                      those affiliates without the permission of
                                      the  bankruptcy  court or the  receiver or
                                      conservator.  Holders of  securities  also
                                      may be required to return payments already
                                      received if GreenPoint Credit, LLC were to
                                      become a debtor in a bankruptcy  case.  If
                                      any  of  these   events   were  to  occur,
                                      payments   to  you  could  be  delayed  or
                                      reduced. Regardless of any ruling made by a court in a bankruptcy or insolvency proceeding involving GreenPoint Credit, LLC or any of its affiliates, the fact that a bankruptcy or insolvency proceeding has been commenced could have an adverse effect on the liquidity and value of the securities. To the extent that the offered securities have been designated as senior or subordinate, the most junior securities would be the first to bear any delays or losses.

BANKRUPTCY OF THE SERVICER COULD      In the event of a bankruptcy of GreenPoint
PREVENT THE TERMINATION OF THE        Credit, LLC, the trustee in bankruptcy for
SERVICER AND COULD RESULT IN          GreenPoint Credit, LLC could prevent the
POSSIBLE DELAYS OR REDUCTIONS IN      termination of GreenPoint Credit, LLC, as
PAYMENTS ON THE OFFERED SECURITIES.   servicer of the contracts, if no event of
                                      default under the applicable servicing
                                      agreement exists other than the bankruptcy or financial condition of GreenPoint
                                      Credit, LLC. This prevention could result in a delay or possibly a reduction in payments on the offered securities to the holders of the securities to the extent
                                      GreenPoint Credit, LLC received, but did not deposit with the trustee or indenture trustee, as applicable, contract collections before the date of bankruptcy.
                                      To the extent that the offered securities have been designated as senior or subordinate, the most junior securities would be the first to bear these delays or losses. See "Certain Legal Aspects of the
                                      Contracts" in this prospectus.

                               THE CONTRACT POOLS

    Each contract contained in a contract pool will have been either:

    o originated or purchased by GreenPoint Credit, as seller, in each case on an individual basis in the ordinary course of its business, and/or

    o    purchased from Bulk Sellers,

all as more particularly specified in the related prospectus supplement. Each contract will be secured by a new or used manufactured home and, in the case of a Land Home Contract or Land-in-Lieu Contract, by real property upon which the manufactured home is located. If so specified in the related prospectus supplement, the contracts will not be insured by any governmental agency or instrumentality. However, if so specified in the related prospectus supplement, some or all of the contracts and collections thereon will, subject to the conditions described below, be partially insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration. If so specified in the related prospectus supplement, the contract pool will include modular homes, as described in the related prospectus supplement.

    On the date of initial issuance of the securities of any series, the seller will convey the contracts comprising the related contract pool to the issuer or the trust related to any series of securities, as applicable. The servicer will obtain and maintain possession of all contract documents, except in some instances where the trustee will obtain and maintain possession of the contract documents relating to Land Home Contracts and Land-in-Lieu Contracts.

    If so specified in the applicable prospectus supplement, the agreement relating to each series of securities will require the manufactured homes in the related contract pool to comply with the requirements of federal statutes which generally would require the manufactured homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. The statutes would also require the manufactured homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The statutes also would require that the security interest in any manufactured home include the plumbing, heating, air conditioning and electrical systems constituting a part of, or associated with, the manufactured home.

    The servicing agreement relating to each series of securities will require the servicer to maintain hazard and flood insurance policies with respect to each manufactured home in the related contract pool in the amounts and manner set forth in this prospectus under "Description of the Securities--Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer--Hazard Insurance Policies." Generally, no other insurance will be required with respect to the manufactured homes, the contracts or any contract pool.

    A contract pool relating to any series of securities may contain Step-Up Rate Contracts. If a contract pool contains Step-Up Rate Contracts, the related prospectus supplement will specify the percentage of the contract pool comprised of Step-Up Rate Contracts, the period during which the contract interest rates for Step-Up Rate Contracts will be stepped up, the range of increases in the contract interest rates for the Step-Up Rate Contracts and the range of increases in the scheduled payments for the Step-Up Rate Contracts.

    The rate at which the contracts in a particular contract pool bear interest will be further described in the applicable prospectus supplement. If so specified in the applicable prospectus supplement, each contract will provide for payments on a scheduled due date. The day of each month constituting the due date will vary from contract to contract. Unless the contracts bear interest at a variable rate, the scheduled payment will be specified in the contract. The scheduled payments for fixed-rate contracts will be constant assuming no prepayments. If so specified in the applicable prospectus supplement, the scheduled payments for Step-Up Rate Contracts will increase on the dates on which the contract interest rates are stepped up. In addition, if so specified in the related prospectus supplement, the contracts may be prepaid in full or in part at any time.

    If so specified in the applicable prospectus supplement, scheduled payments whether for actuarial or simple interest contracts, may be paid prior to their due dates, whether in, or in months prior to, the months of their due dates. Thus, the obligor may, in June, pay the scheduled payments due in June, July and August. In that event, no further payment will become due on the contract until the September due date. In the case of a simple interest contract, the obligor would have to instruct the servicer to apply the payment as a pay-ahead of future scheduled payments; otherwise the payment would be applied as a partial principal prepayment. There is no limit to the number of scheduled payments that may be paid ahead in this manner. The effect of paid-ahead scheduled payments will be different for actuarial contracts than for simple interest contracts, as further described below.

    The scheduled payments for each actuarial contract, whether a fixed rate contract or Step-Up Rate Contract, will fully amortize the principal balance of the contract over its term. The portion of each scheduled payment allocable to principal is equal to the total amount thereof less the portion allocable to interest. The portion of each scheduled payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest, determined on the basis of a thirty-day month and a 360-day calendar year, except in the state of Kansas where it is determined on the basis of a 365/366-day calendar year and actual days elapsed, on the principal balance of the contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all scheduled payments that were due in prior months, whether or not scheduled payments were timely made, and all prior partial principal prepayments. Thus, each scheduled payment will be applied to interest and to principal in accordance with a precomputed allocation, whether or not the scheduled payments are received in advance of or subsequent to their due dates. If so specified in the applicable prospectus supplement, all payments received in a Collection Period on an actuarial contract in excess of the related obligor's scheduled payment, other than payments not allocated to principal and interest such as late payment charges or payments sufficient to pay in full the outstanding principal balance of and all accrued and unpaid interest on the obligor's contract, are applied as a partial prepayment of principal on the contract, unless (1) the related obligor notifies or confirms with the servicer that its payments are to be applied to future scheduled payments in the order of the due dates of its payments or (2) the amount of any excess payment is approximately equal, subject to a variance of plus or minus 10%, to the amount of a future scheduled payment.

    If simple interest contracts are to be included in a contract pool, the related prospectus supplement will describe the characteristics of the simple interest contracts in the contract pool.

    If so specified in the related prospectus supplement, the scheduled payments on variable rate contracts will be allocated between principal and interest as described above for actuarial contracts based upon the contract interest rate in effect when the scheduled payments on the contracts are due. If so specified in the related prospectus supplement, the amounts of the scheduled payments on variable rate contracts will be adjusted, on the basis described in the prospectus supplement, whenever the related contract interest rate is adjusted.

    If so specified in the applicable prospectus supplement, a contract pool may contain contracts which combine features of actuarial and simple interest contracts.

    If specified in the related prospectus supplement, the contract pool may contain Land Home Contracts and/or Land-in-Lieu Contracts. In some jurisdictions, a lender cannot obtain separate evidence of its lien on the manufactured home securing a Land Home Contract and its lien on the property on which the manufactured home is located. In those jurisdictions, the only evidence of liens on the manufactured homes securing Land Home Contracts will be the deeds of trust, mortgages or similar security instruments on the real estate on which the manufactured homes are located. It is a policy of the seller, to obtain title insurance policies, where available, with respect to any Land Home Contract that it originates insuring that the related manufactured home is subject to the lien of the related mortgage. However, title policies may not have been obtained with respect to Land Home Contracts acquired from Bulk Sellers and some title insurers will not insure the manufactured home unless it is permanently attached to the land. Generally, separate evidences of liens on manufactured homes and the real property securing Land-in-Lieu Contracts are obtained. However, no title insurance is obtained for Land-in-Lieu Contracts. See "Certain Legal Aspects of the Contracts--Land Home Contracts and Land-in-Lieu Contracts" in this prospectus.

    A contract pool may include "staged-funding" contracts which provide multiple disbursements to an obligor to finance the purchase of a manufactured home or the acquisition or improvement of the real estate on which the manufactured home will be located. The obligor pays only the interest on the disbursed amount of the loan or an additional origination fee which is financed, in lieu of interest until the final disbursement, and, following the final disbursement, pays both interest and principal. If so specified in the related prospectus supplement, no contract pool will contain a "staged-funding" contract unless it has been fully disbursed.

    The prospectus supplement relating to each series of securities will provide information as of the Cut-off Date for the related series with respect to, among other things:

    o    the  number,  the  aggregate  principal  balance,   and  the  range  of
         outstanding principal balances of the contracts comprising the related contract pool;

    o the weighted average contract interest rate of the contracts and the distribution of contract interest rates;

    o the weighted average original and remaining terms to maturity of the contracts and the distribution of remaining terms to maturity;

    o    the average outstanding principal balance of the contracts;

    o the geographical distribution of the related manufactured homes at origination;

    o    the years of origination of the contracts;

    o    the distribution of original principal balances of the contracts;

    o the percentage amount of contracts secured by new or used manufactured homes;

    o    the range of and weighted average  loan-to-value ratios at origination;
         and

    o the month and year in which the final scheduled payment date for the contract with the latest maturity is scheduled to occur.

    Additionally, no more than a maximum of 5% of the contracts, measured by aggregate principal balance of the assets in the contract pool, as described in this prospectus and the related prospectus supplement, as of the Cut-off Date, may deviate from the characteristics of the assets in the contract pool as of the Cut-off Date.

    If a contract pool contains variable rate contracts, the related prospectus supplement will contain a description of the basis on which the contract interest rates are determined, including any maximum or minimum rates and the frequency with which any contract interest rate adjusts. The prospectus supplement relating to a series of securities also will contain information about contracts in the related trust that are Land Home Contracts, Land-in-Lieu Contracts or contracts that are partially guaranteed by the Veterans Administration or partially insured by the Federal Housing Administration.

    To the extent any contracts in a contract pool were purchased by the seller from one or more Bulk Sellers, the applicable prospectus supplement will contain a description of practices observed by the seller or Bulk Sellers, as applicable, in connection with any such purchase.

    In addition, to the extent GreenPoint Credit's management believes additional information concerning the related contract pool that is stored in the electronic data processing system of GreenPoint Credit to be material, the prospectus supplement may also include the additional information.

THE PRE-FUNDING ACCOUNT

    If a trust for a particular series includes a pre-funding account, as described in the related prospectus supplement, the prospectus supplement will specify:

    (1)  the term or duration of the pre-funding account;

    (2) the percentage of the related series that may be represented by the pre-funding account;

    (3)  the types of investments that pre-funding  accounts may be invested in;
         and

    (4) the conditions that must be satisfied prior to any transfer of additional contracts and/or subsequent contracts, as described in the related prospectus supplement, including the requisite characteristics of the additional contracts and/or subsequent contracts.

                                   THE ISSUER

    Each series of notes will either:

    o be issued by an owner trust established by GreenPoint Credit and described in the related prospectus supplement; or

    o    be issued directly by GreenPoint Asset.

    GreenPoint Asset was formed in August 2000 as a Delaware limited liability company for the purposes described in this prospectus and is a wholly-owned subsidiary of GreenPoint Credit. GreenPoint Asset will not engage in any activity other than:

    o acquiring and holding contracts and other assets to be used as collateral for any series of notes and any proceeds therefrom;

    o    issuing the notes;

    o    making payments on the notes;

    o holding equity interests and residual interests relating to any series of securities; and

    o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    GreenPoint Asset's principal offices are located at 10089 Willow Creek Road, San Diego, California 92131.


                             THE SELLER AND SERVICER

    GreenPoint Credit will be the seller and initial servicer for each series of securities. GreenPoint Credit was formed in May 1998 as a Delaware corporation for the purpose of acquiring the operating business of the BankAmerica Housing Services division of Bank of America, FSB from Bank of America, FSB. This acquisition was consummated on September 30, 1998. The operating business of the BankAmerica Housing Services division consisted primarily of originating, purchasing and servicing manufactured housing installment sale contracts and installment loan agreements. The origination and underwriting practices of Bank of America, FSB and its affiliates relating to the manufactured housing installment sale contracts and installment loan agreements acquired by GreenPoint Credit in the acquisition were substantially similar to those described under "--Loan Originations" below.

    On October 1, 1999 GreenPoint Credit changed its company structure from a Delaware corporation to a Delaware limited liability company. GreenPoint Credit Corp. was merged with a newly created affiliate company named GreenPoint Credit, LLC and the surviving entity is named GreenPoint Credit, LLC. GreenPoint Credit's sole member is Green Point Mortgage Funding, Inc. Green Point Mortgage Funding, Inc. is a wholly owned subsidiary of Headlands Mortgage Company, which is a wholly owned subsidiary of GreenPoint Bank, a New York state chartered bank. GreenPoint Bank is a wholly owned subsidiary of GreenPoint Financial Corp., a publicly traded corporation whose shares are traded on the New York stock exchange. As of June 30, 2001, GreenPoint Credit had total assets of $1,453 million, total liabilities of $920 million and total stockholders' equity of $533 million. As of June 30, 2001, GreenPoint Financial Corp. and its consolidated subsidiaries had total deposits of $10,884 million, total assets of $19,186 million and total stockholders' equity of $2,204 million. The headquarters of GreenPoint Credit are located in San Diego, California. The headquarters of both GreenPoint Financial Corp. and GreenPoint Bank are located in New York, New York.

LOAN ORIGINATIONS

    GreenPoint Credit purchases and originates manufactured housing contracts on an individual basis through 26 regional offices throughout the United States, serving retailers and borrowers in the 48 contiguous states. In the state of Mississippi, real estate secured manufactured housing contracts are purchased and originated through a wholly owned subsidiary of GreenPoint Credit named GreenPoint Credit Corp. of Mississippi. Regional personnel of GreenPoint Credit arrange to purchase manufactured housing contracts originated by manufactured housing retailers located throughout the United States. Generally, these purchases result from GreenPoint Credit regional office personnel contacting retailers located in their regions and explaining GreenPoint Credit's available financing plans, terms, prevailing rates and credit and financing policies. If a retailer wishes to make a financing available to its customers, the retailer would apply for retailer approval. Upon satisfactory results of GreenPoint Credit's investigation of the retailer's creditworthiness and general business reputation, GreenPoint Credit and the retailer would enter into a retailer agreement. GreenPoint Credit also originates manufactured housing contracts and installment loan agreements directly with customers and through brokers.


UNDERWRITING PRACTICES

    With respect to each retail manufactured housing contract that was purchased from a retailer, the general practice of GreenPoint Credit has been that the retailer submit the customer's credit application, manufacturer's invoice, if the contract was for a new home, and other information relating to the contract to the applicable regional office of GreenPoint Credit. Personnel at the regional office analyze the creditworthiness of the customer and other aspects of the proposed transaction. If the creditworthiness of the customer and other aspects of the transaction are approved by the regional office, the customer and the retailer execute a contract on a form provided or approved in advance by GreenPoint Credit. After the manufactured home financed under the contract is delivered and set up by the retailer, and the customer has moved in, GreenPoint Credit purchases the contract from the retailer.

    Because manufactured homes generally depreciate in value, GreenPoint Credit's management believes that the creditworthiness of a potential obligor should be the most important criterion in determining whether to approve the purchase or origination of a contract. As a result, the underwriting guidelines of GreenPoint Credit generally require regional office personnel to examine each applicant's credit history, residence history, employment history and debt-to-income ratio. There is no minimum requirement for any of these criteria, although GreenPoint Credit has developed certain guidelines for employment history and debt-to-income ratios. In the case of employment history, GreenPoint Credit generally requires its regional office personnel to consider whether the applicant had worked continuously for the same employer for at least 24 months and, if not, whether the applicant has worked in the same occupational field for at least 24 months. The recommended debt-to-income ratio for a particular credit application depends on the credit score recommendation generated for that application. In general, the maximum debt-to-income ratio for each application that is approved by the credit scoring system ranged from 70 percent to 53 percent, based on GreenPoint Credit's estimate of the applicant's after-tax income. Although GreenPoint Credit has guidelines for some of these criteria, GreenPoint Credit's management does not believe that an applicant's inability to satisfy some of these guidelines warrants denial of credit in all cases. For example, if an applicant fails to meet a guideline by a certain margin for one of the criteria mentioned above, the applicant generally must exceed the threshold for one or more other criteria by a compensating margin for the applicant's credit application to be approved. In addition, in special cases, credit applications are approved even if certain of the criteria are not met. For these reasons, management of GreenPoint Credit believes that the ultimate decision whether to approve or reject a credit application should be made by regional office personnel. To assist personnel in evaluating credit applications, GreenPoint Credit utilizes a proprietary credit scoring system, developed by GreenPoint Credit in conjunction with Fair-Isaacs, implemented in May 2000. The credit scoring system generates a recommendation to approve or deny a credit application based on certain criteria established by GreenPoint Credit. The underwriting guidelines of

GreenPoint Credit allow the recommendation generated by the credit scoring system to be used by regional personnel as a guide in determining whether to extend credit to an applicant, but do not require regional personnel to make credit decisions based solely on the system's recommendations. GreenPoint Credit does not disclose the criteria used by this credit scoring system either to regional personnel or to the retailers assisting in the preparation of credit applications. The underwriting criteria will be periodically reviewed by GreenPoint Credit, and modified as necessary.

    It is the policy of GreenPoint Credit that one authorized person provide written approval of credit applications for amounts up to or equal to certain limits and that at least one additional authorized person provide written approval of credit applications for amounts over those limits. The credit limits established by GreenPoint Credit vary depending upon each authorized person's position or grade level. In addition, each person authorized to make these credit decisions has to be either a regional manager, branch manager or another regional office employee to whom the authority to approve credit applications has been delegated. Any delegated authority may be limited in that the person to whom the authority was delegated may not have been authorized to approve credit applications for contracts with initial principal amounts above certain specified levels. The qualifications of all regional office personnel authorized to approve or reject credit applications are reviewed and approved by GreenPoint Credit's senior management. However, each regional office may at various times have additional, or in some cases fewer, personnel authorized to approve or reject credit applications.

    It is the policy of GreenPoint Credit that each credit application be approved or rejected within one to seven days after receipt. Thus, there is less time for credit investigation than is the case, for example, with loans for site-built homes. Although GreenPoint Credit's management believes that the one to seven-day period for approval or rejection of each credit application is consistent with industry practice, no assurance can be given that any credit application that was approved in one to seven days would have been approved if a longer period had been provided for credit investigation.

    The credit review and approval practices of each regional office are subject to internal reviews and audits that, through sampling, examine the nature of the verification of credit histories, residence histories, employment histories and debt-to-income ratios of the applicants and evaluate the credit risks associated with the contracts purchased through each regional office by rating the obligors on the underlying contracts according to their credit histories, employment histories and debt-to-income ratios. Selection of underwriting files for review is generally made by the personnel performing the examination, without prior knowledge on the part of regional office personnel of the files to be selected for review. However, GreenPoint Credit has no requirement that any specific random selection procedures be followed and no assurance can be given that the files reviewed in any examination process are representative of the contract originations in the related regional office.

    With respect to new and used manufactured homes, Green Point's policy is to finance no more than 95% of the total buyer's cost of any manufactured home, including taxes and insurance premiums, plus 100% of the costs attributable to prepaid finance charges and closing costs that are financed.

    In the case of new manufactured homes, the maximum amount financed cannot exceed:

    o    130% of the manufacturer's invoice price, plus

    o    taxes,   insurance,   freight  charges,   certain  retailer   installed
         equipment, certain set-up costs and certain prepaid finance charges and closing costs.

    For used manufactured homes, the amount financed cannot exceed:

    o the lesser of 95% of the total sales price or 140% of the base value, as specified in the NADA Mobile/Manufactured Housing Appraisal Guide, plus

    o taxes, insurance, certain retailer installed equipment, certain set-up costs and certain prepaid finance charges and closing costs.

    With respect to Land Home Contracts involving new manufactured homes, GreenPoint Credit's policy is to finance no more than:

    o the lesser of 95% of the value of the real property as determined by appraisal subject to certain limitations or 95% of the purchase price of the land subject to certain limitations or the payoff of the encumbered land, plus

    o    130% of the manufacturer's invoice, plus

    o    taxes,   insurance,   freight  charges,   certain  retailer   installed
         equipment, certain set-up costs and prepaid finance charges and closing costs, plus

    o    the cost of improvements to the land, subject to certain limitations.

    With respect to Land Home Contracts involving used manufactured homes, GreenPoint Credit's policy is to finance no more than the lesser of:

    o    95% of the total sales price, or

    o the sum of 95% of the appraised value of the land and 140% of the base value as specified in the NADA Mobile/Manufactured Housing Appraisal Guide,

    o and in either case, plus taxes, insurance, certain retailer installed equipment, certain set-up costs, prepaid finance charges and closing costs and the cost of improvements to the land, subject to certain limitations.

    With respect to Land Home Contracts in which the manufactured home is already on the land, GreenPoint Credit's policy is to finance:

    o the lesser of 95% of the total sales price or 95% of the appraised value of the land and home, plus

    o taxes, fees, insurance and certain prepaid finance charges and closing costs.

    With respect to Land-in-Lieu Contracts involving new manufactured homes, GreenPoint Credit's policy is to finance:

    o up to 140% of the manufacturer's invoice for the home depending on the borrower's down payment, plus

    o    taxes,   insurance,   freight  charges,   certain  retailer   installed
         equipment, certain set-up costs and pre-paid finance charges and closing costs, plus

    o    the costs of improvements to the land, subject to certain limitations.

    With respect to Land-in-Lieu Contracts involving used manufactured homes, GreenPoint Credit's policy is to finance no more than the lesser of:

    o    95% of the total sales price, or

    o 140% of the base value, as specified in the NADA Mobile/Manufactured Housing Appraisal Guide,

    o and in either case, plus -- taxes, insurance, certain retailer installed equipment, certain set-up costs and prepaid finance charges and closing costs, and -- the cost of improvements to the land, subject to certain limitations.

    In June 1999, GreenPoint Credit initiated a marketing program for new manufactured homes in which the maximum amount financed could not exceed:

    o    140% of the manufacturer's invoice price, plus

    o    taxes,   insurance,   freight  charges,   certain  retailer   installed
         equipment, certain set-up costs and prepaid finance charges and closing costs.

    This marketing program is offered only to certain retailers whose applicants who score in the highest credit score recommendation given by GreenPoint Credit's proprietary credit scoring system (as described in the second paragraph of this section).

    GreenPoint Credit generally requires a down payment in the form of cash and/or the trade-in value of a previously owned manufactured home and/or, in the case of Land-in-Lieu Contracts, an estimated value of equity in real property pledged as additional collateral. For previously owned homes, the trade-in allowance accepted by the retailer must be consistent with the value of the owned home determined by GreenPoint Credit in light of current market conditions. The value of real property pledged as additional collateral is estimated by regional personnel, using tax assessed value, or appraisers who are familiar with the area in which the property is located.

    Underwriting policies and marketing programs for the origination or purchase on an individual basis of manufactured housing contracts are established by GreenPoint Credit's management at its headquarters in San Diego and are subject to change from time to time. Any material changes or conditions will be disclosed in the prospectus supplement.

    The volume of contracts originated by GreenPoint Credit or purchased from retailers on an individual basis by GreenPoint Credit for the periods indicated below and other information at the end of the periods below are as follows:


                             CONTRACTS ORIGINATED OR PURCHASED ON AN INDIVIDUAL BASIS
                                             (Dollars in Thousands)

                                                      Quarter Ended             Year Ended            Year to Date
                                                    December 31, 1998        December 31, 1999        June 30, 2000
                                                    -----------------        -----------------        -------------
Principal Balance of Contracts Purchased..........    $1,451,368.00           $ 3,045,734.00         $ 1,405,061.00
Number of Contracts Purchased.....................           38,010                   75,622                 33,461
Average Contract Size.............................    $       38.18           $        40.27         $        41.99
Number of Regional Offices........................               45                       45                     45


    The information in the table above includes only contracts originated by GreenPoint Credit or purchased from retailers. The number of regional offices includes regional offices in the United States originating or purchasing contracts.


SERVICING

    GreenPoint Credit, through its regional offices, services all of the manufactured housing contracts that it purchases or originates, whether on an individual basis or in bulk. Generally, whenever any contracts are sold, GreenPoint Credit will retain servicing responsibilities with respect to the sold contracts. In addition, GreenPoint Credit may make arrangements pursuant to which it services, or would service, manufactured housing contracts owned by other entities. These service contracts were not originated, and would not be purchased, by GreenPoint Credit. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums and other payments from obligors and, when the contracts are not owned by GreenPoint Credit, remitting principal and interest payments to the owners thereof, to the extent the owners of the serviced contracts are entitled thereto. Collection procedures include repossession and resale of manufactured homes securing defaulted contracts and foreclosure if land is involved and, if deemed advisable by GreenPoint Credit, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any manufactured home are made on an individual basis, GreenPoint Credit's general policy is to institute repossession procedures promptly after regional office personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of repossessed manufactured homes.

    The following table shows the size of the portfolio of contracts serviced, including contracts already in repossession, by GreenPoint Credit, through the manufactured housing regional office system, as of the dates indicated:

                                               SIZE OF SERVICED PORTFOLIO
                                                 (Dollars in Thousands)

                                                                  As of                 As of                 As of
                                                            December 31, 1998      December 31, 1999      June 30, 2000
                                                            -----------------      -----------------      -------------
Unpaid Principal Balance of Contracts Being Serviced         $  11,504,320          $  13,054,239         $ 13,659,538
Average Contract Unpaid Principal Balance...........         $        27.7          $        29.9         $       30.7
Number of Contracts Being Serviced..................               415,373                437,093              444,642


DELINQUENCY AND LOAN LOSS/REPOSSESSION EXPERIENCE

    The following table sets forth the delinquency experience of manufactured housing contracts serviced by GreenPoint Credit since October 1998, other than contracts already in repossession, as of the dates indicated:

                                                    DELINQUENCY EXPERIENCE

                                                                  As of                 As of                As of
                                                             December 31, 1998     December 31, 1999     June 30, 2000
                                                             -----------------     -----------------     -------------
Number of Contracts Outstanding...........................        411,852              433,221              440,011
Number of Contracts Delinquent:
    30-59 days............................................          6,397                8,244                7,753
    60-89 days............................................          1,753                2,055                2,022
    90 days or more.......................................          2,372                2,641                2,304
                                                                 --------                -----                -----
Total Contracts Delinquent................................         10,522               12,940               12,079
                                                                  =======               ======               ======
Delinquencies as a Percentage of Contracts Outstanding....           2.55%                2.99%                2.75%
                                                                 =========             ========             ========

    The information contained in the table above is based on number of days payments are contractually past due, assuming 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

    Since GreenPoint Credit has only been servicing the contracts for a limited amount of time, the delinquency experience reflected in the table above may not necessarily be indicative of the actual performance of the contracts over time.

    The following table sets forth the loan loss/repossession experience of contracts serviced through the manufactured housing regional office system of GreenPoint Credit, including contracts already in repossession, as of the dates indicated:

                                    LOAN LOSS/REPOSSESSION EXPERIENCE
                                         (Dollars in Thousands)

                                                                        Year Ended               Year to Date
                                                                     December 31, 1999           June 30, 2000
                                                                     -----------------           -------------
Number of Contracts Being Serviced................................       437,093                    444,642
Aggregate Principal Balance of Contracts Being Serviced...........  $ 13,054,239                $13,659,538
Average Principal Recovery Upon Liquidation.......................        46.15%                    45.85%
Contract Liquidations.............................................         3.88%                     1.83%
Net Losses:
     Dollars......................................................  $   281,757               $   138,916
     Percentage...................................................         2.16%                     1.02%
Contracts in Repossession.........................................        3,872                     4,631

    The "Average Principal Recovery Upon Liquidation" in the table above is shown as a percentage of the outstanding principal balance of contracts that were liquidated during the applicable period, based on the gross amounts recovered upon liquidation, proceeds applied to unpaid interest accrued through the date of liquidation and after the payment of repossession and other liquidation expenses. Deficiency recoveries received subsequent to liquidation date are also included net of collection expenses paid to third parties.

    The "Contract Liquidations" in the table above are shown as the number of contracts liquidated during the period as a percentage of the total number of contracts being serviced as of period end.

    The calculation of "Net Losses" includes unpaid interest accrued through the date of liquidation and all repossession and other liquidation expenses and is reduced by deficiency recoveries received subsequent to liquidation date net of collection expenses paid to third parties.


                       PREPAYMENT AND YIELD CONSIDERATIONS

PREPAYMENT CONSIDERATIONS

    If so specified in the related prospectus supplement, the contracts in any contract pool may be prepaid in full or in part at any time. The prepayment experience of the contracts, including prepayments due to liquidations of defaulted contracts, will affect the average life and the maturity of the related securities. A contract pool might include contracts with contract interest rates that are generally higher or lower, in absolute terms or in comparison to prevailing rates, than the contract rates of the contracts from which are derived certain historical statistical data set forth in this prospectus or the related prospectus supplement. As a result, the prepayment performance of the contracts contained in that contract pool might be higher or lower than the prepayment performance of the contracts reflected in the historical data. In addition, GreenPoint Credit's management is aware of limited publicly available information relating to historical rates of prepayment on manufactured housing contracts. However, GreenPoint Credit's management believes that neither the prepayment experience of other pools of manufactured housing contracts nor the historical rates of prepayment for any other manufactured housing contracts will necessarily be indicative of the rate of prepayment that may be expected to be exhibited by the contracts in any other contract pool. Nevertheless, GreenPoint Credit's management anticipates that a number of contracts will be prepaid in full in each year during which any related securities are outstanding. The amount of prepayments on the contracts, including prepayments due to liquidations of defaulted contracts, during any particular year may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, interest rates and the rate at which owners of manufactured homes sell their manufactured homes. Other factors affecting prepayments on the contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in manufactured homes. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms of manufactured housing contracts are generally shorter than the terms for mortgage loans secured by site-built homes, and changes in interest rates have a correspondingly smaller effect on the monthly payments on manufactured housing contracts as opposed to mortgage loans secured by site-built homes, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above are likely to play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

    Repurchases of contracts on account of certain breaches of representations and warranties as described in the applicable prospectus supplement also will have the effect of prepaying the repurchased contracts and therefore will affect the average life of and yield on the securities. See "Description of the Securities--Conveyance of Contracts." In addition, most of the contracts contain provisions that prohibit the related owner from selling the manufactured home without the prior consent of the holder of the related contract. These contract provisions are similar to "due-on-sale" clauses and may not be enforceable in all states. See "Certain Legal Aspects of the

Contracts--Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer" in this prospectus. The servicer's policy is to permit most sales of manufactured homes where the proposed buyer meets the servicer's then current underwriting standards and enters into an assumption agreement.

    To the extent provided in the related prospectus supplement, the servicer, or any other party as may be designated in the related prospectus supplement, will have the option to purchase all of the contracts in the related contract pool, at the price and under the conditions specified in the related prospectus supplement, when the aggregate Pool Principal Balance of the related contract pool has been reduced to 10%, or any other percentage as may be specified in the related prospectus supplement, of its Cut-off Date Pool Principal Balance. The exercise of any option to purchase the contracts early will affect the average life of and yield on the related securities.

    To the extent provided in the related prospectus supplement, the trustee or indenture trustee, as applicable, for the related trust shall solicit bids for the purchase of the contracts remaining in the trust at a Termination Auction within ninety days following the distribution date as of which the Pool Principal Balance for a contract pool is less than 10%, or any other percentage as may be specified in the related prospectus supplement, of that contract pool's Cut-off Date Pool Principal Balance. The sale and consequent termination of the related trust pursuant to a Termination Auction will affect the average life and yield on the related securities.

    The average life and maturity of the securities of any class will also be affected by the amount and timing of any special principal distributions to the holders of the securities. In addition, if any security of a class is subject to mandatory repurchase, the occurrence of the repurchase date for the security subject to mandatory repurchase will have the same effect as the maturation of the security subject to mandatory repurchase, with the repurchase price being equivalent to the amount due at maturity. See "Description of the Securities--Distributions on Securities" and "Description of the
Securities--Optional and Mandatory Repurchase of Securities; Optional Termination and Termination Auction" in this prospectus. The prospectus supplement relating to any class that is entitled to special principal distributions or is subject to mandatory repurchase will contain a description of the conditions under which special principal distributions or mandatory repurchases will take place and a description of some of the factors that might affect the rate of special principal distributions or the timing of any repurchase dates.

    Information regarding the prepayment assumption or any other rate of assumed prepayment, as applicable, will be set forth in the prospectus supplement applicable to the relevant class or classes of securities described therein.


YIELD CONSIDERATIONS

    To the extent that any credit enhancement or any advancing obligation of the servicer described in the related prospectus supplement is insufficient to protect the holders of any class of securities from losses or delinquencies on the related contract pool, the yield to the holders from their investment in the securities will be adversely affected should losses or delinquencies occur. In the absence of losses or delinquencies which are not covered by credit enhancement or advances, respectively, on a distribution date, the effective yield on the securities will depend upon, among other things, the price at which the securities are purchased, the rate at which the contracts for the related trust liquidate or are prepaid and the amount and timing of any special principal distributions. If a purchaser of securities purchases them at a discount or premium, as applicable, and calculates its anticipated yield to maturity based on an assumed rate of distributions of principal on the purchased securities that is faster or slower, respectively, than the rate actually realized, the purchaser's actual yield to maturity will be lower than the yield so calculated by the purchaser. Losses which are covered by credit enhancement, but on later than anticipated distribution dates, will have the same effect on anticipated yield as prepayments that are made later than anticipated, as just described, depending on whether the securities were purchased at a discount or premium.

    The yield to holders of any class of securities may be below that otherwise produced by the applicable Security Rate because, while, in the absence of losses or delinquencies, one month's interest on the related contracts will be collected during each Collection Period, the portion of one month's interest to which the holders of the related securities are entitled will not be distributed until the first distribution date after the Collection Period in which the interest was collected.

    If a security is subject to mandatory repurchase, the yield to the repurchase date will be affected by, among other things, the applicable repurchase price, the ability of any liquidity facility provider to distribute the repurchase price and the date, if any, on which the repurchase date occurs. If, in connection with a mandatory repurchase, the repurchase price for a security is equal to its Percentage Interest of the then current Security Balance, and the security is purchased at a discount, and the purchaser calculates its anticipated yield to the repurchase date based on an assumed repurchase date that is earlier than the actual repurchase date, then such purchaser's actual yield to maturity will be lower than it would have been if a repurchase occurred on the assumed date.

    The payment features of the contracts comprising any contract pool, as described above under "The Contract Pools," may, under extraordinary circumstances, cause the amounts collected thereon during particular Collection Periods to be insufficient to fund all distributions of principal and interest to the holders of some or all of the securities of the related series, even in the absence of losses or delinquencies. The circumstances described in the preceding sentence could occur if a sufficiently large number of partial or full prepayments, as a percentage of the then outstanding Pool Principal Balance of the related contract pool, are received on contracts in a particular Collection Period, if those prepayments are made in advance of the related contracts' respective due dates during the particular Collection Period. In that case, a non-default collection shortfall could occur because interest that actually accrues on the related contracts is less than interest that would have accrued if the payments were paid on the contracts' respective due dates. A non-default collection shortfall could adversely affect the yield to holders of any class of securities to the extent the non-default collection shortfalls are not covered by credit enhancement or advances.


                          DESCRIPTION OF THE SECURITIES

    The securities will be issued in series. Each series of certificates will be issued pursuant to a separate pooling and servicing agreement similar to the form of pooling and servicing agreement filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the certificates, of which this prospectus is a part. Each series of notes issued by GreenPoint Asset will be issued pursuant to an indenture trust agreement similar to the form of indenture filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes, of which this prospectus is a part. Each series of notes issued by GreenPoint Credit through an owner-trust structure will be issued pursuant to a trust agreement similar to the trust agreement filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes, of which this prospectus is a part together with the Indenture. In the case of each series of notes, the servicer and the issuer or related owner trust, as applicable, will enter into a separate servicing agreement. An execution copy of each pooling and servicing agreement, indenture, trust agreement and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries describe only the material provisions expected to be common to each pooling and servicing agreement, indenture, trust agreement or servicing agreement, as applicable, and the related securities. All references to an "agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements, indentures, trust agreements and servicing agreements, as applicable. GreenPoint Credit recommends that the investor read all of the provisions of the related pooling and servicing agreement, indenture, trust agreement and/or servicing agreement, as applicable, and the descriptions set forth in the related prospectus supplement. The prospectus supplement for each series will describe the specific material provisions of the pooling and servicing agreement, indenture trust agreement and/or servicing agreement, as applicable, relating to that series.

GENERAL

    Each series of securities may be issued in one or more classes. If the securities of a series are issued in more than one class, the securities of all or less than all of the classes for that series may be sold pursuant to this prospectus, and there may be separate prospectus supplements relating to one or more of those classes so sold. Any reference in this prospectus to the prospectus supplement relating to a series comprised of more than one class should be understood as a reference to each of the prospectus supplements relating to the classes sold hereunder. Any reference in this prospectus to the securities of a class should be understood to refer to the securities of a class within a series, the securities of a subclass within a series or all of the securities of a single-class series, as the context may require.

    The securities will be issued in the denominations specified in the related prospectus supplement. Interest-only securities will have no Percentage Interest. Securities, if issued in registered form to beneficial owners of the securities or nominees thereof, will be transferable and exchangeable at the corporate trust office of the trustee or, if it so elects, at the office of an agent in New York, New York. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The securities of each series will evidence an interest in or indebtedness of, as applicable, a trust or the issuer, respectively, as specified in the related prospectus supplement. Each trust will include:

    (1) a contract pool, including rights to receive payments on the contracts comprising the contract pool on and after the Cut-off Date;

    (2) the amounts held from time to time in the Payment Account as described in the applicable prospectus supplement;

    (3) any property which initially secured a contract and which is acquired in the process of realizing thereon;

    (4) the obligations of the seller, under certain conditions, to repurchase contracts sold by it with respect to which certain representations and warranties have been breached and not cured;

    (5)  certain contractual servicing obligations of the servicer;

    (6)  the proceeds of all insurance  policies  described in this  prospectus;
         and

    (7)  if applicable, one or more forms of credit support.

    The seller will convey the contracts to the issuer or trust related to any series of securities, as applicable. See "The Contract Pools" in this prospectus and "--Conveyance of Contracts" below. The servicer will service the contracts pursuant to the related agreement. If so specified in the related prospectus supplement, the contract documents will be held for the benefit of the trustee or the indenture trustee, as applicable, by the servicer.


CONVEYANCE OF CONTRACTS

    On the date of initial issuance of the securities of a series, the seller will sell to the issuer or trust related to any series of securities, as applicable, without recourse, all of its right, title and interest in and to the contracts sold by it, and all rights under the standard hazard insurance policies on the related manufactured homes. The conveyance of the contracts to the issuer or trust related to any series of securities, as applicable, will include a conveyance of all rights to receive scheduled payments thereon that were due on or after the Cut-off Date, even if received prior to the Cut-off Date, as well as all rights to any payments received on or after the Cut-off Date other than late receipts of scheduled payments that were due prior to the Cut-off Date. The contracts will be described on the contract schedule attached to the related agreement. The contract schedule will include the principal balance of each contract as of the Cut-off Date, the amount of each scheduled payment due on each contract as of the Cut-off Date, the contract interest rate on each contract as of the Cut-off Date and the maturity date of each contract. The servicer will be required to complete a review of the contract files and confirm the accuracy of the contract schedule delivered to the trustee within the time period set forth in the related agreement. Any contract discovered not to agree with the contract schedule in a manner that is materially adverse to the interests of the securityholders will be repurchased by the seller, or replaced with another contract, except that if the discrepancy relates to the principal balance of a contract the seller may, under certain conditions, deposit cash in the Payment Account in an amount sufficient to offset the discrepancy. The trustee will not review the contract files.

    If so provided in the related prospectus supplement, the servicer will hold, as custodian and agent on behalf of the trustee or indenture trustee, as applicable, the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home, and real property, if any, relating to each contract. In order to give notice of the trustee's or indenture trustee's, as applicable, right, title and interest in and to the contracts, a UCC-1 financing statement identifying the trustee or indenture trustee, as applicable, as the secured party and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate states. The contracts will be stamped or otherwise marked to reflect their assignment to the trustee or indenture trustee, as applicable. To the extent that the contracts do not constitute "chattel paper" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of the assignment to the trustee or indenture trustee, as applicable, the trustee's or indenture trustee's, as applicable, interest in the contracts could be defeated. See "Certain Legal Aspects of the Contracts--Security Interests of the Seller in the Manufactured Homes" and "--Land Home Contracts and Land-in-Lieu Contracts" in this prospectus.

    The seller will make representations and warranties to the issuer or trust related to any series of securities, as applicable, with respect to each contract sold by it. With respect to any series of notes, the representations and warranties made by the Seller to the issuer pursuant to the related sale and servicing agreement will be assigned to the indenture trustee pursuant to the indenture. The applicable prospectus supplement will describe:

    o the representations and warranties made by the seller in connection with the contracts conveyed to the issuer or trust related to any series of securities, as applicable;

    o the terms pursuant to which the seller will be obligated to repurchase any contract sold by it if any representation and warranty has been breached, unless the breach has been cured or otherwise is not required to be cured; and

    o    the terms pursuant to which the seller may remedy any breach.


PAYMENTS ON CONTRACTS

    The applicable prospectus supplement will specify the arrangements pursuant to which contract collections are held pending distribution to securityholders. Certain contract collections will be applied to pay the servicer's servicing compensation and to reimburse it for certain expenses, as set forth in each prospectus supplement and as set forth in this prospectus under "--Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer" below.


DISTRIBUTIONS ON SECURITIES

    The securities of any class will entitle the holders thereof to distributions, on the distribution dates specified in the related prospectus supplement, from amounts collected on the underlying contracts. The securities of a class may entitle the holders thereof to:

    o    distributions of both principal and interest;

    o    distributions of principal only; or

    o    distributions of interest only.

    The distributions described in the previous sentence will be made in accordance with a formula described in the related prospectus supplement, and, if so specified in the related prospectus supplement, the distributions will be applied first to interest, if any, and second to principal, if any. To the extent specified in the related prospectus supplement, the rights of the holders of the securities of one or more classes of a multiple class series to receive distributions of principal or of interest or of both from amounts collected on the contracts may be subordinate to the rights of the holders of securities of one or more other classes. See "Credit and Liquidity Enhancement" in this prospectus.

    DISTRIBUTIONS OF PRINCIPAL. If the securities of a class entitle the holders thereof to distributions of principal, the related prospectus supplement will specify an initial aggregate Security Balance for the securities of that class and a method of computing the amount of principal, if any, to be distributed to the holders of the securities of that class on each distribution date. If so specified in the related prospectus supplement, principal distributions for the securities of a class will be computed on the basis of a formula which, on each distribution date, allocates all or a portion of the Total Regular Principal Amount relating to that distribution date to the securities of the applicable class. See "The Contract Pools" and "--Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer" in this prospectus. Distributions with respect to all or a portion of the Total Regular Principal Amount are sometimes referred to in this prospectus as distributions of "Regular Principal." The Total Regular Principal Amount with respect to any contract pool and any distribution date may be estimated in a manner specified in the related prospectus supplement.

    If, due to liquidation losses or other circumstances adversely affecting the collections on the underlying contract pool, the contract collections available on any distribution date to make distributions of Regular Principal to the holders of the securities of a class are less than the portion of the Total Regular Principal Amount allocable to such class, the deficiency may be made up from:

    o    Excess Interest; or

    o funds available from one or more forms of credit support referred to below, but only to the extent, if any, specified in the applicable prospectus supplement. See "Credit and Liquidity Enhancement" in this prospectus.

    If specified in the applicable prospectus supplement, the Security Balance of the securities of a class will be reduced on each distribution date by the full amount of the portion of the Total Regular Principal Amount allocable to such class even if, due to deficient contract collections, a full distribution thereof is not made.

    The applicable distribution formula for each class of a multiple-class series may allocate the Total Regular Principal Amount among the various classes on a pro rata, sequential or other basis, as specified in the related prospectus supplement. If specified in the related prospectus supplement, the applicable distribution formula may entitle the holders of securities of a particular class to receive on certain distribution dates, distributions of Regular Principal from particular sources of funds (e. g. , one or more of the forms of credit support referred to below) upon the occurrence of certain losses or delinquencies, even if the holders of the securities of that class would not have been entitled to receive principal distributions on the related distribution dates from amounts collected on the underlying contracts in the absence of losses or delinquencies.

    If so specified in the applicable prospectus supplement, the securities of a class may entitle the holders thereof to special principal distributions on particular distribution dates that are unrelated to the Total Regular Principal Amount for those distribution dates. Special principal distributions may be made, under the circumstances set forth in the applicable prospectus supplement, from interest collected on the underlying contract pool, from funds available from one or more forms of credit support or from any other source specified in the related prospectus supplement. The securities of a class having an initial Security Balance may entitle the holders thereof to distributions of Regular Principal only, to distributions of Regular Principal and to special principal distributions or to special principal distributions only. However, if so specified in the related prospectus supplement, the securities of a class will not entitle the holders thereof to aggregate principal distributions in excess of the initial Security Balance for the securities in that class.

    DISTRIBUTIONS OF INTEREST. The distribution formula for a class of securities having an initial Security Balance may, but need not, also specify a method of computing the interest, if any, to be distributed on specified distribution dates, which may include all or less than all of the distribution dates, to the holders of the securities of such class. The interest described in the previous sentence may be equal, subject to the adjustments as may be described in the related prospectus supplement, to a specified number of days' interest on the applicable Security Balance, before giving effect to any reduction thereof on the related distribution date, calculated at the Security Rate specified in the related prospectus supplement. The Security Rate may be fixed or variable, and, if specified in the related prospectus supplement, may shift from a variable rate to a fixed rate under the conditions specified in the related prospectus supplement. Variable Security Rates may vary from time to time based upon changes in an index or other measure of market rates, all as more fully described in the related prospectus supplement. In that case, the Rate Period and the specific basis on which the Security Rate for each Rate Period will be determined, including the particular market rates and measures thereof relevant for determining the Security Rate for each Rate Period, may remain constant or may change from time to time at the election of the servicer or otherwise, all as specified in the related prospectus supplement. Variable Security Rates may also vary from time to time, in the manner specified in the related prospectus supplement, based upon changes in the weighted average of the contract interest rates of the contracts in the related contract pool or on any other basis. To the extent set forth in the related prospectus supplement, variable Security Rates may also have floor rates and/or ceiling rates which may be fixed or subject to adjustment as set forth in the related prospectus supplement. In addition, a variable Security Rate may be converted to a fixed Security Rate at the election of the seller or upon the occurrence of certain conditions. In that event, the related prospectus supplement will set forth the conditions under which the variable Security Rate may be converted to a fixed Security Rate.

    Rather than entitling the holders thereof to receive distributions of interest based upon a Security Rate, the distribution formula for the securities of a class may entitle the holders thereof to distributions of interest on specified distribution dates, which may include all or less than all of the distribution dates, equal, in the case of those distribution dates, to all or a portion, which portion will be determined as described in the related prospectus supplement, of the interest payable on the related contracts during one or more Collection Periods occurring prior to the related distribution date. Classes of securities that do not entitle the holders thereof to receive distributions of principal may nevertheless entitle such holders to receive interest distributions calculated on this basis.

    If, due to liquidation losses or other circumstances adversely affecting the collections on the underlying contract pool, the contract collections available to make distributions of interest to the holders of the securities of a class are less than the amount of interest computed as described above, the deficiency may be made up from other sources, but only to the extent, if any, specified in the applicable prospectus supplement. See "Credit and Liquidity Enhancement" in this prospectus.

    Each prospectus supplement will contain information relating to the full amounts of principal and interest required to be distributed to the holders of the related class or classes of securities, to the extent there are sufficient contract collections available therefor, sometimes referred to in this prospectus as "full distributions," from amounts paid or payable on the underlying contracts.

    RESIDUAL INTERESTS. If specified in the related prospectus supplement, a class of securities sold hereunder may evidence the residual interest in the related trust. Securities evidencing a residual interest will not have the features described above. Rather, if so specified in the related prospectus supplement, securities evidencing a residual interest will entitle the holders thereof to receive distributions from amounts collected on the contracts which would not be needed to make distributions to the holders of other interests in the trust or to pay expenses of the trust in the absence of liquidation losses or other events resulting in deficient contract collections. In addition, if specified in the related prospectus supplement, any securities evidencing a residual interest may also entitle the holders thereof to receive additional distributions of assets of the related trust, to the extent any assets remain after being applied to make distributions to the holders of other interests in the trust or to pay expenses of the trust. Further, if so specified in the related prospectus supplement, any amounts due to the holders of a residual interest with respect to any series may be subordinated to amounts due to holders of securities of another series to the extent described in the related prospectus supplement. The securities evidencing a residual interest may entitle the holders thereof to distribution at various times throughout the life of the related trust or only upon termination of the trust, all as more fully set forth in the related prospectus supplement. If an election is made to treat the related trust as a REMIC Fund, the holders of a residual interest in that REMIC Fund will be subject to federal income taxation with respect to their ownership of the related residual interest as described in this prospectus under "Federal Income Tax Consequences--REMIC Securities--Taxation of Residual Securities."


GLOBAL SECURITIES

    If so specified in the applicable prospectus supplement, the securities of a series, or of one or more classes within a series, will be issuable in the form of Global Securities.

    The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its Participants and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of securities. Indirect access to the DTC system is also available to the Indirect Participants.

    Unless and until Definitive Securities are issued, beneficial owners of the securities who are not Participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only through Participants. In addition, beneficial owners of the securities will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and Participants. Beneficial owners of the securities will not receive or be entitled to receive securities representing their respective interests in the securities, except under the limited circumstances described below. In addition, if some or all of the securities of a series are issued in the form of one or more Global Securities, certain monthly and annual reports prepared by the servicer under the related pooling and servicing agreement will be sent on behalf of the related trust to DTC and not to the beneficial owners of the securities.

    Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the securities will be Cede & Co., as nominee of DTC. Beneficial owners of the securities will not be securityholders as that term is used in the pooling and servicing agreement. Beneficial owners of the securities are only permitted to exercise the rights of securityholders indirectly through Participants and DTC.

    If so specified in the related prospectus supplement, while the securities are outstanding, under DTC's rules. Participants are required to make book-entry transfers through DTC's facilities with respect to the securities, and DTC as the sole holder of the securities is required to receive and transmit distributions of principal of, and interest on, the securities. Unless and until Definitive Securities are issued, beneficial owners of the securities who are not Participants may transfer ownership of securities only through Participants by instructing its Participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective Participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited.

    Definitive Securities will be issued to beneficial owners of the securities, or their nominees, rather than to DTC, only if:

    o the servicer advises the trustee in writing that DTC is no longer willing or qualified to discharge properly its responsibilities as nominee and depository with respect to the securities and the servicer or the trustee is unable to locate a qualified successor;

    o the seller at its option, elects to terminate the book-entry system through DTC; or

    o after the occurrence of an Event of Default, beneficial owners of the securities having a majority in Percentage Interests of each class of the securities advise the trustee and DTC through the Participants, in writing, that the continuation of a book-entry system through DTC or a successor thereto to the exclusion of any physical securities being issued to beneficial owners of the securities is no longer in the best interests of beneficial owners of the securities. See "--Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer--Events of Default" below.

Upon issuance of Definitive Securities to beneficial owners of the securities, the Definitive Securities will be transferable directly and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

    Except as otherwise specified in the related prospectus supplement, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a securityholder under the pooling and servicing agreement only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC will take such action with respect to any Percentage Interests of the securities only at the direction of and on behalf of its Participants to whose DTC accounts the securities are credited with respect to the Percentage Interests of the securities. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.


OPTIONAL AND MANDATORY REPURCHASE OF SECURITIES; OPTIONAL TERMINATION AND TERMINATION AUCTION

    REPURCHASE OF SECURITIES. Some or all of the securities of a class may be subject to repurchase by or on behalf of the seller at the option of the holders thereof and/or at the option of the seller, but only to the extent, at the prices, on the dates and under the conditions specified in the related prospectus supplement. In addition, some or all of the securities of a class may be subject to mandatory repurchase by or on behalf of the seller, to the extent, at the prices, on the dates and under the conditions specified in the related prospectus supplement. On the date of repurchase, the holder of the security to be repurchased will cease to be entitled to any benefit of the security or the related agreement and will be entitled only to receive from the trustee the repurchase price of the security upon surrender thereof at the office or agency designated by the trustee. To the extent specified in the related prospectus supplement, the funds necessary to distribute the repurchase price of any security subject to mandatory or optional repurchase as described therein will be provided under a security purchase agreement or other liquidity facility as described in "Credit and Liquidity Enhancement" in this prospectus.

    OPTIONAL   TERMINATION.   If  so  specified  in  the  applicable  prospectus
supplement, the servicer, or other parties as designated in the related prospectus supplement, will have the option to purchase, upon giving notice mailed no later than the distribution date next preceding the month of the exercise of the option to purchase, all outstanding contracts in the related contract pool after the first distribution date on which the Pool Scheduled Principal Balance is less than 10%, or other percentage as may be specified in the related prospectus supplement, of the Cut-off Date Pool Principal Balance. The price at which the servicer may purchase the related contracts will equal, after deductions of related advances by the servicer, the greater of:

    (1)  the sum of:

         (a) 100% of the Scheduled Principal Balance of each contract, other than any contract as to which the related manufactured home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (b) below, as of the final distribution date; and

         (b) the fair market value of the acquired property as determined by the servicer; and

    (2) the aggregate fair market value as determined by the servicer of all of the assets of the related trust, plus in the case of both clause (1) and clause (2), an amount sufficient to reimburse securityholders of each outstanding class for any shortfall in interest due thereto in respect of prior distribution dates and any other amounts specified in the related prospectus supplement. The servicer's option shall not be exercisable if there will not be distributed to the securityholders the Minimum Termination Amount. The related prospectus supplement will specify whether losses suffered on the contracts in the normal course will be allocated to the holders of securities when realized or upon the termination of the related trust and whether an adjustment to the Minimum Termination Amount will be made. In no event, will losses be recognized until a liquidation of the collateral securing any defaulted contract has been liquidated.

    TERMINATION AUCTION. If specified in the applicable prospectus supplement, on any distribution date after the distribution date on which the Pool Scheduled Principal Balance is less than 10%, or other percentage as may be specified in the related prospectus supplement, of the Cut-off Date Pool Principal Balance, the servicer, or other parties as designated in the related prospectus supplement, will, in addition to the option to purchase the contracts discussed above, have the option to direct the trustee to solicit bids for a Termination Auction. Unless the servicer, or other party as designated in the prospectus supplement, has either exercised the option to purchase the contracts or directed the trustee to conduct a Termination Auction within 90 days of the distribution date on which the Pool Scheduled Principal Balance is less than 10%, or other percentage as may be specified in the related prospectus supplement, of the Cut-off Date Pool Principal Balance, the servicer shall, to the extent specified in the related prospectus supplement, be obligated to direct the trustee to conduct a Termination Auction. In any Termination Auction, the servicer shall give notice as specified in the applicable prospectus supplement before the date on which the Termination Auction is to occur. The trustee will solicit each securityholder, the seller and one or more active participants in the asset-backed securities or manufactured housing contract market that are not affiliated with GreenPoint Credit to make a bid to purchase the contracts at the Termination Auction. The trustee will sell all the contracts to the highest bidder, subject, among other things, to:

    o the requirement that the highest bid equal or exceed the Minimum Termination Amount; and

    o the requirement that at least one bid be tendered by an active participant in the asset-backed securities or manufactured housing contract market that is not affiliated with GreenPoint Credit.

If the foregoing requirements are satisfied, the successful bidder or bidders shall deposit the aggregate purchase price for the contracts in the Payment Account. If the foregoing requirements are not satisfied, the purchase shall not occur and distributions will continue to be made on the securities. If a REMIC election has been made with respect to the applicable trust, any sale and consequent termination of the trust as a result of a Termination Auction must constitute a "qualified liquidation" of the trust under Section 860F of the Code.

TERMINATION

    POOLING AND SERVICING AGREEMENT. The pooling and servicing agreement for any series of certificates will terminate upon the last action required to be taken by the trustee on the final distribution date following the earlier of:

    o the purchase or sale of all contracts and all property acquired in respect of any contract remaining in the related trust as described above under "--Optional and Mandatory Repurchase of Securities; Termination Auction;" or

    o the final payment or other liquidation or any advance with respect thereto of the last contract remaining in the related trust, including the disposition of all property acquired upon repossession of any manufactured home.

    In the event of the termination of any pooling and servicing agreement, the holders of securities of any class of the related series will be entitled to receive, upon presentation and surrender of their securities at the office or agency designated by the trustee, a final distribution in an amount computed as described in the related prospectus supplement.

    INDENTURE. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of that series.

    In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any defeasance and discharge of notes of the series, holders of notes of that series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.


COLLECTION AND OTHER SERVICING PROCEDURES

    Except as otherwise provided in the related servicing agreement with respect to any series of securities, the servicer may rescind, cancel or make material modifications to the terms of a contract, including modifying the amounts and due dates of scheduled payments, in connection with a default or imminent default thereunder. However, if so specified in the related prospectus supplement and unless required by the applicable law or to bring contracts into conformity with the representations and warranties contained in the related servicing agreement, as applicable, the servicer may not rescind, cancel or materially modify any contract unless the servicer obtains an opinion of counsel to the effect that such action will not have certain adverse federal income tax consequences.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES; MATTERS REGARDING THE SERVICER

    The servicer will be entitled to the Monthly Servicing Fee with respect to the contracts underlying any series of securities. Any additional servicing compensation with respect to the contracts underlying a series of securities will be specified in the applicable prospectus supplement.

    If so specified in the related prospectus supplement, if GreenPoint Credit is acting as servicer, the servicer may subordinate the Monthly Servicing Fee for a series with respect to all, or a portion of, the amounts due to the related securityholders on the terms and conditions set forth in the related prospectus supplement.

    The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the servicer and for additional administrative services performed by the servicer. Customary servicing activities include:

    o    collecting and recording payments;

    o    communicating with obligors;

    o    investigating payment delinquencies;

    o    providing billing and tax records to obligors; and

    o    maintaining internal records with respect to each contract.

    Administrative services performed by the servicer include calculating distributions to securityholders and providing related data processing and reporting services for securityholders and on behalf of the trustee. If so specified in the applicable prospectus supplement, expenses incurred in connection with servicing the contracts and paid by the servicer from its Monthly Servicing Fee include, without limitation:

    o    payment of fees and expenses of accountants;

    o    payment  of all fees  and  expenses  incurred  in  connection  with the
         enforcement  of  contracts,   except  liquidation  expenses  and  other
         expenses; and

    o payment of expenses incurred in connection with distributions and reports to securityholders.

The servicer will be reimbursed out of the liquidation proceeds from a defaulted contract for all reasonable, out-of-pocket liquidation expenses incurred by it in realizing upon the related manufactured home as well as for advances of taxes and insurance premiums previously made with respect to that contract, to the extent not previously recovered.

    If so specified in the related prospectus supplement, as part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith:

    o    any fees for late payments made by obligors;

    o any fees charged in connection with checks returned for non-sufficient funds;

    o    conversion fees relating to variable rate contracts;

    o any fees associated with the enforcement of deficiency amounts on liquidated contracts if deficiency amounts are recoverable under the laws of the applicable jurisdiction;

    o extension fees paid by obligors for the extension of scheduled payments; and

    o assumption fees for permitted assumptions of contracts by purchasers of the related manufactured homes.

To the extent specified in the related prospectus supplement, the servicer will also be entitled to use payments of principal and interest, including liquidation proceeds net of liquidation expenses, for its own benefit, without an obligation to pay interest or any other investment return thereon, until the related distribution date.

    If so specified in the applicable prospectus supplement, any person with which the servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the related servicing agreement, so long as such successor has a net worth of at least $50 million and has serviced at least $100 million of manufactured housing contracts for at least one year. The servicer may assign its rights and delegate its duties under any servicing agreement, whereupon it will no longer be liable for the obligations of the servicer under the servicing agreement, provided that, among other conditions, any rating assigned to the securities will not be reduced because of the assignment and delegation.

    HAZARD INSURANCE POLICIES. If so specified in the related prospectus supplement, the servicer will be obligated to cause to be maintained one or more hazard insurance policies with respect to each manufactured home in an amount at least equal to the lesser of its actual cash value or the principal amount due from the obligor under the related contract. The hazard insurance policies will, at a minimum, provide fire and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies. If a manufactured home is located within a federally designated flood area, the servicer will, to the extent required by applicable law or regulation, also be obligated to cause flood insurance to be maintained in an amount equal to the lesser of the amounts described above or the maximum amount available for such manufactured home under the federal flood insurance programs. The hazard insurance policies may provide for customary deductible amounts. Coverage thereunder will be required to be sufficient to avoid the application of any co-insurance provisions. The hazard insurance policies will be required to contain a standard loss payee clause in favor of the servicer and its successors and assigns. In general, the servicer will not be obligated to cause to be obtained and maintained hazard insurance policies that provide earthquake coverage. If earthquake coverage is required with respect to contracts in a particular trust, that fact will be disclosed in the related prospectus supplement.

    If so specified in the related prospectus supplement, all amounts collected by the servicer under a hazard or flood insurance policy will be applied either to the restoration or repair of the manufactured home or against the remaining principal balance of the related contract upon repossession of the manufactured home, after reimbursing the servicer for amounts previously advanced by it for such purposes. The servicer may satisfy its obligation to maintain hazard and flood insurance policies with respect to each manufactured home by maintaining a blanket policy insuring against hazard and flood losses on the related obligor's interest in the manufactured home. The blanket policy may contain a deductible clause, in which case the servicer will be required to make payments to the related trust in the amount of any deductible amounts in connection with insurance claims on repossessed manufactured homes.

    If so specified in the related prospectus supplement, if the servicer repossesses a manufactured home on behalf of the trustee, the servicer is required to either maintain a hazard insurance policy with respect to the repossessed manufactured home meeting the requirements set forth above, or to indemnify the trust against any damage to the repossessed manufactured home prior to resale or other disposition.

    EVIDENCE AS TO COMPLIANCE. If so specified in the related prospectus supplement, the servicer will be required to deliver to the trustee each year an officer's certificate executed by an officer of the servicer stating: (1) that a review of the activities of the servicer during the preceding calendar year and of performance under the related servicing agreement has been made under the supervision of that officer, and (2) that to the best of that officer's knowledge, the servicer has fulfilled all its obligations under the related servicing agreement throughout the applicable year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to that officer and the nature and status thereof. The officer's certificate will be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of documents and records relating to servicing of the contracts under the servicing agreement, or, at the servicer's option, the contracts and other contracts being serviced by the servicer under agreements similar to the servicing agreement conducted in accordance with generally accepted auditing standards, the servicer's servicing has been conducted in compliance with the provisions of the related servicing agreement or other agreements similar to the servicing agreement except (1) such exceptions as such firm believes to be immaterial and (2) such other exceptions as may be set forth in such statement.

    POOLING AND SERVICING AGREEMENT EVENTS OF DEFAULT. Servicer events of default under the pooling and servicing agreement relating to any series of certificates will consist of, among other events:

    o any failure by the servicer to make any deposit or payment required of it under the pooling and servicing agreement which continues unremedied for five days after the giving of written notice;

    o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which continues unremedied for 30 days after the giving of written notice of such failure; and

    o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or other similar proceedings regarding the servicer.

If so specified in the related prospectus supplement, "notice" as used in this paragraph means notice to the servicer by the trustee, the seller, or, if applicable, any credit enhancement provider, or to the servicer, the trustee and the seller by the holders of securities evidencing Fractional Interests that, in the aggregate, equal at least 25% of the principal balance of all outstanding certificates, excluding certificates held by the seller or any of its affiliates.

    RIGHTS UPON POOLING AND SERVICING AGREEMENT EVENT OF DEFAULT. If so specified in the related prospectus supplement so long as a pooling and servicing agreement event of default remains unremedied, the trustee may, but only with the consent of the credit enhancement provider, if any, if the applicable credit enhancement has not expired or if the credit enhancement has expired or been terminated and the credit enhancement provider has not been reimbursed for all amounts due it, and at the written direction of the holders of certificates evidencing Fractional Interests aggregating not less than 51% shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the related contracts, whereupon, subject to applicable law regarding the trustee's ability to make monthly advances, the trustee or a successor servicer under the pooling and servicing agreement will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. If the trustee is obligated to succeed the servicer but is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a servicer. Pending the appointment of a servicer, the trustee is obligated to act as servicer. The trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than a monthly amount specified in the pooling and servicing agreement.

    If so specified in the related prospectus supplement, no certificateholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the trustee written notice of default and unless the holders of certificates evidencing Fractional Interests aggregating not less than 25% have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any of the holders of certificates, unless the requesting certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

    INDENTURE EVENTS OF DEFAULT. Events of default under the indenture relating to any series of notes, in most cases, will include:

    o default for five days or more in the payment of any principal of or interest on any note of the series;

    o failure to perform any other covenant of the issuer or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

    o any representation or warranty made by the issuer or the trust in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith as to our affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement; and

    o certain bankruptcy, insolvency, or similar events relating to the issuer or the trust.

    RIGHTS UPON INDENTURE EVENTS OF DEFAULT. If an indenture event of default as to the notes of any series occurs and is continuing, either the indenture trustee, the provider of credit enhancement, if any, or the holders of a majority of the then aggregate outstanding amount of the notes of that series, with the written consent of the provider of credit enhancement, if any, may declare the Security Balance of all the notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

    If, following an indenture event of default for any series of notes, the notes of the series have been declared to be due and payable, the indenture trustee may, in its discretion, or, if directed in writing by the provider of credit enhancement, if any, will, regardless of that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

    In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

    o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale;

    o the proceeds of the sale or liquidation are sufficient to pay in full the principal of the accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the provider of credit enhancement, if any, at the date of that sale; or

    o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% of the then aggregate outstanding amount of the notes of the series and the provider of credit enhancement, if any.

    In the event that the indenture trustee liquidates the collateral in connection with an indenture event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of noteholders after the occurrence of an indenture event of default.

    If stated in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

    In most cases, no noteholder will have any right under an indenture to institute any proceeding in connection with that indenture unless:

    o the holder previously has given to the indenture trustee written notice of a default and the continuance of that default;

    o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the indenture trustee to institute that proceeding in its own name as indenture trustee thereunder and (2) have offered to the indenture trustee reasonable indemnity;

    o the indenture trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity; and

    o no direction inconsistent with that written request has been given to the indenture trustee during that 60 day period by the holders of a majority of the Security Balances of that class, except as otherwise provided for in the related agreement regarding the provider of credit enhancement, if any.

    However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of notes, unless noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.


AMENDMENT

    In most cases, each agreement may be amended by the parties thereto without the consent of the securityholders, but only with the consent of the provider of credit enhancement, if any, if the applicable credit enhancement has not expired or if the credit enhancement has expired or been terminated and the provider of credit enhancement has not been reimbursed for all amounts due it:

    (1)  to cure any ambiguity;

    (2) to correct or supplement any provision therein that may be inconsistent with any other provision therein;

    (3)  to add to the duties or obligations of the servicer;

    (4) to obtain a rating from a nationally recognized rating agency or to maintain or improve the ratings of any class of the securities then given by any rating agency, it being understood that, after obtaining the rating of the securities from the rating agencies specified in the related agreement, none of the parties thereto is obligated to obtain, maintain or improve any rating assigned to the securities; or

    (5) to make any other provisions with respect to matters or questions arising under the related agreement, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the securityholders.

In most cases, each agreement may also be amended by the parties thereto and, if so specified in the related prospectus supplement, the provider of credit enhancement, if any, with the consent of at least 51% of the holders of securities of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment shall:

    (1) reduce in any manner the amount of, or delay the timing of, any distributions on any security, without the consent of the holder of such security as the case may be;

    (2) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in (1), without the consent of the holders of securities of such class evidencing, as to such class, Percentage Interests aggregating 66%; or

    (3) reduce the aforesaid percentage of securities the holders of which are required to consent to any such amendment, without the consent of the holders of all securities then outstanding, and no such amendment shall adversely affect the status of the trust as a REMIC if a REMIC election has been made with respect to that trust.

        In most cases each agreement may also be amended from time to time, without the consent of any securityholders, by the parties thereto to modify, eliminate or add to the provisions of the agreement to:

    (1) maintain the qualification of the related trust as a REMIC under the Code if a REMIC election has been made with respect to that trust or avoid, or minimize the risk of, the imposition of any tax on the trust under the Code that would be a claim against the trust assets, provided that an opinion of counsel is delivered to the trustee to the effect that such action is necessary or appropriate to maintain the qualification of the trust or avoid any such tax or minimize the risk of its imposition; or

    (2) prevent the trust from entering into any "prohibited transaction" as defined in Section 860F of the Code if a REMIC election has been made with respect to that trust, provided that an opinion of counsel is delivered to the trustee to the effect that such action is necessary or appropriate to prevent the trust from entering into the prohibited transaction.

    Each agreement may otherwise be subject to amendment without the consent of any securityholders and, under some circumstances, without the consent of the trustee, if and to the extent specified in the related prospectus supplement.

THE TRUSTEE OR INDENTURE TRUSTEE

    The trustee or indenture trustee, as applicable, with respect to a series will be identified in the applicable prospectus supplement. If so specified therein, the trustee or indenture trustee, as applicable, may resign at any time, in which event the seller or issuer, respectively, will be obligated to appoint a successor trustee or indenture trustee, as applicable. The seller or issuer, respectively, may also remove the trustee or indenture trustee, as applicable, if the trustee or indenture trustee, as applicable, ceases to be eligible to continue as trustee or indenture trustee, as applicable, under the related agreement or if the trustee or indenture trustee, as applicable, becomes insolvent. If the seller or issuer, respectively, removes the trustee or indenture trustee, as applicable, the seller or issuer, respectively, will also be obligated to appoint a successor trustee or indenture trustee, as applicable. Any resignation or removal of the trustee or indenture trustee, as applicable, and appointment of a successor trustee or indenture trustee, as applicable, will not become effective until acceptance of the appointment by the successor trustee or indenture trustee, as applicable.

    If so specified in the related prospectus supplement, the agreement for any series will require the trustee or indenture trustee, as applicable, to maintain, at its own expense, an office or agency in New York City where the securities for such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee or indenture trustee, as applicable, and the security registrar in respect of such securities pursuant to the related agreement may be served.

    If so specified in the related prospectus supplement, the trustee or indenture trustee, as applicable, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of the securities of any series with the same rights as it would have if it were not trustee or indenture trustee, as applicable.

    If so specified in the related prospectus supplement, the trustee or indenture trustee, as applicable, will act as paying agent, security registrar and authenticating agent for the related series of securities.

INDEMNIFICATION

    If so specified in the applicable prospectus supplement, each agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee or the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that such provision shall not protect the servicer or any of its directors, officers, employees or agents against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence. The servicer shall not be under any obligation to appear in, prosecute or defend any legal action which arises under any agreement, other than in connection with the enforcement of any contract in accordance with any agreement, and which in its opinion may involve it in any expenses or liability; provided, however, that the servicer may in its discretion undertake any other legal action which it may deem necessary or desirable in respect of any agreement and the rights and duties of the parties thereto. In the event the servicer decides to take any other legal action, the legal expenses and costs of such other legal action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the trust and the servicer shall be entitled to be reimbursed therefor from amounts collected on the contracts.


                        CREDIT AND LIQUIDITY ENHANCEMENT

    To the extent specified in the related prospectus supplement, a class of securities may be entitled to the benefit of one or more of the following forms of credit and liquidity enhancement:


SUBORDINATION

    The senior securities of any series may afford the holders thereof a right to receive distributions of principal or of interest or of both on each distribution date from amounts collected on the related contract pool that is prior to the right to receive distributions afforded by the subordinate securities of that series. If so specified in the related prospectus supplement, this prior right will result from one or both of the two features described in the next two succeeding paragraphs.

    The senior securities will entitle the related holders to receive on some or all distribution dates, prior to any distribution of principal or of interest or of both, as specified in the related prospectus supplement, being made to the holders of the subordinate securities on any related distribution date, a full distribution of principal or of interest or of both principal and interest, as specified in the related prospectus supplement, from amounts collected on the contracts during the related Collection Period(s). To the extent that contract collections during the related Collection Period(s) would, in the absence of liquidation losses or other circumstances adversely affecting contract collections, have been applied to make distributions to the holders of the subordinate securities, this feature will enhance the likelihood of timely receipt by the holders of the senior securities of full distributions of principal or of interest or of both in accordance with the applicable distribution formula.

    The distribution formula for the senior securities, other than interest-only securities, will entitle the holders thereof to receive, on some or all distribution dates, all or a disproportionate share of the Total Regular Principal Amount until the Security Balance of the senior securities has been reduced to zero. See "Description of Securities--Distributions on Securities--Distributions of Principal" above. This feature, in effect, will provide the holders of the senior securities, other than holders of interest-only securities, with a prior right to receive the principal collected on the contracts until the Security Balance of the senior securities has been reduced to zero. The degree of priority will depend on the share of the Total Regular Principal Amount to which the holders of the senior securities, other than holders of interest-only securities, are entitled on particular distribution dates. If the holders of the senior securities, other than holders of interest-only securities, are entitled to receive all of the Total Regular Principal Amount on each distribution date, to the extent of the contract collections available to make distributions of Regular Principal on the related distribution date, then the holders of the senior securities, other than holders of interest-only securities, will, in effect, have a right to receive all principal collected on the contracts that is absolutely prior to the right of the holders of the subordinate securities to receive any principal collected on the contracts. If, however, the holders of the senior securities, other than holders of interest-only securities, are entitled to receive only a disproportionate share of the Total Regular Principal Amount, or are entitled to receive all or a disproportionate share of the Total Regular Principal Amount only on certain distribution dates, then the prior right of the holders of the senior securities, other than holders of interest-only securities, to receive distributions of principal collected on the contracts will, to that extent, be limited. The prior right to receive distributions of principal collections described above will enhance the likelihood that the holders of the senior securities, other than holders of interest-only securities, will ultimately receive distributions of principal in an aggregate amount equal to the initial Security Balance of the senior securities. It will not, however, enhance the likelihood of timely receipt by the holders of the senior securities of full distributions of the amounts to which they would have been entitled in the absence of liquidation losses or other circumstances adversely affecting contract collections.

    If specified in the related prospectus supplement, the features described above may be characteristic of different classes within a multiple-class series. Thus, securities which constitute senior securities under the criteria described in the second preceding paragraph may constitute subordinate securities under the criteria described in the next preceding paragraph, and securities which constitute senior securities under the criteria described in the next preceding paragraph may constitute subordinate securities under the criteria described in the second preceding paragraph. In general, the splitting of the features described above among two separate classes of a multiple-class series will undercut the protection against loss afforded by each of such features. The particular effects of any splitting as described in the previous sentence will be discussed in the applicable prospectus supplement. The following discussion is based on the assumption that the features described above will not be characteristic of different classes within a multiple-class series.

    The degree of protection against loss provided to the holders of the senior securities at any time by either of the subordination features described above will be determined primarily by the degree to which the Pool Principal Balance exceeds the Security Balance of the senior securities. The senior securities are also given a degree of protection against loss, to a lesser extent, if the holders of the senior securities also have a prior right to receive interest, by the degree to which the interest payable on the contracts, net of the portions thereof used to pay the servicing fee of the servicer, if such servicing fee is payable prior to distributions of interest to the holders of the senior securities, and other expenses of the trust, exceeds the interest distributable to the holders of the senior securities. The relative levels of the Security Balance of the senior securities and the related Pool Principal Balance, and hence the degree of protection against loss afforded by the subordination features described above, may change over time depending on, among other things, the formula by which principal is distributed to the holders of the senior securities and the level of liquidation losses on the underlying contracts.

    Generally, if the holders of senior securities, other than holders of interest-only securities, receive a disproportionate share of the Total Regular Principal Amount on any distribution date, the effect will be to increase, as a relative matter, the degree by which the Pool Principal Balance exceeds the
Security Balance of the senior securities, thus increasing the degree of protection against loss afforded by the subordination of the subordinate securities. In addition, special principal distributions to the holders of the senior securities from sources other than principal collections on the underlying contracts generally will increase the degree of protection against loss above the protection that would have been provided if such distributions were not made, because the Security Balance of the senior securities will be reduced without a reduction in the Pool Principal Balance. On the other hand, if, due to liquidation losses or other circumstances adversely affecting contract collections, the holders of senior securities, other than holders of interest-only securities, receive less than their proportionate share of the Total Regular Principal Amount, the effect will be to decrease, as a relative matter, the degree to which the Pool Principal Balance exceeds the Security Balance of the senior securities, thus decreasing the degree of protection against loss afforded by the subordination of the subordinate securities. The effects of particular principal distribution formulae in this regard will be discussed in the applicable prospectus supplement. The description of any of the effects described in this paragraph in a particular prospectus supplement may relate the Security Balances of the senior securities to Pool Principal Balances which are estimated or adjusted as described therein.

    Where there is more than one class of subordinate securities, the rights of one or more classes of subordinate securities to receive distributions of principal, interest or principal and interest may be subordinated to the rights of one or more other classes of subordinate securities to receive distributions. Any class of subordinate securities that is entitled to receive distributions from contract pool collections prior to any other class of subordinate securities is a "mezzanine" class of subordinate securities. The subordination of any class of subordinate security to a mezzanine class of subordinate securities will enhance the likelihood of timely receipt by the holders of the mezzanine class of subordinate securities relative to any class of subordinate securities that is subordinate to the mezzanine class of subordinate securities. Subordinate securities, including any mezzanine classes of subordinate securities, may only be sold hereunder if rated in one of the four highest rating categories of a nationally recognized statistical rating organization. See "Rating" in this prospectus. The effect of any subordination on any classes of subordinate securities sold hereunder will be discussed in the applicable prospectus supplement.


RESERVE FUNDS

    The securities of one or more classes may be entitled to the benefit of one or more reserve funds which, to the extent specified in the related prospectus supplement, will cover shortfalls created when collections on the related contract pool that are available to make distributions to the holders of those securities are not sufficient to fund full distributions of principal, interest or principal and interest to those securityholders. Any reserve fund may be available to cover all or a portion of shortfalls and may be available to cover any shortfalls, no matter what the cause, or only shortfalls due to certain causes (e.g., liquidation losses only or delinquencies only), all as specified in the related prospectus supplement. In addition, to the extent specified in the related prospectus supplement, a reserve fund may be used to make distributions of interest or Regular Principal to the holders of a class of securities on particular distribution dates upon the occurrence of certain losses, delinquencies or other events, even if such securityholders would not have been entitled to any such distributions on the related distribution dates in the absence of losses, delinquencies or other events. A reserve fund may also be used to fund special principal distributions under the circumstances set forth in the related prospectus supplement. The related prospectus supplement will specify whether any Reserve Fund will be established as part of the trust or held outside of the trust by a collateral agent or similar third party, who may be the trustee acting in a different capacity, and will contain a description of any arrangement pursuant to which the reserve fund is held outside of the trust.

    The method of funding any reserve fund, and the required levels of funding, if any, as well as the circumstances under which amounts on deposit in any reserve fund may be distributed to persons other than securityholders, will be described in the applicable prospectus supplement. To the extent that a reserve fund may be funded in whole or in part from some or all of the interest collected on the contracts in excess of the interest needed to make distributions to the holders of one or more classes of securities, such reserve fund may be referred to in the applicable prospectus supplement as a "Spread Account."

CREDIT FACILITIES

    The securities of one or more classes may be entitled to the benefit of one or more credit facilities, including but not limited to letters of credit, swap agreements, interest rate caps, surety bonds or similar credit facilities. Each credit facility may be in an amount greater than, equal to or less than the Security Balance of the securities of each class entitled to the benefits thereof, and may be subject to reduction or be limited as to duration, all as described in the applicable prospectus supplement. To the extent specified in the related prospectus supplement, amounts realized under a credit facility supporting the securities of any class may be used for the same purposes as amounts on deposit in reserve funds. See "--Reserve Funds" above. A credit facility may be held by a trustee as part of the related trust or may be held by a collateral agent or other third party, who may be the trustee acting in a different capacity. The related prospectus supplement will contain a description of the material terms of any credit facility and any arrangement pursuant to which the credit facility is held outside of the trust. The related prospectus supplement will also contain certain information concerning the provider of the credit facility, which information will have been provided to the seller by the credit facility provider for use in the related prospectus supplement. GreenPoint Credit or an affiliate of GreenPoint Credit may be a credit facility provider.

    If specified in the applicable prospectus supplement, a credit facility, rather than supporting distributions of particular amounts to the holders of securities of particular classes, may, instead, support certain collections on the related contract pool. These collections may be of all or a portion of amounts due on contracts in liquidation, all or a portion of the scheduled monthly payments due on the contracts or of other amounts. The extent to which any such collections are supported by a credit facility which functions in this manner will be described in the applicable prospectus supplement.


LIQUIDITY FACILITIES

    The securities of one or more classes may be entitled to the benefit of one or more liquidity facilities, or security purchase agreements, pursuant to which the provider of such liquidity facility will provide funds to be used to purchase some or all of the securities entitled to the benefit of a liquidity facility on the repurchase dates applicable thereto. If so specified in the applicable prospectus supplement, a liquidity facility will be held outside of the trust by a third party, which may be the trustee acting in another capacity. The related prospectus supplement will contain a description of the material terms of any liquidity facility and any arrangement pursuant to which it is held outside of the trust, and will contain certain information concerning the provider of the liquidity facility, which information will have been provided to the seller by the liquidity facility provider for use in the related prospectus supplement. GreenPoint Credit or an affiliate of GreenPoint Credit may be a liquidity facility provider. If specified in the related prospectus supplement, a reserve fund or credit facility may also serve as a liquidity facility.


                         FEDERAL INCOME TAX CONSEQUENCES

    The following summary describes the material federal income tax consequences of the purchase, ownership and disposition of the securities of any series as of the date hereof. In connection with the issuance of each series, special counsel to GreenPoint Credit will render its opinion that this discussion of the federal income tax consequences, as supplemented by the discussion of federal income tax consequences in the related prospectus supplement accompanying that series, is accurate in all material respects. As more fully discussed below, special counsel to GreenPoint Credit is also of the opinion that:

    (A) for a series for which an election to be treated as a "real estate mortgage investment conduit," or REMIC will be made:

         (1) the REMIC Fund will qualify as a REMIC for federal income tax purposes;

         (2) the certificates of a series identified in the related prospectus supplement as "regular interests" in the REMIC ("Regular Certificates") will be so treated for federal income tax purposes and will be treated as debt instruments for purposes of chapter 1 of the Code (generally relating to the calculation of a certificateholder's federal income tax liability);

         (3) those certificates of a series identified in the related prospectus supplement as "residual interests" in the REMIC ("Residual Certificates") will be treated for federal income tax purposes as the sole class of "residual interests" in the REMIC;

         (4) the REMIC represented by the REMIC Fund will not be subject to federal income tax as a separate entity except for:

              (a) the tax on "prohibited transactions" imposed by Section 860F of the Code;

              (b)  the tax on  "contributions  after  startup  date"  imposed by
                   Section 860G(d) of the Code; and

              (c)  the tax on  "income  from  foreclosure  property"  imposed by
                   Section 860G(c) of the Code; and

         (5) those certificates, if any, identified as being comprised of a REMIC "regular interest" coupled with a swap or cap contract will be treated as representing ownership of a "regular interest" in a REMIC to the extent of the portion thereof identified as such in the related prospectus supplement;

    (B) for a series for which no election to be treated as a REMIC will be made and which is described as a "grantor trust" in the prospectus supplement, for federal income tax purposes, the trust will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation and the certificates will be treated as equity in that trust; or

    (C) for a series for which no election to be treated as a REMIC will be made and which is described in the prospectus supplement as an "owner trust:"

         (1)  for federal income tax purposes,  the trust will not be treated as
              an   association,   taxable   mortgage  pool  or  publicly  traded
              partnership taxable as a corporation; and

         (2)  the  offered   securities  of  that  series  will  be  treated  as
              indebtedness for federal income tax purposes.

    Except to the extent provided in a related prospectus supplement, special counsel to GreenPoint Credit will render no other opinions on federal income taxes to a trust with respect to the securities. Special counsel to GreenPoint Credit for each series will be Orrick, Herrington & Sutcliffe LLP, and a copy of the legal opinion of Orrick, Herrington & Sutcliffe LLP rendered in connection with any series of certificates will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K prior to the sale of the related series of securities. This discussion is directed primarily to securityholders that hold the securities as "capital assets" within the meaning of Section 1221 of the Code, although portions thereof also may apply to securityholders who do not hold securities as "capital assets," and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

    o is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

    o    is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the securities in a series. See "Other Tax Consequences" in this prospectus.

    The following discussion addresses securities of three general types:

    (1) "REMIC certificates," which are certificates representing interests in a REMIC Fund with respect to which an election to be treated as a REMIC under the REMIC Provisions will be made;

    (2) grantor  trust   certificates,   which  are  certificates   representing
        interests in a grantor trust as to which no such election will be made; and

    (3) owner trust certificates or notes which will be treated as indebtedness for federal income tax purposes and as to which no REMIC election will be made.

    The following discussion is based in part upon the rules governing original issue discount that are set forth in the OID Regulations, and in part upon the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, some series of securities.

    The following discussion is limited in applicability to certificates or notes. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

REMIC ELECTIONS

    Under the Code, an election may be made with respect to a REMIC Fund related to any series of certificates to treat the REMIC Fund as a REMIC, in which case the certificates of any class of a series will be either "regular interests" in the REMIC within the meaning of Section 860G(a)(1) of the Code or "residual interests" in the REMIC within the meaning of Section 860G(a)(2) of the Code. The prospectus supplement for each series of certificates will indicate whether the seller intends to cause an election to be made to treat the REMIC Fund as a REMIC, and if such an election is to be made, which certificates will be regular interests and which will be the residual interest in the REMIC. The discussion under the heading "--REMIC Certificates" discusses series with respect to which the seller will cause a REMIC election to be made and the discussion under the heading "--Non-REMIC Trusts" discusses series with respect to which the seller will not cause a REMIC election to be made.

REMIC CERTIFICATES

    GENERAL. The discussion in this section applies only to a series of certificates for which a REMIC election is to be made. Upon the issuance of each series of certificates for which a REMIC election is to be made, Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit will deliver its opinion that, with respect to each such series of certificates, under then existing law and assuming that a REMIC election is made in accordance with the requirements of the Code and compliance by the seller, the servicer and the trustee for such series with all of the provisions of the related pooling and servicing agreement, the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related REMIC Fund, and agreement or agreements with any underwriter, the REMIC Fund will be a REMIC, and the certificates of a series will be treated as either "regular interests" in the REMIC ("Regular Certificates") or "residual interests" in the REMIC ("Residual Certificates") .

    Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit, has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences--REMIC Certificates," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any REMIC Fund as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is urged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

    TAX STATUS OF REMIC CERTIFICATES. If so specified in the related prospectus supplement, the certificates of any series, in their entirety, will generally be considered:

    (1) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

    (2) assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") for a calendar quarter if at least 95% of the assets of the related REMIC Fund are qualifying assets during the related calendar quarter.

In the event the percentage of the REMIC Fund's assets which are qualifying assets falls below 95% for any calendar quarter, then a corresponding percentage of the certificates will be treated as qualifying assets for the related calendar quarter. Any amount includible in gross income with respect to the certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code.

    The assets of the REMIC Fund will include, in addition to the contracts, payments on the contracts held pending distribution, and may include, among other assets, one or more reserve funds. With respect to the treatment of contracts as qualifying assets:

    o the Treasury regulations under Section 856 of the Code define a "real estate asset" under Section 856(c)(4)(A) of the Code to include a loan secured by manufactured housing that qualifies as a single family residence under the Code; and

    o the Treasury regulations under Section 7701(a)(19)(C) of the Code provide that assets described in that section include loans secured by manufactured housing that qualifies as a single family residence under the Code.

The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under Section 856(c)(4)(A) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets." No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust" or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as "real estate assets" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts in the related contract pool may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. It is unclear whether other assets of the REMIC Fund would be treated as qualifying assets under the foregoing sections of the Code. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii).

    QUALIFICATION AS A REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. The following discussion assumes that such requirements will be satisfied by a REMIC Fund so long as any REMIC Certificates related to the REMIC Fund are outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the Startup Day and at all times thereafter. The term "qualified mortgage" means any obligation, including a participation or certificate of beneficial ownership in such obligation, which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a manufactured housing contract is principally secured by an interest in real property if the fair market value of the real property securing the contract is at least equal to either:

    o 80% of the issue price (generally, the principal balance) of the contract at the time it was originated; or

    o 80% of the adjusted issue price (the then outstanding principal balance, with certain adjustments) of the contract at the time it is contributed to a REMIC.

The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a manufactured housing contract is principally secured by an interest in real property if substantially all of the proceeds of the contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the contract, other than the personal liability of the obligor. The REMIC Regulations as well as a published notice issued by the IRS provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of
Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for qualifying a REMIC Fund as a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. GreenPoint Credit will represent and warrant that each of the manufactured homes securing the contracts conveyed by it to a REMIC Fund meets this definition of a "single family residence." A qualified mortgage also includes a "qualified replacement mortgage" that is used to replace any "qualified mortgage" within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

    "Permitted investments" consist of:

    (1)  temporary investments of cash received under qualified mortgages before
         distribution   to  holders  of  interests  in  the  REMIC   ("cash-flow
         investments");

    (2) amounts, such as a reserve fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"); and

    (3) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property").

A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless that sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that the property is not held for more than three years unless an extension of the holding period is obtained from the IRS.

    The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), do not hold the residual interest in the REMIC. Consequently, it is expected that in the case of any REMIC Fund for which a REMIC election is made, the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited, and the ability of a Residual Certificate to be transferred will be conditioned on the trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements be made to enable a REMIC to provide the IRS and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "Restrictions on Transfer of Residual Certificates" below.

    For certain series of certificates, two or more separate elections may be made to treat segregated portions of the assets of a single trust as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Orrick, Herrington & Sutcliffe LLP, special tax counsel to GreenPoint Credit, will have advised GreenPoint Credit, as described above, that at the initial issuance of the certificates of a series, each segregated portion qualifies as a REMIC for federal income tax purposes, and that the certificates in that series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Solely for the purpose of determining whether the Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or REITs as described above under "--Tax Status of REMIC Certificates," some or all of the REMICs in a multiple-tier REMIC structure may be treated as one. See the discussion below under "--Taxation of Regular Certificates."

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and interests in the REMIC may be treated as debt or equity interests therein. If the REMIC Fund were treated as a corporation, income of the REMIC Fund would be subject to corporate tax in the hands of the REMIC Fund, and, therefore, only a reduced amount might be available for distribution to certificateholders. The Code authorizes the Treasury Department to issue Treasury regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of a REMIC would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate income tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related REMIC Fund's status as a REMIC. It is not anticipated that the status of any REMIC Fund as a REMIC will be terminated.

TAXATION OF REGULAR CERTIFICATES

    General. The Regular Certificates in any series will constitute "regular interests" in the related REMIC. Accordingly, the Regular Certificates will be treated for purposes of calculating a certificateholder's federal income tax liability as debt instruments that are issued by the related REMIC Fund on the date of issuance of the Regular Certificates and not as ownership interests in the REMIC Fund or the REMIC Fund's assets. Interest, original issue discount, and market discount accrued on a Regular Certificate will be treated as ordinary income to the holder. Each holder must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such holder with the effect that an investor may be required to report income for federal income tax purposes despite not yet having received a cash distribution in respect of such income. Payments of interest on Regular Certificates may be based on a fixed rate or a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Certificate is outstanding. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero.

    ORIGINAL ISSUE DISCOUNT. Certain Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The servicer will report annually, or more often if required to the IRS and to certificateholders such information with respect to the original issue discount accruing on the related Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "--Reporting Requirements" below.

    Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and, to some extent, in the Treasury regulations issued thereunder. Code Section 1272(a)(6) provides special original issue discount rules applicable to Regular Certificates. Regulations have not yet been proposed or adopted under Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which section 1272(a)(6) applies such as Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

    Code Section 1272(a)(6) requires that a prepayment assumption be used in computing the accrual of original issue discount on Regular Certificates and for certain other federal income tax purposes. The prepayment assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Conference Committee Report to the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. If so specified in the applicable prospectus supplement, the servicer will use a percentage of the prepayment assumption specified in the applicable prospectus supplement in reporting original issue discount that is consistent with this standard. However, the servicer does not make any representation that the contracts will in fact prepay at a rate equal to that prepayment assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Regular Certificates. The prospectus supplement with respect to a series of certificates will disclose the prepayment assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

   The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." Except as discussed in the following two paragraphs, in general, the issue price of a particular class of Regular Certificates offered under this prospectus and the accompanying prospectus supplement will be the price at which a substantial amount of Regular Certificates of that class are first sold to the public, excluding bond houses and brokers.

   If a Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of the Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the closing date to the first distribution date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the Regular Certificate, and as excludible from income when received as a payment of interest on the first distribution date. The OID Regulations suggest that some or all of this pre-issuance accrued interest "may" be treated as a separate asset and hence not includible in a Regular Certificate's issue price or stated redemption price at maturity, whose cost is recovered entirely out of interest paid on the first distribution date. It is unclear how such treatment would be elected under the OID Regulations and whether an election could be made unilaterally by a certificateholder.

    The stated redemption price at maturity of a Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the certificate at either:

    o a single fixed rate that appropriately takes into account the length of the interval between payments; or

    o the current values of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate").

    A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both.

    Certain combinations of rates constitute a single qualified floating rate, including:

    o interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate; and

    o two or more qualified floating rates that can be expected to have appropriately the same values throughout the term of the certificate.

A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the closing date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction.

    An "objective rate" is a rate, other than a qualified floating rate, determined using a single formula fixed for the life of the certificate, which is based on objective financial information. For example, rates of the following types would generally be objective rates:

    (1) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate);

    (2) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency;

    (3) a yield based on changes in price of one or more items of "actively traded" personal property;

    (4) a combination of rates described in (1), (2) and (3); or

    (5) a rate designated by the IRS.

However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the certificate's term will differ significantly from the average value of that rate during the final half of its term or if the rate is based on financial information that is within the control of the issuer or a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25%.

    The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at:

    (1)  more than one qualified floating rates; or

    (2)  a single fixed rate; and

         (a)  one or more qualified floating rates; or

         (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate").

A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds, disregarding permissible rate caps, floors, governors and similar restrictions such as are described above. Under these rules, some of the payments of interest on a certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "--Taxation of Regular Certificates--Variable Rate Certificates" below. Regular Certificates offered hereby other than certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than "qualified stated interest," but if any Regular Certificates are so offered, appropriate disclosures will be made in the prospectus supplement. Some or all of the payments on Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such certificates.

    Under a DE MINIMIS rule in the Code, as interpreted in the OID Regulations, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average life of the Regular Certificate. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made, and whose denominator is the stated redemption price at maturity of the Regular Certificate. The IRS may be anticipated to take the position that this rule should be applied taking into account the prepayment assumption and the effect of any anticipated investment income. Under the OID Regulations, Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision would be treated as subject to the DE MINIMIS rule if the greater of the deferred or foregone interest or the other original issue discount is less than such DE MINIMIS amount.

    The OID Regulations generally would treat DE MINIMIS original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the stated principal amount of the Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--Taxation of Regular Certificates--Market Discount" and "--Premium" below.

    Each holder of a Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its Regular Certificate for each day during its taxable year on which it held the Regular Certificate. For this purpose, in the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is, if so specified in the applicable prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date on the Regular Certificate and begins on the first day following the immediately preceding accrual period (beginning on the closing date in the case of the first such period). For any accrual period such portion will equal the excess, if any, of:

    (1)  the sum of:

         (a) the present value of all of the distributions remaining to be made on the Regular Certificate, if any, as of the end of the accrual period; and

         (b) the distribution made on the Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity; over

    (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

    The present value of the remaining payments referred to in the preceding sentence will be calculated based on:

    (1) the yield to maturity of the Regular Certificate, calculated as of the settlement date, giving effect to the prepayment assumption;

    (2) events (including actual prepayments) that have occurred prior to the end of the accrual period; and

    (3)  the prepayment assumption.

    The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on the Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first distribution date on the Regular Certificate, notwithstanding that no distribution is scheduled to be made on such date, that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

    A subsequent purchaser of a Regular Certificate that purchases the Regular Certificate at a cost, not including payment for accrued qualified stated interest, less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds the Regular Certificate, the daily portions of original issue discount with respect to the Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price," by an amount equal to the product of:

    o    such daily portions; and

    o a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on the Regular Certificate for all days on or after the day of purchase.

The adjusted issue price of a Regular Certificate on any given day is equal to the sum of the adjusted issue price or, in the case of the first accrual period, the issue price, of the Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions previously made other than distributions of qualified stated interest.

    VARIABLE RATE CERTIFICATES. Purchasers of Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such certificates. In the absence of other authority, the servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to certificateholders. The effect of the application of such provisions generally will be to cause certificateholders holding certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of:

    o the qualified stated interest, accruing on the outstanding face amount of the Regular Certificate as the stated interest rate for that certificate varies from time to time; and

    o the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the Regular Certificate, having the same face amount and schedule of payments of principal as such certificate, subject to the same prepayment assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the certificate in the case of a certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date.

Certificateholders holding Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are:

    (1) for each qualified floating rate, the value of each such rate as of the closing date, with appropriate adjustment for any differences in intervals between interest adjustment dates;

    (2) for a qualified inverse floating rate, the value of the rate as of the closing date;

    (3) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the certificate; and

    (4) for an actual fixed rate, such hypothetical fixed rate as would result under (1) or (2) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate.

If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment to the certificateholder's taxable income for the taxable period or periods to which such difference relates, treated as an adjustment to interest or original issue discount, as applicable. Additionally, purchasers of such certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some Regular Certificates having variable rates. If such a certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to the provisions thereof applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate Regular Certificates are urged to consult their tax advisors concerning the tax treatment of such certificates.

    MARKET DISCOUNT. A certificateholder that purchases a Regular Certificate at a market discount, that is, at a purchase price less than the adjusted issue price, as defined under "--Taxation of Regular Certificates--Original Issue Discount" above, of the Regular Certificate generally will recognize market discount upon receipt of each distribution of principal. In particular, such a holder will generally be required to allocate each payment of principal on a Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on the Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to the Regular Certificate.

    A certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or the following years. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

    Under a statutory DE MINIMIS exception, market discount with respect to a Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar DE MINIMIS rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is DE MINIMIS. It appears that DE MINIMIS market discount on a Regular Certificate would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See
"--Taxation of Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount DE MINIMIS exception have not been issued in proposed or temporary form, and the precise treatment of DE MINIMIS market discount on obligations payable in more than one installment therefore remains uncertain.

    The Tax Reform Act of 1986 grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a DE MINIMIS amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report to the Tax Reform Act of 1986 will apply. Under those rules, the holder of a bond purchased with more than DE MINIMIS market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below.

    Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of:

    (1)  the total remaining market discount; multiplied by

    (2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

    Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of:

    (1)  the total remaining market discount; multiplied by

    (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

    Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or the following years, the interest deferral rule described above will not apply.

    PREMIUM.  A Regular  Certificate  purchased at a cost, not including payment for accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally, as discussed above. The Conference Committee Report to the Tax Reform Act of 1986 indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates.

    EFFECTS OF DEFAULTS OR DELINQUENCIES. Certain series of certificates may contain one or more classes of subordinate certificates. In the event there are defaults or delinquencies on contracts in the related REMIC Fund, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates of that series. Holders of subordinate certificates nevertheless will be required to report interest income with respect to such certificates, including original issue discount, as such income accrues without giving effect to delays or reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on such contracts, except to the extent that it can be established that the undistributed amounts are not collectible. As a result, the amount of income reported by a holder of a subordinate certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss or will be allowed to report a lesser amount of income to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults or delinquencies on the related contracts. However, the timing of such losses or reductions in income is uncertain, and in some circumstances losses could be capital losses that generally can be offset only with capital gains. Holders of subordinate certificates should consult their own tax advisors on these points.

    SALES OF CERTIFICATES. If a Regular Certificate is sold or exchanged, the seller will recognize gain or loss equal to the difference, if any, between the amount realized, net of accrued interest, and its adjusted basis in the Regular Certificate. A seller's adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount reported by such seller with respect to the Regular Certificate and reduced, but not below zero, by distributions received by such seller, other than payments of qualified stated interest, and by any amortized premium. Except as described above under "--Market Discount" and with respect to the next three paragraphs, any such gain or loss will be capital gain or loss provided the Regular Certificate is held as a capital asset.

    Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

    (1) the amount that would have been includible in the seller's gross income had income accrued at a rate equal to 110% of "the applicable Federal rate" under Section 1274(d) of the Code (generally, an average yield of United States Treasury obligations of different ranges of maturities published monthly by the IRS), determined as of the date of purchase of the Regular Certificate; over

    (2) the amount of income actually includible in the gross income of the seller with respect to the Regular Certificate.

    Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, and accordingly, gain or loss recognized from a sale of a Regular Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

    If GreenPoint Credit is determined to have intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

    PASS-THROUGH OF EXPENSES OTHER THAN INTEREST. If a REMIC Fund for which a REMIC election is made is considered a "single-class REMIC" (as defined below), a portion of such REMIC Fund's servicing, administrative and other non-interest expenses will be allocated as a separate item to those holders of Regular Certificates that are "pass-through interest holders" (as defined below). Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual would generally be allowed a deduction for such an expense item for regular tax purposes only as a miscellaneous itemized deduction subject to the limitation under Section 67 of the Code, and may not be allowed any deduction for such item for purposes of the alternative minimum tax. Section 67 of the Code allows deductions for miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2% of an individual's adjusted gross income. The Revenue Reconciliation Act of 1990 further limits the itemized deductions allowed to certain individuals. If so specified in the related prospectus supplement, the applicable pooling and servicing agreement will require each holder to give the REMIC Fund written notice immediately upon becoming a holder, if it is a pass-through interest holder, or is holding a Regular Certificate on behalf of a pass-through interest holder. The REMIC Fund will report to each holder that has given the REMIC Fund such notice (and others if it is required) and to the IRS, each such holder's allocable share, if any, of the REMIC Fund's noninterest expenses.

    Generally, a "single-class REMIC" is defined as:

    o a REMIC that would be treated as an investment trust under Treasury regulations but for its qualification as a REMIC; or

    o a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding the allocation requirement imposed under Section 67 of the Code.

The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include REITs. Such investors should consult their own tax advisors regarding consequences to them of the allocation of the REMIC Fund's non-interest expenses. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced.

    TAXATION OF CERTAIN FOREIGN INVESTORS. For purposes of this discussion, a "Foreign Holder" is a certificateholder who holds a Regular Certificate and who is not:

    (1)  a citizen or resident of the United States;

    (2) a corporation or partnership, other than any partnership that is treated as not a United States person under any applicable Treasury regulations, organized in or under the laws of the United States, a state thereof or the District of Columbia or an entity taxable as such for U. S. federal income tax purposes;

    (3) an estate, the income of which is included in gross income for United States tax purposes regardless of its source; or

    (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest or original issue discount, if any, on a Regular Certificate, subject to possible backup withholding of tax, discussed below, provided the Foreign Holder is not a controlled foreign corporation related to GreenPoint Credit and does not own actually or constructively 10% or more of the voting stock of GreenPoint Credit. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided either directly or through a clearing organization or financial institution. This exemption may not apply to a Foreign Holder that owns directly or indirectly both Regular Certificates and Residual Certificates. If for any reason the exemption does not apply, interest paid to Foreign Holders will be subject to United States withholding tax at the rate of 30% or, if applicable, a reduced rate provided in a tax treaty. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own advisors regarding the specific tax consequences of their owning a Regular Certificate.

    Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either:

    o the Foreign Holder is a non-resident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the United States by the individual or the individual has a "tax home" in the United States; or

    o the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

    A Regular Certificate will not be included in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of GreenPoint Credit. Regular certificateholders who are non-United States persons and persons related to such holders should not acquire any Residual Certificates, and holders of Residual Certificates and persons related to holders of Residual Certificates should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

    BACKUP WITHHOLDING. Under certain circumstances, a holder of a REMIC Certificate may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a holder of a REMIC Certificate who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the trustee. Backup withholding may apply, under certain circumstances, to a holder of a REMIC Certificate who is a foreign person if the holder of a REMIC Certificate fails to provide the trustee or the holder of a REMIC Certificate's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Each non-exempt certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Holders of REMIC Certificates should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a certificate.

    REQUIREMENTS. The servicer will report annually to the IRS, to holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, to other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

    NEW WITHHOLDING REGULATIONS. The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TREATMENT OF CERTIFICATES REPRESENTING A REMIC REGULAR INTEREST COUPLED WITH A SWAP OR CAP AGREEMENT

    Holders of Certificates that represent ownership of a REMIC regular interest coupled with a swap or cap agreement will be treated for federal income tax purposes as owning a REMIC regular interest and a swap or cap agreement. They will be required to allocate the purchase price for their certificates between the REMIC regular interest and the swap or cap agreement represented thereby according to their respective fair market values on the date of acquisition of the certificates for purposes of computing any market discount or premium, as well as gain or loss on disposition. In making reports to the IRS, the servicer will make such an allocation with respect to the original issuance of the certificates. Such allocation will bind any holder of such a certificate who does not properly report the use of a different allocation to the IRS for purposes of determining the issue price and amount of original issue discount for the portion of the certificate representing ownership of a REMIC regular interest. The portions of such certificates representing ownership of REMIC regular interests will be accorded the treatment described above in "--REMIC Certificates--General--TaX Status of REMIC Certificates" and "--REMIC Certificates--Taxation of REMIC Regular Certificates."

    Any portion of a purchaser's investment in a certificate treated by such purchaser as representing the right to payments from a swap or cap agreement would be treated as an interest in a notional principal agreement. Any portion of a certificate allocable to the right to payments from a swap or cap contract and any payments with respect thereto will not qualify for any of the treatments described above in "--REMIC Certificates--General--Tax Status of REMIC Certificates." Treasury regulations issued under Section 446 of the Code (the "Swap Regulations") specify rules for accounting for income from and recovery of the purchase price of such investments. Under the Swap Regulations, income in respect of the right to payments from a swap or cap agreement would be taken into account for the taxable period to which it related, which generally would approximate accrual basis accounting regardless of an investor's usual method of tax accounting. Such income would be ordinary income.

    The Swap Regulations further provide that an investor in a certificate would recover any purchase price allocable to the right to payments from a swap or cap agreement over the term of that right, generally by allocating it to each period in accordance with the prices of a series of cash-settled option agreements that reflected the specified index and notional amount (i.e., any excess of the applicable Security Rate over the weighted average net contract rate and the applicable Security Balance, respectively) expiring in each period. Under the Swap Regulations, straight-line or accelerated amortization generally would be impermissible. The Swap Regulations also permit a simplified alternative allocation methodology called the "level payment method," under which the purchase price allocable to the right to payments from a swap or cap contract would be allocated to each period on the basis of the principal portion of each of a series of equal payments having a discounted present value equal to such purchase price. There is no explicit authority with respect to the character of such amortization deductions, although they are generally regarded as ordinary items. Payments made by the trust on the swap agreement and allocable to investors that are individuals may be treated as investment expenses subject to the limitations on deductibility imposed by Section 67 of the Code and described in "Federal Income Tax Consequences--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest."

    Certificateholders should be aware that the effect of allocating a portion of their purchase price to the right to payments from a swap or cap contract would be to increase the amount of original issue discount. It is expected that an investor's amortization of any portion of its purchase price allocable to the right to payments from a swap or cap contract would offset such additional original issue discount, but the degree of offset in any given period would depend upon the applicable amortization methodology and upon the treatment of such amortization as an ordinary deduction, each as discussed above. Although dependent upon the applicable discount rate, the annual amount of offset should be relatively complete in the case of an investor amortizing purchase price allocable to the right to payments from a swap or cap agreement under the "level payment method" described above.

    On disposing of a certificate, a holder will recognize gain or loss separately with respect to the related regular interest and any right to payments from a swap or cap agreement. Gain or loss with respect to each asset will be the excess of the amount realized in respect of such asset over its adjusted basis; the amount realized will be allocated between the assets based on their relative fair market value as of the date of disposition. The holder's basis in its right to payments from a swap or cap agreement will be any initial purchase price allocable thereto as discussed above, reduced by amortization of such amount allowable through the date of disposition. Gain or loss with respect to each asset generally will be capital gain or loss, the term of which will be based on the period such holder held the certificate; gain or loss attributable to the right to payments from a swap or cap agreement may be ordinary if recognized by a bank, although the matter is uncertain.

    A purchaser of certificate who is not a United States person and is not subject to federal income tax apart from its ownership of a certificate should not be subject to United States federal income or withholding tax on payments attributable to the right to payments from a swap or cap agreement, if such purchaser complies with the identification requirements described in the prospectus. However, the inapplicability of federal income tax withholding to such payments is not completely clear, and prospective investors should consult their tax advisors. In the absence of contrary authority, income tax will not be withheld from amounts paid in respect of the right to payment from a swap or cap agreement. See "--Taxation of Regular Certificates --Taxation of Certain Foreign Investors" above.


TAXATION OF RESIDUAL CERTIFICATES

    The discussion under this heading applies only to a series of certificates with respect to which a REMIC election is made and to Residual Certificates. Such Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if they were treated for federal income tax purposes as direct ownership interests in the related REMIC Fund or as debt instruments issued by such REMIC Fund.

    Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to federal income tax. Rather, the taxable income of a REMIC is taken into account by the holders of REMIC residual interests.

    In general, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the "daily portion" of the taxable income of the REMIC Fund for each day during the taxable year on which such certificateholder held a Residual Certificate. The "daily portion" of the taxable income of the REMIC Fund is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC Fund for such quarter, and such certificateholder's share of the "daily portion" is based on the portion of outstanding Residual Certificates that such certificateholder owns on such day. REMIC taxable income will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitation on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the contracts, or as debt instruments issued by the REMIC. Under certain circumstances, a holder of a Residual Certificate may be required to recognize for a given period income substantially in excess of distributions made on the Residual Certificates.

    A subsequent holder of a Residual Certificate also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC Fund for each day that such certificateholder held such Residual Certificate. Those daily amounts generally would equal the amounts, described above, that would have been reported for the same days by a holder of a Residual Certificate that purchased such Residual Certificate at its original issuance (an "Original Holder") and held it continuously thereafter. As discussed below, the taxable income of the REMIC Fund will be calculated based in part on the initial tax basis to the REMIC Fund of its assets, which in turn equals the sum of the issue prices of the Residual Certificates and each class of Regular Certificates. The legislative history of the Tax Reform Act of 1986 indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent certificateholder that purchased such Residual Certificate at a price greater than or less than, respectively, the adjusted basis such Residual Certificate would have in the hands of an Original Holder. For the present, however, adjustments are apparently not permitted or required.

    A holder's adjusted basis in a Residual Certificate will equal the purchase price of such Residual Certificate, increased by the amount of the related REMIC Fund's taxable income that is allocated to the holder of such Residual Certificate, and decreased, but not below zero, by the amount of distributions received thereon by such holder and the REMIC Fund's net losses allocated to such holder. Payments on a Residual Certificate, whether at their scheduled times or as a result of prepayments, will generally not result in any taxable income or loss to the holder of a Residual Certificate. If the amount of such payment exceeds a holder's adjusted basis in its Residual Certificate, however, the holder will recognize gain, treated as gain from the sale or exchange of its Residual Certificate, to the extent of such excess. See "--Sale or Exchange" below.

    TAXABLE INCOME OF THE REMIC FUND. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

    (1) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply;

    (2)  all bad loans will be deductible as business bad debts; and

    (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

    In general, the REMIC Fund's taxable income will reflect a netting of:

    (1) the gross income produced by the assets of the REMIC Fund, including the stated interest and any original issue discount or market discount income on the contracts in the related contract pool, net of any amortized premium on such contracts, income from the investment or reinvestment of cash flows and, if applicable, reserve assets, and amortization of any issue premium with respect to the Regular Certificates; and

    (2) deductions, including stated interest and original issue discount expense on Regular Certificates that would be permitted if the Regular Certificates were indebtedness of the REMIC Fund, servicing fees, and other administrative expenses of the REMIC Fund, except as described below under "--Expenses Other Than Interest."

Any gain or loss realized by the REMIC Fund from the disposition of any asset is treated as gain or loss from the sale or exchange of property that is not a capital asset. If there is more than one class of Regular Certificates, deductions allowed to the REMIC Fund with respect to the Regular Certificates will generally be calculated separately with respect to each class based on the yield of that class.

    For purposes of determining its taxable income, the REMIC Fund will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates. The issue price of a certificate of a class, whether Regular Certificates or Residual Certificates, that is publicly offered will be the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the certificates of that class is sold, and if not publicly offered will be the price paid by the first buyer of a certificate of such class. If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interest cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the IRS is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, and unless the related prospectus supplement otherwise provides, it is not expected that any REMIC Fund as to which a REMIC election is made will treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

    If a REMIC Fund acquires a manufactured housing contract and the principal amount of such contract or revised issue price in the case of a contract issued with original issue discount exceeds the REMIC Fund's basis in such contract by more than a DE MINIMIS amount as described above in "--Taxation of Regular Certificates--Market Discount" above, such discount would generally be includible in the REMIC Fund's income as it accrues, in advance of receipt of the cash attributable to such income, under a constant yield method, similar to the method for accruing original issue discount on Regular Certificates described above in "--Taxation of Regular Certificates--Original Issue Discount" above. The REMIC Fund's deductions for original issue discount expense with respect to Regular Certificates also will be determined under those rules, except that the DE MINIMIS rule that may apply to holders of Regular
Certificates and the adjustments for holders of Regular Certificates that purchase their certificates at a price greater than the adjusted issue price described therein will not apply.

    If the REMIC Fund's basis in a contract exceeds the remaining stated redemption price at maturity of such a contract, the REMIC Fund will be considered to have acquired such contract at a premium equal to the amount of such excess. In the event that any contract in a contract pool is acquired by the related REMIC Fund at a premium, the REMIC Fund will be entitled to amortize such premium on a yield-to-maturity basis. Although the matter is not free from doubt, the REMIC Fund intends to make this calculation using a reasonable prepayment assumption.

    If a class of Regular Certificates is issued at a price in excess of the aggregate principal amount of such class (the excess, the "Issue Premium"), the portion of the Issue Premium that is considered to be amortized during a taxable year will be treated as ordinary income of the REMIC Fund for such taxable year. Although the matter is not entirely certain, it is likely that the Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Regular Certificates--Original Issue Discount."

    The taxable income recognized by a holder of a Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the contracts, on the one hand, and the timing of deductions for interest, including original issue discount, on the Regular Certificates, on the other hand. In the event that an interest in the contracts is acquired by a REMIC at a discount, and one or more of such contracts is prepaid, a holder of a Residual Certificate may recognize taxable income without being entitled to receive a corresponding cash distribution because:

    o the prepayment may be used in whole or in part to make distributions on Regular Certificates; and

    o the discount on the contracts which is included in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates.

    When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. The taxable income recognized by a holder of a Residual Certificate also may be greater in earlier years because the REMIC will use a constant yield in computing income from the contracts, while interest deductions with respect to Regular Certificates, expressed as a percentage of the outstanding principal amount of the Regular Certificates, may increase over time as earlier, lower-yielding classes or certificates are paid. The mismatching of income and deductions described in this paragraph, if present with respect to a series of Residual Certificates, could have a significant adverse effect upon the holder's after-tax rate of return. In addition, a holder of a Residual Certificate may need to have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below in "--Excess Inclusions."

    A holder of a Residual Certificate will not be permitted to amortize the cost of its Residual Certificate as an offset to its share of the taxable income of the REMIC Fund. However, that taxable income will not include cash received by the REMIC Fund that represents a recovery of the REMIC Fund's basis in its assets, which will include the issue price of the Residual Certificates as well as the issue price of Regular Certificates. Such recovery of basis by the REMIC Fund will have the effect of amortization of the issue price of the Residual Certificates over the life of the REMIC Fund's assets. However, in view of the possible acceleration of the income of holders of Residual Certificates described above, the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

    The method of taxation of Residual Certificates described above can produce a significantly lower after-tax yield for a Residual Certificate than would be the case if:

    o    Residual   Certificates  were  taxable  in  the  same  manner  as  debt instruments issued by the REMIC Fund; or

    o no portion of the taxable income on the Residual Certificates in each period were treated as "excess inclusions" (as defined below).

In certain periods, taxable income and the resulting tax liability on a Residual Certificate are likely to exceed payments received thereon. In addition, a substantial tax may be imposed on certain transferors of the Residual Certificates and certain beneficial owners of the Residual Certificates that are "pass-through" entities. Investors should consult their tax advisors before purchasing a Residual Certificate.

    NET LOSSES OF THE REMIC FUND. The REMIC Fund will have a net loss for a calendar quarter if its deductions for that calendar quarter exceed its gross income for that calendar quarter. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate at the end of the calendar quarter in which such loss arises or the time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for such quarter. Any net loss that is not currently deductible by reason of this limitation may be carried forward indefinitely, but may be used only to offset taxable income of the same REMIC Fund subsequently allocated to such certificateholder. The ability of holders of Residual Certificate that are individuals or closely-held corporations to deduct net losses may be subject to additional limitations under the Code.

    EXPENSES OTHER THAN INTEREST. Except in the limited circumstance when the REMIC Fund is considered a "single-class REMIC" as defined above in "--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest," the REMIC Fund's servicing, administrative and other noninterest expenses will be allocated entirely to the holders of Residual Certificates. In the case where the REMIC Fund is considered a single-class REMIC, such expenses will be allocated proportionately among Regular and holders of Residual Certificates. See "--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest" above. In either case, such expenses will be allocated as a separate item to those holders that are "pass-through interest holders" as defined above in "--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest." Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and treat the same amount as an item of investment expense. Limitations on the deductibility of such expenses are described above in "--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest." The related pooling and servicing agreement will require each holder to give the REMIC Fund written notice upon becoming a holder if it is a pass-through interest holder, or is holding a Residual Certificate on behalf of a pass-through interest holder. The REMIC Fund will report quarterly to each holder of a Residual Certificate during any calendar quarter that has given the REMIC Fund such notice and others if it is required and to the IRS annually such holder's allocable share, if any, of the REMIC Fund's non-interest expenses. Such investors should consult their tax advisors in determining the consequences to them of the allocation of the REMIC Fund's non-interest expenses.

    PROHIBITED TRANSACTIONS; SPECIAL TAXES. Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of Residual Certificates, but rather will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include:

    (1)  the disposition of qualified mortgages other than pursuant to a:

         (a) substitution for a defective mortgage within two years or for any qualified mortgage within three months of the specified Startup Date;

         (b)  repurchase of a defective mortgage;

         (c)  foreclosure, default, or imminent default of a qualified mortgage;

         (d)  bankruptcy or insolvency of the REMIC; or

         (e)  a qualified (complete) liquidation of the REMIC;

    (2) the receipt of income from assets that are not the type of mortgage loans or investments that the REMIC is permitted to hold;

    (3)  the receipt of compensation for services; or

    (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified (complete) liquidation of the REMIC.

The REMIC Fund will be subject to a tax equal to 100% of the amount of any contributions of property made to the REMIC Fund after the Startup Day, except for certain cash contributions specified in Section 860G(d) of the Code. An additional tax may be imposed on the REMIC Fund, at the highest marginal federal corporate income tax rate, on certain net income from foreclosure property.

    It is anticipated that the REMIC Fund will not engage in any prohibited transactions in which it would recognize a material amount of net income or receive substantial contributions of property after the Startup Date.

However, if the REMIC Fund is subject to the tax on prohibited transactions or contributions, such tax would generally be borne by the holders of Residual Certificates. It is not possible to predict the amount, if any, of net income from foreclosure property that might be received by a REMIC Fund, because such amount will depend on the particular delinquency and foreclosure experience of such REMIC Fund. Accordingly, no assurance can be given that the amount of tax on such income will not be material.

    EXCESS INCLUSIONS. A portion of the income of the REMIC Fund allocable to a Holder of a Residual Certificate referred to in the Code as an "excess inclusion" (as defined below) will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

    (1) may not be offset by any unrelated losses or net operating loss carryovers of a Holder of a Residual Certificate;

    (2) will be treated as "unrelated business taxable income" within the meaning of Section 512 of the Code if the Holder of a Residual Certificate is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income; and

    (3) is not eligible for any reduction in the rate of withholding tax in the case of a Holder of a Residual Certificate that is a foreign investor, as further discussed in "--Foreign Investors" below.

In addition, if a REIT, regulated investment company, or certain pass-through entities own a Residual Certificate, a portion of dividends paid by such entities would be treated as excess inclusions in the hands of its shareholders with the same consequences as excess inclusions attributed directly to a Holder of a Residual Certificate.

    Except as discussed in the following paragraph, with respect to any Holder of a Residual Certificate, the excess inclusion for any calendar quarter will equal the excess, if any, of:

    (1) the amount of the REMIC Fund's taxable income for the calendar quarter allocable to the Holder of a Residual Certificate; over

    (2) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the certificateholder held such Residual Certificate.

For  this  purpose,  daily  accruals  with  respect  to a Holder  of a  Residual
Certificate will be calculated by allocating to each day in such calendar quarter its ratable portion of the product of:

    (1)  the  "adjusted   issue  price"  (as  defined  below)  of  the  Residual
         Certificate at the beginning of such calendar quarter; and

    (2) 120% of the "long-term Federal rate" (as defined below), calculated on the issue date of the Residual Certificate as if it were a debt instrument and based on quarterly compounding.

For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter will equal its issue price, increased by the aggregate of the daily accruals for all prior calendar quarters and the amount of any contributions made to the REMIC Fund with respect to the Residual Certificates after the Startup Date, and decreased, but not below zero, by the aggregate amount of distributions made with respect to the Residual Certificate before the beginning of such calendar quarter. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. As an exception to the general rule described above, the Treasury has authority to issue regulations that would treat 100% of the income accruing on a Residual Certificate as an excess inclusion, if the Residual Certificates, in the aggregate, are considered not to have "significant value." The REMIC Regulations, however, do not contain such a rule.

    The Small Business Act has eliminated a special rule that formerly permitted certain financial institutions utilizing the reserve method of accounting for bad debts pursuant to Section 593 of the Code to use net operating losses and other allowable deductions to offset their excess inclusions from certain REMIC residual certificates. In addition, the Small Business Act provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a holder of a REMIC residual certificate. First, alternative minimum taxable income for such a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

    EFFECT OF DEFAULTS AND DELINQUENCIES. The Residual Certificates of a multiple-class series may be subordinate to one or more classes of Regular Certificates, for purposes of this paragraph, "senior certificates," and, in the event there are defaults or delinquencies on the contracts in the related contract pool, amounts that would otherwise be distributed on the Residual Certificates may instead be distributed on the senior certificates. However, the REMIC Fund will generally be required to report income in respect of contracts and deductions with respect to the Regular Certificates without giving effect to default and delinquencies, except to the extent it can be established that amounts due on the contracts are uncollectable. To the extent the income on a delinquent or defaulted contract is greater than the deduction allowed in respect of interest on the Regular Certificate that relates to such contract, the REMIC Fund may recognize net income without making corresponding distributions of cash on the Residual Certificates, and holders of Residual Certificates will be required to report their pro rata share of the net income of the REMIC Fund without regard to the timing and amount of cash distributed on such Residual Certificates.

    TAX ON TRANSFERS OF RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. An entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Restrictions on the transfer of the Residual Certificates that are intended to meet this requirement will be included in the related pooling and servicing agreement and are discussed more fully in "--Restrictions on Transfer of REMIC Residual Certificates" below. If, notwithstanding those restrictions, a Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

    (1) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

    (2)  the  highest   marginal   federal   income  tax  rate   applicable   to
         corporations.

    Under the REMIC Regulations, the anticipated excess inclusions must be determined based on:

    (1)  events that have occurred up to the time of the transfer; and

    (2) the projected payments based on the related mortgage prepayment assumption.

The REMIC Regulations also provide that the present value of the anticipated excess inclusions is determined by discounting the anticipated excess inclusions as of the date of the transfer using the applicable Federal rate under Section 1274(d)(1) of the Code for the month of the transfer that would apply to a hypothetical obligation with a term beginning on the date of the transfer and ending on the date the life of the REMIC is anticipated to expire as determined under rules described above in "--Excess Inclusions." Such a tax would generally be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate, or an agent for a disqualified organization, would in no event be liable for such tax with respect to a transfer if the transferee furnishes to such transferor (or such agent) an affidavit that the transferee is not a disqualified organization, and as of the time of the transfer the transferor or the agent does not have actual knowledge that such affidavit is false.

    In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of:

    (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization; and

    (2)  the highest marginal federal income tax rate imposed on corporations.

However, a pass-through entity will in no event be liable for such tax with respect to a record holder if the record holder furnishes the pass-through entity with an affidavit that the record holder is not a disqualified organization, and, as of the time the record holder becomes such a holder, the pass-through entity does not have actual knowledge that such affidavit is false.

    For these purposes, the term "disqualified organization" means:

    (1)  the United  States,  any State or political  subdivision  thereof,  any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by an such governmental unit);

    (2) an organization (other than a cooperative described in Section 521 of the Code) which is exempt from federal income tax (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on excess inclusions; or

    (3)  any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, the term "pass-through entity" means any regulated investment company, REIT, common trust, partnership, trust, estate and certain other entities described in Section 860E(e)(6) of the Code. Except as may be provided in Treasury regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

    SALE OR EXCHANGE. If a Residual Certificate is sold or exchanged, the seller will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Residual Certificate at the time of that sale or exchange, except that the recognition of a loss may be limited under the "wash sale" rules described below. In general, any such gain or loss will be capital gain or loss, provided the Residual Certificate is held as a capital asset as defined in Section 1221 of the Code. However, a Residual Certificate will be an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

    Section 860F(d) of the Code and the Conference Committee Report to the Tax Reform Act of 1986 indicate that, except as provided in Treasury regulations, the wash sale rules of Section 1091 of the Code will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires, or enters into any other transaction that results in the application of Section 1091 of the Code, any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

    NONECONOMIC RESIDUAL INTERESTS. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a residual holder (other than a Foreign Holder, as discussed below) is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of transfer:

    (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

    (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor at the time of the transfer either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

    (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and

    (2) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (2) of the preceding sentence as part of the affidavit described below under "--Restrictions on Transfer of REMIC Residual Certificates."

    TERMINATION. The REMIC Fund related to a series of certificates will terminate shortly following the retirement of certificates in that series. If a holder of a Residual Certificate's adjusted basis in its Residual Certificate exceeds the amount of cash distributed to such certificateholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the certificateholder is entitled to a loss equal to the amount of such excess.

    FOREIGN INVESTORS. Unless otherwise provided in the applicable prospectus supplement, no record or beneficial ownership interest in a Residual Certificate may be transferred to a Foreign Holder. See "--Restrictions on Transfer of REMIC Residual Certificates" below. With respect to permitted transfers to Foreign Holders, any such certificateholders should assume that payments made on the Residual Certificates they hold will be subject to a 30% withholding tax, or such a lesser rate as may be provided under any applicable tax treaty, except that the rate of withholding on any payments made on Residual Certificates that are excess inclusions will not be eligible for reduction under any applicable tax treaties. See "--Excess Inclusions" above. Under the REMIC Regulations, a transfer of a residual interest that has tax avoidance potential is disregarded for all federal income tax purposes if the transferee is a Foreign Holder. The REMIC Regulations state that a residual interest has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. See "--Tax on Transfers of Residual Certificates to Certain Organizations" above for rules regarding the determination of anticipated excess inclusions. The above rules do not apply to transfers of Residual Certificates if the transferee's income from the Residual Certificate would be effectively connected with a United States trade or business of the transferee. The REMIC Regulations also provide that a transfer of a Residual Certificate from a Foreign Holder to a United States person or to a Foreign Holder in whose hands the income from the Residual Certificate would be effectively connected with a United States trade or business of the transferee will be disregarded if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

    MARK-TO-MARKET   RULES.   Treasury  regulations  provided  that  a  Residual
Certificate acquired after January 3, 1995 will not be treated as a security and therefore generally cannot be marked to market.

    ADDITIONAL TAXABLE INCOME OF RESIDUAL INTERESTS. Any payment received by a holder of a Residual Certificate in connection with the acquisition of such Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

    OTHER MATTERS RELATING TO REMIC CERTIFICATES; ADMINISTRATIVE MATTERS. Solely for the purposes of the administrative provisions of the Code, each REMIC Fund for which a REMIC election is made will be treated as partnership, and the holders of Residual Certificates will be treated as the partners thereof. The REMIC Fund must maintain its books on a calendar year basis and must file federal information returns in a manner similar to a partnership for federal income tax purposes. Certain information on such returns will be furnished to each holder of a Residual Certificate. The REMIC Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including rules for determining any adjustments to among other things, items of REMIC income, gain, loss, deduction or credit by the IRS in a unified administrative proceeding. The holders of Residual Certificates will generally be entitled to participate in audits of the REMIC Fund by the IRS to the same extent as general partners in an audit of a partnership. Holders of Regular Certificates will not be entitled to participate in any such audits.

    Each Holder of Residual Certificates is required to treat items on its return consistently with their treatment on the REMIC Fund's return, unless the certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Fund. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Fund level. The REMIC Fund does not intend to register as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that the REMIC Fund will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person will be required to furnish the REMIC Fund, in a manner provided in Treasury regulations, with the name and address of such person, and other information.

    Each  holder  of  a  Residual   Certificate,   by  purchasing  its  Residual
Certificate:

    (1)  shall be deemed to consent to the appointment of the servicer as:

         (a)  the  "tax   matters   person"   (within  the  meaning  of  Section
              1.860F-4(d) of the REMIC Regulations) for the REMIC Fund; and

         (b) attorney-in-fact and agent for any person that is the tax matters person if the servicer is unable to serve as the tax matters person; and

    (2)  agrees to execute any documents required to give effect to (1) above.


NON-REMIC TRUSTS

    The discussion under this heading applies only to a series with respect to which a REMIC election is not made. A non-REMIC trust will be described in the related prospectus supplement as any of a grantor trust, an indenture trust or an owner trust.

    CHARACTERIZATION OF THE TRUST. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit, will deliver its opinion that, with respect to each such series of certificates, under then existing law and assuming compliance by the seller, the servicer and the trustee of a series with all of the provisions of the related agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust, the agreement or agreements with any underwriter, for federal income tax purposes, the trust will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation and the certificates will be treated as equity in such trust. Accordingly, each certificateholder in a grantor trust will be treated for federal income tax purposes as the owner of an undivided interest in the contracts and other assets included in the trust. As further described below, each holder of a grantor trust certificate must therefore report on its federal income tax return the gross income from the portion of the contracts that is allocable to such grantor trust certificate and may deduct its share of the expenses paid by the trust that are allocable to such grantor trust certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the contracts and received directly its share of the payments on the contracts and paid directly its share of the expenses paid by the trust when those amounts are received and paid by the trust. A grantor trust certificateholder who is an individual will be allowed deductions for such expenses only to the extent that the sum of those expenses and certain other of the grantor trust
certificateholder's   miscellaneous  itemized  deductions  exceeds  2%  of  such individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted  gross  income  exceeds  certain  thresholds  will  be  reduced.  Other potential limitations on deductibility are described above in "--REMIC Certificates--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest." It appears that expenses paid by the related trust, and the gross income used to pay such expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of such items has not been the subject of a controlling court decision, regulation or IRS ruling, no definitive advice concerning the allocation of such items can be given.

    Under current IRS interpretations of applicable Treasury regulations, GreenPoint Credit would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, GreenPoint Credit expects to offer subordinated grantor trust certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to such class when and if losses are realized.

    To the extent that any of the contracts comprising a contract pool were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such contracts prior to receipt of cash related to such discount. See the discussion above under "--REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the contracts comprising a contract pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "--REMIC Certificates--Taxation of Regular Certificates--Market Discount" and "--REMIC Certificates--Taxation of RegulAr Certificates--Premium."

    TAX STATUS OF GRANTOR TRUST CERTIFICATES. In general, grantor trust certificates, other than "Premium Grantor Trust Certificates" (as defined below) will be:

    o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

    o assets described in Section 7701(a)(19)(C) of the Code to the extent the related trust's assets qualify under those Sections of the Code.

Any amount includible in gross income with respect to grantor trust certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the extent the income on the related trust's assets qualifies under that Code Section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under
Section 856(c)(4)(A) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets." No assurance can be given that the manufactured homes will be so treated. A REIT will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts in the related contract pool may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on the contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to such grantor trust certificates (both types of non- REMIC certificates, "Premium Grantor Trust Certificates") should qualify under the foregoing sections of the Code to the same extent as other Certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the certificates under such provisions.


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


    TAXATION OF GRANTOR TRUST CERTIFICATES UNDER STRIPPED BOND RULES. Certain classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a contract from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

    (1)  if any servicing compensation is deemed to exceed a reasonable amount;

    (2) if GreenPoint Credit or any other party retains a retained yield with respect to the contracts comprising a contract pool;

    (3) if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the contracts; or

    (4) if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

Unless the prospectus supplement indicates otherwise, the grantor trust certificates will be subject to the "stripped bond" rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust will take the position that they apply. There is some uncertainty as to how that section will be applied to securities such as the grantor trust certificates. Investors should consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

    Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in such month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of such income reported in any month would equal the product of such holder's adjusted basis in such grantor trust certificate at the beginning of such month see "--Sales of Certificates" below and the yield of such grantor trust certificate to such holder. Such yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the contracts that is allocable to such grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

    With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described above under "--REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount." Regulations could be adopted applying these rules to the grantor trust certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to such instruments particularly where such instruments are subject to the Stripped Bond Rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when such loss would be allowed.

    In the case of a grantor trust certificate acquired at a price equal to the principal amount of the contracts allocable to such grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than such principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.


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


    If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the contracts, that is, without using a reasonable prepayment assumption, and such grantor trust certificate was acquired at a discount or premium, then such holder generally will recognize a net amount of ordinary income or loss if a contract prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the contract that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see "--Sales of Certificates" below, that is allocable to the contract. In general, basis would be allocated among the contracts in proportion to their respective principal balances determined immediately before such prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the contracts.

    Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

    o    a   representative   initial   offering  price  of  the  grantor  trust
         certificates to the public; and

    o a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

Such yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of such holder. No representation is made that the contracts will in fact prepay at the assumed prepayment rate or at any other rate.

    SALES OF CERTIFICATES. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the contracts represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

    FOREIGN INVESTORS. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is a Foreign Holder as defined above in "--REMIC Certificates--Taxation of Regular
Certificates--Taxation of Certain Foreign Investors" will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the contracts were originated after July 18, 1984 and provided that such grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that such grantor trust certificateholder is not a United States person and providing the name and address of such grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a Foreign Holder and the treatment of a sale or exchange of a grantor trust certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "--REMIC Certificates--Taxation of Regular Certificates--Taxation of Certain ForeigN Investors" and "--New Withholding Regulations."

OWNER TRUST CERTIFICATES OR NOTES

    Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as an owner trust or an indenture trust, Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit, will deliver its opinion that with respect to each such series of certificates or notes, under then existing law and assuming compliance by the seller, the servicer and the trustee of a series with all of the provisions of the related pooling and servicing agreement or indenture, as applicable, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust, and the agreement or agreements with any underwriter, for federal income tax purposes:

    o the trust will not be classified as a corporation or publicly traded partnership; and

    o the owner trust certificates or notes offered by the prospectus will be treated as indebtedness.


TREATMENT OF THE OWNER TRUST CERTIFICATES OR NOTES AS DEBT

    The Transferor will express in the related agreement the intent that for federal, state and local income and franchise tax purposes, the owner trust certificates or notes will be debt secured by the contracts. The Transferor, by entering into the Agreement, and each investor, by the acceptance of a beneficial interest in a certificate or note, will agree to treat the owner trust certificates or notes as debt for federal, state and local income and franchise tax purposes. However, the agreement may be ambiguous in characterizing the transfer of contracts, and because different criteria are used in determining the non-tax accounting treatment of the transaction, the transferor may treat the agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the contracts and not as creating a debt obligation.

    A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the IRS to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

    The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished and the transferee has obtained substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the transferee had the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on its analysis of such factors, special counsel to GreenPoint Credit is of the opinion that, under current law, although no transaction closely comparable to the ones contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the owner trust certificates or notes will not constitute an ownership interest in the contracts but will properly be characterized as debt.


TREATMENT OF THE OWNER TRUST OR INDENTURE TRUST

        The related agreement permits the issuance of owner trust certificates or notes and certain other interests in the related trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the owner trust certificates or notes and other interests, other than the transferor certificate, in the trust were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the contracts and issued directly by the transferor or other holder of the transferor certificate. Under such a view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of those interests were characterized as equity interests in the trust, the trust might be characterized as a separate entity owning the contracts, issuing its own debt, and jointly owned by the transferor or other holder of the transferor certificate and any other holders of equity interests in the trust. However, special counsel to GreenPoint Credit is of the opinion that, under current law, any entity constituted by the trust will not be an association, taxable mortgage pool or publicly traded partnership taxable as a corporation.

    POSSIBLE TREATMENT OF THE TRUST AS A TAXABLE MORTGAGE POOL. Although, as described above, special counsel to GreenPoint Credit is of the opinion that the certificates or notes will properly be treated as debt for federal income tax purposes and that the trust will not be treated as a taxable mortgage pool taxable as a corporation, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that the trust were a taxable mortgage pool taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related mortgage loans. That tax could result in reduced distributions to the holders of the certificates. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related beneficial owners of the certificates were treated as payments of interest thereon. In addition, distributions to beneficial owners of the certificates not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation and beneficial owners of the certificates or notes may not be entitled to any dividends received deduction in respect of such income.


TREATMENT OF THE OWNER TRUST CERTIFICATES OR NOTES

    TREATMENT OF THE OWNER TRUST CERTIFICATES OR NOTES AS INDEBTEDNESS. If the owner trust certificates or notes are treated as indebtedness for federal income tax purposes, the taxation of holders of such interests generally will be the same as that described, above, for holders of REMIC Regular Interests with the following exceptions: Holders not otherwise required to use the accrual method of accounting for tax purposes would not be required to adopt that method of accounting for the owner trust certificates or notes. The treatment described under "--REMIC Certificates--General--Tax Status of REMIC Certificates" would not apply. Gain on the sale of owner trust certificates or notes would not be subject to re-characterization as ordinary income solely as a result of failure of income otherwise accrued on such owner trust certificates or notes to have accrued at a rate exceeding 110% of the "applicable federal rate" as described for REMIC Regular Interests in the second paragraph of "--REMIC
Certificates--Taxation of Regular Certificates--Sales oF Certificates." The discussion under "--REMIC Certificates--Taxation of Regular Certificates--Pass-Through oF Expenses Other Than Interest" would not apply. See "--REMIC Certificates--Taxation of REMIC Regular Certificates" above.

    POSSIBLE TREATMENT OF THE OWNER TRUST CERTIFICATES OR NOTES AS PARTNERSHIP INTERESTS. Although, as described above, special counsel to GreenPoint Credit is of the opinion that the owner trust certificates or notes will properly be treated as debt for federal income tax purposes, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the owner trust certificates or notes were equity in the trust for federal income tax purposes, the owner trust certificates or notes could be classified as partnership interests for such purposes. Because special counsel to GreenPoint Credit is of the opinion that the owner trust certificates or notes will be characterized as debt for federal income tax purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

    If the trust were treated as a partnership, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated computing taxable income of the transferor or the holder of the transferor certificate and any certificate or note owners treated as partners in accordance with their respective partnership interests therein. The amounts, character and timing of income reportable by any certificate or note owners treated as partners would likely differ from that reportable by such certificates or note owners had they been treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership, income derived from the partnership by any certificates or note owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Also, any certificate or note owner that is a non-United States person could be subject to withholding at the rate of 30% on its share of the partnership's income from the contracts. Partnership characterization also may have adverse state and local income or franchise tax consequences for a certificate or note owner. If the trust were treated in whole or in part as a partnership and the number of holders of interest in the publicly offered owner trust certificates or notes and other interests in the trust treated as partners equaled or exceeded 100, the transferor may cause the trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

OTHER TAX CONSEQUENCES

    No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of securities in any state or locality. Securityholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of securities.


RESTRICTIONS ON TRANSFER OF REMIC RESIDUAL CERTIFICATES

    As discussed in "Federal Income Tax Consequences--Taxation of Residual Certificates--Tax on Transfers of Residual Certificates to Certain Organizations," in order for a trust to qualify as a REMIC, there must be reasonable arrangements designed to ensure that the related Residual Certificates are not held by disqualified organizations. Further, transfers to "electing large partnerships" within the meaning of Section 775 of the Code or persons that are not United States persons raise special tax issues. Accordingly, unless the related prospectus supplement provides otherwise, no record or beneficial ownership interest in a Residual Certificate that is sold under this prospectus may be transferred unless, among other things, the trustee receives:

    (1) an affidavit from the proposed transferee to the effect that it is not a "disqualified organization" or electing large partnership and is not purchasing on behalf of a disqualified organization or electing large partnership, see "Federal Income Tax Consequences--Taxation of Residual Certificates--Tax on Transfers of Residual Certificates to Certain Organizations;"

    (2) a representation from the proposed transferee to the effect that it is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; and

    (3) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to such Residual Certificate.


TAX-EXEMPT INVESTORS

    A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of
Section 512 of the Code. All "excess inclusions" of a "REMIC" allocated to a "Residual Certificate" held by a Tax-Exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Certificates as REMIC Residual Interests--Excess Inclusions."


                                LEGAL INVESTMENT

    The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline.


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


    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U. S.
C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUAs regulation "Investment and Deposit Activities" (12 C. F. R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

    All depository institutions considering an investment in the securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security," should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the securities Activities, to the extent adopted by their respective regulators, (the "Policy Statement"). The Policy Statement sets forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for, and restrictions on, investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase, and at stated intervals thereafter, whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase or retention of such a product would be consistent with the Policy Statement.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.


                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on employee benefit and other plans subject to ERISA and/or Section 4975 of the Code ("Plans") and on persons having certain specified relationships to a Plan ("Parties in Interest") with respect to such Plans, including, for this purpose, individual retirement arrangements described in Section 408 of the Code. Certain employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the requirements of ERISA, and assets of such plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

    Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in securities should consider, among other factors, the sensitivity of the investments to the rate of principal payments, including prepayments, on the contracts as discussed in "Prepayment and Yield Considerations" in this prospectus.

    The United States Department of Labor, or the DOL, has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under the DOL regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. A beneficial interest in a trust is defined as an "equity" interest under the DOL regulations. However, the DOL regulations


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


provide that, generally, the assets of an entity in which a Plan makes an equity investment will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly offered security. A publicly offered security, as defined in DOL Reg. Section 2510.3-101 is a security that is widely held, freely transferable and either registered under the Exchange Act or sold to the Plan as part of a public offering under the Securities Act of 1933, as amended, that then becomes so registered. There can be no assurance that any class of security will qualify for this or any other exception under the DOL regulations.

    In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving "plan assets" and Parties in Interest, and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. To the extent that the contracts may be deemed "plan assets" of each Plan that purchases securities, an investment in the securities by a Plan could result in a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Section 4975 of the Code unless a statutory or administrative exemption applies.

    In DOL Prohibited Transaction class Exemption ("PTCE") 83-1, which amended PTCE 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through securities" in their initial issuance. However, PTCE 83-1 does not apply to trusts that hold contracts.

    Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold securities must make its own determination as to the availability of any prohibited transaction exemptions under ERISA. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    Several underwriters of asset-backed securities have applied for and obtained ERISA prohibited transaction exemptions which are in some respects broader than PTCE 83-1 and the exceptions to the DOL regulations referred to above. The exemptions referred to in the previous sentence can only apply to securities backed by certain receivables, loans and other obligations that are secured and, among other conditions, are sold in an offering with respect to which the underwriter holding the exemption serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a series of securities, the related prospectus supplement will refer to that possibility.

    Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its legal advisors concerning the impact of ERISA and the Code, the applicability of any exemption under ERISA and the potential consequences in its specific circumstances, prior to making the purchase of securities. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

    The following discussion contains summaries of legal aspects of manufactured housing contracts, including Land Home Contracts and Land-in-Lieu Contracts, which are general in nature. Because the legal aspects discussed in the following paragraphs are governed by applicable state law, which laws may differ substantially, the summaries should be viewed only as an overview and therefore do not reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the contracts or Land Home Contracts and Land-in-Lieu Contracts are situated.


THE CONTRACTS (OTHER THAN LAND HOME CONTRACTS AND LAND-IN-LIEU CONTRACTS)

    GENERAL. As a result of the assignment of the manufactured housing contracts in a contract pool to the trustee, the related trust will succeed collectively to all of the rights, including the right to receive payment on the contracts, and will assume the obligations of the obligee, under the contracts. Each contract evidences both (1) the obligation of the obligor to repay the loan evidenced thereby, and (2) the grant of a security interest in the manufactured home, and, in the case of a Land Home Contract or Land-in-Lieu Contract, the real estate on which the related


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


manufactured home is located, to secure repayment of such loan. Certain aspects of both features of the contracts are described more fully below.

    The following discussion focuses on issues relating generally to the seller's or any lender's interest in manufactured housing contracts. See "Risk Factors--Security Interests of a Trust in the Manufactured Homes" in this prospectus for a discussion of certain issues relating to the transfer to a trust of contracts and the related security interests in the manufactured homes comprising the related contract pool.

    SECURITY INTERESTS OF THE SELLER IN THE MANUFACTURED HOMES. Each contract generally will be "chattel paper" as defined in the UCC as in effect in Delaware and the jurisdiction in which the related manufactured home was located at origination. The seller is a Delaware limited liability company. Under the UCC as in effect in California and each jurisdiction in which the related manufactured home was located at origination, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. The seller will make or cause to be made appropriate filings of UCC-1 financing statements to give notice of the trustee's ownership of the contracts sold by it. The trustee's interest in the contracts could be defeated if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee. If so specified in the applicable prospectus supplement, the seller will be required under the related agreement to stamp or cause to be stamped each contract sold by it to indicate its transfer to the trustee. To the extent the contracts do not constitute "chattel paper" within the meaning of the UCC as in effect in Delaware and the jurisdictions in which the related manufactured homes were located at origination, these steps may not be sufficient to protect the trustee's interest in the contracts against the claims of the seller's or an affiliate of the seller's creditors, a trustee in bankruptcy of the seller or a receiver, conservator or trustee in bankruptcy of an affiliate thereof that sold such contracts to the seller, or such seller or such affiliate as debtor-in-possession.

    The manufactured homes securing the contracts in a contract pool may be located in all 50 states. Security interests in manufactured homes similar to the ones securing the contracts generally may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required.

    Generally, with respect to manufactured housing contracts individually originated or purchased by the seller, the seller effects the notation or delivery of the required documents and fees, and obtains possession of the certificate of title (if one exists) under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the seller and its affiliates fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, the seller may not have a first-priority security interest in the manufactured home securing a contract.

    As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

    If so specified in the related prospectus supplement, most of the contracts in any contract pool will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site if it was not so attached on the date of the contract. As long as each manufactured home was not so attached on the date of the contract and the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC. Under the certificate of title laws or the UCC, the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If any manufactured home does become attached after the date of the related contract, the related contract provides that such attachment constitutes an "event of default" that, if unremedied, gives rise to certain discrete remedies including acceleration of the unpaid principal balance of the contract plus accrued interest and repossession of the manufactured home. Regardless of whether a full recovery is obtained from an obligor whose manufactured home becomes attached, the seller will represent that, at the date of the initial issuance of securities in any series, it had obtained a perfected first-priority security interest


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


in each of the manufactured homes securing the related contracts sold by it. The representation described in the previous sentence, however, will not be based upon an inspection of the site of any manufactured home to determine if the manufactured home had become permanently attached to its site. See "Description of the Securities--Conveyance of Contracts" in this prospectus. The seller will not be required to make fixture filings or to file mortgages with respect to any of the manufactured homes, except in the case of Land Home Contracts and Land-in-Lieu Contracts, as described below. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the trustee's interest therein may be subordinated to the interests of others that may claim an interest therein under applicable real estate laws.

    In the absence of fraud, forgery or permanent affixation of a manufactured home to its site by the manufactured home owner, or administrative error by state officials, the notation of the lien of the seller on the certificate of title or delivery of the required documents and fees, or if applicable, perfection under the UCC, will be sufficient to protect the seller against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest in favor of the seller is not perfected, the unperfected security interest would be subordinate to the claims of, among others, subsequent purchasers for value of and holders of perfected security interests in the related manufactured homes.

    In the event that the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, or if the owner obtains a certificate of title from another state, and if steps are not taken to re-perfect an existing security interest in such state, the security interest in the manufactured home could cease to be perfected.

    Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home. The seller will warrant in the agreement with respect to each series of securities that, as of the date of initial issuance of a series of securities, no manufactured home relating to a contract it sold was, to its knowledge, subject to any such lien. However, such warranty will not be based on any lien searches or other review. The prospectus supplement related to a series of securities will contain a description of the remedies for a breach of the representations and warranties made by the seller under the related agreement. In addition, liens could arise after the date of initial issuance of the securities. Notice may not be given to the seller, the servicer, the trustee or securityholders in the event a lien arises subsequent to the date of initial issuance of the securities.

    ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES. If so specified in the applicable prospectus supplement, the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing such defaulted contracts. In general, as long as a manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the obligor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the obligor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the obligor be given notice of any sales prior to resale of the unit so that the obligor may redeem at or before resale.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an obligor for any deficiency on repossession and resale of the manufactured home securing the related obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting obligor would have no assets with which to pay a judgment.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the seller's ability to repossess and resell any manufactured home or enforce a deficiency judgment.


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


LAND HOME CONTRACTS AND LAND-IN-LIEU CONTRACTS

    GENERAL. To the extent described in the applicable prospectus supplement, the related contract pool may contain Land Home Contracts or Land-in-Lieu Contracts. The Land Home Contracts and the Land-in-Lieu Contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

    FORECLOSURE. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendants. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

    In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

    In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

    Because of certain requirements of the REMIC Provisions, a trust as to which a REMIC election has been made generally must dispose of any related manufactured homes acquired pursuant to repossession, foreclosure, or similar proceedings within three years after acquisition. Consequently, if the servicer, acting on behalf of the trust, is unable to sell a manufactured home in the course of its ordinary commercial practices within 33 months after its acquisition thereof, or a longer period as permitted by the related agreement, the servicer will auction such manufactured home to the highest bidder, which bidder may be the servicer, in an auction reasonably designed to produce a fair price. There can be no assurance that the price for any manufactured home would not be substantially lower than the unpaid principal balance of the contract relating thereto. In fact, manufactured homes, unlike site-built homes, generally depreciate in value, and it has been industry experience that, upon repossession and resale, the amount recoverable on a manufactured home securing an installment sales contract is generally lower than the principal balance of the contract.

    RIGHTS OF REDEMPTION. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienholders or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expense of ownership until the expiration of the redemption period.

    ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

    Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security afforded under a deed of trust or mortgage; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

    Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of that sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, with respect to a Land Home Contract, in a proceeding under the federal Bankruptcy Code, the court may prevent a lender from foreclosing on the home, and when a court determines that the value of a home is less than the principal balance of the loan, the court may reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, reduce the monthly payments due under such mortgage loan, change the rate of interest and/or alter the mortgage loan repayment schedule.

    The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the contracts.


MATTERS RELATING TO INSOLVENCY

    The seller intends that each transfer of securities to the related trust constitutes a sale, rather than a pledge of the contracts to secure indebtedness of the seller. However, if the seller were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller or the seller as debtor-in-possession may argue that the sale of the contracts by the seller could be recharacterized as a borrowing secured by a pledge of the contracts. Such an attempt, even if unsuccessful, could result in delays in or reductions of distributions on the securities.


CONSUMER PROTECTION LAWS

    The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and certain related lenders and assignees, to transfer such contract free of notice of claims by the obligor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the obligor could assert against the seller of goods. Liability under this rule is limited to amounts paid under such a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the assignee against such obligor. Generally, this rule will apply to any contracts conveyed to the trustee and to any claims made by the servicer on behalf of the trustee, as the seller's assignee. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract or create liability for the trust.

    The Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") could, under certain circumstances, cap the amount of interest that may be charged on certain contracts at 6% and may hinder the ability of the servicer to foreclose on the contracts thus capped in a timely fashion. Under the terms of the Relief Act, if so required by an obligor under a manufactured housing contract who enters military service after the origination of such obligor's contract, including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the contract and is later called to active duty, such obligor may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, the Relief Act imposes limitations which would impair the ability of any lender to foreclose on an affected contract during the obligor's period of active duty status and within three months thereafter. It is possible that application of the Relief Act to certain of the contracts could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest or foreclose on such contract, and could result in delays in payment or losses to the holders of the securities. The seller will not make any representation or warranty as to whether any contract is or could become subject to the Relief Act.


TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF RESTRICTIONS ON TRANSFER

    If so specified in the related prospectus supplement, the contracts comprising any contract pool generally will prohibit the sale or transfer of the related manufactured homes without the consent of the obligee and permit the acceleration of the maturity of the contracts by the obligee upon any sale or transfer to which the seller has not consented. If so specified in the related prospectus supplement, the seller will be required under the related agreement for a series of securities to consent to a transfer as described in the previous sentence and to permit the assumption of the related contract if:

    o the proposed buyer meets the servicer's underwriting standards and enters into an assumption agreement;

    o the servicer determines that permitting such assumption will not materially increase the risk of nonpayment of the contract;

    o and such action will not adversely affect or jeopardize any coverage under any insurance policy required by the related agreement.

    If the servicer determines that these conditions have not been fulfilled, then it will be required to withhold its consent to the transfer, but only to the extent permitted under the contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by the related agreement. In certain cases, a delinquent obligor may attempt to transfer a manufactured home in order to avoid a repossession proceeding with respect to such manufactured home.

    In the case of a transfer of a manufactured home after which the obligee desires to accelerate the maturity of the related contract, the obligee's ability to do so will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of such clauses applicable to manufactured homes. To the extent such exceptions and conditions apply in some states, the servicer may be prohibited from enforcing such a clause in respect of certain manufactured homes.


APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Controls Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The contracts related to any series of securities would be covered under Title V if, among other things, they satisfy certain conditions governing the terms of any prepayments, late charges and deferral fees and contain a requirement of a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejected application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The seller will represent, in the agreement for a series of securities, if so specified in the related prospectus supplement, that the contracts sold by it comply with applicable usury laws.


                                     RATINGS

    It is a condition to the issuance of the securities of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

    Ratings on manufactured housing contract pass-through certificates or manufactured housing contract-backed notes address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying manufactured housing contract assets. These ratings address:

    o    structural and legal aspects associated with the securities;

    o the extent to which the payment stream on such underlying assets is adequate to make payments required by such securities; and

    o the credit quality of the credit facility provider or guarantor, if any.

Ratings on the securities do not, however, constitute a statement regarding:

    o the likelihood of principal prepayments by obligors under the contracts in the related contract pool;

    o the degree by which prepayments made by such obligors might differ from those originally anticipated; or

    o whether the yield originally anticipated by investors of any series of securities may be adversely affected as a result of such prepayments.

As a result, investors of any series of securities might suffer a lower than anticipated yield.

    A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                             METHOD OF DISTRIBUTION

    The issuer or seller, as applicable, may sell securities of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place securities directly to other purchasers or through agents. The issuer or seller, as applicable, intends that securities be offered through various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of methods.

    The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    If so specified in the prospectus supplement relating to a series of securities, the issuer, the seller, or any affiliate of either of them, may purchase some or all of one or more classes of securities of that series from the underwriter or underwriters at a price specified in the related prospectus supplement. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the securities so purchased directly, through one or more underwriters to be designated at the time of the offering of the securities or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the related prospectus supplement. Transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

    In connection with the sale of the securities, underwriters may receive compensation from the issuer or seller, as applicable, or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities of a series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities of a series may be deemed to be underwriters, and any discounts or commissions received by them from the seller and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Any such underwriters or agents will be identified, and any compensation received from the seller will be described, in the prospectus supplement.

    Under agreements which may be entered into by the seller, underwriters and agents who participate in the distribution of the securities may be entitled to indemnification by the seller against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The underwriters may, from time to time, buy and sell securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.


                                 USE OF PROCEEDS

    If so specified in the applicable prospectus supplement, substantially all of the net proceeds to be received from the sale of the securities will be used by the seller, for general corporate purposes, including the payment of expenses in connection with pooling the contracts and issuing the securities.


                                  LEGAL MATTERS

    Certain legal matters relating to the securities, including legal matters relating to material federal income tax consequences concerning the securities, will be passed upon for GreenPoint Credit and GreenPoint Asset by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California.

                                    GLOSSARY

    Below are abbreviated definitions of significant capitalized terms used in this prospectus. The agreement for the related series may contain more complete definitions of the terms used herein and reference should be made to the agreement for the related series for a more complete understanding of all such terms.

    "Annual Servicing Rate" means 1.00% per annum or such other amount pursuant to the related servicing agreement.

    "Available Distribution Amount" means, with respect to each distribution date, the amount available for distribution to the securityholders as described in the related prospectus supplement.

    "Bulk Sellers" means lenders or finance companies with whom GreenPoint Credit may have or may establish referral arrangements, governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold manufactured housing contracts.

    "Code" means the Internal Revenue Code of 1986, as it may be modified or amended from time to time.

    "Collection Period" means, with respect to any distribution date, the calendar month preceding the month of the distribution date or such other period as may be specified in the related prospectus supplement.

    "Cut-off  Date"  means,  the  date  specified  in  the  related   prospectus
supplement from which principal and interest payments on the related contracts are included in the trust for the related series.

    "Cut-off  Date  Pool  Principal  Balance"  means  the  aggregate   Scheduled
Principal Balances of the contracts as of the Cut-off Date.

    "Definitive Securities" means securities that are issued in registered form.

    "Determination Date" means the third business day prior to the distribution date specified in the related agreement.

    "Eligible Institution" means a depository institution acceptable to the applicable rating agency.

    "Excess Interest" means the amount, if any, by which the interest collected on non-defaulted contracts during the same Collection Period exceeds the interest distribution due to the holders of the securities for the related series and, if so specified in the related prospectus supplement and if GreenPoint Credit is acting as servicer, the Monthly Servicing Fee.

    "Formula  Principal   Distribution  Amount"  means,  with  respect  to  each
distribution date, an amount that equals the sum of:

    o    the Total Regular Principal Amount for the related  distribution  date;
         and

    o any previously undistributed shortfalls in the distribution of the Total Regular Principal Amount in respect of prior distribution dates.

    "Fractional Interests" means, as to any security, the product of:

    o    the Percentage Interest evidenced by such security; and

    o the amount derived from dividing the security balance of the class represented by such security by the aggregate security balance of each class.

    "Global Security" means one or more global securities that are initially registered in the name of Cede & Co., as nominee of DTC, on behalf of the beneficial owners of the securities.

    "GreenPoint Asset" means GreenPoint Asset LLC its successors and assigns.

    "GreenPoint Credit" means GreenPoint Credit, LLC its successors and assigns.

    "Indirect Participants" means banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

    "Land Home Contract" or "Land-in-Lieu Contract" means the obligor owns the real estate on which the related manufactured home is located and provides a mortgage on the real estate in lieu of all or part of any required down payment for its contract. If so specified in the related prospectus supplement, all Land-in Lieu Contracts and Land Home Contracts will have financed the purchase of the related manufactured home together with the real estate on which the manufactured home is located.

    "Minimum Termination Amount" means, for each outstanding class, an amount equal to the aggregate security balance for each outstanding class together with any shortfall in interest due to such securityholders in respect of prior distribution dates and one month's interest on the aggregate security balance for each outstanding class at the respective Security Rates for each respective class and any other amounts specified in the related prospectus supplement.

    "Monthly Servicing Fee" means, as of any distribution date, an amount equal to the product of (1) one-twelfth of the Annual Servicing Rate and (2) the aggregate Scheduled Principal Balances of the contracts in the related contract pool for that distribution date.

    "Note Rate" means the rate of interest payable on each note as described in the applicable prospectus supplement.

    "OID Regulations" means Sections 1271-1273 and 1275 of the Code and in the Treasury Regulations issued thereunder.

    "Participants" means securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations that are DTC participating organizations.

    "Pass-Through Rate" means the rate of interest payable on each certificate as described in the applicable prospectus supplement.

    "Payment   Account"  means  the  separate   account  created  and  initially
maintained by the trustee at an Eligible Institution pursuant to the related agreement for the benefit of the holders of the securities.

    "Percentage Interest" means, as to any security of any class other than a residual interest, the percentage interest evidenced thereby in distributions required to be made on the securities of such class, such percentage interest being equal to the percentage, for the residual interests, the percentage set forth on the face thereof, and for all other securities, to be obtained by dividing:

    o    the original denomination of such security, by

    o the aggregate of the original denominations of all of the securities of such class.

    "Pool Principal Balance" means, with respect to any distribution date and a series, the aggregate principal balances of the contracts relating to that series.

    "Pool Scheduled Principal Balance" means, with respect to any distribution date and a series, an amount that is equal to the Cut-off Date Pool Principal Balance of that series , less the aggregate of the Total Regular Principal Amounts for that series for all prior distribution dates.

    "Rate Period" means the time period between Security Rate adjustments.

    "Regular Certificates" means the certificates of any series identified in the related prospectus supplement as "regular interests" in the related REMIC.

    "REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D(a) of the Code.

    "REMIC Fund" means, with respect to a series identified in the related prospectus supplement as being subject to an election to be treated as a REMIC for federal income tax purposes, those assets of the trust related to that series with respect to which an election to be treated as a REMIC will be made, as described in the related prospectus supplement.

    "REMIC Provisions" means Sections 860A through 860G of the Code.

    "Reserve   Regulations"   means  the  REMIC   Provisions  and  the  Treasury
regulations issued thereunder.

    "Residual Certificates" means the certificates of any series identified in the related prospectus supplement as "residual interests" in the related REMIC.

    "Scheduled Principal Balance" means, with respect to each contract and any distribution date, its unpaid scheduled principal balance as of the Cut-off Date reduced by all previous partial prepayments, all previous scheduled principal payments, whether or not paid, and the scheduled principal payment due on the due date in the Collection Period immediately preceding such distribution date.

    "Security Balance" means, for any class of securities as of any distribution date, the initial Security Balance of that class less all amounts previously distributed to securityholders of that class on account of principal.

    "Security Rate" means the Note Rate or Pass-Through Rate, as applicable.

    "Startup Day" means the close of business of the third month beginning after the day on which a REMIC issues all of its regular and residual interests.

    "Step-Up Rate Contracts" means actuarial or simple interest contracts bearing a contract interest rate that is fixed or variable and increases in specified increments on particular dates.

    "Termination Auction" the purchase at an auction of the contracts remaining in the trust for a particular series as described in the related prospectus supplement.

    "Total Regular Principal Amount" is the total amount by which the aggregate outstanding principal balance of the contracts in the related contract pool is reduced during one or more Collection Periods prior to the related distribution date designated in the related prospectus supplement. The reduction described in the previous sentence may occur as a result of actuarially predetermined scheduled principal reductions, receipt of principal prepayments, liquidation of contracts, repurchases of contracts under certain conditions, losses on contracts, the failure of a third party credit support provider, if any, to make a required payment, or a combination of any of the foregoing events.

    "WAC" means the weighted average contract interest rate of a particular contract pool as of the first day of the month of the sale of the contract pool.

    "WAM" means the weighted average remaining term to maturity of the contracts in a particular contract pool as of the first day of the month of the sale of the contract pool.

================================================================================

================================================================================


                                  $425,893,906
                                  (APPROXIMATE)



                            [GreenPoint Credit logo]

                               SELLER AND SERVICER



                       MANUFACTURED HOUSING CONTRACT TRUST
                    PASS-THROUGH CERTIFICATES, SERIES 2001-2,


                        ---------------------------------
                              PROSPECTUS SUPPLEMENT
                        ---------------------------------

                                   CLASS I A-1
SALOMON SMITH BARNEY                                FIRST UNION SECURITIES, INC.

                     CLASS I A-2, CLASS II A-1, CLASS II A-2

                              SALOMON SMITH BARNEY


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR NINETY DAYS FOLLOWING THE DATE OF THIS PROSPECTUS SUPPLEMENT.

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